SEC Technical Report Summary Prefeasibility Study Salar de Atacama Región II, Chile Effective Date: June 30, 2024 Report Date: February 8, 2025 Report Prepared for Albemarle Corporation 4250 Congress Street Suite 900 Charlotte, North Carolina 28209 Report Prepared by SRK Consulting (U.S.), Inc. 999 Seventeenth Street, Suite 400 Denver, CO 80202 SRK Project Number: USPR001976 Exhibit 96.3 SRK Consulting (U.S.), Inc. SEC Technical Report Summary – Salar de Atacama Page ii SalardeAtacama_SECUpdate_Report_USPR001976_Rev02.docx February 2025 Table of Contents 1 Executive Summary ..................................................................................................... 1 1.1 Property Description............................................................................................................................ 1 1.2 Geology and Mineralization ................................................................................................................ 2 1.3 Status of Exploration, Development, and Operations ......................................................................... 3 1.4 Mineral Processing and Metallurgical Testing .................................................................................... 3 1.5 Mineral Resource Estimate ................................................................................................................. 3 1.6 Mining Methods and Mineral Reserve Estimates ............................................................................... 6 1.7 Processing and Recovery Methods .................................................................................................... 9 1.8 Infrastructure ..................................................................................................................................... 10 1.9 Market Studies .................................................................................................................................. 10 1.10 Environmental Studies, Permitting, and Plans, Negotiations, or Agreements with Local Individuals or Groups .............................................................................................................................................. 11 1.11 Capital and Operating Costs ............................................................................................................. 12 1.12 Economic Analysis ............................................................................................................................ 15 1.13 Conclusions and Recommendations ................................................................................................ 17 1.13.1 Geology and Mineral Resources ........................................................................................... 17 1.13.2 Mineral Reserves and Mining Method ................................................................................... 17 1.13.3 Mineral Processing and Metallurgical Testing....................................................................... 17 1.13.4 Infrastructure ......................................................................................................................... 18 1.13.5 Environmental, Permitting, Social, and Closure .................................................................... 18 1.13.6 Capital and Operating Costs ................................................................................................. 19 1.13.7 Economics ............................................................................................................................. 19 2 Introduction ................................................................................................................ 20 2.1 Terms of Reference and Purpose ..................................................................................................... 20 2.2 Sources of Information ...................................................................................................................... 20 2.3 Details of Inspection .......................................................................................................................... 20 2.4 Report Version Update ..................................................................................................................... 21 2.5 Qualified Persons .............................................................................................................................. 21 2.6 Forward-Looking Information ............................................................................................................ 21 3 Property Description.................................................................................................. 23 3.1 Property Area .................................................................................................................................... 23 3.2 Mineral Title ....................................................................................................................................... 26 3.3 Encumbrances .................................................................................................................................. 28 3.4 Royalties or Similar Interest .............................................................................................................. 28 4 Accessibility, Climate, Local Resources, Infrastructure, and Physiography ....... 30 SRK Consulting (U.S.), Inc. SEC Technical Report Summary – Salar de Atacama Page iii SalardeAtacama_SECUpdate_Report_USPR001976_Rev02.docx February 2025 4.1 Topography, Elevation, and Vegetation ............................................................................................ 30 4.2 Means of Access ............................................................................................................................... 30 4.3 Climate and Length of Operating Season ......................................................................................... 31 4.4 Infrastructure Availability and Sources.............................................................................................. 32 5 History......................................................................................................................... 33 5.1 Previous Operations.......................................................................................................................... 33 5.2 Exploration and Development of Previous Owners or Operators ..................................................... 34 6 Geological Setting, Mineralization, and Deposit ..................................................... 38 6.1 Regional, Local, and Property Geology ............................................................................................ 38 6.1.1 Regional Geology .................................................................................................................. 38 6.1.2 Local Geology ....................................................................................................................... 41 6.1.3 Property Geology .................................................................................................................. 41 6.2 Mineral Deposit ................................................................................................................................. 49 6.3 Stratigraphic Column and Local Geology Cross-Section.................................................................. 49 7 Exploration ................................................................................................................. 51 7.1 Exploration Work (Other Than Drilling) ............................................................................................. 51 7.1.1 TEM Survey ........................................................................................................................... 52 7.1.2 Seismic Reflection ................................................................................................................. 53 7.1.3 Borehole Geophysics ............................................................................................................ 53 7.1.4 Nuclear Magnetic Resonance ............................................................................................... 56 7.1.5 Significant Results and Interpretation ................................................................................... 56 7.2 Exploration Drilling ............................................................................................................................ 56 7.2.1 Drilling Type and Extent ........................................................................................................ 56 7.2.2 Drilling Campaigns ................................................................................................................ 57 7.2.3 Drilling Results and Interpretation ......................................................................................... 60 7.3 Hydraulic Tests ................................................................................................................................. 60 7.3.1 2016 Campaign ..................................................................................................................... 60 7.3.2 2018 to 2019 Testing Campaign ........................................................................................... 63 7.3.3 2020 to 2023 Testing Campaign ........................................................................................... 64 7.3.4 Packer Testing Campaign ..................................................................................................... 65 7.3.5 Pumping Test Reanalysis by SRK in 2020 ........................................................................... 66 7.3.6 Data Summary ...................................................................................................................... 67 7.4 Brine Sampling .................................................................................................................................. 68 8 Sample Preparation, Analysis, and Security ........................................................... 71 8.1 Sample Collection ............................................................................................................................. 71 8.1.1 Historical Sampling ................................................................................................................ 71 8.1.2 2018 and 2019 Campaign ..................................................................................................... 72 SRK Consulting (U.S.), Inc. SEC Technical Report Summary – Salar de Atacama Page iv SalardeAtacama_SECUpdate_Report_USPR001976_Rev02.docx February 2025 8.1.3 2022 Campaign ..................................................................................................................... 75 8.2 Sample Preparation, Assaying, and Analytical Procedures ............................................................. 77 8.2.1 Historical Sampling ................................................................................................................ 77 8.2.2 2018 to 2019 Campaign ........................................................................................................ 77 8.2.3 2022 Campaign ..................................................................................................................... 81 8.3 QA/QC Procedures ........................................................................................................................... 85 8.3.1 Control Laboratories .............................................................................................................. 85 8.3.2 Correlation Between Lithium Grades of Different Invariant Laboratories of the Sampling Type 86 8.3.3 Standards, Blanks, and Duplicates ....................................................................................... 89 8.4 Opinion on Adequacy ........................................................................................................................ 91 9 Data Verification ......................................................................................................... 92 9.1 Data Verification Procedures ............................................................................................................ 92 9.2 Limitations ......................................................................................................................................... 93 9.3 Opinion on Data Adequacy ............................................................................................................... 93 10 Mineral Processing and Metallurgical Testing ........................................................ 95 10.1 Metallurgical Test Work and Analysis ............................................................................................... 95 10.1.1 Bischofite Treatment Testing................................................................................................. 95 10.1.2 Lithium-Carnallite Treatment Testing .................................................................................... 96 10.1.3 SYIP Test Commentary ......................................................................................................... 97 10.2 Opinion on Adequacy ........................................................................................................................ 97 11 Mineral Resource Estimates ..................................................................................... 98 11.1 Key Assumptions, Parameters, and Methods Used ......................................................................... 98 11.1.1 Geological Model ................................................................................................................... 98 11.1.2 Exploratory Data Analysis ................................................................................................... 100 11.1.3 Drainable Porosity or Specific Yield .................................................................................... 103 11.2 Mineral Resource Estimates ........................................................................................................... 106 11.2.1 Domains .............................................................................................................................. 106 11.2.2 Capping and Compositing ................................................................................................... 107 11.2.3 Spatial Continuity Analysis .................................................................................................. 111 11.2.4 Block Model ......................................................................................................................... 112 11.2.5 Estimation Methodology ...................................................................................................... 113 11.2.6 Estimate Validation .............................................................................................................. 117 11.3 CoG Estimates ................................................................................................................................ 120 11.4 Resources Classification and Criteria ............................................................................................. 120 11.5 Uncertainty ...................................................................................................................................... 121 11.6 Summary Mineral Resources .......................................................................................................... 122

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SEC Technical Report Summary – Salar de Atacama Page v SalardeAtacama_SECUpdate_Report_USPR001976_Rev02.docx February 2025 11.7 Recommendations and Opinion ...................................................................................................... 125 12 Mineral Reserve Estimates ...................................................................................... 126 12.1 Key Assumptions, Parameters, and Methods Used ....................................................................... 126 12.1.1 Numerical Groundwater Model ........................................................................................... 126 12.1.2 Model Domain and Grid ...................................................................................................... 126 12.1.3 Flow Boundary Conditions .................................................................................................. 127 12.1.4 Hydraulic and Solute Transport Properties ......................................................................... 134 12.1.5 Model Calibration ................................................................................................................ 139 12.1.6 Predictive Simulations ......................................................................................................... 151 12.2 Mineral Reserves Estimates ........................................................................................................... 158 12.2.1 CoGs Estimates .................................................................................................................. 160 12.2.2 Reserves Classification and Criteria ................................................................................... 161 12.2.3 Summary Mineral Reserves ................................................................................................ 161 13 Mining Methods ........................................................................................................ 167 13.1 Wellfield Design .............................................................................................................................. 169 13.2 Production Schedule ....................................................................................................................... 172 14 Processing and Recovery Methods ....................................................................... 175 14.1 Salar de Atacama Processing ......................................................................................................... 177 14.1.1 Solar Evaporation ................................................................................................................ 178 14.1.2 SYIP .................................................................................................................................... 181 14.2 La Negra Plant ................................................................................................................................ 183 14.2.1 Boron Removal .................................................................................................................... 186 14.2.2 Calcium and Magnesium Removal ..................................................................................... 188 14.2.3 Li2CO3 Precipitation (Carbonation) and Packaging ............................................................. 190 14.2.4 Thermal Evaporation ........................................................................................................... 192 14.3 DLE 193 14.4 Process Design Parameters ........................................................................................................... 193 14.4.1 Process Consumables ........................................................................................................ 194 14.5 SRK Opinion ................................................................................................................................... 194 15 Infrastructure ............................................................................................................ 195 15.1 Access, Roads, and Local Communities ........................................................................................ 195 15.1.1 Access ................................................................................................................................. 195 15.1.2 Airport .................................................................................................................................. 196 15.1.3 Rail ...................................................................................................................................... 196 15.1.4 Port Facilities ....................................................................................................................... 196 15.1.5 Local Communities .............................................................................................................. 199 15.2 Facilities .......................................................................................................................................... 201 SRK Consulting (U.S.), Inc. SEC Technical Report Summary – Salar de Atacama Page vi SalardeAtacama_SECUpdate_Report_USPR001976_Rev02.docx February 2025 15.2.1 Salar Plant ........................................................................................................................... 201 15.2.2 La Negra Plant .................................................................................................................... 203 15.3 Energy 205 15.3.1 Power .................................................................................................................................. 205 15.3.2 Natural Gas ......................................................................................................................... 206 15.3.3 Fuel ...................................................................................................................................... 209 15.4 Water and Pipelines ........................................................................................................................ 209 16 Market Studies ......................................................................................................... 210 16.1 Lithium Market Summary ................................................................................................................ 210 16.1.1 Lithium Demand .................................................................................................................. 210 16.1.2 Lithium Supply ..................................................................................................................... 213 16.1.3 Lithium Supply-Demand Balance ........................................................................................ 216 16.1.4 Lithium Prices ...................................................................................................................... 217 16.2 Product Sales .................................................................................................................................. 220 16.3 Contracts ......................................................................................................................................... 222 16.3.1 CCHEN and CORFO Agreements ...................................................................................... 222 17 Environmental Studies, Permitting, and Plans, Negotiations, or Agreements with Local Individuals or Groups .................................................................................... 225 17.1 Environmental Studies .................................................................................................................... 225 17.1.1 General Background ........................................................................................................... 225 17.1.2 La Negra .............................................................................................................................. 226 17.1.3 Salar de Atacama ................................................................................................................ 228 17.1.4 Tailing Disposal ................................................................................................................... 233 17.1.5 Waste Management ............................................................................................................ 234 17.1.6 Water Management ............................................................................................................. 235 17.1.7 Monitoring ............................................................................................................................ 236 17.1.8 Air Quality ............................................................................................................................ 240 17.1.9 Human Health and Safety ................................................................................................... 240 17.2 Project Permitting ............................................................................................................................ 241 17.2.1 Environmental Permits ........................................................................................................ 241 17.2.2 Operating Permits ............................................................................................................... 243 17.2.3 Water Rights ........................................................................................................................ 245 17.3 Plans, Negotiations, or Agreements ............................................................................................... 245 17.3.1 La Negra .............................................................................................................................. 245 17.3.2 Salar de Atacama ................................................................................................................ 245 17.4 Mine Reclamation and Closure ...................................................................................................... 246 17.4.1 Closure Planning ................................................................................................................. 246 SRK Consulting (U.S.), Inc. SEC Technical Report Summary – Salar de Atacama Page vii SalardeAtacama_SECUpdate_Report_USPR001976_Rev02.docx February 2025 17.4.2 Closure Cost Estimate ......................................................................................................... 247 17.4.3 Performance or Reclamation Bonding ................................................................................ 248 17.4.4 Limitations on the Cost Estimate ......................................................................................... 251 17.5 Plan Adequacy ................................................................................................................................ 251 17.6 Local Procurement .......................................................................................................................... 252 18 Capital and Operating Costs ................................................................................... 253 18.1 Capital Cost Estimates .................................................................................................................... 253 18.2 Operating Cost Estimates ............................................................................................................... 254 19 Economic Analysis .................................................................................................. 257 19.1 General Description ........................................................................................................................ 257 19.1.1 Basic Model Parameters ..................................................................................................... 257 19.1.2 External Factors .................................................................................................................. 257 19.1.3 Technical Factors ................................................................................................................ 258 19.2 Results ............................................................................................................................................ 268 19.3 Sensitivity Analysis.......................................................................................................................... 271 20 Adjacent Properties ................................................................................................. 272 20.1 Adjacent Production ........................................................................................................................ 272 20.1.1 SQM Lithium Resources and Reserves .............................................................................. 274 20.2 Water Rights of Other Companies .................................................................................................. 275 21 Other Relevant Data and Information ..................................................................... 278 22 Interpretation and Conclusions .............................................................................. 279 22.1 Geology and Mineral Resources ..................................................................................................... 279 22.2 Mineral Reserves and Mining Method ............................................................................................ 279 22.3 Metallurgy and Mineral Processing ................................................................................................. 279 22.4 Infrastructure ................................................................................................................................... 280 22.5 Environmental, Permitting, Social, and Closure ............................................................................. 280 22.5.1 Environmental Studies ........................................................................................................ 280 22.5.2 Environmental Management Planning ................................................................................ 281 22.5.3 Environmental Monitoring.................................................................................................... 281 22.5.4 Permitting ............................................................................................................................ 281 22.5.5 Closure ................................................................................................................................ 281 22.6 Capital and Operating Costs ........................................................................................................... 281 22.7 Economic Analysis .......................................................................................................................... 282 23 Recommendations ................................................................................................... 283 23.1 Recommended Work Programs ...................................................................................................... 283 23.1.1 Geology, Resources, and Reserves ................................................................................... 283 SRK Consulting (U.S.), Inc. SEC Technical Report Summary – Salar de Atacama Page viii SalardeAtacama_SECUpdate_Report_USPR001976_Rev02.docx February 2025 23.1.2 Mineral Processing and Metallurgical Testing..................................................................... 283 23.1.3 Environmental/Closure ........................................................................................................ 284 23.2 Recommended Work Program Costs ............................................................................................. 284 24 References ................................................................................................................ 285 25 Reliance on Information Provided by the Registrant ............................................ 291 Signature Page .............................................................................................................. 293 List of Tables Table 1-1: Salar de Atacama Mineral Resource Estimate, Exclusive of Mineral Reserves (Effective June 30, 2024) ...................................................................................................................................................... 5 Table 1-2: Salar de Atacama Mineral Reserves, Effective June 30, 2024 ......................................................... 7 Table 1-3: Capital Cost Forecast (US$ Million Real 2024) ............................................................................... 13 Table 1-4: Indicative Economic Results ........................................................................................................... 15 Table 2-1: Site Visits ......................................................................................................................................... 21 Table 3-1: OMA Mining Concessions ............................................................................................................... 26 Table 3-2: Albemarle Mining Concessions ....................................................................................................... 27 Table 3-3: CORFO Royalty Scheme for Albemarle in Atacama ....................................................................... 29 Table 7-1: Summary of Exploration Work ......................................................................................................... 52 Table 7-2: 2017 through 2023 Drilling Types and Meters ................................................................................ 57 Table 7-3: Summary of Measured Hydraulic Conductivity Values ................................................................... 67 Table 7-4: Summary of Measured Groundwater Storage Values (Sy) ............................................................. 68 Table 8-1: List and Coordinates of Production Wells Sampled for the 2018 to 2019 Campaign ..................... 73 Table 8-2: List and Coordinates of Production and Observation Wells Sampled during the 2022 to 2023 Campaign ............................................................................................................................................ 76 Table 8-3: Analytical Methods by Laboratory, 2018 to 2019 Campaign .......................................................... 78 Table 8-4: List of Samples in the 2018 to 2019 Campaign .............................................................................. 80 Table 8-5: Analytical Methods by Laboratory, 2022 Campaign........................................................................ 82 Table 8-6: List of Samples in 2022 Campaign ................................................................................................. 84 Table 11-1: Atacama Lithological Units .......................................................................................................... 100 Table 11-2: Drainable Porosity (Specific Yield) Raw Data, Upper Halite West and Volcano-Sedimentary Units ........................................................................................................................................................... 103 Table 11-3: Drainable Porosity (Specific Yield) Values Used for Other Lithological Units ............................. 104 Table 11-4: Drainable Porosity (Specific Yield) Estimation Results, Upper Halite West and Volcano- Sedimentary Units ............................................................................................................................. 106 Table 11-5: Comparison of Raw versus Composite Statistics (Non-Weighted) ............................................. 111 Table 11-6: Summary of Atacama Block Model Parameters ......................................................................... 113 Table 11-7: Summary Search Neighborhood Parameters for Specific Yield (Upper Halite West and Volcano- Sedimentary Lithologies) ................................................................................................................... 117

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SEC Technical Report Summary – Salar de Atacama Page ix SalardeAtacama_SECUpdate_Report_USPR001976_Rev02.docx February 2025 Table 11-8: Summary of Validation Statistics Composites versus Estimation Methods (Lithium-Aquifer Data) ........................................................................................................................................................... 118 Table 11-9: Sources and Degree of Uncertainty ............................................................................................ 122 Table 11-10: Salar de Atacama Mineral Resource Estimate, Exclusive of Mineral Reserves (Effective June 30, 2024) .................................................................................................................................................. 124 Table 12-1: Recharge Rates and Lateral Inflows Under Natural Conditions ................................................. 129 Table 12-2: Conceptual Rates of Groundwater Discharges into the Lagoon/Stream Systems ..................... 131 Table 12-3: Hydraulic Conductivity Values Used in the Numerical Model Compared with Measured Data .. 136 Table 12-4: Specific Yield and Effective Porosity Values Used in the Numerical Model Compared with Measured Data .................................................................................................................................. 138 Table 12-5: Simulated Other Solute Transport Properties ............................................................................. 139 Table 12-6: Simulated Hydrologic Fluxes for Steady-State Conditions ......................................................... 140 Table 12-7: Statistics of Transient Model Calibration to Observed Water Levels, 2023 (Average) ............... 144 Table 12-8: Water Balance at End of Transient Calibration (August 2023) ................................................... 146 Table 12-9: Statistics of Transient Model Calibration to Lithium Concentrations, 2023 Average .................. 148 Table 12-10: Average Lithium Mass Transfer Rate for Calibration Period ..................................................... 151 Table 12-11: Simulated Predictive Freshwater Withdrawals .......................................................................... 154 Table 12-12: Groundwater Balance Summary (L/s) ....................................................................................... 154 Table 12-13: Predicted Lithium and Brine Extractions ................................................................................... 159 Table 12-14: Salar de Atacama Mineral Reserves, Effective June 30, 2024 ................................................. 162 Table 13-1: Wellfield Development Schedule ................................................................................................ 170 Table 14-1: La Negra Mass Balance .............................................................................................................. 186 Table 14-2: Current Process Consumables ................................................................................................... 194 Table 15-1: Regional Community Information for the Salar Plant .................................................................. 199 Table 15-2: Salar Plant Electricity Consumption by Load Center .................................................................. 206 Table 15-3: La Negra Primary Electrical Loads .............................................................................................. 206 Table 15-4: Primary Natural Gas Loads ......................................................................................................... 208 Table 16-1: Technical grade Li2CO3 Specifications ........................................................................................ 220 Table 16-2: Battery grade Li2CO3 Specifications ............................................................................................ 220 Table 16-3: Historic La Negra Annual Production Rates ................................................................................ 221 Table 16-4: Current La Negra Production Capacity by Product ..................................................................... 221 Table 16-5: 2024 de Atacama Product Consumption .................................................................................... 221 Table 16-6: CORFO Royalty/Commission Rates ........................................................................................... 224 Table 17-1: La Negra Water Monitoring Parameters ..................................................................................... 236 Table 17-2: Salar de Atacama Environmental Monitoring Points ................................................................... 238 Table 17-3: Salar de Atacama Biodiversity Monitoring Plan .......................................................................... 240 Table 17-4: Albemarle Projects in the Antofagasta Region with Environmental License .............................. 242 Table 17-5: Operational Permits for Albemarle’s La Negra and Salar de Atacama Facilities ........................ 244 SRK Consulting (U.S.), Inc. SEC Technical Report Summary – Salar de Atacama Page x SalardeAtacama_SECUpdate_Report_USPR001976_Rev02.docx February 2025 Table 17-6: La Negra Plant Facilities ............................................................................................................. 246 Table 17-7: Salar de Atacama Plant Facilities................................................................................................ 246 Table 17-8: La Negra and Salar de Atacama Closure Costs ......................................................................... 248 Table 18-1: Capital Cost Forecast ($M Real 2024) ........................................................................................ 254 Table 18-2: Key Assumptions, Variable Cost Model ...................................................................................... 255 Table 19-1: Basic Model Parameters ............................................................................................................. 257 Table 19-2: CORFO Royalty Scale ................................................................................................................ 258 Table 19-3: Modeled Life of Operation Pumping Profile ................................................................................ 260 Table 19-4: Life-of-Operation Processing Summary ...................................................................................... 263 Table 19-5: Operating Cost Summary ............................................................................................................ 263 Table 19-6: Variable Processing Costs (2025 Onward) ................................................................................. 266 Table 19-7: R&D Costs ................................................................................................................................... 266 Table 19-8: Indicative Economic Results ....................................................................................................... 268 Table 19-9: Annual Cashflow ......................................................................................................................... 269 Table 20-2: SQM’s Summary of Lithium Resources, Exclusive of Reserves ................................................. 275 Table 20-2: SQM’s Summary of Lithium Reserves ........................................................................................ 275 Table 20-3: Flow Rates Granted According to the Nature of the Water ......................................................... 275 Table 20-4: Concessioned Water Rights by Water Use ................................................................................. 277 Table 23-1: Summary of Costs for Recommended Work ............................................................................... 284 Table 25-1: Reliance on Information Provided by the Registrant ................................................................... 292 List of Figures Figure 1-1: Total Forecast Operating Expenditure (Real 2024 Basis) ............................................................. 14 Figure 1-2: Annual Cashflow Summary ............................................................................................................ 16 Figure 3-1: Location Map .................................................................................................................................. 23 Figure 3-2: Mining Claims in Salar de Atacama ............................................................................................... 25 Figure 3-3: Albemarle Mining Concessions ...................................................................................................... 28 Figure 4-1: Property Access ............................................................................................................................. 31 Figure 5-1: First Installations, 1981 .................................................................................................................. 34 Figure 5-2: Locations of Wells Drilled during the 1974 to 1979 Campaigns (Foote Mineral Company) .......... 35 Figure 5-3: Locations of TEM and NanoTEM Surveys in the 2013 and 2014 Field Campaign (Rockwood) ... 36 Figure 5-4: Locations of Well and Piezometers Drilled in 2013 and 2014 Field Campaign (Rockwood) ......... 37 Figure 6-1: Regional Geology Map ................................................................................................................... 40 Figure 6-2: Generalized Conceptual Geologic Plan View along a North-to-South Transect ........................... 47 Figure 6-3: Generalized Conceptual Geologic Cross-Sections along a North-to-South Transect ................... 48 Figure 6-4: Stratigraphic Column ...................................................................................................................... 50 SRK Consulting (U.S.), Inc. SEC Technical Report Summary – Salar de Atacama Page xi SalardeAtacama_SECUpdate_Report_USPR001976_Rev02.docx February 2025 Figure 7-1: Location of Exploration at the Albemarle Atacama ........................................................................ 51 Figure 7-2: Example of Results from the Geophysical Profile TEM ................................................................. 53 Figure 7-3: Example of Geophysical Log in Well CLO-100 .............................................................................. 55 Figure 7-4: Location Map of 2017 to 2023 Drilling Considered to Update the Hydrostratigraphic Model ........ 59 Figure 7-5: Location of the Production Wells Drilled, 2013 through 2016 Campaigns .................................... 61 Figure 7-6: Location of Observation Wells or Piezometers Drilled in the 2013 through 2016 Campaigns ...... 62 Figure 7-7: Location Map of the Long-Term Pumping Tests: Deep Pumping Wells ........................................ 63 Figure 7-8: Location Map of Hydraulic Tests Performed from 2020 to 2023 ................................................... 65 Figure 7-9: Map of the Location of the Wells Tested by the Double Packer System ....................................... 66 Figure 7-10: Historical Sampling Points Location, 1999 to 2019 ..................................................................... 69 Figure 7-11: Measured Lithium Concentration from Historical Database, 1999 to 2023 ................................. 69 Figure 8-1: Historical Lithium Variability, 1999 to 2023 .................................................................................... 72 Figure 8-2: Production Wells Sampled ............................................................................................................. 74 Figure 8-3: Sampling Points, 2018 to 2019 Campaign ..................................................................................... 79 Figure 8-4: Samples Used in This Study .......................................................................................................... 85 Figure 8-5: Scatter Diagram Comparing the Results Obtained for Lithium between Albemarle’s Atacama Salar Plant and K-UTEC Laboratories .......................................................................................................... 86 Figure 8-6: Scatter Diagram Comparing the Results Obtained for Lithium between Albemarle’s Atacama Salar Plant and Alex Stewart Laboratories ................................................................................................... 87 Figure 8-7: Scatter Diagram Comparing the Results Obtained for Lithium between Alex Stewart and K-UTEC Laboratories ......................................................................................................................................... 88 Figure 8-8: Scatter Diagram Comparing the Results Obtained for Lithium between Bureau Veritas S.A. and K- UTEC Laboratories .............................................................................................................................. 89 Figure 8-9: Standard Samples .......................................................................................................................... 90 Figure 9-1: Comparison of Historical Lithium Concentrations and 2022 Campaign (K-UTEC) ....................... 93 Figure 11-1: Geological Model Extent, 3D View and Cross-Section ................................................................ 99 Figure 11-2: Distribution of Lithium Samples in Plan View (Top) and Section View A-A’ (Bottom, Looking to North-to-Northwest) ........................................................................................................................... 101 Figure 11-3: Summary of Raw Sample Length Weighted Statistics of Lithium Concentration Log Probability and Histogram ................................................................................................................................... 102 Figure 11-4: Specific Yield Samples in Plan View .......................................................................................... 103 Figure 11-5: Specific Yield Probability Plots of Specific Yield, Upper Halite West and Volcano-Sedimentary Lithology Units ................................................................................................................................... 105 Figure 11-6: Spatial Distribution of HG Sub-Domain ...................................................................................... 107 Figure 11-7: Capping Analysis (Probability Plot of Lithium) and Table of Impact of Capping (Statistics-Length Weighted), HG Sub-Domain .............................................................................................................. 108 Figure 11-8: Capping Analysis (Probability Plot of Lithium) and Table of Impact of Capping (Statistics-Length Weighted), LG Sub-Domain .............................................................................................................. 109 Figure 11-9: Histogram of Length of Samples of Lithium (mg/L), LG Domain ............................................... 110 Figure 11-10: Experimental Directional Semi-Variogram for Lithium, LG Sub-Domain (Normal Score Transformed Data) and Back-Transformed Variogram Model .......................................................... 112 SRK Consulting (U.S.), Inc. SEC Technical Report Summary – Salar de Atacama Page xii SalardeAtacama_SECUpdate_Report_USPR001976_Rev02.docx February 2025 Figure 11-11: Plan View of the Atacama Block Model Colored by Lithology (2,287.5 masl) ......................... 113 Figure 11-12: Histogram of Number of Drillholes Used to Estimate the Block Model .................................... 114 Figure 11-13: Histogram of Number of Composites Used to Estimate the Block Model ............................... 115 Figure 11-14: Histogram of Average Distance from Blocks to Composites Used in Estimation .................... 116 Figure 11-15: Example of Visual Validation of Lithium Grades in Composites versus Block Model Horizontal Section, Plan View (2,262.5 masl Elevation) ..................................................................................... 117 Figure 11-16: Lithium (mg/L), LG Domain, Swath Analysis at Atacama (X and Y Coordinates) ................... 119 Figure 11-17: Model Horizontal Section, Plan View, Blocks Colored by Classification (2,262.5 masl Elevation) ........................................................................................................................................................... 121 Figure 12-1: Oblique 3D View of Numerical Groundwater Model .................................................................. 127 Figure 12-2: Zones of Direct Recharge and Lateral Groundwater Inflow ....................................................... 128 Figure 12-3: Zones of Simulated Maximum ET Rate ..................................................................................... 130 Figure 12-4: Location of Pumping Wells and Artificial Recharge Zones (Historical) ...................................... 132 Figure 12-5: Solute-Transport Boundary Conditions ...................................................................................... 134 Figure 12-6: Pumping Rates Used for Transient Calibration.......................................................................... 142 Figure 12-7: Comparison of Simulated and Observed Water Levels in 2023 (Average Data) ...................... 143 Figure 12-8: Water Level Comparison Hydrographs in Select Wells ............................................................. 145 Figure 12-9: Observed versus Simulated Lithium Concentrations ................................................................. 147 Figure 12-10: Comparison of Measured and Simulated A) Cumulative Lithium Mass Extraction, B) Average Lithium Concentration, and C) Sulfate/Calcium Ratio ....................................................................... 150 Figure 12-11: Simulated Brine Total Planned Pumping Rates for the Albemarle and SQM Properties ........ 152 Figure 12-12: Location of the Pumping Wells at the Albemarle and SQM Properties Used for Predictive Simulations ........................................................................................................................................ 153 Figure 12-13: Components of Water Balance for All Simulated Periods ....................................................... 155 Figure 12-14: Components of Lithium Mass Transfer Rate for All Simulated Periods ................................... 157 Figure 12-15: Simulated Lithium Concentration Map Over Time ................................................................... 157 Figure 12-16: Projected Wellfield Average Lithium Concentration ................................................................. 158 Figure 12-17: Projected Annual Mass of Lithium Extracted by Production Wellfield ..................................... 160 Figure 12-18: Comparison of Predicted Extracted Lithium Concentration between Base Case and Sensitivity Scenarios ........................................................................................................................................... 166 Figure 13-1: Pumping Well Installation ........................................................................................................... 168 Figure 13-2: Surface Pumping Equipment ..................................................................................................... 169 Figure 13-3: Predicted LoM Well Location Map and Average Pumping Rate ................................................ 171 Figure 13-4: Production Wells’ Operation Schedule ...................................................................................... 173 Figure 13-5: Pumped Volume and Predicted Lithium Concentration ............................................................. 174 Figure 14-1: Salar Process Flowsheet ........................................................................................................... 176 Figure 14-2: La Negra Process Flowsheet ..................................................................................................... 177 Figure 14-3: Evaporation Ponds ..................................................................................................................... 178 Figure 14-4: Lithium Brine Evaporation Stages .............................................................................................. 178

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SEC Technical Report Summary – Salar de Atacama Page xiii SalardeAtacama_SECUpdate_Report_USPR001976_Rev02.docx February 2025 Figure 14-5: Aerial View of ALB Evaporation Ponds ...................................................................................... 180 Figure 14-6: SYIP Facility Layout Design ....................................................................................................... 182 Figure 14-7: SYIP Completed Facility ............................................................................................................ 183 Figure 14-8: La Negra Flowsheet ................................................................................................................... 185 Figure 14-9: Boron Removal Scheme by SX.................................................................................................. 187 Figure 14-10: Scheme Removal of Calcium and Magnesium by Precipitation with Calcium Oxide and Sodium Carbonate .......................................................................................................................................... 189 Figure 14-11: Method of Obtaining Li2CO3 by Precipitation with Sodium Carbonate .................................... 191 Figure 14-12: Method of Thermal Evaporation for Lithium and Water Recovery ........................................... 192 Figure 15-1: General Project Major Facility Location ..................................................................................... 196 Figure 15-2: Angamos Port/Antofagasta Port ................................................................................................ 197 Figure 15-3: Angamos Port/Antofagasta Port ................................................................................................ 198 Figure 15-4: Regional Communities Near the Salar ....................................................................................... 200 Figure 15-5: Salar Plant Facilities ................................................................................................................... 202 Figure 15-6: La Negra Plant Facilities ............................................................................................................ 204 Figure 16-1: EV Sales and Penetration Rates ............................................................................................... 211 Figure 16-2: Lithium Demand in Key Sectors ................................................................................................. 212 Figure 16-3: Forecast Mine Supply ................................................................................................................ 215 Figure 16-4: Lithium Supply-Demand Balance ............................................................................................... 217 Figure 16-5: Lithium Battery Material Prices .................................................................................................. 218 Figure 16-6: Lithium Battery Materials Long-Term Forecast Scenarios ......................................................... 220 Figure 17-1: La Negra Water Quality Monitoring Points ................................................................................. 227 Figure 17-2: Sensitive Ecosystems in Salar de Atacama ............................................................................... 230 Figure 17-3: La Negra and Salar de Atacama Approved Financial Bonding Program .................................. 250 Figure 18-1: Total Forecast OPEX (Real 2024 Basis) ................................................................................... 256 Figure 19-1: Salar de Atacama Pumping Profile ............................................................................................ 259 Figure 19-2: Modeled Processing Profile ....................................................................................................... 261 Figure 19-3: Modeled Production Profile ........................................................................................................ 262 Figure 19-4: Life-of-Operation Operating Cost Summary .............................................................................. 264 Figure 19-5: Life-of-Operation Operating Cost Contributions......................................................................... 265 Figure 19-6: Sustaining Capital Profile ........................................................................................................... 267 Figure 19-7: Annual Cashflow Summary ........................................................................................................ 270 Figure 19-8: Relative Sensitivity Analysis ....................................................................................................... 271 Figure 20-1: Authorized Brine Extraction Areas at Salar de Atacama ........................................................... 273 Figure 20-2: Spatial Distribution of Concessioned Water Rights in the Salar de Atacama Basin.................. 276 SRK Consulting (U.S.), Inc. SEC Technical Report Summary – Salar de Atacama Page xiv SalardeAtacama_SECUpdate_Report_USPR001976_Rev02.docx February 2025 List of Abbreviations The metric system has been used throughout this report. Tonnes are metric of 1,000 kg, or 2,204.6 lb. All currency is in U.S. dollars (US$) unless otherwise stated. Abbreviation Definition % percent < less than > greater than °C degrees Celsius µS/cm microsiemens per centimeter 2D two-dimensional 3D three-dimensional A/P accounts payable A/R accounts receivable ADI Indigenous Development Area Al aluminum Albemarle Albemarle Corporation APVC Altiplano-Puna volcanic complex B boron Ba barium BEV battery electric vehicle C&M care and maintenance Ca calcium CaCl2 calcium chloride CaCO3 calcium carbonate CAGR compound average growth rate CAM cathode active material CAPEX capital expenditure CASEME Carlos Sáez – Eduardo Morales Echeverría CCHEN Chilean Nuclear Energy Commission CIF cost, insurance, and freight CISL Igneous-Sedimentary Complex of the Cordón de Lila CJK China, Japan, and Korea Cl chlorine cm centimeter CMZ Minera Zaldívar CO2 carbon dioxide CO3 carbonate CoG cut-off grade CONAF National Forestry Corporation Consejo de Defensa del Estado Chilean State Defense Council COREMA Comisión Regional del Medio Ambiente CORFO the Chilean economic development agency (Corporación de Fomento de la Producción or Production Development Corporation of Chile) CPA Council of Atacameños Peoples CV coefficient of variation DGA General Water Directorate (Dirección General de Aguas) Di Lila Formation DIA Environmental Impact Declaration (Declaración de Impacto Ambiental) DLE direct lithium extraction DO dissolved oxygen DSO direct shipped ore EC electrical conductivity EIA environmental impact assessment (estudio de impacto ambiental) SRK Consulting (U.S.), Inc. SEC Technical Report Summary – Salar de Atacama Page xv SalardeAtacama_SECUpdate_Report_USPR001976_Rev02.docx February 2025 Abbreviation Definition eMobility electrically powered vehicles EPP equivalent pumping point ESI Environmental Simulations, Inc. ESS energy storage system EV electric vehicle EWMP environmental water monitoring plan EWP early warning plan FCAB Ferrocarril de Antofagasta a Bolivia Fe iron Fe2O3 iron(III) oxide G&A general and administrative H2SO4 sulfuric acid ha hectare Ha alluvial Hac colluvial HCl hydrochloric acid HCO3 bicarbonate HDPE high-density polyethylene HG high lithium concentration HU hydrogeological unit ICE internal combustion engine ICMM International Council on Mining and Metals ICP inductively coupled plasma ID2 inverse distance squared IDW inverse distance weighted IDW3 inverse distance weighting cubed K potassium K permeability K-Ar potassium-argon KCl potash kg kilogram kg/d kilograms per day Kh horizonal hydraulic conductivity km kilometer km2 square kilometer kt thousand tonnes K-UTEC K-UTEC AG Salt Technologies kV kilovolt kVA kilovolt-ampere kW kilowatt kWh kilowatt hour L liter L/s liters per second LAN 1 La Negra 1 LAN 2 La Negra 2 LAN 3 La Negra 3 LCE lithium carbonate equivalent LG low lithium concentration Li lithium Li2CO3 lithium carbonate LIB lithium-ion battery LiCl lithium chloride LiOH lithium hydroxide LME lithium metal equivalent LoM life-of-mine m meter SRK Consulting (U.S.), Inc. SEC Technical Report Summary – Salar de Atacama Page xvi SalardeAtacama_SECUpdate_Report_USPR001976_Rev02.docx February 2025 Abbreviation Definition m/d meters per day m2 square meter m3 cubic meter m3/h cubic meters per hour m3/y cubic meters per year Ma million years ago masl meters above sea level mbar millibar MBtu/h thousand British thermal units per hour MEL Minera Escondida MEL Minera Escondida Mg magnesium Mg(OH)2 magnesium hydroxide mg/L milligrams per liter mm millimeter mm/y millimeters per year Mn manganese MNT Monturaqui-Negrillar-Tilopozo MOP muriate of potash MPga Ancient Gravel Deposits MRE mineral resource estimate MsPlc Campamento Formation Mt million tonnes MVA megavolt-ampere MW megawatt Na sodium NaCl sodium chloride NDVI normalized difference vegetation index Nm3/h normal cubic meters per hour NMR nuclear magnetic resonance NN nearest neighbor NO3 nitrate NPV net present value NPV 10% net present value using a 10% discount rate Ocisl Igneous-Sedimentary Complex of the Cordón de Lila OK ordinary kriging OMA mining concessions in Salar de Atacama owned by CORFO OMet Tiocalar Strata OMsp San Pedro Formation OPEX operational cost Oqg Quebrada Grande Formation Pecn Cerro Negro Strata PFS prefeasibility study PHEV plug-in hybrid electric vehicle Pit Tucúcaro Ignimbrite Planta Salar Albemarle's laboratories Plfet El Tambo Formation Plgm Modern Gravel Deposits PM10 particulate matter of 10 microns PM2.5 particulate matter of 2.5 microns PMB biodiversity environmental monitoring plan PPE personal protective equipment ppm parts per million Project Salar de Atacama lithium-rich brine deposit controlled by Albemarle, its associated brine concentration facilities, and La Negra lithium processing facilities owned by Albemarle psi pounds per square inch

SRK Consulting (U.S.), Inc. SEC Technical Report Summary – Salar de Atacama Page xvii SalardeAtacama_SECUpdate_Report_USPR001976_Rev02.docx February 2025 Abbreviation Definition PVC polyvinyl chloride QA/QC quality assurance/quality control QP Qualified Person R&D research and development RAMSAR Convention on Wetlands RCA Resolución de Calificación Ambiental RMSE root mean square error RPEE reasonable prospects for economic extraction Salar Plant extracting/processing facilities at Salar de Atacama SCL Chilean Society of Limited Lithium SEA Environmental Assessment Service SEC Securities and Exchange Commission SEIA Chilean Environmental Impact System SEP Sistema de Empresas SERNAGEOMIN National Geology and Mining Service (Servicio Nacional de Geología y Minería) SFS Solar Fault System SGA SGA Ambiental Si silicon SIGEA Salar de Atacama's management of regulatory and environmental obligations monitoring platform SING Norte Grande Interconnected System S-K 1300 S-K regulations (Title 17, Part 229, Items 601 and 1300 until 1305) SMA Environmental Superintendence SO4 sulfate SP spontaneous potential SPR single-point resistance Sqa Silurian Quebrada Ancha Formation SQM Sociedad Química y Minera de Chile S.A. Sr strontium SRK SRK Consulting (U.S.), Inc. Ss specific storage STD standard deviation Suez Suez Medioambiente Chile SA SX solvent extraction Sy specific yield SYIP Salar Yield Improvement Program T transmissivity t/y tonnes per year TBP tributyl phosphate TDS total dissolved solids TEM transient electromagnetic Th/U thorium/uranium Trc Cas Formation Trcn Cerro Negros Formation Trp Peine Formation TRS Technical Report Summary t tonne UF Unidades de Fomento US gph United States gallons per hour UTM Universal Transverse Mercator VAI VAI Groundwater Solutions WGS84 World Geodetic System 1984 ZOIT Zone of Tourist Interest SRK Consulting (U.S.), Inc. SEC Technical Report Summary – Salar de Atacama Page 1 SalardeAtacama_SECUpdate_Report_USPR001976_Rev02.docx February 2025 1 Executive Summary This report was prepared as a prefeasibility study (PFS)-level Technical Report Summary (TRS) in accordance with the Securities and Exchange Commission (SEC) S-K regulations (Title 17, Part 229, Items 601 and 1300 until 1305) (S-K 1300) for Albemarle Corporation (Albemarle) by SRK Consulting (U.S.), Inc. (SRK). This TRS is for the portion of the Salar de Atacama lithium (Li)-rich brine deposit controlled by Albemarle, its associated brine concentration facilities, and La Negra lithium processing facilities owned by Albemarle (collectively referred to as the Project) located in Region II, Chile. The purpose of this TRS is to support public disclosure of Albemarle’s mineral resources and mineral reserves for the Salar de Atacama for Albemarle’s public disclosure purposes. This technical report is an update of the previous report titled, "SEC Technical Report Summary, Pre-Feasibility Study, Salar de Atacama, Region II, Chile, dated February 14, 2023.” 1.1 Property Description Albemarle is 100 percent (%) owner of the Salar de Atacama and La Negra operations. The Salar de Atacama Basin is located in the commune of San Pedro de Atacama, with the operations approximately 100 kilometers (km) to the south of this commune in the extreme east of the Antofagasta Region and close to the border with the republics of Argentina and Bolivia. In a regional context, the Salar is located in a remote area, with the nearest city (Calama) located approximately 190 km to the northwest by road. The regional capital (Antofagasta), which is also located near the La Negra processing facilities, is located approximately 280 km to the west by road. Albemarle's mining properties within the Salar de Atacama include two groups of exploitation concessions: Carlos Sáez – Eduardo Morales Echeverría (CASEME) and mining concessions in Salar de Atacama owned by the Chilean economic development agency (Corporación de Fomento de la Producción or Production Development Corporation of Chile (CORFO)) (OMA), which cover a total of 5,227 mining properties. The properties are comprised of approximately 25 km at the widest zone in the east-to-west direction and 12 km in the widest north-to-south zone. For the purpose of the reserve estimate, the OMA concessions are those that are relevant. The CASEME concessions include 1,883 properties and the same number of hectares (ha). The OMA concessions include 3,344 mining properties of 5 ha each, which corresponds to 16,720 ha. Albemarle owns the land on which the extraction/processing facilities at Salar de Atacama (Salar Plant) and the processing facility at La Negra operate. However, the ownership of the land at the Salar de Atacama will revert to the Chilean government once all amounts of lithium remaining under Albemarle’s contracts with the Chilean government are sold (the ownership of the land and fixed assets at La Negra will remain unchanged). Albemarle’s mineral rights at the Salar de Atacama in Chile consist of the right to extract lithium brine, pursuant to a long-term contract with the Chilean government, originally entered into in 1980 by Foote Minerals, a predecessor of Albemarle. This contract has been subsequently amended and restated. Albemarle’s predecessor’s initial contract with the Chilean government will remain in effect until the date on which it has produced and sold 200,000 tonnes (t) of lithium metal equivalent (LME) (although the lithium can be produced in any of its forms) from the Salar de Atacama. As of June 30, 2024, the remaining amount of lithium from the initial contract equals approximately 105,455 t LME. On November 25, 2016, CORFO and Albemarle entered into an annex to the initial agreement adding an SRK Consulting (U.S.), Inc. SEC Technical Report Summary – Salar de Atacama Page 2 SalardeAtacama_SECUpdate_Report_USPR001976_Rev02.docx February 2025 additional 262,132 t LME to the total quota and setting an expiration for production of the quota of January 1, 2044 (i.e., any remaining quota after this date will be forfeited). As of June 30, 2024, the remaining amount of lithium from the second quota equals 204,581 t LME; as of the effective date of this TRS, June 30, 2024, Albemarle has a remaining quota of 310,036 t LME, expiring January 1, 2044. Additionally, on April 26, 2024, CORFO and Albemarle entered into an addendum to the initial agreement and its amendments, adding two additional quotas: i) “Additional Quota” for 34,776-t LME that Albemarle may exploit in the event that a new battery grade lithium hydroxide (LiOH) plant is constructed or an existing lithium carbonate (Li2CO3) plant is expanded; and ii) the option of a “New Technologies Quota” for up to 240,000 t LME that Albemarle may exploit based on lithium extracted using new technologies in addition to the total remaining quota. SRK notes that while Albemarle is researching new technologies (like direct lithium extraction (DLE)), neither the new technologies nor plans for a lithium hydroxide plant are developed sufficiently; therefore, this additional 274,776-t LME quota has not been included in any reserve statements. 1.2 Geology and Mineralization Salar de Atacama is located in the Central Andes of Chile, a region which is host to some of the most prolific lithium brine deposits in the world. The Central Andean Plateau and the Atacama Desert are two important physiographic features that contribute to the generation of lithium brines in the Central Andes. In these environments, the combination of hyper-arid climate, closed basins, volcanism, and hydrothermal activity has led to extensive deposition of evaporite deposits since approximately 15 million years ago (Ma) (Alonso et al., 1991). The size and longevity of these closed basins is favorable for lithium-rich brine generation, particularly where thick evaporite deposits (halite, gypsum, and, less commonly, borates) have removed ions from solution and further concentrated lithium. Basin fill materials at the Salar de Atacama are dominated by the Vilama Formation and modern evaporite and clastic materials currently being deposited in the basin. In the Albemarle operation area, the halite, Volcano-Sedimentary, and sedimentary units host the producing aquifer system. These units can be observed in the outcrop along the Salar margin and in drill cores from the Albemarle project site. Lithium-rich brines are produced from a halite aquifer within the Salar nucleus. In addition to the evaporative concentration processes, the distillation of lithium from geothermal heating of fluids may further concentrate lithium in these brines and provide prolonged replenishment of brines that are in production. Since many lithium-rich brines exist over (or in close proximity to) relatively shallow magma chambers, the late-stage magmatic fluids and vapors may have pathways through faults and fractures to migrate into the closed basin. Waters in the Salar de Atacama basin and the adjacent Andean arc vary in lithium concentration from approximately 0.05 to 5 milligrams per liter (mg/L) Li in the Andean inflow waters, 5 to 100 mg/L Li in shallow groundwaters in the south and east flanks of the basin, and may exceed 5,000 mg/L Li in some brines in the nucleus (Munk et al., 2018). These values indicate that the lithium-rich brine in the basin is concentrated by up to five orders of magnitude compared to water entering the basin; this is a hydrogeochemical circumstance unique to the Salar compared to other lithium brine systems. SRK Consulting (U.S.), Inc. SEC Technical Report Summary – Salar de Atacama Page 3 SalardeAtacama_SECUpdate_Report_USPR001976_Rev02.docx February 2025 1.3 Status of Exploration, Development, and Operations Exploration at Atacama started in 1974 and included surface geological and structural mapping, surface geophysics and downhole geophysics, diamond drilling with core recovery, packer and double packer tests, pumping tests, and pumping well drilling. Albemarle periodically collects brine samples for chemical analysis to obtain lithium concentrations. The historical and recent information is the basis for the construction of a robust geological model and the lithium mineral resource estimate presented in this report. Albemarle continues brine extraction and lithium production at the Project. 1.4 Mineral Processing and Metallurgical Testing Albemarle's operations in Chile are developed in two areas: Salar de Atacama and La Negra. The Salar de Atacama operation extracts lithium brines from deep (greater than (>) 50 meters (m) in depth) and shallow (less than (<) 50 m) groundwater wells. These brines are then discharged to solar evaporation ponds to concentrate the lithium brine, which is then transferred to the La Negra plant for processing. The La Negra plant refines and purifies the lithium brines, producing technical- and battery grade Li2CO3 (and historically lithium chloride (LiCl), although this is not forecast for future production). These operations have been in production for approximately 40 years, and most of the data relied upon to forecast operational performance relies upon experience with historic production. However, Albemarle recently modified its flowsheet at the Salar to improve lithium process yields in the evaporation ponds. Albemarle refers to this process as the Salar Yield Improvement Program (SYIP). The SYIP aims to improve this process recovery through mechanical grinding and washing of byproduct salts in two new plants: the bischofite and the lithium-carnallite plants. Based on test work performed in 2017 by K-UTEC AG Salt Technologies (K-UTEC) on the proposed SYIP flowsheet, Albemarle has assumed evaporation pond yield improves up to an average of around 60%. Current operations have a 40% recovery and are increasing. SRK has generally accepted this assumption, although SRK has modified the yield to be variable based on lithium concentration in the raw brine when the sulfate-to-calcium (Ca) ratio is sufficiently low. Beginning in 2025, SRK’s pumping plan predicts that the ratio of sulfate to calcium will increase in the raw brine, potentially reducing evaporation pond yields. To offset this potential future imbalance, SRK has assumed addition of a liming plant to increase calcium levels in the ponds and reduce lithium losses, which could be solved in the future by optimizing the annual pumping plan. SRK notes that the latest pumping plan has deferred the liming plant to 2031. Optimization and operational effectiveness could reduce the sulfate- to-calcium ratio, resulting in further deferring the liming plant and increased recovery rates >60%. However, this opportunity is highly speculative; therefore, SRK has assumed a conservative fixed 60% evaporation pond yield for all years where the predicted sulfate-to-calcium ratio is high. 1.5 Mineral Resource Estimate SRK has estimated the mineral resources. SRK generated a three-dimensional (3D) geological model informed by various data types (drillhole, geophysical data, surface geologic mapping, interpreted cross-sections, and surface/downhole structural observations) to constrain and control the shapes of aquifers that host the lithium. Lithium concentration data from the brine sampling exploration data set was composited to equal lengths for consistent sample support. Lithium grades were interpolated into a block model using ordinary kriging (OK) and inverse distance weighting cubed (IDW3) methods. Results were validated

SRK Consulting (U.S.), Inc. SEC Technical Report Summary – Salar de Atacama Page 4 SalardeAtacama_SECUpdate_Report_USPR001976_Rev02.docx February 2025 visually and via various statistical comparisons, including comparative swath plots. The estimate was depleted for current production and categorized in a manner consistent with industry standards and statistical parameters. Mineral resources have been reported above a cut-off grade (CoG) supporting reasonable prospects for economic extraction (RPEE) of the resource. Table 1-1 summarizes the mineral resources as of June 30, 2024, exclusive of reserves. SRK Consulting (U.S.), Inc. SEC Technical Report Summary – Salar de Atacama Page 5 SalardeAtacama_SECUpdate_Report_USPR001976_Rev02.docx February 2025 Table 1-1: Salar de Atacama Mineral Resource Estimate, Exclusive of Mineral Reserves (Effective June 30, 2024) Measured Resource Indicated Resource Measured + Indicated Resource Inferred Resource Contained Li (thousand tonnes (kt)) Brine Concentration (mg/L Li) Contained Li (kt) Brine Concentration (mg/L Li) Contained Li (kt) Brine Concentration (mg/L Li) Contained Li (kt) Brine Concentration (mg/L Li) Total 617.5 2,176 481.3 1,868 1,098.7 2,041 166.0 1,558 Source: SRK, 2024 • Mineral resources are reported exclusive of mineral reserves. Mineral resources are not mineral reserves and do not have demonstrated economic viability. • Given the dynamic reserve versus the static resource, a direct measurement of resources post-reserve extraction is not practical. Therefore, as a simplification, to calculate mineral resources, exclusive of reserves, the quantity of lithium pumped in the life of mine (LoM) plan was subtracted from the overall resource without modification to lithium concentration. Measured and Indicated resources were deducted proportionate to their contribution to the overall mineral resource. • Resources are reported on an in situ basis. • Resources are reported above an elevation of 2,200 meters above sea level (masl). Resources are reported as lithium metal. • Resources have been categorized subject to the opinion of a Qualified Person (QP) based on the amount/robustness of informing data for the estimate, consistency of geological/grade distribution, and survey information. • Resources have been calculated using drainable porosity estimated from measured values in Upper Halite and Volcano-Sedimentary units and bibliographical values based on the lithology and QP’s experience in similar deposits • The estimated economic CoG utilized for resource reporting purposes is 904 mg/L Li, based on the following assumptions: o A technical grade Li2CO3 price of US$20,000/t cost, insurance, and freight (CIF) Asia was used ; this is an 18% premium to the price utilized for reserve reporting purposes. The 18% premium applied to the resource versus the reserve was selected to generate a resource larger than the reserve, ensuring the resource fully encompassed the reserve while still maintaining reasonable prospect for economic extraction. o Recovery factors for the Salar operation increase gradually over the span of 4 years, from the current 40% to the proposed SYIP 60% recovery in 2027. After that point, evaporation pond recovery is a constant 60%. An additional recovery factor of 80% Li recovery is applied to the La Negra Li2CO3 plant. o An average annual brine pumping rate of 368 liters per second (L/s) is assumed to meet drawdown constraint consistent with activation of Albemarle’s early warning plan (EWP). o Operating cost estimates are based on a combination of fixed brine extraction, general and administrative (G&A) and plant costs, and variable costs associated with raw brine pumping rate or lithium production rate. Average LoM operating cost is calculated at approximately US$5,334/t CIF Asia. o Sustaining capital costs are included in the CoG calculation and average approximately US$110 million per year. o Royalties are included in the cut-off grade calculation and average approximately US$4,172/tonne of lithium carbonate produced. • Mineral resources tonnage and contained metal have been rounded to reflect the accuracy of the estimate, and numbers may not add due to rounding. • SRK Consulting (U.S.), Inc. is responsible for the mineral resources, with an effective date of June 30, 2024. SRK Consulting (U.S.), Inc. SEC Technical Report Summary – Salar de Atacama Page 6 SalardeAtacama_SECUpdate_Report_USPR001976_Rev02.docx February 2025 1.6 Mining Methods and Mineral Reserve Estimates The brine reserve is extracted at the Salar de Atacama by pumping the raw brine from the aquifer utilizing a network of wells and trenches. This method of brine extraction has been used at the operation since 1983. The extracted brine is transferred to a series of evaporation ponds for initial processing (i.e., concentration with solar evaporation). There are currently approximately 58 active brine extraction wells, and, over the LoM, this number of wells is forecast to remain constant. There are both shallow and deep wells in place, with depths of between 25 and 50 m for the shallow wells and 70 to 102 m for deep wells. Legally, a well is considered shallow if its total depth is <50 m. Brine extraction rates from the aquifer are restricted based on the flow reduction program included in the EWP, estimating a combined maximum average annual rate of 369 L/s (SRK simulated the annual average pumping rate at approximately 368 L/s to remain within this restriction). For the deep wells, the provisional authorization to pump 120 L/s up to 200 m deep (which was originally set to end in August 2023) has been eliminated by regulators; therefore, no restrictions on the pumping rates on shallow versus deep wells were applied. Extraction wells are located to maximize lithium grades as well as balance calcium- and sulfate-rich brines to benefit process recovery rates. A geologically based, 3D, numerical groundwater-flow and solute transport model was developed to evaluate the extractability of brine from the Salar and develop the LoM pumping plan that underpins the reserve estimate. The model construction is based on an analysis of historical hydrogeologic data conducted by Albemarle and SRK. Using these hydrogeologic properties of the Salar combined with the wellfield design parameters, the rate and volume of lithium projected as extracted from the Project area was simulated using this predictive model. The predictive model output generated a brine production profile appropriate for the Salar based upon the wellfield design assumptions with a maximum pumping rate of 368 L/s (i.e., below the estimated maximum extraction rate of 369 L/s) over a period of 17.25 years. The use of a 17.25-year period reflects the expiration of the authorized pumping period per the Resolución de Calificación Ambiental (RCA). When estimating brine resources and reserves, different models are utilized to define those resources and reserves. The resource model presents a static, in situ measurement of potentially extractable brine volume, whereas the reserve model (i.e., the predictive model) presents a dynamic simulation of brine that can potentially be pumped through extraction wells. As such, the predictive model does not discriminate between brine derived from Inferred, Measured, or Indicated resources. Further, a brine resource is dynamic and is constantly influenced by water inflows (e.g., precipitation, groundwater inflows, pond leakage, etc.) and pumping activities, which cause varying levels of mixing and dilution. Therefore, direct conversion of Measured and Indicated classification to Proven and Probable reserves is not practical. As the direct conversion is not practical, in the QP’s opinion, the most-defensible approach to classification of reserves (e.g., Proven versus Probable) is to utilize a time-dependent approach, as the QP has the highest confidence in the early years of the predictive model results, with a steady erosion of that confidence over time. Therefore, in the context of time-dependent risk, in the QP’s opinion, the production plan through the end of 2034 (approximately 10.5 years of pumping) is reasonably classified as a Proven reserve, with the remainder of production (7 years) classified as Probable. Notably, this classification results in SRK Consulting (U.S.), Inc. SEC Technical Report Summary – Salar de Atacama Page 7 SalardeAtacama_SECUpdate_Report_USPR001976_Rev02.docx February 2025 approximately 64% of the reserve being classified as Proven and 36% of the reserve being classified as Probable. For comparison, the Measured resource comprises approximately 56% of the total Measured and Indicated resource. In the QP’s opinion, this classification is reasonable, as the overall geological and technical uncertainty for the Salar de Atacama resource and reserve are similar. Table 1-2 presents the Salar de Atacama mineral reserves as of June 30, 2024. Table 1-2: Salar de Atacama Mineral Reserves, Effective June 30, 2024 Proven Reserve Probable Reserve Proven and Probable Reserve Contained Li (kt) Li Concentration (mg/L) Contained Li (kt) Li Concentration (mg/L) Contained Li (kt) Li Concentration (mg/L) In situ 294.7 2,405 159.0 2,032 453.7 2,260 In process 23.3 2,853 0 0 23.3 2,853 Source: SRK, 2024 • In process reserves quantify the prior 24 months of pumping data and reflect the raw brine at the time of pumping. These reserves represent the first 24 months of feed to the lithium process plant in the economic model. • Proven reserves have been estimated as the lithium mass pumped during 2024 H2 through 2034 of the proposed LoM plan. • Probable reserves have been estimated as the lithium mass pumped from 2035 until the end of the proposed LoM plan (2041). • Reserves are reported as lithium metal. • This mineral reserve estimate was derived based on a production pumping plan truncated on September 30, 2041 (i.e., approximately 17.25 years). This plan was truncated to reflect the termination date of Albemarle’s authorized brine extraction from the Salar. • The estimated economic CoG for the Project is 1,073 mg/L Li, based on the assumptions discussed below. The truncated production pumping plan remained well above the economic CoG (i.e., the economic CoG did not result in a limiting factor to the estimation of the reserve). o A technical grade Li2CO3 price of US$17,000/t CIF Asia was used. o Recovery factors for the Salar operation increase gradually over the span of 4 years, from the current 40% to the proposed SYIP 60% recovery in 2027. After that point, evaporation pond recovery remains constant at 60%. An additional recovery factor of 80% Li recovery is applied to the La Negra Li2CO3 plant. o An average annual brine pumping rate of 368 L/s is assumed to be consistent with activation of Albemarle’s EWP. o Operating cost estimates are based on a combination of fixed brine extraction, G&A and plant costs, and variable costs associated with raw brine pumping rate or lithium production rate. Average LoM operating cost is calculated at approximately US$5,334/t CIF Asia. o Sustaining capital costs are included in the CoG calculation and after the SYIP installation, averaging around US$110 million per year. o Royalties are included in the cut-off grade calculation and average approximately US$4,172/tonne of lithium carbonate produced. • Mineral reserve tonnage, grade, and mass yield have been rounded to reflect the accuracy of the estimate, and numbers may not add due to rounding. • SRK Consulting (U.S.), Inc. is responsible for the mineral reserves, with an effective date of June 30, 2024. In the QP’s opinion, key points of uncertainty associated with the modifying factors in this reserve estimate that could have a material impact on the reserve include the following: • Resource dilution: The reserve estimate included in this report assumes that the Salar brine is replenished at its boundaries at certain rates and with certain chemical composition. Changes in the rate of inflows (versus those assumed) will impact the reserve. For example, an increase in the magnitude of lateral flows into the Salar could act to dilute the brine and reduce lithium concentrations in extraction wells, primarily in the southwest area of the Albemarle property. • Initial lithium concentration: The current initial concentration was estimated based on the available historical data by space distribution and date (up to 2020 sampling campaign) and the calibration process. To illustrate the effect of the initial lithium concentration in the predictions, the lithium distribution mentioned above was decreased by 10%. As a result, the predicted average lithium concentrations from the production wells decreased by 9% to 10%.

SRK Consulting (U.S.), Inc. SEC Technical Report Summary – Salar de Atacama Page 8 SalardeAtacama_SECUpdate_Report_USPR001976_Rev02.docx February 2025 • Seepage from processing ponds: The predictive simulations did not consider potential seepage of concentrated brine from the processing pond. Such seepage may have two opposing effects: on one hand, loss of lithium mass between extraction from groundwater and production of Li2CO3 at the end of the concentration process, and on the other hand, replenishing groundwater with lithium that could be captured by extraction wells. SRK completed a sensitivity simulation that predicts that pond seepage would result in average lithium concentration increase from the production wells of approximately 10% at the end of production as compared to the base case (for the conditions evaluated in the sensitivity analysis). • Freshwater/brine mixing: The numerical model implicitly simulated the density separation of lateral freshwater recharge and Salar brine by imposing a low-conductivity zone at the brine- freshwater interface. It is possible that lateral recharge of freshwater into the Salar may increase without this restriction, as the water table declines as a result of pumping and reducing the amount of freshwater lost to evaporation at the periphery of the Salar. SRK completed a sensitivity analysis where the hydraulic conductivity at the freshwater/brine interface was increased by half an order of magnitude. This scenario resulted in no material change compared to the base case. • Hydrogeological assumptions: Factors (such as specific yield (Sy), hydraulic conductivity, and dispersivity) play a key role in estimating the volume of brine available for extraction in the wellfield and the rate it can be extracted. Actual contacts between hydrogeological units may not be exactly as represented in the numerical model. These factors are variable through the Salar and are difficult to measure directly. Hydraulic conductivities and specific yields lower than assumed in the numerical model would result in reduced pumpability and reduced lithium mass extraction. Specific yields and porosities lower than assumed in the model would lead to faster migration of fresh/brackish water from the edges of the Salar and dilution of lithium concentrations in extraction wells. The following scenarios were evaluated: o Scenario 5: The hydraulic conductivity in the Silt, Clay, and Salt unit (UH-2) was reduced by 50%. This scenario shows minimal changes in the average lithium concentration and the predicted total mass. o Scenario 6: Dispersion coefficient values were reduced by 50% in the entire model domain. This scenario resulted in a decrease of <4% in the average lithium concentrations and annual total mass. o Scenario 8: The Intermediate Halite unit (UH-3) was reduced from 5% to 2.5%. This scenario resulted in a reduction in lithium concentration and annual total mass of <1.6% at the end of production (compared to the base case). o Scenario 9: The Volcano-Sedimentary unit (UH-4) was reduced from 10% to 7.5%. This scenario resulted in a reduction in lithium concentration and annual total mass of <2.1% at the end of production (compared to the base case). o Scenario 10: The Volcano-Sedimentary unit (UH-4) was reduced from 10% to 7.5% and from 8% to 6% in different sensitive zones. This scenario resulted in a reduction in lithium concentration and annual total mass of <4.1% at the end of production (compared to the base case). • Li2CO3 price: Although the pumping plan remains above the economic CoG, commodity prices can have significant volatility, which could result in a shortened reserve life. SRK Consulting (U.S.), Inc. SEC Technical Report Summary – Salar de Atacama Page 9 SalardeAtacama_SECUpdate_Report_USPR001976_Rev02.docx February 2025 • Change to the Sociedad Química y Minera de Chile S.A. (SQM) pumping plan: The numerical model makes certain assumptions regarding the SQM pumping plan (which terminates at the end of 2030). Overall, SQM has extracted and is expected to extract brines at greater rates than Albemarle. Increased pumping by SQM or an extension of their pumping period beyond 2030 may have two effects: reduce available resource in the Salar and draw freshwater at greater rate from the periphery of the Salar (dilution effect). Conversely, reduced extraction by SQM would increase available resources for Albemarle and reduce dilution. Simulating the extension of SQM’s pumping period shows a total mass decreased by 2.5% at the end of production for Albemarle’s operations. • Process recovery: The ability to extract the full lithium production quota within the defined production period relies upon the ability to increase recovery rates of lithium in the evaporation ponds from current levels of approximately 40% to a target of approximately 60%. This increase is assumed based on the implementation of the SYIP processing facilities at the Salar to reduce lithium losses to precipitated salts. In the QP’s opinion, the assumed recovery rates are reasonable; however, there remains uncertainty in performance of the new process, and any material underperformance to these targets could limit Albemarle’s ability to extract its full lithium quota prior to expiration of the quota. • Lithium production quota: The current production quota acts as a hard stop on the estimated reserve. It is important to note that the expiration date for production of this lithium is the end of 2043. If raw brine grades, pumping rates, or process recoveries underperform forecasts and Albemarle cannot produce the full quota by 2043, this potential reserve will be lost (i.e., Albemarle cannot recover lost production in later years and cannot pump faster than the regulatory limit of 442 L/s (currently reduced to the estimated limit of 369 L/s based on the flow reduction program included in the EWP) to offset any underperformance. Conversely, with lithium grades well above economic cut-off and approximately 30% of the estimated mineral resource converting to reserve, the potential to negotiate an additional production quota with the government of Chile presents an opportunity to increase the current reserve, which is artificially constrained by the current quota. 1.7 Processing and Recovery Methods Albemarle's operations in Chile are developed in two areas: Salar de Atacama and La Negra. At the Salar, a lithium-rich chloride brine is extracted from groundwater production wells. This brine is pumped to ponds where it goes through a concentration process utilizing solar evaporation. The objective of the concentration process is to obtain a concentrated lithium chloride brine of around 6% Li that is largely depleted of impurities (such as sulfate, sodium (Na), calcium, potassium (K), and magnesium (Mg)). This concentrated brine is transported to the La Negra chemical plant by tanker truck for further processing. The SYIP facility was recently constructed and placed into operation at the Salar, where bischofite and lithium-carnallite salts are reprocessed to recover entrained lithium and increase the overall lithium recovery of the Salar. There is also a potash (KCl) plant for byproduct potash production at the Salar. Albemarle also harvests halite and bischofite salts from the evaporation ponds as byproduct production for third-party sales. The La Negra plant receives the concentrated brine from the Salar, where the brine is further refined and purified followed by the conversion of the lithium from a chloride to Li2CO3. The La Negra plant SRK Consulting (U.S.), Inc. SEC Technical Report Summary – Salar de Atacama Page 10 SalardeAtacama_SECUpdate_Report_USPR001976_Rev02.docx February 2025 produces both technical- and battery grade Li2CO3. Albemarle has also historically produced a lithium chloride product at La Negra but has no intentions of producing this product in the future. 1.8 Infrastructure The Project is a mature functioning operation with two separate sites that contain key facilities. Access is fully developed, with the majority accessible by paved major highways and local improved roadways on-site. A local air strip services the Salar operations. The Antofagasta airport is the nearest major commercial airport servicing the La Negra operation (the Calama airport is the closet major commercial airport to the Salar). The infrastructure is in place, operating, and provides all necessary support for ongoing operations, as summarized in this report. The Salar site contains the brine well fields, brine supply water pipelines to evaporation ponds, primary processing facilities to create a concentrated brine, a phosphate plant that creates a potassium chloride product, camps (including a new camp that is in place and functional with an expansion phase designed and approved if needed in the future), airfield, access and internal roads, substation and powerline connected to the local Chilean power system, backup and supplemental diesel power generation supply and power distribution system, water supply and distribution, shop and warehouse facilities, administrative offices, change houses, waste salt storage areas, fuel storage systems, security, and communications systems. The concentrated brine product is trucked approximately 260 km to the La Negra facility. The La Negra plant purifies the lithium brine from the Salar Plant and converts the brine into Li2CO3 and LiCl. Facilities at the site include the trucked brine delivery system, boron (B) removal plant, calcium and magnesium removal plant, Li2CO3 conversion plants, LiCl plant, evaporation sedimentation ponds, solid waste storage, product warehousing and shipping, administrative facilities, cafeterias, and an off-site area where raw materials are warehoused and combined as needed in the processing facilities. Power to the facility is provided by the regional power company via a 110-kilovolt (kV) transmission line and distributed throughout the plant to load centers. Piped natural gas provides the energy for heating and steam needs at the facilities. The Project is security protected and has a full communication system installed. Final products from the La Negra plant are packaged into large bags and then delivered to clients by truck, rail, or through port facilities in the region. 1.9 Market Studies Fastmarkets has developed a marketing study on behalf of Albemarle to support lithium pricing assumptions. This market study does not consider byproducts or co-products that may be produced alongside the lithium production process. Battery demand is now responsible for 85.0% of all lithium consumed. Looking forward, Fastmarkets expects demand from eMobility, especially battery electric vehicles (BEV), to continue to drive lithium demand growth. Supply is still growing despite the low-price environment and some production restraint; this has coincided with a period of weaker-than-expected demand growth. Ironically, the industry is still growing healthily; Fastmarkets expects demand growth from electric vehicles (EV) to average 15% over the next 10 years, with additional growth coming from the energy storage system (ESS) sector. The high prices in 2021 to 2022 triggered a massive producer response, with some new SRK Consulting (U.S.), Inc. SEC Technical Report Summary – Salar de Atacama Page 11 SalardeAtacama_SECUpdate_Report_USPR001976_Rev02.docx February 2025 supply still being ramped up, while at the same time, some high-cost production is being cut, mainly by non-Chinese producers. Based on Fastmarkets’s view in August 2024, the combination of weaker-than-expected demand at a time when supply is still rising means the market is likely to be in a supply surplus until 2026. Considering supply restraint and investment cuts, Fastmarkets forecasts the market to swing back into a deficit in 2027; this could change relatively easily should demand exceed expectations and supply expansion disappoint to the downside. Fastmarkets recommends that a real price of US$17/kilogram (kg) for technical grade lithium carbonate CIF China, Japan, and Korea (CJK) should be utilized by Albemarle for reserve estimation. Recommended prices are on the lower end of Fastmarkets' low-case scenario. 1.10 Environmental Studies, Permitting, and Plans, Negotiations, or Agreements with Local Individuals or Groups Baseline studies in both operational areas have been developed since the first environmental studies for permitting were submitted (1998 in La Negra and 2000 at Salar de Atacama) with ongoing monitoring programs in both locations. Environmental studies, such as hydrogeology and biodiversity, are regularly updated. The Salar de Atacama basin presents a unique system due to the biodiversity associated with wetland systems that depend on the hydrogeological conditions of the area. There are also indigenous areas and communities in the sector. As such, the key environmental issues at Salar de Atacama include biodiversity, hydrogeology, and socioeconomics. La Negra is located within an industrial area which is in saturation conditions for the daily and annual standard of inhalable particulate matter (particulate matter of 10 microns (PM10)). Although there are no surface water courses, there is an aquifer that could be affected by potential infiltrations from the plant facilities. As such, a water quality monitoring program is in place. Air quality, hydrogeology, and water quality have been deemed as key environmental characteristics of the La Negra area. Albemarle’s operations have adequate plans to address and follow up on the most sensitive and relevant environmental issues, such as hydrogeological/biodiversity issues and those associated with the indigenous communities in the Salar de Atacama area. Albemarle adequately follows up on issues related to water quality in La Negra as well as fluctuations in the water table and potential effects on the sensitive ecosystems around the Salar de Atacama, including analysis of possible cumulative effects given the multiplicity of actors that extract brine and freshwater in the area. The aim of the EWP is to promptly detect any deviation from what was indicated in the initial environmental assessment, preventing unforeseen impacts from occurring. In this context, Albemarle has been in compliance with the EWP, with two activations during the period from 2023 to 2024 that have triggered reduction of the extraction of brine (20% of the approved flow). Notwithstanding the above, Salar de Atacama is a complex system and requires constant updating of management tools based on the results of the monitoring programs and attention to requirements or new tools that the authority may incorporate. Albemarle has the environmental permits for an operation with an average brine extraction rate of 442 L/s per permit year (from October to September), a production of 250,000 cubic meters per year

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(m^3/y) of brine concentrated in solar evaporation ponds with an approximate surface area of 1,043 ha, for a production of 94,000 tonnes per year (t/y) of lithium carbonate equivalent (LCE). Brine exploitation is authorized until 2041. Any modification of the production, extraction, and/or to any approved conditions will require a new environmental permit. At the time of this report, Albemarle has filed a request to review its and SQM's environmental permits, as an environmental variable has evolved differently than predicted in the environmental impact assessment.

Albemarle has an approved closure plan (Res. Ex. N°845/2023), which includes all environmental projects approved up to date. This closure plan considers a LoM until 2043 (the final year of operation for the Salar and La Negra), where the brine extraction ends in 2041 in accordance with the levels of lithium extraction authorized by the environmental permit.

In terms of closure activities, the approved closure plan considers a 2-year period for La Negra and a 5-year period for Salar de Atacama. Closure measures include backfilling of the ponds and dismantling and demolishing of all infrastructure, including final disposal.

Closure activities include monitoring activities at 227 points, associated with phreatic level, evapotranspiration (ET), and surface and groundwater quality, among others. The monitoring frequency varies from monthly to annual, depending on the objective, and will be carried out for a period of 5 years.

Post-closure activities include maintenance activities, such as signage and access closures, among others, which are in perpetuity.

While Albemarle has complied with local closure requirements, to date, they have not developed an internal closure plan for the La Negra or Salar de Atacama plants that would detail specific activities and costs of closure; therefore, no closure analysis has been developed or reviewed in terms of social transition, post-closure land use, stakeholder engagement, or mine closure provision.

The closure cost has been estimated based on the approved closure plan. The total closure costs of the La Negra and Salar de Atacama plants are US$62.08 million, considering direct and indirect costs and contingencies.

However, the purpose of this estimate is only to provide the Chilean government with an assessment of the closure liabilities at the site and form the basis of financial assurance. This type of estimate typically reflects the cost that the government agency responsible for closing the site in the event that an operator fails to meet their obligation. If Albemarle (rather than the government) closes the site in accordance with their current mine plan and approved closure plan, the cost of closure is likely to be different from the financial assurance cost estimate approved by the government.

Furthermore, because closure of the site is not expected until 2043, the closure cost estimate represents future costs based on current expectations of site conditions at that date. In all probability, site conditions at closure will be different than currently expected; therefore, the current estimate of closure costs is unlikely to reflect the actual closure cost that will be incurred in the future.

1.11 Capital and Operating Costs

The Salar de Atacama and La Negra facilities are currently operating. Capital and operating costs are forecast as a normal course of operational planning with a primary focus on short-term budgets (i.e., subsequent year). The operations currently utilize mid-term (e.g., 10-year plan) and less-detailed long-

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term (i.e., LoM) planning. Given the limited official long-term planning completed at the operation, SRK developed a long-term forecast for the operation based on Albemarle forecasts, combined with historic operating results, adjusted for assumed changes in operating conditions and planned strategic changes to operations (the most significant changes being restriction on pumping rates). Table 1-3 provides SRK's capital expenditure (CAPEX) forecast, and Figure 1-1 provides SRK's operational cost (OPEX) forecast.

Table 1-3: Capital Cost Forecast (US$ Million Real 2024)

Period	Total Sustaining CAPEX					Total CAPEX
	La Negra	Liming	Well Replacement/ Expansion	General Wellfield	Closure	
2024	28.7	-	4.3	15.0	-	48.0
2025	47.0	-	6.9	22.1	-	76.0
2026	81.9	-	6.9	45.9	-	134.7
2027	72.5	-	6.9	60.1	-	139.5
2028	69.6	-	6.9	48.0	-	124.5
2029	81.8	-	6.9	49.0	-	137.7
2030	116.2	27.1	6.9	47.3	-	197.5
Remaining LoM (2031 through 2044)	841.6	-	75.8	429.3	40.9	1,387.5
LoM total	1,339.2	27.1	121.4	716.7	40.9	2,245.4

Source: SRK
Note: 2024 CAPEX is only from July to December.

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Operating Cost (LOM)
US$
Millions
400
350
300
250
200
150
100
50
-
2024
2025
2026
2027
2028
2029
2030
2031
2032
2033
2034
2035
2036
2037
2038
2039
2040
2041
2042
2043
2044
2045
Salar Cost
Processing Cost
G&A and R&D Cost
Primary Reagent Cost
Shipping

Source: SRK, 2024
Notes: 2024 costs reflect a partial year (July to December).
Table 19-9 shows the tabular data.

Figure 1-1: Total Forecast Operating Expenditure (Real 2024 Basis)

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Estimation of capital and operating costs is inherently a forward-looking exercise. These estimates rely upon a range of assumptions and forecasts that are subject to change depending upon macroeconomic conditions, operating strategy, and new data collected through future operations. For this report, capital and operating costs are estimated to a PFS level, as defined by S-K 1300, with a targeted accuracy of ±25%. However, this accuracy level is only applicable to the base case operating scenario and forward-looking assumptions outlined in this report. Therefore, changes in these forward-looking assumptions can result in capital and operating costs that deviate more than 25% from the costs forecast herein.

1.12 Economic Analysis

As with the capital and operating cost forecasts, the economic analysis is inherently a forward-looking exercise. These estimates rely upon a range of assumptions and forecasts that are subject to change depending upon macroeconomic conditions, operating strategy, and new data collected through future operations. The operation is forecast to have a 20-year operational life, with the first modeled year of operation being a partial year to align with the effective date of the reserves.

The economic analysis metrics are prepared on annual after-tax basis in US$. Table 1-4 presents the results of the analysis. At a Li_2CO_3 price of US$17,000/t, the net present value (NPV), using a 10% discount rate (NPV 10%) of the modeled after-tax free cashflow is US$1,965 million. Note that because Salar de Atacama is in operation and is modeled on a go-forward basis from the date of the reserve, historic CAPEXs are treated as sunk costs (i.e., not modeled); therefore, internal rate of return (IRR) and payback period analysis are not relevant metrics.

Table 1-4: Indicative Economic Results

LoM Cashflow (Unfinanced)	Units	Value
Total revenue	US$ million	21,391.9
Total OPEX	US$ million	(6,712.4)
Royalties	US$ million	(5,249.8)
Operating margin (excluding depreciation)	US$ million	9,429.6
Operating margin ratio	%	44%
Taxes paid	US$ million	(2,497.4)
Free cashflow	US$ million	4,686.8
Before tax		
Free cash flow	US$ million	7,184.3
NPV at 8%	US$ million	3,620.0
NPV at 10%	US$ million	3,148.7
NPV at 15%	US$ million	2,322.0
After tax		
Free cashflow	US$ million	4,686.8
NPV at 8%	US$ million	2,277.9
NPV at 10%	US$ million	1,965.2
NPV at 15%	US$ million	1,422.5

Source: SRK, 2024

Figure 1-2 presents a summary of the cashflow on an annual basis.

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Project Cashflow (unfinanced)
Millions
US$
1,500
1,000
500
-
(500)
(1,000)
(1,500)
9,000
6,000
3,000
-
(3,000)
(6,000)
(9,000)
Millions
US$ (Cumulative)
2024
2025
2026
2027
2028
2029
2030
2031
2032
2033
2034
2035
2036
2037
2038
2039
2040
2041
2042
2043
2044
2045
Revenue
Operating Cost
Working Capital Adjustment
Royalty Cost
Sustaining Capital
Tax Paid
Project Net Cashflow
Cumulative Net Cashflow

Source: SRK, 2024
Note: Table 19-9 shows the tabular data.

Figure 1-2: Annual Cashflow Summary

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1.13 Conclusions and Recommendations

1.13.1 Geology and Mineral Resources

The property is well known in terms of descriptive factors and ownership. Geology and mineralization are well understood through decades of active exploitation. The status of exploration, development, and operations is considered advanced and active. Assuming that exploration and mining continue at Salar de Atacama in a manner consistent with good industry standards, there are no additional recommendations for geology at this time.

SRK has reported a mineral resource estimation (MRE) that is appropriate for public disclosure and long-term considerations of mining viability. The MRE could be improved with additional infill drilling to decrease the distance between data and provide great confidence in spatial variability of grades and improve the classification of the resources in some areas of Atacama.

1.13.2 Mineral Reserves and Mining Method

Mining operations have been established at the Salar de Atacama over its more than 35-year history of production. Reserve estimates have been developed based on a predictive hydrogeological model that estimates brine production rates and associated lithium concentrations over time. In the QP's opinion, the mining methods and predictive approach for reserve development are appropriate for the Salar de Atacama.

However, in the QP's opinion, there remains an opportunity to further refine the production schedule. This optimization should focus on the balance between calcium and sulfate concentration in the production brine. Maintaining an optimum blend of calcium-rich and sulfate-rich brines improves process recovery in the evaporation ponds. SRK's current assumption is that an optimum balance in these contaminants is lost in 2025. However, considering that Albemarle has been able to maintain the sulfate-to-calcium ratio below the threshold and at a ratio of approximately 0.5 below the current modeled prediction, SRK has assumed that the impact from the loss of that balance is not realized until 2031. At that time, SRK has assumed additional CAPEX and OPEX associated with installation and operation of a liming plant is required. However, if additional calcium-rich brine can be sourced in the pumping plan, these assumed expenses could potentially be further delayed or avoided altogether.

1.13.3 Mineral Processing and Metallurgical Testing

In the QP's opinion, the long operating history and associated knowledge and information provide appropriate support for development of operating predictions for this reserve estimate. The notable deviation from historic practice is the SYIP.

The SYIP has been constructed and is in the ramp-up phases of operation. Historic test work associated with the Project has gaps in sample representativity and support for projected mass balances. However, with the facility in operation, once the ramp-up and optimization is complete, Albemarle will be able to quantify the overall impact to the Salar recovery. SRK recommends a rigorous sampling and monitoring program to assess and optimize the operation of the SYIP. Until the process is optimized and the impacts are realized through a full life cycle of the Salar evaporative cycle, in the QP's opinion, the projected performance for the SYIP is reasonable and has not been changed since the previous report.

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SRK has assumed that a liming plant will be required starting in 2031 to offset a reduction in calcium-rich brine available for blending. If further optimization of the LoM pumping plan is not possible (i.e., the sulfate-to-calcium ratio cannot be reduced by alternative pumping strategy), Albemarle will need to add calcium to the evaporation pond system to avoid additional lithium losses in the ponds. Albemarle should start conceptual evaluation of this calcium addition (whether through liming as assumed by SRK or alternative options) so that if/when this plant is required, Albemarle will have an appropriate design developed for installation.

Due to the reduced pumping rate imposed by the EWP, Albemarle has started investigating alternative options to mitigate the impacts to surrounding water table levels, including DLE with solution re-injection; if this is successful, Albemarle may be able to increase pumping rates to pre-EWP levels, resulting in an increase to the production from the Salar and full utilization of the La Negra processing facilities. The results of ongoing studies and the resulting impacts from potential alternative options are not sufficiently developed for discussion in this report. SRK recommends continuing investigation of alternatives.

1.13.4 Infrastructure

The Project is a mature functioning operation with two separate sites that contain key facilities. The infrastructure is in place, operating, and provides all necessary support for ongoing operations as summarized in this report. No significant risks associated with the Project are identified in this report.

1.13.5 Environmental, Permitting, Social, and Closure

Albemarle's operations have adequate plans to address and follow up relevant environmental issues, such as hydrogeological/biodiversity issues and those associated with the indigenous communities in the Salar de Atacama area.

Albemarle adequately follows up on issues related to water quality in La Negra as well as fluctuations in the water table and potential effects on the sensitive ecosystems around Salar de Atacama, including analysis of possible cumulative effects given the multiplicity of actors that extract brine and freshwater in the area. Notwithstanding the above, Salar de Atacama is a complex system and requires constant updating of management tools based on the results of the monitoring programs and also attention to requirements or new tools that the authority may incorporate or require.

In relation with the indigenous communities, Albemarle maintains relations with the Council of Atacameños Peoples and 18 of the 25 indigenous communities of the area; Albemarle has achieved and maintained agreements with these communities in Chile. Any future significant development or modification of the current conditions of the operation will be subject to an Indigenous Consultation Process; therefore, it is of high importance to maintain this management strategy with these communities.

Any requirement of a brine extraction greater than the one approved (442 L/s) has an uncertain approval success, considering the multi-user conditions in Salar de Atacama, the sensitivity of the ecosystem, and the synergistic impacts on this ecosystem that concern the environmental and water authorities. To prevent any unforeseen potential risk, the EWP could be activated because of the exceedance of an established threshold, which could result in the reduction of the amount of brine authorized for extraction. In this context, there were two EWP activations during the years from 2023 to 2024 that have implied reduction of the extraction of brine (20% of the approved flow). As a result

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of these activations of the EWP, Albemarle executed a detailed investigation on the causes triggering the EWP, which concluded that there is an environmental variable (water levels at the aquifer, part of the follow-up plan) that has evolved differently to what was predicted in the last environmental impact assessment. Therefore, Albemarle requested to the environmental authority the review of Albemarle's environmental permit, as well as SQM's environmental permit. This procedure is legally established in Article 25 Quinques of Law N° 19.300 that was filed with the authorities on May 29, 2024.

Albemarle also has an approved closure plan (Res. Ex. N°845/2023), which includes all environmental projects approved until 2019, including Environmental Impact Declaration (Declaración de Impacto Ambiental (DIA)) "Modification of the project Phase 3 La Negra Plant Expansion" (RCA N°077/2019).

The QP notes that Albemarle does not currently have an internal closure cost estimate other than for financial assurances (the closure plans referenced above). Therefore, other costs would likely be incurred by Albemarle during closure of the site. Then, the actual closure cost could be greater or less than the financial assurance estimate, as they need the closure plan approval for execution. Therefore, SRK highly recommends developing an internal closure plan where other costs could be determined, such as head office costs, human resources costs, taxes, operator-specific costs, and social costs. Also, closure provision should be determined in this document.

1.13.6 Capital and Operating Costs

The capital and operating costs for the Salar de Atacama operation have been developed based on actual Project costs and forecasts. In the QP's opinion, the cost development is acceptable for declaration of mineral reserves. However, the operation itself lacks detailed life of operation planning and costing. As such, the forward-looking costs incorporated herein are inherently strongly correlated to current market conditions. Due to the recent volatility in lithium prices, the lithium production space is evolving rapidly, and any forward-looking forecast based on such an environment carries increased risk.

The QP strongly recommends continued development and refinement of a robust life of operation cost model. In addition to further refinement of the cost model, the QP also recommends that close watch be kept on the economic environment, with an eye toward continuous updates as the market environment continues to evolve.

1.13.7 Economics

The operation is forecast to generate positive cashflow during every year of the LoM plan in which it is pumping or processing brine based on the production schedule, costs, and process performance outlined in this report.

An economic sensitivity analysis indicates that the operation's NPV is most sensitive to variations in plant recovery, commodity price, and lithium grade.

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2 Introduction

This TRS was prepared in accordance with the SEC S-K regulations (Title 17, Part 229, Items 601 and 1300 through 1305) for Albemarle by SRK on Salar de Atacama. Associated lithium processing facilities at the La Negra operation are included in this report, as they are critical to the production of a final, commercially salable product. Albemarle is 100% owner of the Salar de Atacama and La Negra operations.

2.1 Terms of Reference and Purpose

The quality of information, conclusions, and estimates contained herein are consistent with the level of effort involved in SRK's services, based on i) information available at the time of preparation and ii) the assumptions, conditions, and qualifications set forth in this report. This report is intended for use by Albemarle subject to the terms and conditions of its contract with SRK and relevant securities legislation. The contract permits Albemarle to file this report as a TRS pursuant to the SEC S-K regulations, more specifically Title 17, Subpart 229.600, item 601(b)(96) - TRS and Title 17, Subpart 229.1300 - Disclosure by Registrants Engaged in Mining Operations. Any other uses of this report by any third party is at that party's sole risk. The responsibility for this disclosure remains with Albemarle.

The purpose of this TRS is to report mineral resources and mineral reserves for Salar de Atacama. This report is prepared to a prefeasibility standard, as defined by S-K 1300. This technical report is an update of the previous report titled, "SEC Technical Report Summary, Pre-Feasibility Study, Salar de Atacama, Region II, Chile. Report Date February 14, 2023."

The effective date of this report is June 30, 2024.

2.2 Sources of Information

This report is based in part on internal company technical reports, previous feasibility studies, maps, published government reports, company letters and memoranda, and public information as cited throughout this report and listed in Section 24. Section 25 lists reliance upon information provided by the registrant, where applicable.

2.3 Details of Inspection

Table 2-1 summarizes the details of the personal inspections on the property by each QP or, if applicable, the reason why a personal inspection has not been completed.

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Table 2-1: Site Visits

Expertise	Date(s) of Visit	Details of Inspection	Reason Why a Personal Inspection Has Not Been Completed
Process	Several, most recently in August 2024	Site visit with inspection of evaporation ponds, Salar processing facilities, and La Negra plant and packaging area	
Resource and Exploitation	Multiple, most recently in August 2024	Site visit with inspection of drillholes, core review, exploration procedures, production wells, packer testing, evaporation ponds, site facilities, laboratory, and trucking facilities at the Salar	
Infrastructure	August 2024	Site visit with inspection of evaporation ponds, administration complex, utilities supplies, laboratories, processing facilities, access roads, and waste facilities at both the Salar and La Negra plant	
Environment	August 2024	Site visit with inspection of operations and environmental impacts at the Salar and La Negra plant	

Source: SRK, 2024

2.4 Report Version Update

The user of this document should ensure that this is the most recent TRS for the property.

This technical report is an update of the previous report titled, "SEC Technical Report Summary, Pre-Feasibility Study, Salar de Atacama, Region II, Chile. Report Date February 14, 2023."

2.5 Qualified Persons

This report was prepared by SRK Consulting (U.S.), Inc., a third-party firm comprising mining experts in accordance with § 229.1302(b)(1). The lithium market summary sections of the report (Sections 1.9 and 16), were prepared by Fastmarkets, a third-party firm with lithium market expertise in accordance with § 229.1302(b)(1). Albemarle has determined that SRK and Fastmarkets meet the qualifications specified under the definition of QP in § 229.1300. References to the QP in this report are references to SRK Consulting (U.S.), Inc. and Fastmarkets, respectively, and not to any individual employed at either QP.

2.6 Forward-Looking Information

This report contains forward-looking information and forward-looking statements within the meaning of applicable United States securities legislation, which involve a number of risks and uncertainties. Forward-looking information and forward-looking statements include, but are not limited to, statements with respect to the future prices of copper and gold, the estimation of mineral resources and reserves, the realization of mineral estimates, the timing and amount of estimated future production, costs of production, CAPEX, costs (including capital costs, operating costs, and other costs), timing of the LoM, rates of production, annual revenues, requirements for additional capital, and government regulation of mining operations.

Often, but not always, forward-looking statements can be identified by the use of words such as plans, expects, does not expect, is expected, budget, scheduled, estimates, forecasts, intends, anticipates,

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does not anticipate, believes, variations of such words and phrases, or statements that certain actions, events, or results may, could, would, might, or will be taken, occur, or be achieved.

Forward-looking statements are based on the opinions, estimates, and assumptions of contributors to this report. Certain key assumptions are discussed in more detail. Forward-looking statements involve known and unknown risks, uncertainties, and other factors, which may cause the actual results, performance, or achievements of Albemarle to be materially different from any other future results, performance, or achievements expressed or implied by the forward-looking statements.

Such factors include, among others: the actual results of current development activities; conclusions of economic evaluations; capital and operating cost forecasts; changes in project parameters as plans continue to be refined; future prices of gold, copper, and other metals; possible variations in mineral grade or recovery rates; failure of plant, equipment, or processes to operate as anticipated; accidents, labor disputes, climate change risks, and other risks of the mining industry; delays in obtaining governmental approvals or financing or in the completion of development or construction activities; shortages of labor and materials; changes to regulatory or governmental royalty and tax rates; environmental risks and unanticipated reclamation expenses; the impact on the supply chain and other complications associated with pandemics, including global health crises; title disputes or claims and timing and possible outcome of pending legal or regulatory proceedings; and those risk factors discussed or referred to in this report and in Albemarle's documents filed from time to time with the securities regulatory authorities.

There may be other factors than those identified that could cause actual actions, events, or results to differ materially from those described in forward-looking statements. There may be other factors that cause actions, events, or results not to be anticipated, estimated, or intended. There can be no assurance that forward-looking statements will prove to be accurate, as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers are cautioned not to place undue reliance on forward-looking statements. Unless required by securities laws, the authors undertake no obligation to update the forward-looking statements if circumstances or opinions should change.

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3 Property Description

The Salar de Atacama Basin is located in the commune of San Pedro de Atacama, with the Albemarle operations approximately 100 km to the south of this location, in the extreme east of the Antofagasta Region and close to the border with the republics of Argentina and Bolivia, as shown on Figure 3-1. The communal area is 23,439 square kilometers (km^2) and has an approximate population of 11,000 inhabitants, which are mainly distributed in the populated areas of San Pedro de Atacama, Toconao, Socaire, and Peine.


350000
400000
450000
500000
550000
600000
7500000
7450000
7400000
7350000
PERU
BRAZIL
BOLIVIA
San Paulo
Buenos Aires
ARGENTINA
Calama
EL MIRAJE
CERROS LIMON VERDE
San Pedro de Atacama
Bahia de Mejillones del Sur
Mejillones
SIERRA MIRANDA
CERROS DE CUEVITAS
ANTOFAGASTA
SALAR DE ATACAMA
Antofagasta
Bahia Moreno
Salar de Atacama
Peine
N
La Negra Processing Facility
0
25
50
100
Kilometers

Source: SRK, 2021

Figure 3-1: Location Map

In a regional context, the Salar is located in a remote area, with the nearest city (Calama) approximately 190 km to the northwest by road. The regional capital (Antofagasta), which is also located near the La Negra processing facilities, is located approximately 250 km to the west by road.

3.1 Property Area

Albemarle's mining properties within the Salar de Atacama include two groups of exploitation concessions: CASAME (private) and OMA (mining properties in Salar de Atacama owned by CORFO), which cover a total of 5,227 mining properties. The properties span approximately 25 km at the widest zone in the east-to-west direction and 12 km in the widest north-to-south zone. For the purpose of the reserve estimate, the OMA concessions are those that are relevant.

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SRK Consulting (U.S.), Inc. SEC Technical Report Summary – Salar de Atacama Page 24 SalardeAtacama_SECUpdate_Report_USPR001976_Rev02.docx February 2025 The CASEME concessions include 1,883 properties and the same number of hectares. The OMA concessions include 3,344 mining properties of 5 ha each, which corresponds to 16,720 ha. Figure 32 shows the location of the Albemarle concessions at the southern end of the Salar de Atacama (in dark green), the rest of the OMA properties belonging to CORFO (in light green), and the location of SQM's properties (in green bars) in the Salar. Albemarle has additional mining concessions (named Lila) that include 1,755 properties covering 1,755 ha of exploitation concessions and 17 properties covering 7,400 ha of exploration concessions. However, for the purpose of the reserve estimate, only the OMA concessions are relevant, and therefore the detail of the Lila concessions have not been included. SRK Consulting (U.S.), Inc. SEC Technical Report Summary – Salar de Atacama Page 25 SalardeAtacama_SECUpdate_Report_USPR001976_Rev02.docx February 2025 Source: Albemarle, 2025 Figure 3-2: Mining Claims in Salar de Atacama SRK Consulting (U.S.), Inc. SEC Technical Report Summary – Salar de Atacama Page 26 SalardeAtacama_SECUpdate_Report_USPR001976_Rev02.docx February 2025 3.2 Mineral Title Albemarle’s mineral rights at Salar de Atacama consist of the right to extract lithium brine, pursuant to a long-term contract with the Chilean government originally entered into in 1980 by Foote Minerals, a predecessor of Albemarle. This contract has been subsequently amended and restated. This agreement is discussed in more detail in Section 16.3.1, although key details follow. Albemarle’s predecessor’s initial contract with the Chilean government will remain in effect until the date on which it has produced and sold 200,000 t LME (although the lithium can be produced in any of its forms) from the Salar de Atacama. As of June 30, 2024, the remaining amount of lithium from the initial contract equals approximately 105,455 t LME. On November 25, 2016, CORFO and Albemarle entered into an annex to the initial agreement adding an additional 262,132 t LME to the total quota and setting an expiration for production of the quota of January 1, 2044 (i.e., any remaining quota after this date will be forfeited). As of June 30, 2024, the remaining amount of lithium from the second quota equals 204,581 t. Combined, as of the effective date of this TRS (June 30, 2024), Albemarle has a remaining quota of 310,036 t LME, expiring January 1, 2044. Additionally, on April 26, 2024, CORFO and Albemarle entered into an addendum to the initial agreement and its amendments, adding the option of a “New Technologies Quota” in addition to the total quota and the Additional Quota, for up to 240,000 t LME that Albemarle may exploit based on lithium extracted using new technologies. The size of the area at Salar de Atacama covered by Albemarle’s OMA mining concessions (those relevant to the current reserve estimate) is 16,720 ha. Table 3-1 describes these OMA concessions. Albemarle also currently owns the land on which the extraction facility at Salar de Atacama and the processing facility at La Negra operate. However, the ownership of the land at Salar de Atacama will revert to the Chilean government once all amounts of lithium remaining under Albemarle’s contract with the Chilean government are sold (the ownership of the land and fixed assets at La Negra will remain unchanged). Table 3-1: OMA Mining Concessions Concession Name National Role Page Number Year Area (ha) Property of Albemarle Limitada Oma 1 Al 59820 02303-0007-0 408 11 1977 16,720 Property of CORFO Oma 1 Al 59820 02301-5148-2 408 11 1977 6,850 Source: Albemarle, 2024b Section 17 provides a summary of the existing environmental permits and under which Albemarle operates. The rights to use existing water and the agreements with the communities are also summarized. In addition to the mining properties located in the nucleus of Salar de Atacama (although not covering the area relevant to the resource and reserve reported herein), Albemarle has mining properties located in the extreme north of the Cordón de Lila (called CASEME, LILA, and others), as shown in Table 3-2 and Figure 3-3. SRK Consulting (U.S.), Inc. SEC Technical Report Summary – Salar de Atacama Page 27 SalardeAtacama_SECUpdate_Report_USPR001976_Rev02.docx February 2025 Table 3-2: Albemarle Mining Concessions Role Number Concession Name Pages (Fojas) Number Year Properties Area (ha) CASEME mining concessions 023030381-9 Caseme uno 1 al 100 394 119 2004 100 100 023030382-7 Caseme dos 1 al 100 387 118 2004 100 100 023030383-5 Caseme tres 1 al 75 401 120 2004 75 75 023030384-3 Caseme cuatro 1 al 100 408 121 2004 100 100 023030385-1 Caseme cinco 1 al 97 416 122 2004 97 97 023030386-K Caseme seis 1 al 100 424 123 2004 100 100 023030401-7 Caseme siete 1 al 100 432 124 2004 100 100 023030402-5 Caseme ocho 1 al 100 440 125 2004 100 100 023030388-6 Caseme nueve 1 al 95 448 126 2004 95 95 023030389-4 Caseme diez 1 al 100 456 127 2004 100 100 023030387-8 Caseme once 1 al 46 464 128 2004 46 46 023030390-8 Caseme doce 1 al 90 471 129 2004 90 90 023030391-6 Caseme trece 1 al 90 479 130 2004 90 90 023030392-4 Caseme catorce 1 al 65 556 140 2004 65 65 023030393-2 Caseme quince 1 al 90 563 141 2004 90 90 023030394-0 Caseme dieciseis 1 al 20 570 142 2004 20 20 023030395-9 Caseme diecisiete 1 al 90 487 131 2004 90 90 023030396-7 Caseme dieciocho 1 al 90 495 132 2004 90 90 023030397-5 Caseme diecinueve 1 al 90 503 133 2004 90 90 023030398-3 Caseme veinte 1 al 90 511 134 2004 90 90 023030399-1 Caseme veintiuno 1 al 65 519 135 2004 65 65 023030400-9 Caseme veintidos 1 al 90 526 136 2004 90 90 Total 1,883 1,883 Role Number Concession Name Pages (Fojas) Number Year Area (ha) Lila mining concessions 02303-D968-0 Lila 1 C 1,952 1,136 2022 400 02303-D975-3 Lila 2 C 1,953 1,137 2022 400 02303-D969-9 Lila 3 C 1,954 1,138 2022 400 02303-D976-1 Lila 4 C 1,955 1,139 2022 200 02303-D970-2 Lila 5 C 1,956 1,140 2022 600 02303-D966-4 Lila 6 C 1,957 1,141 2022 600 02303-D977-K Lila 7 C 1,959 1,142 2022 600 02303-D971-0 Lila 8 C 1,960 1,143 2022 600 02303-D978-8 Lila 9 C 1,961 1,144 2022 600 02303-D972-9 Lila 10 C 1,962 1,145 2022 600 02303-D981-8 Lila 12 C 1,963 1,146 2022 400 02303-D979-6 Lila 13 C 1,965 1,147 2022 400 02303-D973-7 Lila 14 C 1,966 1,148 2022 400 02303-D967-2 Lila 15 C 1,967 1,149 2022 600 02303-D980-K Lila 16 C 1,969 1,150 2022 100 02303-4040-4 Lila 19, 1 al 400 633 115 2021 400 02303-D974-5 Lila 20 C 4,900 2,935 2022 300 02303-E598-2 Lila 21 C 2,456 1,607 2023 200 02303-4210-5 Lila 11 B, 1 AL 600 77 15 2024 600 02303-4211-3 Lila 12 B, 1 AL 200 89 16 2024 200 02303-4212-1 Lila 13 B, 1 AL 200 98 17 2024 200 02303-4213-K Lila 14 B, 1 AL 200 106 18 2024 200 02303-4214-8 Lila 17 B, 1 AL 400 115 19 2024 400 Total 9,400 Role Number Concession name Pages Number Year Area (ha) Other mining concessions 02201-T741-6 Laura 2 B (Prórroga) 3,024 1,693 2020 200 02201-W9520 Laura 3 2,869 1,565 2023 300 02201-9055-2 Levedad 1 al 6 598 185 2019 6 02203-1854-0 Lucia 1 A, 1 al 30 273 105 2023 30 02203-3611-5 Lucia 1 B 216 86 2023 200 02203-1855-9 Lucia 2 A, 1 al 39 281 107 2023 54 02203-3609-3 Lucia 3 B 222 88 2023 100 02203-3608-5 Lucia 4 B 225 89 2023 100 02201-8666-0 Marce I 1/40 570 150 2017 194 02201-8667-9 Marce II 1/8 581 152 2017 35 02201-8086-7 Minero III 1/2 3,319 576 2014 2 02201-8474-9 Pacifíco Norte II 1/6 3,129 1,129 2016 6 02201-8800-0 Piscis 1/86 16 3 2018 86 02201-8674-1 Salome I 1/3 587 153 2017 3 02201-8675-K Salome II 1/3 592 154 2017 3 02201-8676-8 Salome III 1/4 597 155 2017 4 Total 1,323 Source: Albemarle, 2024b

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LEYENDA
OMA ALBEMARLE EXPLOITATION CONCESSIONS
CASEME EXPLOITATION CONCESSIONS
LILA C EXPLORATION CONCESSIONS
LILA EXPLOITATION CONCESSIONS
Albemarle

Source: Albemarle, 2024b

Figure 3-3: Albemarle Mining Concessions

Section 17 of this report provides a summary of the existing environmental permits and under which Albemarle operates. The rights to use existing water and the agreements with the communities are also summarized.

Since 2000, numerous Environmental Impact Declarations and Environmental Impact Studies have been approved by the Environmental Assessment Service (SEA) for both the La Negra plant and the Salar Plant. In addition, 10 Pertinence Queries to the SEA have been entered. Albemarle has wells located in the Tilopozo, Peine, and Tucúcaro areas, which have groundwater rights.

3.3 Encumbrances

There are no encumbrances to the property other than the previously mentioned contract with CORFO.

3.4 Royalties or Similar Interest

CORFO owned the concessions (which are currently operated by Albemarle and SQM) in Salar de Atacama prior to 1979 under specific contracts with limits to lithium extraction in time and/or quantity. The role of the corporation in is to safeguard its rights in contracts and collect agreed payments, which it exercises through the Sistema de Empresas (SEP). In Albemarle's case, only one royalty payment for potassium is contemplated, since the usage of the concessions granted by CORFO was recognized as a contribution to the constitution of the initial company.

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Albemarle's 2016 agreement with CORFO added an additional royalty payment to the state development agency according to the sales price for both carbonate and lithium hydroxide. Table 3-3 presents this royalty schedule.

Table 3-3: CORFO Royalty Scheme for Albemarle in Atacama

Lithium Carbonate		Lithium Hydroxide	
Price Range (US$/t)	Progressive Commission Rate (%)	Price Range (US$/t)	Progressive Commission Rate (%)
0 to 4,000	6.8	0 to 4,000	6.8
4,000 to 5,000	8.0	4,000 to 5,000	8.0
5,000 to 6,000	10.0	5,000 to 6,000	10.0
6,000 to 7,000	17.0	6,000 to 9,000	17.0
7,000 to 10,000	25.0	9,000 to 11,000	25.0
Over 10,000	40.0	Over 11,000	40.0

Source: CORFO, 2024

Albemarle Limitada is the Chilean entity. Albemarle owns 100% of Albemarle Limitada. Albemarle Limitada also contributes 3.5% of its annual sales to the communities (Council of Atacameños Peoples (CPA)), which contributes to their development.

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4 Accessibility, Climate, Local Resources, Infrastructure, and Physiography

The Salar del Atacama basin is located within the Pre-Andean Depression, limited to the east by the Andes Mountains and to the west by the Domeyko Mountains. While located within the Andes, the Salar itself is flat over an extensive area. The elevation of the Salar is approximately 2,300 masl and has an area of approximately 3,500 km^2. The Salar has an elliptical surface with a north-to-south orientation and a slight slope towards the south. The Salar is made up of 75% saline deposits that give it a flat and rough surface.

4.1 Topography, Elevation, and Vegetation

The main climatic feature of the region is its aridity. The most extreme aridity (in fact, the driest location on Earth) is located to the west of the Salar between the coastal range and the Andes, where there is no maritime influence. The extreme aridity in this intermediate zone and the scarce existing vegetation defines a natural landscape known as the Atacama Desert.

4.2 Means of Access

From Antofagasta (with the La Negra facilities located in this area), access to the Salar de Atacama basin is possible along the regional highway Route 5 North, which connects with the local B-385 route, which enters the basin from the west and the south of the Salar, where the Albemarle operations are located; this is the primary transport route for concentrated brine from the Salar to La Negra and is approximately 250 km by road. From Calama, access is via the regional highway 23-CH, which connects the city of Calama with the international Sico pass on the border with Argentina. This route passes on the northern margin of the Salar with access to the site again on the local B-385 route, passing along the eastern margin of the Salar and entering to the south. The distance from the operation on the Salar to Calama is around 190 km (Figure 4-1). At the local level, the entrance to Albemarle's properties is located in the south of the communal territory of San Pedro de Atacama and is approximately 100 km away from this location by road.

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480000
520000
560000
600000
640000
680000
720000
7510000
7480000
7450000
7420000
7390000
7360000
Calama
RUTA 25
RUTA 23 CH
CALAMA
San Pedro
RUTA 27 CH
Toconao
BOLIVIA
SIERRA GORDA
SAN PEDRO DE ATACAMA
Salar de Atacama
ARGENTINA
Peine
ANTOFAGASTA
RUTA 23 CH
0 10 20 40 km
N

Source: GWI, 2019

Figure 4-1: Property Access

4.3 Climate and Length of Operating Season

The climate is high-altitude marginal desert, which presents a greater quantity and volume of rainfall in the summer months, between 20 and 60 millimeters per year (mm/y). The desert environment (low rainfall and high evaporation rates), combined with limited natural water courses, has resulted in the formation of numerous salars, among which Salar de Atacama stands out for its extension.

Rainfall occurs mainly from January to March (as a result of the humidity transported from the Amazon basin (Bolivian winter)) and, to a lesser extent, between April and August (due to the displacement of cold fronts from Antarctica). The rainfall decreases from 300 mm/y in the Andes Mountains to about 10 to 20 mm/y in the Domeyko mountain range and on the Salar itself, with a statistical average of about 12 mm/y for the Salar.

Maximum temperatures occur during the months of December to March (coinciding with the summer season), and the minimum temperatures are seen in winter between the months of June and August. The highest temperatures reach values close to 35 degrees Celsius (°C), while the minimum temperatures reach values close to -5°C. The average difference between the minimum and maximum temperatures is observed to be constant throughout the historical temperature series, having a value of approximately 20°C between day and night.

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Evaporation also shows a seasonal variation, where the highest evaporation rates were measured in the months from December to February (summer) and the lowest evaporation rates were measured between the months of June and August (winter). These results are consistent with the temperature variations between the different seasons of the year.

4.4 Infrastructure Availability and Sources

As a mature operation, adequate infrastructure is in place to support operations at both the Salar de Atacama and La Negra processing facilities. Section 14 describes the infrastructure in detail.

The La Negra facilities are located 20 km southeast of the city of Antofagasta (the regional capital), which has power, water, highway, airport, and port facilities, as well as adequate local population to support operations.

At the La Negra plant, the purification of lithium brine coming from the Salar Plant is carried out for its subsequent conversion into Li_2CO_3 and LiCl. The following facilities are operating at the plant: boron removal plant, calcium and magnesium removal plant, Li_2CO_3 conversion plants, LiCl plant, evaporation-sedimentation ponds, an off-site area where the raw materials are housed and the inputs used in the process are prepared, and a dry area where the different products are prepared.

The Salar is located in a much more remote location, although existing road infrastructure is in place, as previously described. The Salar relies upon a camp to support workers, which are sourced regionally. In general, the Antofagasta/Calama region is a major mining hub with adequate support systems for both La Negra and the Salar.

The infrastructure facilities at the Salar are extraction wells, evaporation and concentration ponds, SYIP plant, Carnallite Plants 1 and 2, potash plant, drying plant, service area, and general areas, including waste salts stockpiles. The service sector is made up of various buildings, such as the change room, dining room, administrative office building, operations building, laboratory, and others.

Road transport to and from the Salar is important for the movement of supplies, personnel, and consumables (e.g., reagents). In addition, the Salar produces a concentrated brine (approximately 6% Li), which must be transported by truck to the La Negra facilities.

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5 History

5.1 Previous Operations

In the early 1960s, William E. Rudolph, a geologist at Anaconda Company, conducted surveys in northern Chile for new water sources for the Chuquicamata operation and found water with high concentrations of salts in the Salar de Atacama Basin. In the mid-1960s, the report on the results of the brine obtained in Salar de Atacama reached the hands of Foote Mineral Company. Later in 1970, these reports were also published in The Mining Journal of London and The Christian Science Monitor.

On August 13, 1980, CORFO signed an agreement with Foote Mineral Company (currently Albemarle US Inc.) to develop a lithium project in Salar de Atacama on the OMA mining leases incorporated by CORFO in 1977.

In this context, Foote Mineral Company and CORFO created the Chilean Society of Limited Lithium (SCL) with a 55% and 45% stake in the share capital, respectively. The duration of the company was agreed in a term equal to that necessary to exploit, produce, and sell the indicated amount of LME approved for extraction (i.e., 30 years), automatically renewable for successive terms of 5 years each. CORFO contributed the OMA mining leases to the company. This contribution was subject to the condition that such leases are returned free of charge and in full right to CORFO upon the fulfillment of the agreement.

Between 1988 and 1989, CORFO sold its 45% stake in SCL to Foote Mineral Company. In 1998, Chemetall purchased Foote Mineral Company, creating Chemetall-Foote Corporation. Subsequently, in 2004, Chemetall-Foote was acquired by Rockwood Lithium Inc., and in 2016, the latter was acquired by Albemarle US Inc., changing ownership of the Salar and La Negra plants to Albemarle Ltda.

On November 25, 2016, CORFO and Albemarle US Inc. modified the original lithium production agreement through which its duration was modified, extending it and adding an additional 262,132 t of production rights. This extension is valid until the original and expanded production rights have been exploited, processed, and sold or January 1, 2044, whichever comes first.

In 1981, the first construction of evaporation ponds in Salar de Atacama began. The following year, the construction of the Li_2CO_3 plant in the La Negra sector in Antofagasta began, which treats and transforms the concentrated brines coming from the Salar Plant into Li_2CO_3 and LiCl. Figure 5-1 provides a photograph of the first installations.

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Source: GWI, 2019

Figure 5-1: First Installations, 1981

Initially, SCL constructed a solar pond system at the Salar and a Li_2CO_3 plant with 6,350 t/y of Li_2CO_3 capacity was constructed at La Negra. Production started in 1984. In 1990, the Salar operations were expanded with a new well system, and the capacity of the Li_2CO_3 plant at La Negra was expanded to approximately 11,000 t/y Li_2CO_3. In 1998, the LiCl plant started operating at La Negra. In the early 1990s, potash also began to be recovered as a byproduct from the sylvinite harvested from their solar ponds. Operations at the Salar and La Negra have subsequently been expanded, and current production rates are around 70,000 t/y LCE (combined Li_2CO_3 and LiCl).

5.2 Exploration and Development of Previous Owners or Operators

The first exploration campaign was completed from 1974 to 1979 (Foote Mineral Company, 1979). The first two pumping wells were drilled and tested in 1975 (CL-1 and CL-2). In June 1977, an exploration program was undertaken that was designed to define the distribution of lithium over the entire Salar. The drilling program can be summarized as follows:

- 32 exploration holes about 2 inches in diameter with depths ranging from 2.6 to 4.6 m
- Four 6-inch exploration holes from 25 to 185 m in depth (CL-3, CL-4, CL-5, and CL-8)
- Four 12-inch-diameter wells from 20 to 30 m in depth (CL-6, CL-7, CL-9, and CL-10)

In 1979, 15 6-inch exploration wells were drilled in the Chepica Peninsula area (CL-11 to CL-20) and in the south of the southwestern arm of the Salar (S1 to S5) (Figure 5-2). Upon completion of the drilling program, all the producing wells were subjected to pumping tests.

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S-5
S-4
CL-4
CL-15
CL-14
CL-20
CL-9
CL-18
CL-17
CL-19
CL-12
CL-11
CL-16
CL-13
CL-2
CL-1
CL-10
CL-8
S-3
S-2
S-1
CL-6
Exploration Well
Mining Claim
SQM Property
555000
560000
565000
570000
575000
7390000
7385000
7380000

Source: SRK, 2021 (modified from Foote Mineral Company, 1979)

Figure 5-2: Locations of Wells Drilled during the 1974 to 1979 Campaigns (Foote Mineral Company)

In 2012 and 2013, Geodatos conducted surface geophysical surveys (transient electromagnetic (TEM) and NanoTEM) for Rockwood in the southern part of the Salar (Figure 5-3). Following this survey, 25 wells and piezometers were drilled in the same area in 2013 and 2014 (Figure 5-4). Few data regarding the drilling campaigns from 1980 to 2016 were available from Rockwood (previous owner). However, Albemarle reported that at least 27 wells and 20 observation wells or piezometers were drilled from 2013 to 2016; no further details were obtained.

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570000
575000
580000
7385000
7380000
7375000
7370000
X P-03
X PN-05
X PN-14
X P-02
X P-05
X PN-16
X MP-01
X MP-03
MP-02 X
X MP-04
L1
L2
L3
L4
L5
X Puntos de control
Perfiles TEM ambas Campañas
Perfiles NanoTEM ambas Campañas
ROCKWOOD LITHIUM
ESTUDIO GEOFISICO MEDIANTE TEM Y NANOTEM
GEODATOS S.A.I.C. FIG. 5. FEBRERO 2013

Source: SGA Ambiental (SGA), 2015

Figure 5-3: Locations of TEM and NanoTEM Surveys in the 2013 and 2014 Field Campaign (Rockwood)

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570000
575000
580000
585000
590000
7385000
7380000
7375000
7370000
N
P-04
P-03
PN-05
P-01
PN-05A
PN-05B
PN-08
PN-08B
PN-08A
MPS-CA
MPS-CB
MPS-CC
MPS-AA
MPS-AB
MPS-AC
PN-14
P-05
PN-14B
PN-14A
MP-01A
MP-01B
MP-01C
P-02
PN-16A
PN-16
PN-16B
MP-03A
MP-03B
MP-03C
MP-05A
MP-05B
MP-05C
MP-02A
MP-02B
MP-02C
MP-06A
MP-06B
MP-06C
MP-04A
MP-04B
MP-04C
00,51 2
km
Leyenda

Source: SGA, 2015a
Note: Green indicates wells and piezometers drilled in 2013, and blue indicates wells and piezometers drilled in 2014.

Figure 5-4: Locations of Well and Piezometers Drilled in 2013 and 2014 Field Campaign (Rockwood)

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6 Geological Setting, Mineralization, and Deposit

6.1 Regional, Local, and Property Geology

6.1.1 Regional Geology

The Salar de Atacama corresponds to a mature salt flat and is part of the group of salt flats found in the Altiplano-Puna (Houston et al., 2011). The Salar is formed by a core of chlorides in the center, while sulfate salts and carbonates predominate toward the edges (marginal zone). The marginal zone is mainly on the eastern edge of the salt flat and extends from north to south. The saline deposits are included within the Saline Deposits unit of the Salar de Atacama according to Becerra et al., (2014) of Pleistocene-Holocene age. The nucleus is mainly affected by the Salar Fault System (SFS) and the Horse Fault System. Both structures are inversely kinematic and have a north-to-south to northwest-to-southeast strike that creates a division of the subsurface into two blocks: West block has a thickness of between 625 and 750 m, and East block has the maximum thickness recorded in seismic profiles of 900 to 1,500 m (Jordan et al., 2007).

The oldest rocks that outcrop in the study area date back to the Paleozoic and are mainly distributed in the Cordón de Lila Range, corresponding to sedimentary sequences that were deposited in environments ranging from deep marine during the Lower Ordovician to fluvial conditions during the Permian. The formations of this period are: Igneous-sedimentary complex of the Cordón de Lila, Quebrada Grande Formation, Quebrada Ancha Formation, Lila Formation, and Estratos de Cerro Negro. Two strips of intrusive rocks are also distinguished, the first dating from the Ordovician period and the second from the Permian. These strips represent the presence of a volcanic arc for each period. The sedimentary sequences (in conjunction with the intrusives) have been interpreted as an accretion prism and active magmatic arc at the edge of the supercontinent Gondwana. These rocks would form the geological basement of the Salar de Atacama basin (Niemeyer, 2013).

During the Permian-Triassic, an event of deformation and intense volcanism began, evidenced in the rock units exposed on the east and west margins of the salt flat, where angular unconformity between the Paleozoic materials and the overlying Triassic materials has been recognized. The units deposited during the Triassic-Early Jurassic are characterized by large thicknesses of volcanic material interspersed with sedimentary sequences deposited in a transitional environment. During this period, dioritic and granitic bodies were emplaced.

The Andean tectonic cycle began in the Jurassic, which is currently still active. The few outcrops of this period are found to the west of the basin, in Cerro de Caracoles hills (Basso and Mpodozis, 2012), belonging to the Caracoles Group. The facies are characteristic of a shallow-shelf marine environment, including abundant fossil fauna.

Important compressive deformation events occurred in the Middle Cretaceous as part of the tectonic event called Peruvian phase (Steinman, 1929) that constituted the beginnings of the formation of the mountain ranges Cordillera de la Costa and Cordillera de Domeyko. Rocks from this period outcrop in the Domeyko Mountain Range, although few outcrops are also found south of the Lilac Range. These Cretaceous units are affected by structures such as the Barros Arana syncline in the northwest of the basin. The units present facies typical of braided and alluvial fluvial systems interspersed with evaporitic, aeolian, and lacustrine sedimentation, characteristic of arid to semi-arid environments (Bascuñán et al., 2016).

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During the Paleocene, an intrusion event occurred that is still accompanied by the compressive deformation that began in the Cretaceous. This event corresponds to a second period of exhumation of the Domeyko Mountain Range that occurred between 65 and 50 Ma (Henríquez et al., 2019). Rocks from this period correspond to the Naranja Formation and outcrop discontinuously to the west of the Llano de la Paciencia flat. To the east of Cerro Negro, this unit is affected by chevron-like folds (Cortés, J., 2012). The Naranja Formation has proximal alluvial facies that grade to distal; this was interpreted as a sequence of post-tectonic sedimentation to a pulse of compressive deformation that affected the Domeyko Cordillera (Mpodozis et al., 2005).

In the Eocene-Oligocene, the final phase of uplift of the Domeyko Cordillera (50 to 28 Ma) was generated (Henríquez et al., 2019). The Loma Amarilla Formation (Eocene-Oligocene sequences) characteristic of this period corresponds to a sedimentary unit with alluvial facies that outcrop to the west of the Llano Paciencia flat. The formation is affected by the syncline of the same name and is interpreted as a sequence of synthectonic sedimentation from the Inca Phase, which affected the Domeyko Mountain Range (Mpodozis et al., 2005). In this period, the exhumation of morphostructural elements (such as the Precordillera and the Cordón de Lila) also began.

The Oligocene-Early Miocene period was characterized by an extensive (possibly transtensional) tectonic event, allowing the accommodation of sedimentary units of significant thickness, forming the Paciencia Group (Pananont et al., 2004). These units outcrop in the Cordillera de la Sal area and are affected by multiple synclines and anticlines (Becerra, et al., 2014). The units present facies characteristic of lacustrine, beach, and evaporite deposits (San Pedro Formation) and alluvial (Tambores Formation). The Estratos de Tilocalar is another sedimentary sequence from this period (gravel, sand, and silt), which outcrops in the southern part of the salt flat to the west of the Lomas de Tilocalar.

Units deposited in Miocene correspond to sedimentary and volcanic rocks with evaporites (Campamento Formation) and poorly consolidated clastic deposits (Vilama Formation and Alluvial Deposits) that outcrop in the Cordillera de la Sal area. In the southwest of the Cordón de Lila and on the southeastern margin of the salt flat, gravels from this period also emerge (Niemeyer, 2013).

The comprehensive regime would be maintained during the Pliocene-Pleistocene and would be accompanied by important flows of ignimbrites, which outcrop to the east of the basin in the area of the volcanic arc. It is also possible to observe the flows in the Cordón de Lila up to the peninsula of Chépica and the Lomas de Tilocalar hills; this exerts a first-order control over the morphologies found in the south of the basin, in the Lomas de Tilocalar sector (Niemeyer, 2013), and in the volcanic arc.

Figure 6-1 shows the regional geology in Atacama salt flat.

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550000
600000
7450000
7400000
7350000
N
Licancabur
San Pedro de Atacama
Toconao
Co. Totola
Llano de la Paciencia
Co. Oscuro
Lascar
Camar
Co. Catedral
Salar de Atacama
Tumisa
Co. Pichungo
Lejia
Socaire
Peninsula
Peine
Cordon de Lila
Tilomonte
Cerro Tujle
Tilocalar
0 10 20 30 km
Legend
Lithological Units
San Pedro River Delta
Chloride
Sulfates and chloride
Carbonates and silts
Saline silts of the Llano de la Paciencia
Quaternary alluvial deposits
El Tambo Formation
Ignimbrite
Campamento Formation
Upper Miocene Lower Pliocene Alluvial Deposits
Strata of Salin Creek
Strata of Tilocalar
San Pedro Formation
Miocene Pliocene sequences
Oligocene Miocene sequences
Oligocene Eocene sequences
Paleocene sequences
Cretaceous sequences
Triassic sequences
Vulcanic sedimentary rocks from the eastern border
Intrusive and vulcanic sedimentary rocks of the cordon de lila
Places
Peak
Locality
Sector
Volcano
Hydrogeological Model of the Atacama Salt Basin
Prepared by:
Revised by:
Albemarle
gestiºnare
Datum WGS1984 UTM Zona 19S
Date: 30/12/2024

Source: Albemarle 2024 (elaborated by Albemarle for the EIA and this report)

Figure 6-1: Regional Geology Map

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6.1.2 Local Geology

As described in GWI, 2019:

> The Salar basin is divided into two distinct morphological zones. In the north, the eastern slope is characterized by monoclinal folding blanketed by thick ignimbrite deposits and alluvial fans (e.g., Reutter et al., 2006; Jordan et al., 2010). To the south, a series of large fold and thrust belts form a series of ridges and troughs that delineate sedimentary deposition and groundwater flow (Ramirez and Gardeweg, 1982; Aron et al., 2008). Alluvial fans around the Salar are important for transporting fluid to the marginal zones (Mather and Hartley, 2005), but large aquifer systems are not well defined. The largest aquifer is the Monturaqui-Negrillar-Tilopozo (MNT) system in the south. Unwelded to moderately welded ignimbrites in the basin have high infiltration capacity and permeability, while welded ignimbrites may act as confining units (Lameli, 2011; Houston, 2009).
>
> Recent and ongoing work on a set of sediment cores from the south part of the basin and the halite nucleus indicate a complex hydrostratigraphy of sand and gravel, ash and ignimbrite and evaporites (Munk et al., 2014). The low permeability Peine block (Lameli, 2011) diverts groundwater flow to the north and south, while the zone of monoclinal folding is expected to be more conducive to regional groundwater flow based on laterally extensive strata dipping towards the Salar (Jordan et al., 2002a, 2002b). The blind, high-angle, down-to-the-east north-south trending reverse SFS, which cuts across the Salar, accommodates over 1 km of offset basin fill strata (Jordan et al., 2007; Lowenstein et al., 2003).
>
> The southeastern slope of the Salar, south of the Tumisa volcano and east of the Cordon de Lila, is bounded to the southwest by the MNT trough, a 60 km long N–S oriented depression bounded to the east by the Toloncha fault (Aron et al., 2008). This trough contains several folds and thrust belts including the prominent Tilocalar ridge. The Miscanti fault and fold to the east separates the basin from the Andes and controls the development of the intra-arc Miñiques and Miscanti lakes (Rissmann et al., 2015; Aron et al., 2008). A large lithospheric block of Paleozoic rock, bounded by the N-S trending Toloncha Fault System and Peine fault is interposed in the center of the southeastern slope forming a major hydrogeologic feature that likely diverts groundwater as well as generally restricting groundwater flow through this zone (Breitkreuz, 1995; Jordan et al., 2002a; Reutter et al., 2006; Gonzalez et al., 2009; Boutt et al., 2018).
>
> The fold and thrust belt architecture of the basin slope is responsible for the development of several other thrust fault systems of varying depths and length but which generally trend N-S, parallel to the salt pan margin. These faults are thought to be major conduits for groundwater flow to the surface as evidenced by the spring complexes emerging along or in the immediate vicinity of these fault zones (Aron et al., 2008; Jordan et al., 2002b).

6.1.3 Property Geology

SRK and Albemarle defined lithostratigraphic units for the Salar deposits based on numerous diamond drillholes, geophysics, and outcrop observations. The following sections describe the lithological units.

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Intrusive and Volcano-Sedimentary Rocks of the Cordón de Lila

This unit comprises stratified and plutonic rocks of Paleozoic age that are widely distributed in the Cordón de Lila.

The Ordovician is represented by the Igneous-Sedimentary Complex of the Cordón de Lila (CISL) (Ocisl) formed by 2,500 m of basaltic lavas, dacitic lavas, and submarine breccia tuffs with intercalations of turbidites and by the Quebrada Grande Formation (Oqg), which corresponds to 569 m of conglomerates, sandstones, and siltstones. Meanwhile, the Ordovician intrusive rocks constitute a complex of plutons and roof-pendants of various compositions that intrude the CISL.

Overlying the CISL in angular unconformity is the Silurian Quebrada Ancha Formation (Sqa), which consists of 100 m of fine-grained quartz conglomerates and 200 m of quartz arenites. Meanwhile, in the vicinity of Quebrada de Tucúcaro, the Lila Formation (Dl) represents the Lower Devonian, composed of 1,680 m of quartz arenites, siltstones, and conglomerates. Above this formation, there is a succession of sedimentary and volcanic rocks 450 m thick called the Cerro Negro Strata (Pecn) of Permian age, which extends in the middle part of the Cordón de Lila along the western flank of the Quebrada Tucúcaro basin. Along the Cordón de Chinquilchoro, a complex of plutons ranging in age from the Middle Permian to the boundary with the Triassic outcrops (Niemeyer, 2013).

Within the Albemarle area, intrusive rocks of syenogranitic and monzogranitic composition have been recognized in three diamond drillholes (CLO-113A, CLO-245, and CLO-310). Although the available information is insufficient to correlate the drillholes to one of the previously described units, due to their proximity, it could be assumed that they correspond to intrusive bodies or clasts from the CISL.

Volcano-Sedimentary Rocks of the Eastern Border

This unit includes Triassic continental stratified rocks, mainly located in the eastern area of the Salar. The Peine Formation (Trp) outcrops in the northeast of Peine locality, which is composed of 610 m of andesites, andesitic breccias, shales, sandstones, and continental tuffs. Above this formation (in angular unconformity) lies the Cas Formation (Trc); it corresponds to a sequence of lavas, breccias, and tuffs of andesitic to dacitic composition with intercalations of sandstones and shales. The Cerro Negros Formation (Trcn) outcrops between the localities of Peine and Tulán; their sequences of sandstones and andesites are visible in the hills of the same name.

All these Triassic formations are intruded by small stocks located between the northwest of Cerro Chunar and the west of Cerro Negro (Niemeyer, 2013).

San Pedro Formation

The San Pedro Formation (OMsp) is distributed in the western part of the Salar. This formation from the Upper Oligocene-Lower Miocene age is composed of basal evaporitic and lacustrine members and upper members of clastic, fluvial, and lacustrine facies that together total 3,100 m in thickness (Becerra et al., 2014). The formation contains grayish-brown siltstones, claystones, and sandstones, with intercalations of gypsum and crystalline and botryoidal halite (Niemeyer, 2013).

Based on seismic interpretation (Rubilar et al., 2017), it is possible to deduce that the top of this unit reaches depths of approximately 300 m (near the Chépica sector), increasing towards the northwest to depths of approximately 700 m west of the Salar fault and 1,200 m east of the Salar fault.

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Tilocalar Strata

The Tilocalar Strata geological unit (OMet) corresponds to 365 m of red-colored gravels, sands, and silts that lie unconformably below the Tucúcaro ignimbrite in the Tilocalar Hills area (Niemeyer, 2013), filling an irregular paleo-topography (Minera Escondida (MEL), 2017). González et al. (2009) assigned the strata to the Oligocene-Miocene.

These sequences are generally matrix-supported (fine sands and silts), with a variable degree of compaction, presenting highly friable zones. Geological cores described by MEL allow for a subdivision based on compaction and cementation properties (Upper Tilocalar, Main Tilocalar, and Lower Tilocalar). The Upper Tilocalar unit has an approximate thickness of 50 m and is characterized by carbonate cement in its matrix; the Main Tilocalar unit is composed of coarse clastic sequences (gravelly to silty sands) that are uncemented, with low to medium compaction, reaching a thickness up to 300 m; and the Lower Tilocalar unit presents high compaction and a greater amount of fines (MEL, 2018).

Old Gravels

This unit contains the Ancient Gravel Deposits (MPga), which are exposed at the mouths of the current ravines. The unit is slightly inclined towards the northwest, north, and northeast of the relief formed by the Lila and Chilquinchoro Ranges and towards the west in the Peine Hills. The unit lies unconformably over all the pre-Cenozoic units that outcrop in the area. This unit contains light brown polymictic matrix-supported gravels, with angular clasts without imbrication. Based on a volcanic ash layer, these deposits were dated to an upper Miocene age (Niemeyer, 2013).

In Albemarle's area, gravels with similar characteristics to this unit have been identified in wells CLO-141A and CLO-115; these present intrusive and volcanic clasts ranging from 0.5 to 5 centimeters (cm) in size, with a gradation from clast-supported to matrix-supported. The matrix consists of medium to coarse sands.

Ignimbrite

The Ignimbrite unit mainly contains the Tucúcaro Ignimbrite (Pit), which lithologically corresponds to a moderately welded tuff, pinkish-brown in outcrop and white-grayish in cut (Niemeyer, 2013). In core samples mapped by Albemarle, the unit commonly presents biotite crystals and veins filled with fine gypsum. In some cases, fiammes with orientation and voids (as well as fracturing) are observed.

The Tucúcaro Ignimbrite occupies extensive outcrop areas, mainly on the edges of the Cordón de Lila, Peninsula de Chepica, and the Callejones de Tilomonte and Tilocalar sectors. On the edges of the Cordón de Lila, the ignimbrite lies over Paleozoic rocks and ancient gravel deposits. In Península, the ignimbrite overlies the Volcano-Sedimentary unit. In the Tilopozo-Tilomonte sector, the ignimbrite lies unconformably over the Tilocalar Strata.

According to Ramírez and Gardeweg (1982), the unit has an average thickness of 10 to 20 m, which increases as it fills depressions. Based on a potassium-argon (K-Ar) dating in biotite from a sample in the Callejón de Tilopozo, it is possible to assign this unit a Pliocene age.

Campamento Formation

The Campamento Formation (MsPlc) corresponds to a continental sedimentary unit, including clastic and evaporitic sequences that outcrop along the eastern edge of the Cordillera de la Sal and lies unconformably over the San Pedro Formation. Two facies can be identified. The first facies correspond

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SRK Consulting (U.S.), Inc. SEC Technical Report Summary – Salar de Atacama Page 44 SalardeAtacama_SECUpdate_Report_USPR001976_Rev02.docx February 2025 to a sequence of poorly consolidated claystones and evaporites, interdigitated with alluvial and saline deposits. The second facies correspond to sandstones, claystones, and halite crystals with detritus, with significant dissolution cavities (Becerra et al., 2014). The work of Ramírez and Gardeweg (1982) estimated a deposition age ranging from the Upper Miocene to the Pleistocene. Modern Gravels and Sands This unit includes the Modern Gravel Deposits (Plgm), which correspond to poorly sorted polymictic matrix-supported gravels that constitute the inactive fill of the current ravines that flow into Salar de Atacama. In the Quebrada de Tucúcaro, these deposits overlie the Tucúcaro Ignimbrite, where they reach a thickness of 10 m (Niemeyer, 2013). Wells near the Albemarle plant intersect heterometric polymictic gravels with volcanic and intrusive clasts intercalated with sequences of sands, silts, clays, and gypsum. These sequences are found at a depth of approximately 4 m in areas near the ravines of the Cordón de Lila and at approximately 40 m in wells located further from the edges. This unit overlies the Ignimbrite unit and underlies the Upper Halite and Intermediate Halite units. El Tambo Formation The El Tambo Formation (Plfet) corresponds to deposits of white to light gray limestones up to 5 m thick, which are distributed southeast of Salar de Atacama over the Tucúcaro ignimbrite west of the Tilocalar vega. The limestones are well-stratified, partly compact, and intercalated with clastic sediments; they have been dated by the thorium/uranium (Th/U) method, assigning them a Pleistocene age (Niemeyer, 2013). Alluvial Deposits This unit includes alluvial (Ha) and colluvial (Hac) deposits that fill the ravines and recent alluvial fans. The clasts are angular and frequently correspond to pumice and ignimbrite from the Tucúcaro and Patao (Niemeyer, 2013). San Pedro River Delta The delta of the San Pedro River in its northern segment of the Salar is characterized by being a narrow zone, approximately 150 m wide, with an northwest-to-southeast to northeast-to-southwest orientation, which widens in the lobe region, reaching approximately 12.5 km at the southern end. The delta is composed of fine sandy and silty facies with halite crusts, where more-abundant detritus was observed in the southern part (Becerra et al., 2014). Up to a depth of 30 m, the delta is composed of clays and silts (60%), gypsum mostly mixed with organic matter (30%), sand, and halite (10%). Towards the distal edge, strata of this composition interdigitate with gypsum strata (Bevacqua, 1994). Carbonate and Silt Zone A chloride-gypsum crust and a saline silt crust mainly characterize the carbonate and silt zone. The latter contains the finest fractions of alluvial materials and consists of extensive deposits of silts and clays with a high saline content. In areas with surface runoff, coarser materials (such as sands and gravels) are observed, partly cemented by salts. Towards the interior, there is a transition between the silty and saline units where halite increases and gypsum is subordinate. Near the boundary with the SRK Consulting (U.S.), Inc. SEC Technical Report Summary – Salar de Atacama Page 45 SalardeAtacama_SECUpdate_Report_USPR001976_Rev02.docx February 2025 sulfate zone, a region of shallow lagoons with organic silt beds is identified where the sodium chloride (NaCl) crust acquires a globular appearance (Moraga et al., 1974). Regarding depth distribution, mappings indicate a marked predominance of carbonates in the strata after the first 5 to 10 m, followed by a gradation towards silts and sands. Sulfate and Chloride Zone According to the study by Moraga et al. (1974), the sulfate and chloride zone is characterized by various types of crusts that delineate its composition and structure. Firstly, there is the gypsum crust, represented by three variants: a flat sulfate surface with a superficial gypsum layer followed by a mixture of silts and gypsum in depth; a sulfate crust with scarce chlorides, predominantly composed of gypsum with the presence of silts, clays, sands, and gravels in deeper strata; and a crust similar to the previous one but with a gradual increase in the proportion of chlorides. Additionally, there is the chloride transition crust, which surrounds the core of the area, characterized by a band of white to cream sodium chloride, with numerous dissolution-formed lagoons and edges coated with sodium chloride and gypsum crystal druses, sometimes colored with organic matter. In terms of depth, the stratigraphy of the wells reveals a predominance of gypsum and fine material with organic matter, with a lesser presence of carbonates. Upper Halite This unit represents the youngest evaporitic unit in the core of the Salar. The unit lies over silts, clays, halite, and gypsum and stratigraphically above the Intermediate halite unit, and it has an average thickness of 18 m in the west block and approximately 34 m in the east block. This layer is lithologically characterized by its predominance of coarse-grained, euhedral to subhedral halite crystals. The sediments, which comprise around 15% of the composition, mainly consist of clays and silts, typically found intracrystalline. Silts, Clays, Halite, and Gypsum The unit composed of silts, clays, halite, and gypsum is a set of lithologies that extend along the core of the Salar, both in the west block and the east block. This unit is situated below the Upper Halite and above the Intermediate Halite, and its average thickness is 2.5 meters in the west block, increasing to an average of 6 m towards the east block. Variations in the composition and distribution of sediments and evaporites are found in different areas of the Salar. In Chépica Sur, clays, silts, and crystalline gypsum are intercalated. Near the plant, gray carbonate silts are intercalated with halites containing clays, and whitish halite sections are also found. East of SFS (A3), medium-grained crystalline halite sequences are intercalated with gray carbonate silts and contain organic material. Intermediate Halite The Intermediate Halite, an evaporitic unit, is mainly located below the unit of silts, clays, halite, and gypsum, and occasionally, when the previous unit is wedged, it is in direct contact with the Upper Halite. The unit’s thickness varies significantly along the Salar, with an average of 45 m west of the SFS and 320 m towards the east. This layer is mainly composed of halite, although it also includes sediments and some intercalations of gypsum in lesser proportion. In wells of the east block and in areas near the marginal zone, halite with organic material has been observed in the first meters of depth. SRK Consulting (U.S.), Inc. SEC Technical Report Summary – Salar de Atacama Page 46 SalardeAtacama_SECUpdate_Report_USPR001976_Rev02.docx February 2025 Volcano-Sedimentary This unit combines crystalline gypsum with clastic material, such as silts, clays, sands, and intercalations of ashes. The unit is located below the Intermediate Halite unit and above the Regional Clays. According to core mappings, a sequence with a higher content of compact crystalline gypsum is identified at its base, gradually transforming into a more clastic sequence of crystalline gypsum with clays, silts, and some semi-consolidated ash sections in the upper part. In the west block, it has an average thickness of 85 m, while in the east block, it reaches approximately 110 m. Lower Halite This unit is an evaporitic unit located below the Volcano-Sedimentary unit and above the Regional Clays. The unit is mainly composed of pure halite and halite with sediments. The west block’s average thickness is 78 m, while its thickness cannot be precisely determined in the east block. Regional Clays The regional clays represent a unit of deep red clays that lie below the Volcanic-Sedimentary unit and the Lower Halite and above the San Pedro Formation. Since its base cannot be established from core mappings, the unit is defined from the top of the San Pedro Formation and interpreted through geophysics. Two principal structures can be recognized (Falla Salar and Falla Los Vientos), resulting in the development of three structural domains. Figure 6-2 shows the approximate location of these two structures. Figure 6-3 shows generalized geologic cross-section A-A’ across the Salar in plan view. Section A-A’ is oriented north-to-south on the east side of the Cordon de Lila and extends through the transition zone and the Salar nucleus. SRK Consulting (U.S.), Inc. SEC Technical Report Summary – Salar de Atacama Page 47 SalardeAtacama_SECUpdate_Report_USPR001976_Rev02.docx February 2025 Source: SRK, 2024, and Albemarle, 2024 (Leapfrog model developed for this report) Figure 6-2: Generalized Conceptual Geologic Plan View along a North-to-South Transect

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Legend
Modelo UH SdA 2023
Alluvial deposits
Delta del río San Pedro
El Tambo Fm.
Hydrogeological basement
Ignimbrite
Intermediate Halite
Lower Halite
Modern gravels
Old gravels
Regional Clays
Silts, clays, halite and gypsum
Transition zone
Upper Halite
Volcanosedimentary
+2600
+2400
+2200
+2000
+1800
+545000
+550000
+555000
+560000
+565000
+570000
+575000
+580000
+585000
+590000
+595000
+600000
Plunge 00
Azimuth 000
Looking North
0
5000
10000
15000
+540000 E
+555000 E
+570000 E
+585000 E

Source: Albemarle, 2024 (Leapfrog model developed for this report)

Figure 6-3: Generalized Conceptual Geologic Cross-Sections along a North-to-South Transect

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6.2 Mineral Deposit

The Salar is located in the Central Andes of Chile, a region which is host to some of the most prolific lithium brine deposits in the world. The Central Andean Plateau and the Atacama Desert are two important physiographic features that contribute to the generation of lithium brines in the Central Andes. In these environments, the combination of hyper-arid climate, closed basins, volcanism, and hydrothermal activity has led to extensive deposition of evaporite deposits since approximately 15 Ma (Alonso et al., 1991). The size and longevity of these closed basins is favorable for lithium brines generation, particularly where thick evaporite deposits (halite, gypsum, and (less commonly) borates) have removed ions from solution and further concentrated lithium.

The Salar occurs in the plateau margin basin of a volcanic arc setting, and active subsidence in the basin is driven by transtension and orogenic loading. Based on the raw data used for this resource estimation, the lithium-rich brine at Salar has an average of 2,388 mg/L Li, with a minimum of 1,010 mg/L and a maximum 5,220 mg/L. Lithium appears to be sourced from weathering of the basin geology, the Andean arc, and the Altiplano-Puna plateau, which is transported into the closed basin where it is concentrated by ET (Munk et al., 2018).

Lithium-rich brines are produced from a halite aquifer within the Salar nucleus. In addition to the evaporative concentration processes, the distillation of lithium from geothermal heating of fluids may further concentrate lithium in these brines and provide prolonged replenishment of brines that are in production. Since many lithium-rich brines exist over, or in close proximity to, relatively shallow magma chambers, the late-stage magmatic fluid and vapors may have pathways through faults and fractures to migrate into the closed basin.

Waters in the Salar basin and the adjacent Andean arc vary in lithium concentration from approximately 0.05 to 5 mg/L in the Andean inflow waters, 5 to 100 mg/L Li in shallow groundwaters in the south and east flanks of the basin, and in excess of 5,000 mg/L in brines (Munk et al., 2018). These measurements indicate that up to five orders of magnitude concentrate the lithium-rich brine in the basin compared to water entering the basin; this is a unique hydrogeochemical circumstance to the Salar compared to other lithium brine systems. Ultimately, it is the combination of lithium concentrations, the overall geochemical character of the brine, and the accessibility of the brine for production that have led to the optimal conditions for producing lithium-enriched brine in the Salar.

6.3 Stratigraphic Column and Local Geology Cross-Section

Section 6.1.3 provides a detailed description of the units and how they are distributed in the Atacama area. Figure 6-4 presents the general stratigraphic column for the Atacama area. Figure 6-2 shows the location of the cross-section of Salar de Atacama shown on Figure 6-3.

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West
Nucleus
Marginal zone
Tilopozo-Tilocalar
East
Ma
Holocene
Pleistocene
Pliocene
Miocene
Oligocene
Triassic
Paleozoic
~0.01
~2.6
~5.3
~23
~34
~201
~252
~485
Alluvial deposits
Campamento Formation
Upper halite
Intermediate halite
Volcano-sedimentary
Lower halite
Regional clays
Sulfate and chloride zone
Carbonate and silt zone
Alluvial deposits
El Tambo Formation
Modern gravels
Ignimbrite
Old gravels
Tilocalar strata
San Pedro Formation
?
?
Volcano-sedimentary rocks of the Eastern Border
Cordón de Lila (south of the nucleus)
Intrusive and volcano-sedimentary rocks of the Cordón de Lila

Source: Albemarle, 2025 (figure developed for this report)

Figure 6-4: Stratigraphic Column

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7 Exploration

7.1 Exploration Work (Other Than Drilling)

A number of geophysical surveys have been conducted within the claims areas as well as within the Salar to evaluate continuity of lithologic units and changes in brine salinity. Downhole geophysical surveys have been conducted in various boreholes to evaluate the permeability of sediments and evaporites in addition to nuclear magnetic resonance (NMR) surveys to evaluate the porosity of the sediments. Figure 7-1 shows the locations of the various geophysical surveys that have been conducted for the site, and Table 7-1 outlines a summary of the work.


555000
560000
565000
570000
575000
580000
585000
590000
7390000
7385000
7380000
7375000
7370000
7365000
N
Leyenda
Packer test
Pumping test
NMR
Geophysical survey
TEM and Nano Tem lines
Seismic refraction
Albemarle Mining Concession
Datum WGS 84 Zona 19S
Fecha: 29/01/2025
0 1.5 3 6 9 12

Source: Albemarle, 2025 (figure developed for this report)

Figure 7-1: Location of Exploration at the Albemarle Atacama

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Table 7-1: Summary of Exploration Work

Exploration Techniques	Company and Year	Total Length (m)	Number
TEM and NanoTEM lines	Geodatos 2013	189,090	18
	Geodatos 2016/17	180,154	30
Seismic reflection	Wellfield Services Ltda. 2018	-	7
NMR records	Zelandez 2018	4,763	36
	Zelandez 2023	4,321	79
Well geophysical records*	Albemarle up to 2023	6,694	126
	Wellfield 2017	2,050	16
	Zelandez 2018	4,578	35
	Zelandez 2023	670	12

Source: Albemarle, 2025 (table developed for this report)
*Natural gamma, spontaneous potential (SP), single-point resistance (SPR), resistivity 16/64 (one probe), temperature, and fluid conductivity (one probe)

7.1.1 TEM Survey

Geodatos completed an initial geophysical survey in 2003, including nine TEM and nine NanoTEM surveys, In 2016, Albemarle commissioned Geodatos to determine the geoelectric characteristics of the subsurface by acquiring additional data of the stratigraphic variations, both laterally and vertically, of the different lithologies present (Geodatos, 2017). Furthermore, the study was intended to determine the relative variations in porosity of the saturated strata, these being directly related to the variations in electrical resistivity. TEM geophysics have been used to identify the geometry of the Holocene evaporite units, including upper halite.

The acquisition of TEM data was performed for 19 days from November 24, 2016, to January 12, 2017, and NanoTEM was performed for 26 days from November 24, 2016, to January 12, 2017. Figure 7-1 shows the locations of the measurement lines for both methodologies.

The number of stations and lines, the spacing, and the type of loop used are detailed below:

- TEM: 234 stations were measured on 15 lines, with the spacing between stations being approximately 400 m. TEM soundings were measured with Coincident Loop Tx = Rx of 100 square meters (m^2) x 100 m^2.
- NanoTEM: 467 stations were measured on 15 lines, with the spacing between stations being approximately 200 m. The NanoTEM soundings were measured with a Central Loop of Tx = 50 m^2 x 50 m^2 and Rx = 10 m^2 x 10 m^2.

Figure shows an example of the result of a TEM profile (the trace of which is shown in red on the lower map) made in the north of the study area.

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Source: GWI, 2019

Figure 7-2: Example of Results from the Geophysical Profile TEM

7.1.2 Seismic Reflection

In 2018, Albemarle commissioned Wellfield Services Ltda. to carry out a seismic study in the southern portion of Salar de Atacama (specifically on the Albemarle mining concession in this area) to characterize the geology. This study includes the application of the seismic reflection technique, with a vibratory energy source for accessible areas of relatively flat terrain (Wellfield Services Ltda., 2019).

The topography work began on October 11, 2018, and ended on February 13, 2019. The seismic record begins on November 18, 2018, and ends on February 14, 2019. The seismic survey considered seven seismic lines, the locations of which are shown on Figure 7-1. The horizons generated in the sequence have satisfactory intensity and resolution, being able to distinguish horizontal and vertical events both at the level of the stack in the two-dimensional (2D) lines. Reflection seismic results were used to define the roof of the San Pedro Formation.

7.1.3 Borehole Geophysics

During the 2017 and 2018 drilling campaign, downhole geophysical logging was carried out by Zelandez in 26 boreholes over a total lithological column recorded of approximately 2,000 m. A similar geophysical campaign was conducted by Zelandez in 2023 in 12 boreholes, recording approximately 700 m of data.

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Geophysical logging was carried out using the following probes:

- Caliper (one probe)
- Natural gamma, SP, SPR, and resistivity 16/64 (one probe)
- Temperature and fluid conductivity (one probe)

Use of several of these probes require that the boreholes not be cased. Because the surveys were made during drilling, a complete record is not always available because it was necessary to leave certain meterage within casings as protection against instabilities of the borehole walls. Figure 7-3 shows an example of the measurement results of a borehole with the different parameters measured in the field.

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Well Name: CLO-100 29-Abril-2017
Location: Chepica
Reference: Nivel de Terreno
Metres
Caliper
2 (Inch) 12
Gamma Natural
0 (API) 200
Res Normal 16"
0 (OhmM) 300
Res Normal 64"
0 (OhmM) 300
SPR
0 (Ohm) 20
SP
-200 (mVolt) 0
Temperatura
15 (DegC) 25
Fluid Cond
0
0
-20
-40
-60
-80
-100
-120
-140

Source: GWI, 2019

Figure 7-3: Example of Geophysical Log in Well CLO-100

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The results of the well geophysical logging were considered in the interpretation of the lithological column along with the mapping of the lithology. The combination of these inputs served as the criteria for definition of hydrostratigraphic units represented in the 3D model described in Sections 6 and 11.

7.1.4 Nuclear Magnetic Resonance

In 2018, Albemarle contracted the acquisition of NMR and gamma rays to Zelandez (2019) in conjunction with Suez Medioambiente Chile SA (Suez). Suez staff operated the equipment in the field, while Zelandez supplied the equipment and guidance. In total, NMR surveys were conducted in 36 boreholes over 26 days, with a total of approximately 4,800 m tested.

In 2023, Zelandez developed a new NMR campaign in 79 wells, recording about 4,300 m of data.

The processing and interpretation of the data were carried out remotely within 24 hours after acquisition. In all boreholes, the acquisition of NMR data was performed satisfactorily, obtaining high-quality data. The only drawback found was the influence of the well fluid signal in various wells, which affected the data in these intervals and could not be corrected.

The interpretation of the data has made it possible to group the records by type of borehole, assigning common characteristics to each group related to the hydrogeological environment in which they are found. In summary, the interpretation of these data has served to identify lithological changes and to determine the porosity.

7.1.5 Significant Results and Interpretation

SRK notes that this property is producing and is considered well-understood from previous exploration and production. The results and interpretation from exploration data are supported by extensive drilling and active pumping from production wells over the course of more than 35 years of production. The aforementioned data have been interpreted together with the data from the core logging to develop the 3D hydrostratigraphic model described in Sections 6 and 11.

7.2 Exploration Drilling

Drilling at Salar de Atacama has been ongoing since 1974. Drilling has been primarily for production wells with limited drilling dedicated to exploration of other areas within the claims.

7.2.1 Drilling Type and Extent

In the process of drilling pumping or observation wells to study resources and reserves, three different methods have been used to obtain information for the study. The types of equipment used and their characteristics of use are indicated below:

- Cable tool drilling used piezometers to define the geology, obtain brine samples, and perform pumping tests. Wells were used as monitoring points of water levels and for brine sampling (historical drilling).
- Diamond drilling was used to define the geology in depth, obtain drill cores, establish fracture zones in the vertical, perform packer tests, and obtain well geophysics measurements, and they are enabled as hydrogeological control wells for level measurement.
- Rotary drilling (air) was used to carry out pile driving of hydraulic tests in depth (airlift), establishing an indicative flow value for exploration and research, and also to obtain brine

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samples in depth evaluating the chemical changes of each well. In stable drilling areas, rotary drilling was used to widen test wells for pumping and hydraulic evaluation of each sector.

- Dual-rotary drilling was used in areas of high geological complexity where the stability of the land did not allow the use of rotary equipment. With this equipment, the expansion was carried out for production wells, isolating areas of different aquifers and different chemists to avoid salting the wells. Dual rotary drilling was also used to collect brine samples and perform hydraulic tests.

7.2.2 Drilling Campaigns

Since 2017, five main drilling campaigns were carried out to obtain geological and hydrogeological information in the Albemarle mining concession. These campaigns also included pumping hydraulic tests (pumping and packer tests). The following are the completed campaigns:

- The 2017 campaign started in January 2017 and ended in September 2017. Geosud conducted this campaign.
- The 2018 to 2019 campaign started in April 2018 and ended in February 2019. Geotec conducted this campaign.
- The 2020 campaign started in March 2020 and ended in October 2020.
- The 2021 to 2022 campaigns included a drilling period from October 2021 to October 2022.
- The 2023 campaign started in April 2023 and ended in February 2024.

The above mentioned campaigns formed part of exploration studies and also included the construction of the replacement production wells and shallow large-diameter wells (punteras).

Table 7-2 shows the number of wells along with meters drilled by each method for the 2017 to 2023 drilling campaigns.

Table 7-2: 2017 through 2023 Drilling Types and Meters

Campaign	Drill Method	Number of Wells	Distance Drilled (m)
Exp-2017	AR	57	3,561
	Unknown	1	24
	DDH	36	4,381
Exp-2018	AR	148	7,391
	AR-S	8	610
	DDH	63	5,724
Exp-2019	AR	77	4,686
	AR-S	35	2,623
	DDH	21	1,593
Exp-2020	DDH	10	680
	AR	41	1,935
Exp-2021	DDH	25	1,097
	AR	17	776
Exp-2022	DDH	11	1,088
	AR	18	1,152
Exp-2023	DDH	9	1,146
	AR	69	3,621

Source: Albemarle, 2025 (table developed for this report)

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Between 2017 and 2023, the drilling campaigns were carried out to obtain data on the geology and its hydraulic properties to improve the existing hydro-stratigraphic model that was used in the resource estimate and the environmental assessment at the time, which gave rise to the RCA N°021/2016 agreement with the Chilean government.

The drillholes are mainly located in the Albemarle mining concession (Figure 7-4), but some are located in the southeast part of the Salar in the Marginal Zone where the Peine and La Punta Brava lagoon systems are located. Even though this area is outside the mining concession, it has been necessary to update the hydrostratigraphic model in this area so that information is consistent with that existing in the nucleus.

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555000
560000
565000
570000
575000
580000
585000
590000
595000
7390000
7385000
7380000
7375000
7370000
7365000
7360000
N
Legend
AR Drilling
DDH Drilling
AR-S Drilling
Albemarle Mining Concession
MP-12C
MP-08C
PP-01
MP-07C
PP-02
PP-03
MP-01C
MP-03C
MP-02C
MP-05C
MP-06C
MP-04C
MP-09C
A-305
A-323B
A-323
A-301
A-302
A-307
A-304
A-325
A-218
CLO-111
CLO-61
CLO-318A
CLO-161A
CLO-288A
CLO-285
CLO-284
CLO-83
CLO-82
CLO-282B
CLO-155B
CLO-160
CLO-146A
CLO-53.2
CLO-53.1
CLO-356
A-227B

Source: Albemarle, 2025 (figure developed for this report)
Note: AR means air rotary, and AR-S means dual rotary.

Figure 7-4: Location Map of 2017 to 2023 Drilling Considered to Update the Hydrostratigraphic Model

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7.2.3 Drilling Results and Interpretation

The drilling supporting the mineral resources was conducted by several contractors that, in SRK's opinion, used industry standard techniques and procedures. The database used for this technical report includes 646 holes drilled directly on the property (429 exploration holes and 123 production wells). The collar locations, downhole surveys, geological logs, and assays have been verified and used to build a 3D geological model and grade interpolations. Geologic interpretation is based on structure and stratigraphy as logged in the drillholes.

In SRK's opinion, the drilling activities were conducted by professional contractors using industry standard practices to achieve representativity with the sample data. SRK is not aware of any material factors that would affect the accuracy and reliability of the results from drilling and associated sampling and recovery. Therefore, in SRK's opinion, the drilling is sufficient to support mineral resource disclosure.

7.3 Hydraulic Tests

Hydraulic tests have been conducted since the beginning of the Salar de Atacama exploration campaigns. Pumping tests started in Well CL-1 in 1975. However, not all the hydraulic tests have been adequately recorded in terms of methodology and interpretations. The 2016, 2018, and 2019 field test campaigns were conducted in old and new production wells to determine the hydraulic properties of the aquifers within Albemarle's property. The 2020 to 2023 drilling campaigns also included pumping and parker tests.

7.3.1 2016 Campaign

In the 2016 campaign, 12 brine production wells were installed in A1 (CL-70, CL-71, CL-72, CL-73, CL-74, CL-75, CL-76, CL-77, CL- 78, CL-79, CL-80, and CL-81) along with six shallow observation wells distributed throughout the same area (CLO-73.1, CLO-74.1, CLO-75.1, and CLO-76.1, which were drilled to a depth of 30 m, and PE-01 and PE-02, two 101 m-deep observation wells). Pumping tests were carried out in the 12 production wells, and Lefranc-type permeability tests were conducted every 10 m in the two deep observation wells (PE-01 and PE-02).

The 2016 drilling campaign report (Aquist, 2016) presents the hydraulic parameters obtained from the interpretation of the aforementioned hydraulic tests, as well as a compilation of background information from previous campaigns. Figure 7-5 and Figure 7-6 show the locations of the production and observation wells, respectively.

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N
Año de Construcción de Pozos
2013
2016
2014
Área A1
2015
Área A2
0
1
2 km
CL-72
Pozo 5
CL-27
CL-71
CL-70
CL-15
CL-15
CL-19
CL-09B
CL-09
CL-37
CL-77
CL-19
CL-69
CL-68
CL-22
CL-66
CL-21
CL-67
CL-25B
CL-25
CL-73
CL-74
CL-75
CL-76
CL-65
CL-81
CL-80
CL-64
CL-79
CL-63
CL-78

Source: Aquist, 2016

Figure 7-5: Location of the Production Wells Drilled, 2013 through 2016 Campaigns

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556000
558000
560000
562000
564000
566000
568000
570000
572000
574000
7390000
7388000
7386000
7384000
7382000
7380000
7378000
N
PE-01
CLO-61
CLO-69
CLO-67
CLO-66.1
CLO-66.2
CLO-68
CLO-58
CLO-70
CLO-73.1
PE-02
CLO-53.1
CLO-53.2
CLO-74.1
CLO-75.1
CLO-76.1
CLO-65.1
CLO-65.2
CLO-60
CLO-64
CLO-63.1
CLO-63.2
CLO-59
Año de Construcción de Piezómetros
2014
2016
Área A1
Área A2
0
1
2 km

Source: Aquist, 2016

Figure 7-6: Location of Observation Wells or Piezometers Drilled in the 2013 through 2016 Campaigns

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7.3.2 2018 to 2019 Testing Campaign

Between October 2018 and June 2019, long-term pumping tests were carried out in 10 deep wells (deeper than 50 m) that were drilled in 2008 and distributed in the A1, A2, and A3 claim areas. Eight tests were carried out in the Chépica Oeste sector of A1, one test was conducted north of A2, and one test was conducted south of A3 near the Salar de Atacama Marginal Zone (Figure 7-7).


A1
A2
A3
CL-107
CL-100
CL-105
CL-113
CL-97
CL-101
CL-104
CL-84
A228
A320
Legend
Long term pumping tests
2008 campaign Pumping wells
Authorized extraction areas
A1
A2
Albemarle Mining Property
0 750 1.500 3.000
Metros
555.000
560.000
565.000
570.000
575.000
7.385.000
7.380.000
7.375.000

Source: GWI, 2019

Figure 7-7: Location Map of the Long-Term Pumping Tests: Deep Pumping Wells

The main objectives of the long-term pumping tests were the following:

- Evaluate if there is a differentiated deep aquifer and if it is connected to the surface aquifer.
- Evaluate the type of aquifer and characterize the hydraulic parameters of the deep aquifer.

A shallow well that is up to 20 m deep and a deep well with characteristics similar to the pumping well, both at a distance of 10 to 30 m from the pumping well, were drilled on the same platform of the pumping well. These wells were used as observation wells during the pumping tests. The shallow well was used to determine whether the pumping in the deep aquifer produces any effect in the upper part of the aquifer, and the deep well was used to calculate hydraulic parameters in the lower part of the aquifer.

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Pumping Tests Design

Up to three pumping tests were carried out in each pumping well: a first trial of 1-hour duration, a second test of staggered flow between 3 and 4 hours in duration, and a third test at constant flow for 7 days. Where a flow rate >5 L/s could not be extracted, only trial and error and constant flow tests were conducted. Where a flow rate >5 L/s could be maintained, the three tests were carried out. After each test, recovery was monitored. During the constant flow pumping tests, four brine samples were collected to determine if there is a chemical evolution during the duration of pumping.

7.3.3 2020 to 2023 Testing Campaign

From 2020 to 2023, hydraulic tests were performed at Albemarle's property as part of the drilling campaigns or hydraulic studies to support the hydrogeological model. In 2020, two pumping tests were conducted in shallow wells located in Sector A1 close to the evaporation ponds. Four additional pumping tests (distributed in Sector A1) were performed in 2021: one in the southern part, two in Chepica, and one close to the evaporation ponds. In 2022, four pumping tests were conducted in Sector A1 (three in Chepica) with packer tests in three wells (two in Sector A1 and one in Sector A2). Finally, a hydrogeological field campaign was conducted in 2023, covering Sector A3, including several pumping and packer tests in seven wells.

Figure 7-8 shows the location of the hydraulic tests performed from 2020 to 2023.

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555000
560000
565000
570000
575000
580000
7390000
7385000
7380000
7375000
7370000
N
CLO-307
CL-170
CL-185
CL-184
CL-187
CL-159
CL-162
CLO-276
CL-172
CLO-278A
CLO-288A
CL-175
CLO-348
CL-97
CLO-347
CL-183
CL-176
CL-164
CL-191
CLO-354
CL-199
CLO-358
CL-189
CLO-357
CLO-353
CL-193
CLO-356
CL-194
CL-190
CL-197
CLO-352
CLO-355
Legend
Packer test
Packer test, 2022
Packer test, 2023
Pumping test
Pumping test, 2020
Pumping test, 2021
Pumping test, 2022
Pumping test, 2023
Albemarle Mining Concession
0 1 2 4 6 8

Source:: Albemarle, 2025 (figure elaborated for this report)

Figure 7-8: Location Map of Hydraulic Tests Performed from 2020 to 2023

7.3.4 Packer Testing Campaign

Albemarle requested that Suez and Solexperts SA carry out an exploration project using a system of inflatable shutters (packers) in wells in Salar de Atacama (Suez, 2019) during two campaigns: July 2018 and October to November 2018. The tests were carried out in seven wells distributed along areas A1, A2, and A3 in 2018 (Figure 7-8).

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suez
2018 DOUBLE PACKER EXPLORATION CAMPAING
ALBEMARLE
N
A-317
A-218
A-319
A-316
A-316
2018 Packer tests
1 0,5 0 1 2 3 4 Km

Source: Suez, 2019

Figure 7-9: Map of the Location of the Wells Tested by the Double Packer System

This type of hydraulic test allows for obtaining hydraulic parameters at specific depth intervals by means of two packers that individualize the section to be tested from the rest of the vertical well column. In this way, the permeability (K) and transmissivity (T) of a given geological formation can be characterized and/or representative brine samples can be extracted from specific depths of the aquifer.

The hydraulic parameters from the packer tests were obtained using the Aquifer Test software (Waterloo Hydrogeologic, 2016). Each of the companies that acquired the exploration data generated a report describing the details of the work carried out, the methods used for processing the data, and the conclusions. Albemarle's hydrogeology team reviewed the data and subsequently provided them to SRK.

Similar packer test were conducted in 2022 and 2023, as described in Section 7.3.3.

7.3.5 Pumping Test Reanalysis by SRK in 2020

The long-term constant rate pumping tests were initially analyzed to evaluate the aquifer properties specified in the objectives above, but test results were deemed inadequate due to the analysis assumptions and the aquifer conditions provided. SRK reanalyzed the tests in the summer of 2020 using the AQTESOLV™ analytical software (HydroSOLVE, Inc., 2008).

Results varied by analysis since each method makes different assumptions and is subject to interpretation. Some challenges were encountered when analyzing the pumping tests and resulted in a lower level of confidence of the estimated hydraulic parameters. For example, discrete hydraulic parameters from the upper observational wells could not be calculated due to the nature of the analysis

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methods and the largely heterogeneous aquifer conditions. Instead, only general conditions could be implied, such as the propensity for a vertical hydraulic connection between two aquifers separated by a semi-confining unit.

A conceptual hydrogeologic setting of the test sites were developed with the analysis and diagnosis of the data provided; these include the following assumptions or characteristics of the aquifers:

- Most tests likely took place in partially confined conditions.
- Derivative analysis indicates possibly leaky, locally confining aquitards and/or constant head boundary conditions (facies changes and cordillera) in some cases.
- Aquifer was not stressed long enough to transition to delayed yield.
- Leaky confined conditions observe storage influence from connected systems, inflecting storage parameters. Reliable specific yields are from 4.9% to 13.0%.
- Leaky confined systems calculate vertical hydraulic conductivity of the aquitard (K'), but it is often unconfirmed by upper well response.
- Deep aquifer shows small variation in the transmissivity values calculated by Albemarle in 2019.
- Reliable calculated hydraulic conductivity values range from 1.1 to 4.6 meters per day (m/d) in sequences of gravel, ignimbrite, and sands, average 0.26 m/d in sequences of gypsum and ash, and range from 2.9 to 3.4 m/d in layers of ash, evaporites, and gypsum.

7.3.6 Data Summary

The hydrogeological data described in the previous chapters and additional information on hydraulic properties outside of the Albemarle property available from the governmental agency CORFO (SGA, 2015b, and Amphos21, 2018) and the SQM environmental report (SQM, 2020) were used as a reference to construct the dynamic groundwater model, as described in Section 12. Table 7-3 summarizes the measured hydraulic conductivity values, and Table 7-4 shows the groundwater storage values (Sy) within the hydrogeological units.

Table 7-3: Summary of Measured Hydraulic Conductivity Values

Hydrogeological Unit (UH)	Description	Measured			
		Number of Tests	Minimum	Maximum	Median[1]
UH-1E	Upper Halite East	79	0.216	10,000	100
UH-1W	Upper Halite West	26	0.4	500	3
UH-2	Silts, Clays, Halite, and Gypsum	14	0.096	5.456	0.895
UH-3	Intermediate Halite	72	0.002	100	0.55
UH-4	Volcano-Sedimentary	35	0.1	188	1.949
UH-5	Lower Halite	6	0.0004	0.737	0.073
UH-6	Transition Zone	63	0.001	558	3
UH-7	Alluvial Deposits	4	0.288	5.18	0.708
UH-8	Modern Gravels	16	1.19	115	14.05
UH-9	Ignimbrite	5	0.163	0.467	0.21
UH-10	Old Gravels	3	10	25.6	10.79
UH-12	Delta del Rio San Pedro	6	0.00008	0.0004	0.0002

Source: SRK, 2024
[1]Median is the value in the middle of a set of measurements (also called 50th percentile).

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Table 7-4: Summary of Measured Groundwater Storage Values (Sy)

Hydrogeological Unit (UH)	Description	Number of Tests	Measured Sy		
			Minimum	Maximum	Average
UH-1	Upper Halite East	9	0.001	0.55	0.09
	Upper Halite West				
UH-3	Intermediate Halite	25	0.004	0.269	0.07
UH-5	Lower Halite	4	0.001	0.32	0.08
UH-6	Transition Zone	-	-	-	-
UH-7	Alluvial Deposits	10	0.001	0.2	0.05
UH-8	Modern Gravels				
UH-4	Volcano-Sedimentary	36	0.001	0.558	0.16
UH-9	Ignimbrite				
UH-10	Old Gravels				
UH-11	El Tambo Formation				
UH-2	Silts, Clays, Halite, and Gypsum	19	0.003	0.554	0.11
UH-12	Delta del Rio San Pedro				
UH-13	Regional Clays				

Source: SRK, 2024
Note: Specific yield measured values over 0.6 have been discarded.

7.4 Brine Sampling

In the early stages of the drilling campaign, brine samples were collected from trenches, monitoring wells, and pumping wells drilled from 1974 to 1979. However, no further details were available for SRK to review. Historical samples have been collected from production and monitoring wells and analyzed in the on-site Salar laboratory (Albemarle). The samples were systematically collected on a monthly basis since January 1999. The hydrochemistry Albemarle database (used in the groundwater model to support the reserve estimate) has records through December 2023.

Albemarle also provided a secondary hydrochemistry database with records from January 1999 to August 2020; it has similar values with the database mentioned above. Albemarle does not use these records for any evaluation or future planning, and SRK used this alternative database for comparison purposes only. Figure 7-9 and Figure 7-10 show the distribution of the sampling point and the lithium concentration recorded from 1999 to 2019.

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555000
560000
565000
570000
575000
580000
7390000
7385000
7380000
7375000
N
Albemarle Property
SQM Property
0
2.5
5 km

Source: SRK, 2021

Figure 7-10: Historical Sampling Points Location, 1999 to 2019


Li Concentration (mg/L)
9,000
8,000
7,000
6,000
5,000
4,000
3,000
2,000
1,000
0
1999
2000
2000
2001
2002
2003
2004
2005
2006
2007
2008
2009
2010
2011
2012
2013
2014
2015
2016
2017
2018
2019
2020
2021
2022
2023

Source: SRK, 2024
Note: The graph only includes samples within Albemarle's claim areas.

Figure 7-11: Measured Lithium Concentration from Historical Database, 1999 to 2023

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In 2018 and 2019, 77 samples were collected: 12 samples from exploration wells using a packer, 32 samples during long-term pumping tests, seven samples in short-term pumping tests, and 26 samples from the production wells, extracted at 48 different points. This sampling campaign was designed to support a resource model estimate. A new brine sampling campaign was conducted in 2022 to update the resource estimate. Section 8 describes both campaigns in detail.

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8 Sample Preparation, Analysis, and Security

Samples of the host rocks and the brines themselves have been collected and analyzed from the active production wells as part of operations at Atacama since 1999. During the exploration campaign carried out between 2018 and 2019, 77 brine samples were extracted at 48 different points. Additionally, a sampling campaign was carried in 2022 in 33 production wells and 24 observation wells. Samples from existing production wells, pumping tests, and packer tests were sent to the different laboratories as outlined below as part of the quality assurance/quality control (QA/QC) process.

The samples from 2018 to 2019 and 2022 to 2023 campaign were considered for the resource estimate (as they are reflective of current Salar conditions). Historical samples measured since 1999 were used for development and calibration of the numerical groundwater model to support the reserve estimate.

8.1 Sample Collection

8.1.1 Historical Sampling

Lithium concentrations from historical sampling were available for 147 monitoring locations, with over 7,900 samples from January 1999 to July 2024 within Albemarle's properties and the transition zone to the southeast.

Since the beginning of the extraction of brine at the Salar Plant, samples from the pumping wells have been periodically analyzed. Since 1999, brine chemistry data have been collected on a monthly basis. These samplings are carried out to control the chemical evolution of the brine that will be pumped to the evaporation ponds. The sampling method is by means of 1- or 0.5-liter (L) plastic bottles; one sample is taken per month from each well. Until 2018, this sampling was carried out at the outlet of each high-density polyethylene (HDPE) line, when the brine was discharged into the pond. During 2018, wastewater valves began to be installed after the flowmeter, which reduces risks and improves the representativeness of the sample, as they are taken right at the wellhead.

The analyses are carried out in the Salar Plant laboratory, and the following determinations are usually made: density, Li^{+}(%), SO_4^{-2} (%), Ca^{+2}(%), Mg^{+2}(%), K^{+}(%), Na^{+}(%), Cl^{-}(%), B^{+}(%), temperature (°C), and pH. It is noted than Salar Plant laboratory is not independent of Albemarle.

Figure 8-1 shows the box-and-whisker diagram of the historical variability (since 1999) of lithium concentrations in the samplings from production wells and expressed as an annual average per well.

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Li Concentration (mg/L)
8,000
7,000
6,000
5,000
4,000
3,000
2,000
1,000
0
1999
2000
2001
2002
2003
2004
2005
2006
2007
2008
2009
2010
2011
2012
2013
2014
2015
2016
2017
2018
2019
2020
2021
2022
2023

Source: SRK, 2024
Note: Each data point (circle) represents an average concentration at a specific location at the year shown; x symbols connected by a line represent the multi-well average of that year.

Figure 8-1: Historical Lithium Variability, 1999 to 2023

As can be seen on Figure 8-2, the minimum values (established by the lower whisker) do not materially change with time, so SRK interpreted that the brine has a minimum lithium concentration that remains unchanged. It can also be seen that the median in the last 10 years remains relatively steady.

The historical brine samples collected at pumping wells were used for a qualitative indication of brine grade persistence over the prolonged pumping periods. The samples were also used quantitatively in developing the grade interpolations as input to the numerical groundwater model. Historical brine samples were not used for developing the resource estimate.

8.1.2 2018 and 2019 Campaign

Considering the brine is a dynamic resource, the samples to support the resource estimate need to be collected in a recent time period. The 2018 to 2019 sampling campaign was developed with that purpose in mind.

The 77 samples obtained during the 2018 to 2019 campaign were collected from 12 exploration wells using a packer, 32 during long-term pumping tests, seven in short-term pumping tests, and 26 from the production wells extracted at 48 different points (Table 8-1). The following sections provide details on each of the different sampling rounds and how each dataset were used in the resource and reserve estimation process.

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Table 8-1: List and Coordinates of Production Wells Sampled for the 2018 to 2019 Campaign

Well	X_UTM WGS84	Y_UTM WGS84
CL-120	568,791	7,388,180
CL-85	568,447	7,385,037
CL-92	567,679	7,385,928
CL-41	556,151	7,381,491
CL-59	555,731	7,380,459
CL-98	559,973	7,386,200
CL-99	568,048	7,384,939
CL-78	556,046	7,380,948
CL-80	557,315	7,382,635
CL-91	567,715	7,382,838
CL-90	567,488	7,383,686
CL-1	573,041	7,384,392
CL-115	566,959	7,386,256
CL-15	563,329	7,387,453
CL-19	563,132	7,386,157
CL-20	564,190	7,387,063
CL-22	566,843	7,386,203
CL-23	571,141	7,384,543
CL-24	570,070	7,382,264
CL-27	567,535	7,387,586
CL-37	565,679	7,386,693
CL-45	571,689	7,387,482
CL-60	557,531	7,382,960
CL-65	558,805	7,383,832
CL-79	556,639	7,381,750
CL-9	564,577	7,386,801
CL-97	558,413	7,383,460

Source: GWI, 2019

Packer Sampling

The samples extracted with the double packer system were obtained after pumping the tested interval at a time equal to at least three times the volume of brine storage in the well plus the existing volume in the pipes that carry the brine to the surface. In this way, the extracted sample is representative of the conditions of the brine entering the well and not of the brine previously stored in it, which may have its origin in other layers of the aquifer.

Therefore, the duration of each test is determined as the time necessary for the volume of brine contained in the tested interval (plus accumulated water column in the polyvinyl chloride (PVC) pipes) to be renewed ideally more than three times; this has not been possible in all cases due to the low flow that some intervals present. In some tests, the evolution of the physical-chemical parameters of the brine have been recorded during the pumping test with a HANNA HI 98194 multiparameter through the use of a flow cell. The flow cell makes it possible to measure parameters before the brine comes into contact with the atmosphere. Multi-parameter gear was only available during the first double packer system field campaign.

Sampling from Pumping Test and Production Wells

The sampling of the production wells was carried out in different campaigns between the months of December 2018 and April 2019. A brine sample was extracted from 27 production wells distributed throughout claim areas A1 and A2, where 23 and four wells were sampled, respectively (Table 8-1).

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The brine samples were taken from the pipeline of each of the production wells or from a sampling valve on the pumping well pipe during the pumping test (Figure 8-2). The bottles were rinsed three times with the brine from the well and then completely filled without leaving air bubbles to avoid precipitation processes and physical-chemical changes within the container. In addition, during the sampling, physicochemical parameters of the brine (specifically pH, electrical conductivity (EC), total dissolved solids (TDS), and temperature) were measured using the Hanna HI98196, HI98192, and HI98128 multiparameter meter. A multiparameter data verification procedure was followed, and the meter was calibrated, if necessary.


555.000
560.000
565.000
570.000
575.000
7.385.000
7.380.000
N
A1
A2
CL-120
CL-27
CL-45
CL-15
CL-20
CL-9
CL-37
CL-98
CL-19
CL-115
CL-22
CL-92
CL-99
CL-85
CL-23
CL-1
CL-65
CL-97
CL-60
CL-80
CL-90
CL-91
CL-24
CL-79
CL-41
CL-78
CL-69
Legend
Sampled production wells
Authorized extraction areas
A1
A2
Albemarle Mining Property
0 750 1.500 3.000
Metros

Source: GWI, 2019

Figure 8-2: Production Wells Sampled

The bottles were labeled with the name of the well, the type of well (e.g., production well), and the date and time of sampling. The sampling information was recorded in project records. Five 1-L bottles were collected from each well. During the transport and storage of the samples, exposure to environmental conditions was prevented to avoid sudden changes in temperature that might alter the chemical composition of the sample. It was not necessary to use preservatives.

Notably, the extraction flow rate and the depth of the brine level in Albemarle's production wells are monitored online by a telemetry system.

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8.1.3 2022 Campaign

A new brine sampling campaign was carried out in 2022. The targets were to update the lithium concentration data in the production wells for the resource estimate and to verify their correlation with the historical records from Albemarle's laboratories (Planta Salar). The samples were collected from 33 production wells and 24 observation wells between June and December of 2022. The samples are located in Albemarle areas A1, A2, and A3. Table 8-2 shows the distribution and details of the samples from the 2022 campaign. The sample was collected directly from the discharge valve after the flowmeter in production wells. A pump was installed to purge at least three volumes of the well prior to taking a sample in the monitoring wells.

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Table 8-2: List and Coordinates of Production and Observation Wells Sampled during the 2022 to 2023 Campaign

Well	X_UTM WGS84	Y_UTM WGS84
CL-1	573,049	7,384,403
CL-100	563,437	7,386,040
CL-101	557,123	7,382,092
CL-104	556,633	7,380,959
CL-106	568,797	7,388,505
CL-107	561,110	7,386,256
CL-113	560,156	7,384,585
CL-114	568,672	7,388,530
CL-119	568,474	7,388,527
CL-128	568,577	7,387,972
CL-133	562,022	7,386,212
CL-134	562,789	7,386,481
CL-136	562,033	7,388,407
CL-137	562,139	7,387,328
CL-140	568,243	7,382,732
CL-149	567,944	7,382,746
CL-151	563,211	7,387,236
CL-154	563,962	7,386,065
CL-155	563,003	7,387,844
CL-158	562,142	7,387,327
CL-162	567,630	7,385,423
CL-163	566,038	7,387,211
CL-168	568,458	7,385,019
CL-172	567,360	7,385,803
CL-176	555,961	7,379,740
CL-19	563,132	7,386,157
CL-45	571,689	7,387,482
CL-82	568,327	7,388,254
CL-90	567,472	7,383,701
CL-91	567,715	7,382,838
CL-94	567,510	7,383,140
CL-97	558,413	7,383,460
CL-99	568,043	7,384,955
CLO-278B	567,266	7,384,759
CLO-280A	564,444	7,388,488
CLO-280B	563,332	7,388,463
CLO-283	554,962	7,381,440
CLO-103C	559,152	7,384,211
A-304	576,830	7,380,518
CLO-111	576,925	7,386,429
A-319	573,842	7,381,896
A-317	581,305	7,386,405
A-316	572,079	7,377,960
A-227	570,195	7,381,376
A-323	582,706	7,384,944
CLO-285	556,895	7,383,479
CLO-289A	559,134	7,384,177
CLO-294	566,424	7,388,502
CLO-288A	557,688	7,384,236
A-302	576,886	7,384,042
A-307	579,291	7,383,584
A-227B	570,195	7,381,376
CLO-290	560,141	7,384,581
A-321	573,916	7,377,529
A-321B	573,916	7,377,529
A-325B	575,858	7,382,268
A-325	575,862	7,382,246

Note: CL corresponds to production wells; and CLO and A series correspond to observation wells.

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Five samples were collected in each well in 1-L bottles, which were rinsed three times with the brine from the well and then completely filled without leaving air bubbles to avoid precipitation processes and physical-chemical changes within the container. The label in the bottle included the sample ID, laboratory code, sampler, date, and time. Other details (such well ID, laboratory, type of sample, water level, and type of well) were only included in the brine sampling database for the 2022 campaign.

The following parameters were taken immediately after sampling as field parameters: pH, temperature, conductivity, TDS, redox potential, salinity, and density. The measurements were taken by using the Hanna HI98192, HI98198, and HI991001 multiparameter meter devices. The instruments were calibrated daily.

8.2 Sample Preparation, Assaying, and Analytical Procedures

8.2.1 Historical Sampling

Historical samples from the production wells and observation points have been collected on a monthly basis by the operators of the Salar de Atacama Plant hydrogeology department. The samples were analyzed in the on-site plant laboratory. No duplicates were collected in this process.

SRK notes that while comprehensive QA/QC or independent verification of sampling has not been a continuous part of the plant laboratory, Albemarle's operations in Salar de Atacama have been producing lithium from brines for over 25 years. Production has been consistent with reserve planning from the brine reservoir.

8.2.2 2018 to 2019 Campaign

The samples obtained from the 2018 to 2019 campaign were collected during pumping tests at discrete times of 30 minutes, 24 hours, 72 hours, and 7 days from production wells and from exploration wells using packers. The brine samples were collected as follows:

- Brine was pumped from inside the well up to three times its volume or the interval to be sampled, thus ensuring that the brine being sampled represented what was flowing into the well screen from the aquifer.
- Each bottle (1 L) was conditioned with the freshly extracted brine.
- Five 1-L increments were extracted directly from the pump flow or from the pipe into the bottles; these were stored and duly labeled in five bottles according to the previously defined chain of custody. The destination of each bottle was:
  - Albemarle Laboratory: La Negra, Antofagasta, Chile, Original Sample A, 100%
  - K-UTEC Laboratory: Germany, Sample B, 100%
  - Alex Stewart Laboratory: Mendoza, Argentina, Control Sample C, 30%
  - Chilean Nuclear Energy Commission (CCHEN) Laboratory: Control Sample D, 30%
  - Albemarle Laboratory (Salar Plant Laboratory): La Negra, Antofagasta, Chile, Duplícate Sample, 100%

Each bottle was labeled with the following information:

- Sample number
- Sample interval
- Well name

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- Depth of sampling
- Type of sampling (pumping tests, production wells, or packer)
- Name and company of the sampler
- Date of sampling

The sampling control information was entered into an Excel data sheet for further processing. All samples were stored in equivalent containers duly sealed to protect against contamination during transportation.

The lithium, magnesium, potassium, calcium, sodium, boron, and sulfate chemical analyses were carried out by means of inductively coupled plasma (ICP), optical, with standards, procedures, and protocols consistent between the involved laboratories. Sulfate and chloride were determined with different techniques. Table 8-3 summarizes the methods used for each of the elements analyzed. Figure 8-3 shows the sampling points used.

Table 8-3: Analytical Methods by Laboratory, 2018 to 2019 Campaign

Parameter	**Albemarle's** Investigation Laboratory, La Negra	K-Utec Laboratory, Germany	Alex Stewart Laboratory, Argentina
B	ICP	ICP	ICP
SO_4	ICP	Gravimetry	Gravimetry
		(ICP requested)	(ICP requested)
Mg	ICP	ICP	ICP
Li	ICP	ICP	ICP
K	ICP	ICP	ICP
Ca	ICP	ICP	ICP
Na	ICP	ICP	ICP
Density	Gravimetry	No information	Pycnometry
Chloride	Titration of precipitation with a silver nitrate solution using potassium dichromate for its detection.	Automatic potentiometric titration with a solution of silver nitrate in solution.	Mohr's method in solutions >5% TDS and potentiometry (ion selective electrode) in solutions <5% TDS

Source: GWI, 2019

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Legend
Test
Long Term pumping Test
Packer Test
Production well sampling
N
CLO-129
CL-120
CL-27
CL-45
A-317
A-218
CL-23
CL-1
A-319
A-230
A-316
CL-24
555,000
560,000
565,000
570,000
575,000
580,000
7,390,000
7,385,000
7,380,000
7,375,000

Source: GWI, 2019

Figure 8-3: Sampling Points, 2018 to 2019 Campaign

No sample preparation was necessary, as care was taken to obtain samples of the brine in their native state. The samples were taken by the operators of the Salar hydrogeology group, while the water resources area sent them to the corresponding laboratories. During the exploration campaign carried out between 2018 and 2019, 77 samples were extracted from 48 different points with four sample bottles each. Duplicates of the 77 samples were sent to the La Negra laboratories in Antofagasta and K-Utec in Germany, Alex Stewart laboratory (Mendoza, Argentina), and the CCHEN laboratory.

The analyses carried out consisted of determining the concentration of sulfate, chloride, boron, barium (Ba), calcium, iron (Fe), potassium, lithium, magnesium, manganese (Mn), sodium, strontium (Sr), and density, according to the methods indicated in the certificates of each laboratory. Table 8-4 shows the well ID, type of test in which the samples were drawn, and the laboratories to which they were sent (all includes Alex Stewart and CCHEN). It should be noted that the fourth column indicates the depth to which the sample was extracted or the time, depending on whether it was extracted during a packer test or a pump test, respectively.

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Table 8-4: List of Samples in the 2018 to 2019 Campaign

Sample Number	Well ID	Type	Depth (m) or Test Time	Label	Laboratory
1	A218	Sampling during packer testing	28 to 43	A-218A	All
2			86 to 101	A-218B	All
3	A228	Pumping test	30 minutes	A228-T1	La Negra and K-UTEC
4			24 hours	A228-T2	All
5			72 hours	A228-T3	La Negra and K-UTEC
6			7 days	A228-T4	La Negra and K-UTEC
7	A230	Sampling during packer testing	129 to 146	A-230A	La Negra and K-UTEC
8	A316	Sampling during packer testing	25 to 45	A-316A	La Negra and K-UTEC
9			70 to 85	A-316B	La Negra and K-UTEC
10			90 to 105	A-316C	La Negra and K-UTEC
11	A317	Sampling during packer testing	35 to 50	A-317A	La Negra and K-UTEC
12	A319	Sampling during packer testing	28 to 43	A-319A	La Negra and K-UTEC
13	A320	Pumping test	30 minutes	A320-T1	La Negra and K-UTEC
14			24 hours	A320-T2	La Negra and K-UTEC
15			72 hours	A320-T3	La Negra and K-UTEC
16			7 days	A320-T4	La Negra and K-UTEC
17	CL-1	Production well		CL-1	La Negra and K-UTEC
18	CL-15	Production well		CL-15	La Negra and K-UTEC
19	CL-19	Production well		CL-19	La Negra and K-UTEC
20	CL-20	Production well		CL-20	La Negra and K-UTEC
21	CL-22	Production well		CL-22	La Negra and K-UTEC
22	CL-23	Production well		CL-23	La Negra and K-UTEC
23	CL-24	Production well		CL-24	La Negra and K-UTEC
24	CL-27	Production well		CL-27	La Negra and K-UTEC
25	CL-37	Production well		CL-37	La Negra and K-UTEC
26	CL-41	Production well		CL-41	La Negra and K-UTEC
27	CL-45	Production well		CL-45	La Negra and K-UTEC
28	CL-59	Production well		CL-59	La Negra and K-UTEC
29	CL-60	Production well		CL-60	La Negra and K-UTEC
30	CL-65	Production well		CL-65	La Negra and K-UTEC
31	CL-78	Production well		CL-78	La Negra and K-UTEC
32	CL-79	Production well		CL-79	La Negra and K-UTEC
33	CL-80	Production well		CL-80	La Negra and K-UTEC
34	CL-84	Short Pumping test	30 minutes	CL84-T1	La Negra and K-UTEC
35			24 hours	CL84-T2	La Negra and K-UTEC
36			72 hours	CL84-T3	La Negra and K-UTEC
37			7 days	CL84-T4	La Negra and K-UTEC
38	CL-85	Production well		CL-85	La Negra and K-UTEC
39	CL-9	Production well		CL-9	La Negra and K-UTEC
40	CL-90	Production well		CL-90	La Negra and K-UTEC
41	CL-91	Production well		CL-91	La Negra and K-UTEC
42	CL-92	Production well		CL-92	La Negra and K-UTEC
43	CL-97	Pumping test	30 minutes	CL97-T1	La Negra and K-UTEC
44			24 hours	CL97-T2	La Negra and K-UTEC
45			72 hours	CL97-T3	La Negra and K-UTEC
46			7 days	CL97-T4	La Negra and K-UTEC
47	CL-98	Production well		CL-98	La Negra and K-UTEC
48	CL-99	Production well		CL-99	La Negra and K-UTEC
49	CL-100	Pumping test	30 minutes	CL100-T1	La Negra and K-UTEC
50			24 hours	CL100-T2	La Negra and K-UTEC
51			72 hours	CL100-T3	La Negra and K-UTEC
52			7 days	CL100-T4	La Negra and K-UTEC
53	CL-101	Pumping test	30 minutes	CL101-T1	La Negra and K-UTEC
54			24 hours	CL101-T2	La Negra and K-UTEC
55			72 hours	CL101-T3	La Negra and K-UTEC
56			7 days	CL101-T4	La Negra and K-UTEC
57	CL-104	Pumping test	30 minutes	CL104-T1	La Negra and K-UTEC
58			24 hours	CL104-T2	La Negra and K-UTEC
59			72 hours	CL104-T3	La Negra and K-UTEC
60			7 days	CL104-T4	La Negra and K-UTEC
61	CL-105	Short Pumping test	30 minutes	CL105-T1	La Negra and K-UTEC
62			24 hours	CL105-T2	La Negra and K-UTEC
63			72 hours	CL105-T3	La Negra and K-UTEC
64	CL-107	Pumping test	30 minutes	CL107-T1	La Negra and K-UTEC
65			24 hours	CL107-T2	La Negra and K-UTEC
66			72 hours	CL107-T3	La Negra and K-UTEC
67			7 days	CL107-T4	La Negra and K-UTEC
68	CL-113PW	Pumping test	30 minutes	CL113PW-T1	La Negra and K-UTEC
69			24 hours	CL113PW-T2	La Negra and K-UTEC
70			72 hours	CL113PW-T3	La Negra and K-UTEC
71			7 days	CL113PW-T4	La Negra and K-UTEC
72	CL-115	Production well		CL-115	La Negra and K-UTEC
73	CL-120	Production well		CL-120	La Negra and K-UTEC
74	CLO-109	Sampling during packer testing	21 to 71	CLO-109A	La Negra and K-UTEC
75			80 to 107	CLO-109B	All
76	CLO-129	Sampling during packer testing	71 to 86	CLO-129A	All
77			115 to 150	CLO-129C	All

Source: GWI, 2019

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A chain of custody was established that incorporated not only sampling but also storage and shipment of samples to each laboratory. The samples were labeled immediately after being taken from the wells, and then they were stored at the Albemarle storage in Salar Plant. Later, they were transferred in coolers and sent by DHL to the respective laboratories.

8.2.3 2022 Campaign

The samples collected in the 2022 sampling campaign correspond to 33 production wells and 24 observation wells according to the following protocol:

- All sampling equipment, sampling buckets, glassware, and instrumentation should be washed with deionized water or with phosphate-free detergent before sampling begins.
- Use distilled water to rinse all sampling equipment and instrumentation before it is used at a different sample point. The use of auxiliary glassware should be minimized to reduce sample cross-contamination.
- Measure the water level and verify that there are no issues with the well that may cause the bailer to get stuck or lost. Only take a water level in wells that do not have a pump or other equipment downhole. Do not disturb wells with installed equipment.
- Each 1-L bottle was conditioned with freshly extracted brine.
- The sample bottle label included the sample ID, laboratory code, date, time, and responsible person. The samples were labeled immediately after being taken from the wells and were then stored at the Albemarle storage in Salar Plant. The samples were shipped using a cooler or ice box, taking care of packaging to ensure the sample bottles were not damaged in transport, including a chain of custody sheet.
- The sampling control information was recorded in an Excel file database, which included the following information: sample ID, well ID, laboratory, collection date, ship date, sample source type (production well or observation well), sampling depth interval, water levels, well purge data, sample type (original, duplicate, blank, standard, or backup), field parameters, results, and delivery date.
- Samples were collected in each location for the following laboratories:
    - Albemarle's Atacama Salar Plant laboratory (Salar de Atacama): 100% of sampling
    - K-UTEC laboratory (Germany): 100% of sampling
    - Alex Stewart laboratory (Mendoza, Argentina): 83% of sampling
    - Bureau Veritas S.A. laboratory (Santiago, Chile): 45% of sampling
    - Backup sample (stored in Albemarle's Atacama Salar Plant laboratory)
- Blanks, duplicates, and standards were collected for the 30% of the samples for each laboratory.
- Well CL-114 was used in the preparation of the standard samples due to this well's stability in the historical lithium concentration records.

The lithium, magnesium, potassium, calcium, sodium, boron, and sulfate chemical analyses were carried out by means of ICP, optical, with standards, procedures, and protocols consistent between the involved laboratories. Sulfate and chloride were determined with different techniques. Table 8-5 summarizes the laboratory methods.

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Table 8-5: Analytical Methods by Laboratory, 2022 Campaign

Parameter	Albemarle Atacama Salar Plant Laboratory, Chile	K-UTEC Laboratory, Germany	Alex Stewart Laboratory, Argentina	Bureau Veritas S.A., Chile
B	ICP	ICP	ICP	Spectrofotomer ultraviolet (UV)/visible
SO_4	ICP	Gravimetry	Gravimetry	Gravimetry
		(ICP requested)	(ICP requested)	
Mg	ICP	ICP	ICP	Atomic absorption (AA)
Li	ICP	ICP	ICP	AA
K	ICP	ICP	ICP	AA
Ca	ICP	ICP	ICP	AA
Na	ICP	ICP	ICP	AA
Density	Gravimetry	No information	Pycnometry	Gravimetry
Chloride	Titration of precipitation with a silver nitrate solution using potassium dichromate for its detection	Automatic potentiometric titration with a solution of silver nitrate in solution	Mohr's method in solutions >5% TDS and potentiometry (ion selective electrode) in solutions <5% TDS	Mohr's method in solutions > 5% TDS and potentiometry (ion selective electrode) in solutions <5% TDS

Source: SRK, 2024 (based on information received from laboratories)

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A chain of custody was established, including sampling, storage in the Albemarle Atacama Salar Plant laboratory, and shipment of samples to each external laboratory. The samples were labeled with correlative numbers immediately after being taken from the wells. Table 8-6 presents the samples of the 2022 to 2023 campaign.

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Table 8-6: List of Samples in 2022 Campaign

Well	Well Type	Screen Interval Depth (m)		Laboratory	Number of Samples
		Top	Bottom		
CL-1	Production	0	30	All	4
CL-100	Production	30.42	59.97	All	4
CL-101	Production	25.07	66.37	All	4
CL-104*	Production	23.83	64.11	Salar	1
CL-106	Production	0	18	All	4
CL-107	Production	20.43	96.92	K-UTEC, Bureau Veritas S.A., Alex Stewart	3
CL-113	Production	30.65	77.9	All	4
CL-114	Production	0	18	All	4
CL-119	Production	0	24	All	4
CL-128	Production	0	24?	K-UTEC, Alex Stewart, Salar Plant	3
CL-133	Production	31.99	93.9	All	4
CL-134	Production	36.92	95.92	All	4
CL-136	Production	32.53	76.72	All	4
CL-137	Production	35.61	76.92	All	4
CL-140	Production	54.48	86.91	All	4
CL-149	Production	33.98	86.92	All	4
CL-151	Production	11.66	40	All	4
CL-154	Production	39.22	59.43	All	4
CL-155	Production	5.79	39.9	All	4
CL-158	Production	14.4	38.1	All	4
CL-162	Production	16.29	40	All	4
CL-163	Production	13.3	39.8	All	4
CL-168	Production	0	40	K-UTEC, Alex Stewart, Salar Plant	3
CL-172	Production	23.3	46.9	All	4
CL-176	Production	29	46.9	K-UTEC, Alex Stewart, Salar Plant	3
CL-19	Production	0	30	K-UTEC, Alex Stewart, Salar Plant	3
CL-45	Production	0	30	All	4
CL-82	Production	5.4	23.1?	K-UTEC, Bureau Veritas S.A., Alex Stewart	3
CL-90	Production	2.74	40	All	4
CL-91	Production	11.3	40	All	4
CL-94	Production	3.58	40	All	4
CL-97*	Production	36.12	56.9	Salar	4
CL-99	Production	11.3	39.9	K-UTEC, Alex Stewart, Salar Plant	3
CLO-278B	Observation Well	4.04	21.91	K-UTEC, Alex Stewart, Salar Plant	3
CLO-280A	Observation Well	0	25	K-UTEC, Alex Stewart, Salar Plant	3
CLO-280B	Observation Well	0	25	K-UTEC, Alex Stewart, Salar Plant	3
CLO-283*	Observation Well	0	50	Salar	2
A-227	Observation Well	30	150	K-UTEC, Alex Stewart	2
A-227B	Observation Well	0	30	K-UTEC, Alex Stewart	2
A-302	Observation Well	61.33	186.3	K-UTEC, Alex Stewart	2
A-304	Observation Well	77.31	155.05	K-UTEC	1
A-307	Observation Well	0	164.62	K-UTEC, Alex Stewart	2
A-316	Observation Well	71.57	113.01	K-UTEC, Alex Stewart	2
A-317	Observation Well	0	149.8	K-UTEC, Alex Stewart	2
A-319	Observation Well	64.73	123.92	K-UTEC	1
A-321	Observation Well	119.9	144.8	K-UTEC, Alex Stewart	2
A-321B	Observation Well	0	30	K-UTEC, Alex Stewart	2
A-323	Observation Well	30	156.38	K-UTEC	1
A-325	Observation Well	0	30	K-UTEC	1
A-325B	Observation Well	23.83	64.11	K-UTEC	1
CLO-103C	Observation Well	36.12	56.9	K-UTEC, Alex Stewart	2
CLO-111	Observation Well	43.25	64.05	K-UTEC	1
CLO-285	Observation Well	0	50	K-UTEC	1
CLO-288A	Observation Well	0	50	K-UTEC	1
CLO-289A	Observation Well	0	43.55	K-UTEC	1
CLO-290	Observation Well	0	50	K-UTEC, Alex Stewart	2
CLO-294	Observation Well	0	50	K-UTEC	1

Source: SRK, 2024
*Not used for the final interpolation

The 2022 campaign collected samples in claims areas A1, A2, and A3. Observation wells in area A3 were sampled at the end of the campaign due to problems with the pumps and the conditions of the wells. Three samples from the 2018 to 2019 campaign located in area A3 were included in the resource

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estimate as part of the validation process. Figure 8-4 shows the location of the samples used in this study.


N
Mineral
Property Limit
Meters

Source: SRK, 2024

Figure 8-4: Samples Used in This Study

8.3 QA/QC Procedures

QA/QC procedures are generally employed by companies to ensure accuracy and precision of the results obtained from laboratories. Generally, procedures may include independent checks (duplicates) on samples by third-party laboratories, blind blank/standard insertion into sample streams, duplicate sampling, and more. Albemarle has historically only engaged in independent third-party laboratory checks (i.e., control laboratories) of sampling, as described in Section 8.2.3 (2022 to 2023 campaign). For transparency, SRK decided to use results from one of the third-party laboratories (K-UTEC) for development of THE resource estimate.

8.3.1 Control Laboratories

The procedure to control and ensure the quality of the sampling and chemical analysis performed on the samples in this study was carried out by extracting five samples from observation points. These samples were sent to Albemarle's Atacama Salar Plant laboratory (Salar de Atacama), and the independent labs K-UTEC laboratory (Germany), Alex Stewart laboratory (Mendoza, Argentina), and Bureau Veritas S.A. laboratory (Santiago, Chile):

- K-UTEC AG SALT TECHNOLOGIES (K-UTEC) is located in Sondershausen (Germany). Since 2002 has a management system certified according to DIN EN ISO 9001:2015, which include among its scope Chemical-physical process engineering and Chemical-physical analytics. Also, the department CPA / Chemical-Physical Analytics is a testing laboratory accredited according to DIN EN ISO 17025 (Accreditation DAkkS).

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- Alex Stewart laboratory is specialized in lithium brine analyses with quality standards ISO 9001 (2015) and ISO 17025 (2017) and certified in Argentina by the OAA (Argentinian accreditation organization) for lithium and potassium ICP-OES analysis (Lab # LE187).
- Bureau Veritas S.A. laboratory is certified in ISO 9001 (2015), ISO 45001, and ISO 14001.

Correlation of duplicate analytical values for the same samples from independent laboratories can identify relative biases between these laboratories. In this case, the objective is not to demonstrate which laboratory is correct, as all are assumed to be high-quality laboratories using consistent analytical procedures and methods. The comparison makes it possible to review both the inherent local variability of the sampling, inconsistencies in preparation of the samples, or biases from the laboratories themselves.

8.3.2 Correlation Between Lithium Grades of Different Invariant Laboratories of the Sampling Type

A comparison of the results between Albemarle's Atacama Salar Plant laboratory and K-UTEC's laboratory in Germany indicates a good correlation, represented by a value of 0.9789 (Figure 8-5). However, a bias can be observed between both laboratories. The K-UTEC laboratory generally results in a lower lithium concentration than Albemarle's laboratory, especially for values >2,250 mg/L (where differences over 500 mg/L can be found). On the other hand, values below 2,250 mg/L are generally very similar (Figure 8-5).


Li (mg/L)
y = 1.0927x - 22.26
R² = 0.9789
Albemarle Atacama Salar Plant
7,000
6,000
5,000
4,000
3,000
2,000
1,000
0
0
1,000
2,000
3,000
4,000
5,000
6,000
K-UTEC

Source: SRK, 2022

Figure 8-5: Scatter Diagram Comparing the Results Obtained for Lithium between Albemarle**'s** Atacama Salar Plant and K-UTEC Laboratories

The correlation between the Alex Stewart and Albemarle's Atacama Salar Plant laboratories is also high (0.9788). A bias can be observed, showing a minor overestimation in the lithium concentration tested in Albemarle's laboratory. Samples above 3,000 mg/L trends lower in Alex Stewart laboratory,

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reaching differences up to 350 mg/L. Measured values below 3,300 mg/L are generally very similar (Figure 8-6).


Li (mg/L)
y = 1.033x + 44.458
R² = 0.9788
Albemarle Atacama Salar Plant
Alex Stewart
0
1,000
2,000
3,000
4,000
5,000
6,000
7,000

Source: SRK, 2024

Figure 8-6: Scatter Diagram Comparing the Results Obtained for Lithium between Albemarle's Atacama Salar Plant and Alex Stewart Laboratories

The correlation between Alex Stewart and K-UTEC laboratories is extremely good (0.995). Despite this high correlation, Alex Stewart laboratory consistently returns a slightly higher lithium concentration than K-UTEC when the values are >4,150 mg/L. Below this value, the samples are practically the same (Figure 8-7).

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Li (mg/L)
y = 1.0328x + 11.57
R² = 0.995
Alex Stewart
K-UTEC
0
1,000
2,000
3,000
4,000
5,000
6,000
7,000

Source: SRK, 2024

Figure 8-7: Scatter Diagram Comparing the Results Obtained for Lithium between Alex Stewart and K-UTEC Laboratories

Finally, the Bureau Veritas S.A. laboratory shows an acceptable correlation; however, a significant bias is observed with the K-UTEC data. The lithium concentration values are consistently higher in Bureau Veritas S.A., (showing differences from 200 to 1,100 mg/L). The bias is also similar with the Alex Stewart and Albemarle's Atacama Salar Plant laboratories.

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Li (mg/L)
y = 1.184x - 99.601
R² = 0.995
BUREAU VERITAS S.A
K-UTEC
0
1,000
2,000
3,000
4,000
5,000
6,000
7,000

Source: SRK, 2022

Figure 8-8: Scatter Diagram Comparing the Results Obtained for Lithium between Bureau Veritas S.A. and K-UTEC Laboratories

In summary, Albemarle's Atacama Salar Plant laboratory presents a good correlation but persistent bias with the rest of the laboratories, overestimating the lithium content in the high concentration interval. Bureau Veritas S.A. laboratory shows a significant overestimate in the lithium concentration compared to other laboratories. Alex Stewart laboratory shows reasonable trends and a slight bias; however, the values from K-UTEC are more consistent and conservative than the other three laboratories.

8.3.3 Standards, Blanks, and Duplicates

The 2022 campaign considered blank, duplicates, and standards for approximately 30% of the samples for each laboratory. The standards were prepared by using the production well CL-114. This well presents very stable and consistent values in the historical production database. 63 standard samples were sent to the four laboratories. The standard samples analyzed from Alex Stewart, Atacama Salar Plant, and K-UTEC laboratories are consistent with the standards values (Figure 8-9). On the other hand, Bureau Veritas S.A. laboratory presents higher concentrations than the standards, confirming the bias found in the correlation between lithium grades developed in the previous section.

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Li (mg/L)
Standards
2,500
2,000
1,500
1,000
500
0
Li (mg/L)
Alex Stewart
BUREAU VERITAS S.A
K-UTEC
Planta Salar ALB
Lab
Samples
+2xSTD
-2xSTD
AVG

Source: SRK, 2024
STD: Standard deviation

Figure 8-9: Standard Samples

57 blanks were sent to the four laboratories, and four errors were detected in the analysis:

- Albemarle's Atacama Salar Plant laboratory: two samples
- K-UTEC laboratory: one sample
- Alex Stewart laboratory: one sample

The errors correspond to a misreading of the sample ID or the reported values being in the wrong units. Only eight duplicates collected presented errors above 5% Li concentration.

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8.4 Opinion on Adequacy

SRK used the results from the independent K-UTEC laboratory to support the development of the resource estimate. SRK utilized historical results from the Albemarle La Negra laboratory and Albemarle's Atacama Salar Plant laboratory (Albemarle database) for the numerical groundwater model to support the reserve estimate. SRK reviewed the sample preparation, analytical, and QA/QC practices employed by consultants for 2022 campaign samples analyzed by Albemarle's Atacama Salar Plant, and the independent laboratories K-UTEC, Bureau Veritas S.A., and Alex Stewart. In the QP's opinion:

- The QA/QC program for the 2022 campaign supports that the extraction of each sample is reproducible and auditable, and it is sufficient to support a resource estimate. The correlation between the K-UTEC and Albemarle's Atacama Salar Plant laboratories is high; however, SRK acknowledges that there is potential for bias to exist. It is the QP's opinion that uncertainty associated with this potential for bias is mitigated by the long history of brine extraction at consistent levels supporting historic lithium production.
- The historical data supporting the mineral reserve estimates at Salar de Atacama have not been fully supported by a robust QA/QC program; this potentially introduces uncertainty in the accuracy and precision of the sample data. However, in the QP's opinion, this uncertainty is mitigated through the consistency of results from the 2022 campaign and the historical data. In the QP's opinion, the risk is also mitigated through the inherent confidence derived from more than 35 years of consistent feed to the processing plant producing lithium at Salar de Atacama/La Negra.

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SRK Consulting (U.S.), Inc. SEC Technical Report Summary – Salar de Atacama Page 92 SalardeAtacama_SECUpdate_Report_USPR001976_Rev02.docx February 2025 9 Data Verification 9.1 Data Verification Procedures SRK conducted the following review and verification procedures during 2023 to support the resource and reserve estimates: • Review the original laboratory brine analysis certificates. • Review analyze historical lithium concentration data per well. Check the consistency of data in time, and identify locations alternated by evaporation (trenches) or leakage from concentration ponds. • Review and reinterpret the geological model developed by Albemarle in 2023. SRK worked in collaboration with original authors and Albemarle’s geological team (Atacama). The work included: o Review the available literature and third-party studies in Salar de Atacama. o Interpret applied geophysical studies (high-resolution seismic, TEM, and NMR), surface geological maps, and the consistency with the 3D geological units. o Review data from all Albemarle concessions and environmental permit zones. o Perform a detailed reinterpretation of the lithologies from boreholes in the Albemarle concession areas. o Evaluate the available data to provide cross-confirmation of geological and hydrostratigraphic interpretations. A 3D geological model was built in collaboration with the original authors and Albemarle’s personnel, including: • A review and recalculation of the lateral recharge from the surrounding basing to the groundwater system presented in 2019 environmental model report (SGA, 2019) • A new structural interpretation of the main faults The consistency of the historical brine data was verified against the 2022 campaign samples (K-UTEC laboratory), as described in Section 8. Figure 9-1 shows a high correlation (R2 = 0.9951) between values in 2022 analyzed at the on-site plant laboratory and the results from K-UTEC laboratory. However, a bias can be observed between both laboratories. The K-UTEC laboratory generally results in a lower lithium concentration than Albemarle’s laboratory. The average difference is about 3%, with a maximum of 11% in the highest lithium concentration values. SRK Consulting (U.S.), Inc. SEC Technical Report Summary – Salar de Atacama Page 93 SalardeAtacama_SECUpdate_Report_USPR001976_Rev02.docx February 2025 Source: SRK, 2024 Figure 9-1: Comparison of Historical Lithium Concentrations and 2022 Campaign (K-UTEC) 9.2 Limitations All the historically collected data up to 2023 could not be independently verified. However, in the QP’s opinion, verification of the brine samples collected in the 2022 campaign and analyzed by independent laboratories provided a sufficient level of confidence in the methods used and results of samples analyzed by Albemarle’s Atacama Salar Plant laboratory. In the 2023-2024 period Albemarle reviewed and recalibrated the procedures and equipments of Planta Salar lab. However, the consistent overestimate in Albemarle’s laboratory values remains, and it should be revisited and corrected in 2025. 9.3 Opinion on Data Adequacy The brine data were compiled in a standardized database under the supervision of Albemarle’s personnel. All data were converted into the same units, and the database was checked for discrepancies, errors, and missing data. SRK cross-referenced the data received from multiple sources against the Albemarle database and original laboratory certificates; Albemarle reviewed and corrected any discrepancies with respect to sample locations and depths. SRK visited the Salar operation and its on-site laboratory in June 2022. SRK verified that the stated procedures are being followed. All details and data on QA/QC methodology are as described by Albemarle’s personnel. SRK Consulting (U.S.), Inc. SEC Technical Report Summary – Salar de Atacama Page 94 SalardeAtacama_SECUpdate_Report_USPR001976_Rev02.docx February 2025 Based on review of the historical database, the consistency of the values during the history of brine extraction, and the high correlation between the historical data and the results from the 2022 campaign, in SRK’s opinion, the data used for the resource and reserve estimates are acceptable and appropriate. Historical sampling at production wellheads and at ponds supports that there has been a consistent feed to the processing plant, and the lithium produced provides additional verification of the historical data used for calibration of the numerical model. SRK Consulting (U.S.), Inc. SEC Technical Report Summary – Salar de Atacama Page 95 SalardeAtacama_SECUpdate_Report_USPR001976_Rev02.docx February 2025 10 Mineral Processing and Metallurgical Testing Albemarle's operations in Chile are developed in two areas: Salar de Atacama and La Negra. The Salar de Atacama operation extracts lithium brines from deep and shallow groundwater wells. These brines are then discharged to solar evaporation ponds to concentrate the lithium brine, which is then transferred to the La Negra plant for processing. The La Negra plant refines and purifies the lithium brines, producing a technical- and battery grade Li2CO3 (and historically LiCl, although this is not forecast for future production). The SYIP aims to improve this process recovery through mechanical grinding and washing of byproduct salts in two new plants (lithium-carnallite and bischofite plants), and testing associated with the SYIP is discussed below. 10.1 Metallurgical Test Work and Analysis Historic process yield for lithium in the evaporation ponds at Salar de Atacama have been around 50% (ranging from <40% up to the mid-50%). In 2017, Albemarle started the SYIP when they commissioned K-UTEC to evaluate opportunities to improve on this historic performance. K-UTEC proposed and evaluated six options for improvement, including performing laboratory- and pilot-scale testing on each. Based on this test work, Albemarle decided to proceed with two of the six options evaluated. The two selected opportunities for improvement follow: • Bischofite treatment plant: implementation of a continuously driven washing and comminution/ vat leaching operation for bischofite to recover the adhering brine and lithium contained in the bischofite salts • Lithium-carnallite treatment plant: implementation of a continuous lithium-carnallite decomposition by comminution and reactive step using brine 10.1.1 Bischofite Treatment Testing In past years, Albemarle placed harvested bischofite salts in drainage fields to recover entrained lithium-rich brine. While this process recovered a portion of the lithium that would otherwise be lost in this stage of processing/evaporation, there was still significant brine adhered to the bischofite salts post-drainage. The intent of the bischofite treatment process is to further wash this concentrated brine from the bischofite salt using a dilute, natural brine, as well as further dissolution of lithium precipitated in these salts. K-UTEC completed several tests related to this proposed process upgrade at their laboratory in Sondershausen, Germany. These tests included an evaluation of drainage performance of the bischofite salt as well as laboratory-level tests and pilot-scale tests on the washing/leaching of the bischofite using an agitated reactor. To complete these tests, Albemarle collected precipitated bischofite salts from the Salar operations and transported these salts to K-UTEC’s laboratory for evaluation. From a scale perspective, the bischofite drainage test utilized 100 kg of bischofite salt, the pilot-scale tests utilized 260 kg of bischofite salt, and the laboratory-scale testing utilized 1 kg of bischofite salt. These salts come from the bischofite stockpile, but due to drainage storage before arriving to Sondershausen, the LiCl was lower than data collected in the field. Therefore, drainage test work was carried out to emulate the on-site conditions. SRK is of the opinion that the bischofite tested is generally representative of bischofite from Albemarle’s Salar de Atacama operations.

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The bischofite treatment testing utilized brine from extraction wells as the wash solution. This brine is characterized as calcium-rich, but no additional information on the wash solution (e.g., lithium, calcium, sulfate, or magnesium concentrations) is presented. Therefore, this solution is likely representative of the brine that is sourced from well CL-9. The bischofite drainage testing utilized concentrated brine between pond 4A and 3A. This solution is viewed as likely representative of the brine that would typically be entrained in the bischofite salt.

The results of the laboratory- and pilot-scale bischofite washing/dissolution testing included 57% Li recovery at the pilot scale and 79% Li recovery at the laboratory scale. Lithium/magnesium selectivity (i.e., preference for lithium dissolution) is reported at 85% at the pilot scale and 89% at the laboratory scale. K-UTEC also evaluated alternatives other than the agitated reactor (such as screw dissolution), although these tests were inconclusive due to poor test implementation.

Notably, the pilot-scale study results include significantly lower lithium recovery in comparison to the laboratory-scale test work. K-UTEC believes that this discrepancy was due to a combination of lower performance of the centrifuge in the pilot-scale work and a lower content of lithium in the bischofite salt in the pilot test work.

The final piece of the test work is the evaluation of drainage performance on the bischofite salt. This test work showed a lithium content in adhered brine of around 21% Li by weight in comparison to around 7% Li by weight in the sample received for the test work.

As a result of the completed test work, Albemarle moved forward with design and construction of a bischofite salt washing plant that was commissioned in Q3 of 2023 and is discussed in further detail in Section 14.1.2.

10.1.2 Lithium-Carnallite Treatment Testing

Albemarle harvests lithium carnallite salts and washes/leaches them. The key differentiator in the newly proposed lithium-carnallite plant will be the addition of comminution of the salts to increase the efficiency of the leaching. Unlike the bischofite washing, which utilizes a raw brine, the lithium carnallite washing utilizes recycled brine from the bischofite plant increasing the synergy of both new processes. This proposed process leaves a residual bischofite which is then proposed for processing in the new bischofite plant to recover any residual lithium.

As with the bischofite testing, the lithium carnallite testing was completed at the laboratory and pilot scale as well as drainage testing. K-UTEC notes that as with the bischofite testing, it is believed that the lithium carnallite utilized in the testing was collected from disposal dumps that had been subject to washing with rainwater, and the sample had limited lithium-carnallite (19% with predominant bischofite). Wash solution was concentrated brine sourced from the carnallite pond discharge, which should be representative of the targeted wash solution at an operational level. The pilot testing utilized 240 kg of salt, the laboratory sample sizes were around 0.4 to 0.8 kg, and the drainage testing utilized 100 kg.

Results from the lithium-carnallite laboratory testing were similar to the bischofite recovery in that the pilot-scale test reported lithium recovery of around 60% and the laboratory test reported recovery of around 76%, with lithium/magnesium selectivity of 97% for both types of tests. Drainage testing suggested adhering brine of around 16% versus 9% Li on the samples received. Similar comments

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apply in that the lower yield was attributed by K-UTEC to lower centrifuge performance and different lithium content in salt.

As a result of the completed test work, Albemarle moved forward with design and construction of a lithium-carnallite processing facility that was initially commissioned in Q4 of 2023. After four months of operation, the plant was shut down while efforts were focused on the start-up and optimization of the bischofite processing plant. Section 14.1.2 further discusses the details of the lithium-carnallite processing facility.

10.1.3 SYIP Test Commentary

Based on the results of the laboratory test work, K-UTEC estimates that the implementation of the SYIP will increase lithium recovery in the Salar from current levels to around 60%. Albemarle has adopted this estimate for its assumed performance with the SYIP.

In SRK's opinion, based on the K-UTEC test data, an overall recovery in the 80% range is possible under a best-case scenario for both lithium carnallite and bischofite; however, this is ideal performance and not likely in an operating scenario, and therefore a downgrade to the assumption of K-UTEC of 60% is more realistic and a reasonable assumption to use in production forecasts.

Although the improvement to 60% Li recovery assumed by K-UTEC and Albemarle is reasonable, in SRK's opinion, the current test data had gaps and did not provide a direct correlation to this result. However, Albemarle made the decision to proceed with design and construction of the SYIP facilities. As the facilities are operated and optimized, actual plant performance will be monitored to provide information quantifying the success of the facility and quantifying the impact on the global Salar recovery. Considering the bischofite plant was started in Q3 2023 and the lithium-carnallite plant has not been operating sustainably (as of the effective date of this report), there is not sufficient information available from the impact of these facilities on the global Salar recovery. Therefore, SRK has maintained the ramp-up to 60% recovery as presented in previous TRSs. Once the facilities have been in operation sustainably for an entire Salar flow cycle (approximately 24 months), sufficient data should be available to correlate their operation to support the actual impacts to Salar recovery. When the data for at least one full pond cycle is available, adjustments can be made to the presumed recoveries for the life of the operation.

10.2 Opinion on Adequacy

In SRK's opinion, the recovery data provided by Albemarle for approximately 40 years of historic production is acceptable and representative of the ongoing operation. SRK notes that the SYIP, as described in the previous paragraphs, does have some risk but accepts that data as reasonable for use in the ongoing project.

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11 Mineral Resource Estimates

The mineral resource estimate presented herein represents the latest resource evaluation prepared for the Project in accordance with the disclosure standards for mineral resources under §§229.1300 through 229.1305 (subpart 229.1300 of Regulation S-K). Although Albemarle produces byproducts from Salar de Atacama (including potash), SRK has limited its resource estimate to the dominant economic product of lithium.

11.1 Key Assumptions, Parameters, and Methods Used

This section describes the key assumptions, parameters, and methods used to estimate mineral resources. The TRS includes mineral resource estimates, effective June 30, 2024. The geologic block model is incorporating all relevant exploration data as of June 2024, and there are no additional data since that date. The resource has been depleted to June 30, 2024.

The coordinate system used on this property is WGS84 UTM Zone 19S. All coordinates and units described herein are in meters and tonnes, unless otherwise noted. The database used for interpolation of brine characteristics was compiled by Albemarle from analytical information generated by third-party laboratory K-UTEC.

The mineral resources stated in this report are entirely located on mineral title, surface leases, and accessible locations currently held by Albemarle as of the effective date of this report. Section 3 describes details related to the access agreements or ownership of these titles and rights.

11.1.1 Geological Model

For previous estimations, SRK developed a geological model in collaboration with Albemarle's personnel and its consultants (Dr. David Boutt and Dr. LeeAnn Munk). For this mineral resource, Albemarle and SRK updated the geological model using the recent data. Figure 11-1 shows the geological model's extent; this was done to leverage the site-based expertise and improve the overall model consistency. Geological information supporting the development of the model was incorporated from multiple public sources, including:

- CORFO
- SQM
- Albemarle
- National Geology and Mining Service (Servicio Nacional de Geología y Minería (SERNAGEOMIN)

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Legend
Modelo UG SdA 2023
Campamento Fm.
El Tambo Fm.
Pre-cenozoic
Alluvial deposits
Estratos de Tilocalar
Delta del río San Pedro
Ignimbrite
Intermediate Halite
Lower Halite
Modern gravels
MZ: Sulfates
MZ: Carbonates and silts
Old gravels
Regional Clays
RInt
San Pedro Fm.
Silts, clays, halite and gypsum
Upper Halite
Volcanosedimentary
North (Y)
+7420000
+7410000
+7400000
+7390000
+7380000
+7370000
+7360000
East (X)
+550000
+560000
+570000
+580000
+590000
+600000
+3000
+2000
Plunge +04
Azimuth 030
0
10000
20000
30000
+2600
+2400
+2200
+2000
+1800

Source: Albemarle, 2024

Figure 11-1: Geological Model Extent, 3D View and Cross-Section

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The geological model is comprised of multiple features that have been modeled to either be independent of each other or (in some cases) may depend on the results from another modeling process; an example of this is the way in which a structural model may influence the results of the lithology model or the final resource boundaries. The combined 3D geological models were developed in Leapfrog Geo software (v2024.1.1). In general, model development is based on the following:

- Interpreted geophysical data (historic and modern):
    - TEM
    - Seismic
    - Downhole borehole logging
    - Surface geologic mapping (historical and modern)
    - Interpreted cross-sections (historical and modern)
    - Surface/downhole structural observations
    - Interpreted stratigraphic polylines (surface and sub-surface 3D)

The geological model construction included the construction of the updated database and integration of the information in Leapfrog, including drillholes, geophysics, geology maps, scientific articles, and hydrogeological data. 36 drillholes were remapped, and eight conceptual geological were interpreted, resulting in 19 geological units. Table 11-1 presents the lithological units and the corresponding hydrogeological units that are described in Section 6.

Table 11-1: Atacama Lithological Units

Geological Unit	Hydrogeological Unit
Upper halite	Upper halite
Silts, clays, halite, and gypsum	Silts, clays, halite, and gypsum
Intermediate halite	Intermediate halite
Volcano-Sedimentary	Volcano-Sedimentary
Lower halite	Lower halite
Sulfates and chlorides	Marginal facies (Transitional zone)
Carbonates and silts	
Alluvial deposits	Alluvial deposits
Modern gravels and sands	Modern gravels and sands
Ignimbrite	Ignimbrite
Old gravels and sands	Old gravels
Tilocalar strata	
El Tambo Formation	El Tambo Formation
San Pedro River Delta	San Pedro River Delta
Campamento Formation	Regional clays
Regional clays	
San Pedro Formation	Hydrogeological basement
Intrusive rocks of the Cordón de Lila	

Source: Albemarle, 2024
Note: Units were called hydro-stratigraphic units in previous studies.

Figure 11-1 presents a 3D view and a cross-section of the geological model of Salar de Atacama.

11.1.2 Exploratory Data Analysis

Lithium concentration data is collected only at certain intervals along the borehole. Figure 11-2 shows plan and section views of the updated raw lithium data (in mg/L). The spatial distribution of lithium data varies across the property and is concentrated in the claim area A1. The vertical section view of

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Figure 11-2 shows the differences in sample size and location within boreholes. Figure 11-3 presents the log probability plot, histogram, and the table of statistics of the lithium raw data.


A
A'
N
A1
A2
A3
Mineral
Property Limit
Meters
0
2500
5000
7500
10000
A
A'
Li mg/L
Meters
0
1250
2500
3750
5000

Source: SRK, 2024
Notes: Scales in meters
Borehole lithium data projected to Section A-A' is 15x vertical exaggeration.

Figure 11-2: Distribution of Lithium Samples in Plan View (Top) and Section View A-**A'** (Bottom, Looking to North-to-Northwest)

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Log Probability Plot for li (mg/L)
Cumulative Probability %
99.99
99.9
99.8
99
98
95
90
80
70
60
50
40
30
20
10
5
2
1
0.5
0.2
0.1
0.05
0.02
0.01
2000
3000
4000
5000
li


Histogram for li (mg/L)



Weighted Frequency (% of 2419)
Li (mg/L)
M
0
5
10
15
20
25
1500
2000
2500
3000
3500
4000
4500
5000

Column	Count	Minimum	Maximum	Mean	Variance	STD	Coefficient of Variation (CV)
Li (mg/L)	54	1,010	5,220	2,388.2	1,195,230	1,093	0.5

Source: SRK, 2024

Figure 11-3: Summary of Raw Sample Length Weighted Statistics of Lithium Concentration Log Probability and Histogram

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Similar irregular distribution and variable lengths of the lithium data are observed in the specific yield data (from hydraulic tests). A different set of data from the lithium data set was used to evaluate specific yield in each lithological unit, including historical data. Figure 11-4 shows the locations of the borehole collars that have specific yield tests on the property that did not change since the last resource estimation. Section 7.3 presents more details of specific yield by hydrogeological unit.



Mineral Property Limit
N
+550000 E
+560000 E
+570000 E
+580000 E
+7390000 N
+7380000 N
Looking down
0
2500
5000
7500
10000
Meters

Source: SRK, 2022

Figure 11-4: Specific Yield Samples in Plan View

11.1.3 Drainable Porosity or Specific Yield

The drainable porosity or specific yield measurements do not properly cover all lithologic units, and there sufficient data to make an estimate in only two of the units (Upper Halite West and Volcano-Sedimentary), where the specific yield was estimated. Specific yield values used for the other lithologic units were based on general information, including studies in Salar de Atacama outside of Albemarle's claim and the QP's experience in similar deposits. Section 7 summarizes the specific yield values measured in Salar de Atacama. Table 11-2 shows the statistics of the specific yield raw data used in the block model estimations of specific yield in the Upper Halite West and Volcano-Sedimentary units. Table 11-3 presents the specific yield values assigned to the rest of the lithological units based on literature information. Figure 11-5 presents the specific yield probability plots for the Upper Halite West and the Volcano-Sedimentary units.

Table 11-2: Drainable Porosity (Specific Yield) Raw Data, Upper Halite West and Volcano-Sedimentary Units

Column	Count	Minimum	Maximum	Mean[1]	Variance	STD	CV
Upper Halite West							
Sy	28	0.001	0.234	0.075	0.0061	0.078	1.04
Volcano-Sedimentary							
Sy	59	0.001	0.500	0.10	0.015	0.123	1.21

Source: SRK, 2024
[1]Unweighted statistics

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Table 11-3: Drainable Porosity (Specific Yield) Values Used for Other Lithological Units

Unit	Sy
Modern Gravels	0.10
Alluvial Deposits	0.09
Upper Halite East	0.10
Intermediate Halite	0.05
Silts, Clays, Halite and Gypsum	0.02
Lower Halite	0.02
Ignimbrite	0.03
Old Gravels	0.09
Regional Clays	0.02
Basement	0.0
Transition Zone	0.0

Source: SRK, 2024
Note: Values were estimated based on available measured data outside of mining claim (if available), literature, comparative values with the other units, and the QP's experience in similar deposits.

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Log Probability Plot for sy
Upper Halite: Upper Halite W
Cumulative Probability %
99.99
99.9
99.8
99
98
95
90
80
70
60
50
40
30
20
10
5
2
1
0.5
0.2
0.1
0.05
0.02
0.01
0.001
0.01
0.1
sy


Log Probability Plot for sy
Modelo UH SdA 2023: Volcanosedimentary
Cumulative Probability %
99.99
99.9
99.8
99
98
95
90
80
70
60
50
40
30
20
10
5
2
1
0.5
0.2
0.1
0.05
0.02
0.01
0.0001
0.001
0.01
0.1
sy

Source: SRK, 2024

Figure 11-5: Specific Yield Probability Plots of Specific Yield, Upper Halite West and Volcano-Sedimentary Lithology Units

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Table 11-4 presents the results of the specific yield estimation in the Upper Halite West and Volcano-Sedimentary units. The average values were used for the non-estimated unit's blocks. Section 11.2.5 presents a description of the estimation procedure.

Table 11-4: Drainable Porosity (Specific Yield) Estimation Results, Upper Halite West and Volcano-Sedimentary Units

Column	Minimum	Maximum	Mean[1]	Variance	STD	Q1	Q3	CV
Upper Halite West								
Sy	0.003	0.20	0.065	0.00068	0.026	0.055	0.076	0.40
Volcano-Sedimentary								
Sy	0.003	0.14	0.065	0.0009	0.030	0.050	0.083	0.46

Source: SRK, 2024
[1]Volume weighted statistics

11.2 Mineral Resource Estimates

The primary factors utilized in developing a brine resource estimate include the following:

- Aquifer geometry and limits (volume)
- Drainable porosity (specific yield) of the hydrogeological units in the Salar
- Lithium concentration

11.2.1 Domains

Resource Domain Model

The resource was calculated and limited to the current Albemarle claim area shown on Figure 11-2 (A1, A2, and A3). The total surface area is 16,725.58 ha, including the aquifers and aquitards present in the subsurface and excluding the bedrock. Based on the knowledge of the deposit, lithium populations analysis, and the spatial distribution of the lithium concentration in Atacama, SRK defined two sub-domains: high lithium concentration (HG) and low lithium concentration (LG).

The following criteria were considered to define the limits of the HG (Figure 11-6) and LG domains:

- Two populations observed in the probability plot and histogram at approximately 3,500 mg/L Li threshold
- Spatial distribution of HG concentration in Peninsula de Chepica
- Influence of operational ponds

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N
Li
mg/L
5000
4000
3000
2500
2000
1500
1000
0
HG Sub Domain
A1
A2
A3
Mineral Property Limit
Meters

Source: SRK, 2024

Figure 11-6: Spatial Distribution of HG Sub-Domain

SRK coded the drilling and block model information into these sub-domains, which are stored in the block model. The statistical analysis and lithium estimation were completed using hard boundaries for the HG and LG sub-domains. The lithological units are not considered sub-domains, as they are not influencing lithium concentrations.

11.2.2 Capping and Compositing

Capping of high-grade outlier data is normally performed where these data points are interpreted to be part of a different population. In SRK's opinion, capping is appropriate at Salar de Atacama for dealing with high lithium concentration outlier values for the two sub-domains; this included the review of high-yield outlier data to determine whether top cutting or capping was required that may bias or skew data for statistical and geostatistical analyses. Log-probability plots (Figure 11-7 and Figure 11-8) were assessed, a cap at 5,040 mg/L Li was applied to the HG domain, and a cap at 2,930 mg/L Li was applied to the LG domain. The tables in Figure 11-7 and Figure 11-8 present the impact of the capping on the population statistics of lithium, resulting in one outlier value capped and a reduction of 0.6% and 1.4% of the mean of lithium for the input data in HG and LG sub-domains, respectively. The impact to the CV is limited to a slight reduction.

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Log Probability Plot for li
HG Sub Domain
Cumulative Probability %
li mg/L
99.99
99.9
99.8
99
98
95
90
80
70
60
50
40
30
20
10
5
2
1
0.5
0.2
0.1
0.05
0.02
0.01
2000
3000
4000
5000

Data	Element	Count	Capped	Li Cap (mg/L)	Percentile	Li Lost (Mean)	Mean (mg/L)	Maximum (mg/L)	Variance	CV
Raw	Li	9					4,501	5,220	277,019	0.12
Capped	Li	9	1	5,040	88.9%	0.6%	4,473	5,040	241,690	0.11

Source: SRK, 2024

Figure 11-7: Capping Analysis (Probability Plot of Lithium) and Table of Impact of Capping (Statistics-Length Weighted), HG Sub-Domain

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Log Probability Plot for li
LG Sub Domain
Cumulative Probability %
99.99
99.9
99.8
99
98
95
90
80
70
60
50
40
30
20
10
5
2
1
0.5
0.2
0.1
0.05
0.02
0.01
800
900
1000
2000
3000
M
li mg/L

Data	Element	Count	Capped	Li Cap (mg/L)	Percentile	Li Lost (Mean)	Mean (mg/L)	Maximum (mg/L)	Variance	CV
Raw	Lithium	45					1,962.6	3,340	300,122	0.28
Capped	Lithium	45	4	2,930	91.1%	0.9%	1,944.2	2,930	257,678	0.26

Source: SRK, 2024

Figure 11-8: Capping Analysis (Probability Plot of Lithium) and Table of Impact of Capping (Statistics-Length Weighted), LG Sub-Domain

Before grade interpolation, samples need to be composited to equal lengths for consistent sample support. The raw sampling data for lithium is characterized by variable lengths and discontinuous sampling along the boreholes. Figure 11-9 presents the histogram of the raw sample lengths for the LG domain. Given the nature of the hydraulic sampling and the differences in lengths, SRK carried out a number of tests using different lengths of compositing and determined that 25 and 50 m composites

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are appropriate for the LG and HG domains, respectively. This determination is based on the nature of sampling in brine projects, which is effectively still sampling a single horizon in which the brine concentrations are assumed to not vary within the sample interval. As a result, an increasing number of composites compared with the number of raw intervals was obtained. The compositing was performed using the compositing tool in Maptek Vulcan software. Table 11-5 shows the comparative non-weighted statistics for the raw samples and the composites. In general, SRK aims to limit the impact of the compositing to <5% change in the mean value after compositing. Total length and length-weighted statistics are equal for raw and composited data.


Histogram for Length
LG Sub Domain
25
50
M
75
Points: 45 (54)
Total: 2013.730
Mean: 44.750
Std Dev: 35.439
Variance: 1255.925
CV: 0.792
Skewness: 2.083
Kurtosis: 3.379
Maximum: 164.620
75%: 49.313
50% (median): 30.000
25%: 24.000
Minimum: 17.700
Frequency (% of 44 points)
0
10
20
30
40
50
60
10 20 30 40 50 60 70 80 90 100 110 120 130 140 150 160

Length (m)

Source: SRK, 2024

Figure 11-9: Histogram of Length of Samples of Lithium (mg/L), LG Domain

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Table 11-5: Comparison of Raw versus Composite Statistics (Non-Weighted)

Data	Element	Count	Minimum (mg/L)	Maximum (mg/L)	Mean (mg/L)	Variance	STD	CV
HG Sub-Domain								
Samples	Lithium	9	3,260	5,040	4,470	267,978	517.7	0.12
Composites (50 m)	Lithium	10	3,260	5,040	4,436	251,584	501.6	0.11
LG Sub-Domain								
Samples	Lithium	45	1,010	2,930	2,094	333,602	577.66	0.28
Composites (25 m)	Lithium	83	1,010	2,930	1,958	257,408	507.4	0.26

Source: SRK, 2024

The samples cross geological boundaries, but considering that there are not impermeable barriers to limit the groundwater flow, the QP considers it unnecessary to break down by geology.

Specific Yield

The capping analysis was completed, including the use of probability plots (Figure 11-5) and statistical analysis of the specific yield data. As a result, the Upper Halite East and Volcano-Sedimentary specific yield data were capped to 0.35, and no capping was used for the Upper Halite West data. Composites of 25 m were used for the data to estimate specific yield into blocks for the Upper Halite and the Volcano-Sedimentary units, where there are enough data to support the estimation.

11.2.3 Spatial Continuity Analysis

The spatial continuity of lithium at the Atacama property was assessed through the calculation and interpretation of variography in each sub-domain. The variogram analysis was performed in Vulcan Software (Leapfrog™ Geo, Edge software) using the capped and composited data. The following aspects were considered as part of the variography analysis:

- Analysis was performed on the distribution of data via histograms.
- Downhole semi-variogram was calculated and modeled to characterize the nugget effect.
- Experimental semi-variograms were calculated to define directional variograms for the main directions defined from the fan variograms analysis. Results were inconclusive to define anisotropy, due in part to the spatial distribution of the samples.
- Directional variograms were modeled using the nugget and sill previously defined in the downhole/directional variography.
- The composites were transformed (normal score) for spatial analysis. The back-transformed variogram model was used for lithium estimation in the LG sub domain.

The directional variograms were modeled for lithium estimation. Figure 11-10 provides the graphical and tabulated semi-variogram for lithium (LG sub-domain). Due to the low quantity of data in the HG sub-domain, the variography could not be appropriately completed. The lithium in the HG domain was estimated using the inverse distance squared (ID2) method.

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Back Transformed Variogram Model

	Sill	Normalised Sill	Type	Alpha	Major	Semi-major	Minor
Nugget:	8885.0	0.0341					
Structure 1:	9.437e+04	0.3622	Spherical	-	2941.0	8000.0	1000.0
Structure 2:	1.582e+05	0.607	Spherical	-	12790.0	8815.0	1000.0
Total sill:	2.614e+05	1.003					
Variance:	2.605e+05						

Source: SRK, 2024

Figure 11-10: Experimental Directional Semi-Variogram for Lithium, LG Sub-Domain (Normal Score Transformed Data) and Back-Transformed Variogram Model

The nugget effect is approximately 3%, with ranges of approximately 10,000 and 7,500 m in the major and semimajor axis, respectively.

Specific Yield

The distribution and quantity of specific yield test samples per lithology are insufficient to support an appropriate spatial analysis per lithology. Inverse distance weighted (IDW) estimation methodology was used to estimate specific yield in the Upper Halite West and Volcano-Sedimentary lithological units.

11.2.4 Block Model

A block model was constructed using Leapfrog Edge™ software (version 2024.1.1) for the purposes of interpolating grade using an Octree sub-blocked mode. The block model was sub-blocked along geological and mineral claim boundaries. The dimensions of the parent cell size used are 500 m in X,

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500 m in Y, and 25 m in Z. The parent blocks were divided using 64 x 64 x 32 sub-blocks in X, Y, and Z. Grade interpolation was performed on parent cells. The block model limits were defined by the mineral claim polygons, with the extents of the block model shown on Figure 11-2. Blocks were visually validated against the 3D geological model and the mineral claim boundaries. Table 11-6 contains the block model parameters.

Table 11-6: Summary of Atacama Block Model Parameters

Dimension	Origin (m)	Parent Block Size (m)	Number of Blocks	Sub Block Count
X	553,800	500	60	64
Y	7,374,850	500	29	64
Z	2,375	25	7	32

Source: SRK, 2024

The blocks were flagged with the geological units and mineral claims identifiers. Figure 11-11 presents the lithology color-coded block model. Specific yield values were assigned into the blocks according to the lithological units. For Upper Halite and the Volcanoclastic units, the specific yields were interpolated into the blocks.


N
Lithology
Alluvial deposits.
Delta del río San Pedro
El Tambo Fm
Hydrogeological basement
Ignimbrite.
Intermediate Halite.
Lower Halite.
Modern gravels
Old gravels.
Regional Clays.
Silts, clays, halite and gypsum
Transition zone
Volcanosedimentary.
Upper Halite E
Upper Halite W.
2500
5000
7500
Meters

Source: SRK, 2024

Figure 11-11: Plan View of the Atacama Block Model Colored by Lithology (2,287.5 masl)

11.2.5 Estimation Methodology

Interpolation of Lithium

SRK used the composited data to interpolate the lithium grades into the block model using OK and IDW3 (second pass). Nearest neighbor (NN) estimation was performed for validation purposes only. The grade estimations were completed in Leapfrog Edge™ software (version 2024.1.1). The dimensions of the second pass are larger than the range of the lithium variogram, which is why it was used in the IDW methodology. The power of three (IDW3) was used to limit excessive dispersion of the lithium concentrations.

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SRK completed OK estimates using the 6,000 m x 5,000 m x 50 m ellipsoid for the first pass, with a minimum of four composites and a maximum of 10 composites. IDW3 estimates for the second pass used a 12,000 m x 10,000 m x 100 m ellipsoid, with minimum of one composite and a maximum of 10 composites. A maximum of two composites per drillhole were used. IDW3 was used to avoid excessive dispersion of lithium concentrations in areas with a low quantity of data.

Figure 11-12, Figure 11-13, and Figure 11-14 show the results of the estimation in terms of number of drillholes, number of composites, and the distances from the blocks to the composites used during the estimation. The majority of the blocks were estimated with four or more drillholes and between seven and 10 composites. The distance between the blocks and the composites used during the estimation has an average of 3,051 m and in most cases with distances <5,000 m; in SRK's opinion, this provides confidence that the estimation methods are appropriate.


Histogram of NDh, filtered by liGT0
Weighted Value
Block Count 6,562,527
Volume 16,122,180,986.4
Mean 6.42912
SD 2.07029
CV 0.322017
Variance 4.28609
Minimum 2
Q1 5
Q2 6
Q3 8
Maximum 10
Volume (billions)
NDh
0
0.5
1
1.5
2
2.5
3
0
2
4
6
8
10

Source: SRK, 2024

Figure 11-12: Histogram of Number of Drillholes Used to Estimate the Block Model

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Histogram of NS, filtered by liGT0
Weighted Value
Block Count 6,562,527
Volume 16,122,180,986.4
Mean 8.3917
SD 2.02012
CV 0.240728
Variance 4.08087
Minimum 2
Q1 7
Q2 10
Q3 10
Maximum 10
Volume (billions)
NS
0
2
4
6
8
10

Source: SRK, 2024

Figure 11-13: Histogram of Number of Composites Used to Estimate the Block Model

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Histogram of AvgD, filtered by liGT0
Weighted Value
Block Count 6,562,527
Volume 16,122,180,986.4
Mean 3,050.93
SD 964.57
CV 0.316156
Variance 930,394
Minimum 924.015
Q1 2,435
Q2 3,057.12
Q3 3,539.87
Maximum 6,834.02
Volume (billions)
AvgD

Source: SRK, 2024

Figure 11-14: Histogram of Average Distance from Blocks to Composites Used in Estimation

It is the QP's opinion that the methodology used in the lithium OK and IDW3 estimate is appropriate for resource model calculations.

Interpolation of Specific Yield

SRK used the 25 m composited data to interpolate the specific yields into the block model using IDW2 and a single search pass with an 8,000 m x 8,000 m x 8,000 m ellipsoid. The search ellipse size in Z is large to make sure the estimation of all the blocks inside each lithological unit is characterized by a flattened shape. Specific yields were interpolated using the data of the Volcano-Sedimentary and Upper Halite West lithological units into the blocks flagged accordingly and defining hard boundaries and using the search neighborhood parameters presented in Table 11-7. Specific yields were assigned into the blocks of the lithologies that were not interpolated according to the values presented in Table 11-2. The specific yield mean grade of the resulting interpolated blocks in the Volcano-Sedimentary and Upper Halite West units was assigned to the blocks not interpolated in those units.

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Table 11-7: Summary Search Neighborhood Parameters for Specific Yield (Upper Halite West and Volcano-Sedimentary Lithologies)

Variable	Pass	SDIST (m)			Rotation	Number of Composites		
		X	Y	Z		Minimum	Maximum	Maximum per Drillhole
Upper Halite West and Volcano-Sedimentary Lithologies								
Sy	1	8,000	8,000	8,000	Not applicable	2	6	2

Source: SRK, 2024

11.2.6 Estimate Validation

SRK undertook a validation of the interpolated model to check that the model represents the input data and the estimation parameters and that the estimate is unbiased. Different validation techniques were used, including:

- Visual comparison of lithium grades between block volumes and raw borehole samples
- Comparative lithium statistics of de-clustered composites and the alternative estimation methods (OK, IDW3, and NN)
- Swath plots for lithium mean block and composite sample comparisons
- Visual comparison and swath plots comparison for specific yield in blocks estimated using IDW2 and NN in the Volcano-Sedimentary and Upper Halite lithologies

<u>Visual Comparison</u>

Visual validation of drilling data to estimated block grades was completed in 3D. In general, estimated block grades compared well with acceptable correlation from drilling data. Figure 11-15 shows examples of the visual validations in plan view at 2,225 masl.


N
Li mg/L
5000
4000
3000
2500
2000
1500
1000
0
Meters

Source: SRK, 2024

Figure 11-15: Example of Visual Validation of Lithium Grades in Composites versus Block Model Horizontal Section, Plan View (2,262.5 masl Elevation)

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Comparative Statistics

SRK performed a statistical comparison of the de-clustered composites to the estimated blocks to assess the potential for bias in the estimated lithium grades. The comparison included the review of the histograms for lithium and the mean analysis between the blocks and composites from aquifers (Table 11-8).

Table 11-8: Summary of Validation Statistics Composites versus Estimation Methods (Lithium-Aquifer Data)

Statistic	Declustered Sample Data Li (mg/L)	Block Model (OK: First Pass, ID3: Second Pass)	Block Data (Volume Weighted) Li (mg/L)	
			Inverse Distance)	Near Neighbor
LG domain				
Mean	1,877	1,879	1,872	1,874
STD	510	449	431	491
Variance	238,838	201,832	186,099	241,393
CV	0.26	0.24	0.23	0.26
HG domain				
Mean	4,420	4,429	4,460	4,477
STD	454	276	202	346
Variance	206,580	76,236	40,784	119,580
CV	0.10	0.06	0.05	0.08

Source: SRK, 2024

The mean interpolated lithium values by OK, IDW2, and NN are similar and are slightly lower grade than the de-clustered lithium grade. The comparison between data and the blocks is better in the areas with higher density of data, as shown in swath plots comparing the means by area. The interpolated lithium concentrations using the combined OK and IDW3 have a better correlation with the data and provides information of the interpolation error and quality.

Swath Plots

Figure 11-16 shows the lithium swath plots in X and Z coordinates, which represent a spatial comparison between the mean block grades interpolated using alternative methods and the de-clustered composites. The areas of higher variability between the composites and estimates at Atacama occur in the areas of the deposit with lower quantity of data.

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Validation Trend Plot
LG Subdomain 500m X
Naive Mean
Sample Count
Data: LI_CAP [COMP_Li_estim_a.csv]
Filters: Combined HG_TITLE = Unknown, title
Estimate Mean
LITHIUM [Block Model_2024.csv]
Filters: Combined HG_TITLE = Unknown, title
Density: 1
Estimate Mean
Li_ID [Block Model_2024.csv]
Filters: Combined HG_TITLE = Unknown, title
Density: 1
Estimate Mean
Li_NN [Block Model_2024.csv]
Filters: Combined HG_TITLE = Unknown, title
Density: 1
LI_CAP Average Grade
Number of Samples
Slice Centroid (m X)
0
500
1000
1500
2000
2500
3000
555000
565000
575000
2
4
6
8
10
12
14


Validation Trend Plot


LG Sub Domain - 500m Y
Naive Mean
Sample Count
Data: LI_CAP [COMP_Li_estim_a.csv]
Filters: Combined HG_TITLE = Unknown, title
Estimate Mean
LITHIUM [Block Model_2024.csv]
Filters: Combined HG_TITLE = Unknown, title
Density: 1
Estimate Mean
Li_ID [Block Model_2024.csv]
Filters: Combined HG_TITLE = Unknown, title
Density: 1
Estimate Mean
Li_NN [Block Model_2024.csv]
Filters: Combined HG_TITLE = Unknown, title
Density: 1
LI_CAP Average Grade
3000
2500
2000
1500
1000
500
0
Number of Samples
20
15
10
5
0
7376000
7380000
7384000
7388000
Slice Centroid (m Y)

Source: SRK, 2024

Figure 11-16: Lithium (mg/L), LG Domain, Swath Analysis at Atacama (X and Y Coordinates)

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The QP's opinion is that validation through the use of visual comparison, comparative statistics, and swath plots provide a sufficient level of confidence to confirm that the model accurately represents the input data, the estimation parameters are reasonable, and that the estimate is unbiased.

11.3 CoG Estimates

The CoG calculations are based on assumptions and actual performance of the Salar de Atacama operation. Pricing was selected based on a strategy of utilizing a higher resource price than is used for the reserve estimate. For the purpose of this estimate, the resource price is 18% higher than the reserve price of US$17,000/t Li_2CO_3, the basis for which is presented in Section 16.1.3; this results in the use of a resource price of US$20,000/t of Li_2CO_3. The QP considers this pricing appropriate for resource estimate considering the market study, life of project (17+ years), and current uncertainty in the market.

SRK utilized the economic model to estimate the break-even CoG, as discussed in Section 12.2.1. Applying the US$20,000/t Li price to this methodology resulted in a break-even CoG of approximately 904 mg/L Li, applicable to the resource estimate.

11.4 Resources Classification and Criteria

Resources have been categorized subject to the QP's opinion based on the amount/robustness of informing data for the estimate, consistency of geological/concentration distribution, maturity of the Salar, and survey information and have been validated against long-term production information. Other criteria to support the delineation of the resource classification included the kriging variance, sample distribution, lithology (boreholes), and radius of influence from the pumping wells:

- Measured resources were assigned to areas with high confidence in the aquifer, aquitard geometry, and historical production behavior. Zones interpolated with at least two drillholes and horizontal distances between data of approximately 3,500 and 50 m in vertical. The kriging variance was considered when defining the classification in conjunction with the other criteria, including the following aspects:
    - Samples collected in a pumping well also represent the brine surrounding at an extent proportional to the hydraulic radius of influence.
    - Considering that several of the production wells have been in operation over 20 years, generating a large radius of influence, the Measured resource areas were adjusted to include those zones.
    - Using the QP's criteria, the distribution of the Measured resource was manually adjusted considering the coverage of boreholes, distribution of lithium samples, and the continuity of Measured blocks in 3D (Figure 11-17).
- Classification of Indicated resources is only done for those domains with sufficient confidence in the aquifer and aquitard geometry and sufficient density of the lithium samples. Horizontal distances between samples during estimation of approximately 7,000 and 50 m in vertical, and the use of at least two drillholes were considered. These volumes are very well correlated with the blocks with moderated kriging variance. Local inherent variability in the geometry of the aquifers has been considered in this classification and has been manually limited in areas of greater concern.

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- Brine-hosted aquifers with no or low drill density and no or low lithium samples have been classified as Inferred. Inferred also corresponds to the blocks with lower quality of estimation (higher kriging variance). Areas close to the border between the Salar nucleus (halite) and transition zones present less confidence in the lithium concentration's continuity; consequently, they were also classified as Inferred.


N
Class
Measured
Indicated
Inferred
Meters

Source: SRK, 2024

Figure 11-17: Model Horizontal Section, Plan View, Blocks Colored by Classification (2,262.5 masl Elevation)

11.5 Uncertainty

SRK considered a number of factors of uncertainty in the classification of the mineral resource estimation:

- SRK considers that the resources categorized as Measured have been estimated using a robust database and geological model, including historical exploitation information and sufficient information, collected following industry best practices. The criteria of distance of influence of the samples and number of drillholes supporting the Measured resources were based on criteria of quality of estimation, maturity of the Salar, hydrogeological characteristics, and historical exploitation information that provide sufficient confidence to these resources. The criteria and uncertainty correspond to the Low Degree of Uncertainty column in Table 11-9.
- Indicated resources: Unlike the Measured resources, the Indicated category corresponds to a medium degree of uncertainty, as shown in Table 11-9, considering longer distances of samples influence.
- Inferred resources: The Inferred category is limited to the resources that are in areas where the quantity and grade are estimated based on limited sampling coverage. This category is considered to have the highest levels of uncertainty, which corresponds to the High Degree of Uncertainty column in Table 11-9.

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- The lack of availability of site-specific data for specific yields in some units results in uncertainty associated with estimates of brine volume potentially available for extraction. To mitigate this uncertainty, the values were based on literature data of similar lithology units, studies in Salar de Atacama outside of Albemarle claim areas, and considering the QP's experience in similar deposits. Additionally, the resource area has a high density of boreholes and a good interpretation of the geology, which drives specific yield estimates.
- The southeastern zone of the Albemarle claim area is close to the transition zone, which partially covers the upper halite. The presence of undetected lower lithium concentration brines is a potential risk. To mitigate this uncertainty, part of the resources calculated in this zone were classified as Inferred.

Table 11-9: Sources and Degree of Uncertainty

Source	Degree of Uncertainty	Description
Drilling	Low	The drilling methods used by Atacama are in line with industry standards.
Sampling (lithium and specific yield)	Low	Methodologies of the brine sampling are properly completed by Atacama.
	Medium	There is a lack of availability of site-specific data for specific yields in some units. For these units, the specific yields were based on literature data of similar lithology units, studies in Salar de Atacama outside of Albemarle claim areas, and considering the QP's experience in similar deposits.
Geological knowledge/ geological model	Low	Atacama has developed robust geological knowledge, based on recent and historical drilling and geophysical studies that adequately support the geological model.
QA/QC	Low	The QA/QC protocols are adequately implemented in Atacama, which provide confidence to the data.
Database	Low	Atacama has a data capture and database management process that guarantees the quality of the information.
Variography	Low	Variography was performed using 25 m composites. The ranges and structure of the semi-variograms show extensive ranges of continuity. The assumptions of lithium grades in the brine were based on this analysis and the geological knowledge of the deposit.
Grade estimation	Low	Lithium grades and specific yields used for the grade estimation are based on good-quality information and historical knowledge based on the many years of exploitation.
Drill and sample spacing	Low	There are a minimum of two drillholes within a drill spacing of 3,500 m horizontal and 50 m vertical. Additionally, the pumping history of the production wells in some areas supported the delineation of the Measured resources.
	Medium	There is a minimum of two drillholes within a drill spacing of 7,000 m horizontal and 50 m vertical. The history of the production wells supported this classification.
	High	There is a minimum of one hole at a maximum distance >7,000 m horizontal and 100 m vertical.
Criteria of classification	Low	Distances of influence of samples supported on the good knowledge of the geology, lithium grade distribution, maturity of the Salar, and pumping history of production wells. These criteria provide reasonable support to the classification of the resources, which mitigates (to some extent) the risk associated with over-estimation of the continuity of lithium grades.

Source: SRK, 2024

11.6 Summary Mineral Resources

SRK reported the mineral resources for Salar de Atacama as mineral resources exclusive of reserves. The resources are reported above the elevation of 2,200 masl and below the measured water table,

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which corresponds to the zone of brine with better coverage of sampling, geology, and specific yield data.

Table 11-10 presents the mineral resources exclusive of reserves. Resource from brine is contained within the resource aquifers, with the estimated reserve deducted from the overall resource. This calculation was completed by calculating total lithium (as lithium metal) projected as being pumped from the aquifer in the reserve production forecast (SQM production is assumed to stop in 2030). This quantity of lithium (as metal) was directly subtracted from the overall mineral resource estimate. Notably, the resource grade was not changed as part of this exercise because the resource (exclusive of reserve) and reserve do not represent discrete areas of the resource due to the brine aquifer (i.e., the resource) being a dynamic system that moves, mixes, and recharges. Therefore, the resource, after extraction of the reserve, in reality would be an entirely new resource, requiring new data and a new estimate. As this is not practical with current data, in the QP's opinion, it is more appropriate to keep the calculation simple and transparent and utilize this approach. Furthermore, as the dynamic resource precludes direct conversion of Measured/ Indicated resources to Proven/Probable reserves, in the QP's opinion, the most reasonable and defensible approach to allocating depletion of the reserve from the resource is to deplete Measured and Indicated resource proportionate to their contribution to the combined Measured and Indicated resource. As Measured resources comprise 56% of the combined Measured an Indicated resource, 56% of the reserve depletion was allocated to Measured, with the remainder subtracted from Indicated. For comparison, Proven reserves comprise approximately 64% of the overall reserve.

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Table 11-10: Salar de Atacama Mineral Resource Estimate, Exclusive of Mineral Reserves (Effective June 30, 2024)

	Measured Resource		Indicated Resource		Measured + Indicated Resource		Inferred Resource	
	Contained Li (kt)	Brine Concentration (mg/L Li)	Contained Li (kt)	Brine Concentration (mg/L Li)	Contained Li (kt)	Brine Concentration (mg/L Li)	Contained Li (kt)	Brine Concentration (mg/L Li)
Total	617.5	2,176	481.3	1,868	1,098.7	2,041	166.0	1,558

Source: SRK, 2024

- Mineral resources are reported exclusive of mineral reserves. Mineral resources are not mineral reserves and do not have demonstrated economic viability.
- Given the dynamic reserve versus the static resource, a direct measurement of resources post-reserve extraction is not practical. Therefore, as a simplification, to calculate mineral resources exclusive of reserves, the quantity of lithium pumped in the LoM plan was subtracted from the overall resource without modification to lithium concentration. Measured and Indicated resources were deducted proportionate to their contributions to the overall mineral resource.
- Resources are reported on an in situ basis.
- Resources are reported above an elevation of 2,200 masl. Resources are reported as lithium metal.
- Resources have been categorized subject to the opinion of a QP based on the amount/robustness of informing data for the estimate, consistency of geological/grade distribution, and survey information.
- Resources have been calculated using drainable porosity estimated from measured values in Upper Halite and Volcano-Sedimentary units and bibliographical values based on the lithology and QP's experience in similar deposits
- The estimated economic CoG utilized for resource reporting purposes is 904 mg/L Li, based on the following assumptions:
    - A technical grade Li_2CO_3 price of US$20,000/t CIF Asia; this is an 18% premium to the price utilized for reserve reporting purposes. The 18% premium applied to the resource versus the reserve was selected to generate a resource larger than the reserve, ensuring the resource fully encompassed the reserve while still maintaining reasonable prospect for economic extraction.
    - Recovery factors for the Salar operation increase gradually over the span of 4 years, from the current 40% to the proposed SYIP 60% recovery in 2027. After that point, evaporation pond recovery is constant at 60%. An additional recovery factor of 80% Li recovery is applied to the La Negra Li_2CO_3 plant.
    - An average annual brine pumping rate of 368 L/s is assumed to meet drawdown constraint consistent with activation of Albemarle's EWP.
    - Operating cost estimates are based on a combination of fixed brine extraction, G&A, plant costs, and variable costs associated with raw brine pumping rate or lithium production rate. Average LoM operating cost is calculated at approximately US$5,334/t CIF Asia.
    - Sustaining capital costs are included in the CoG calculation and average approximately US$110 million per year.
- Mineral resources tonnage and contained metal have been rounded to reflect the accuracy of the estimate, and numbers may not add due to rounding.
- SRK Consulting (U.S.), Inc. is responsible for the mineral resources, with an effective date of June 30, 2024.

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11.7 Recommendations and Opinion

It is the QP's opinion that the aquifers' geometry, brine chemistry composition, and the specific yield of the basin sediments have been adequately characterized to support the resource estimate for Salar de Atacama, as classified. The mineral resources stated herein are appropriate for public disclosure and meet the definitions of Measured, Indicated, and Inferred resources established by SEC guidelines and industry standards. Based on the analysis described in this report, the QP's understanding of resources that are exclusive of reserves, and the Project's status of operating since 1984, in the QP's opinion, there is reasonable prospects for economic extraction of the resource.

The current lithium concentration data and specific yield data are mostly located in claims areas A1 and A2. A3 in the eastern zone has less information. A similar situation occurs below 100 m in depth, where few screen intervals exist; therefore, few samples were collected. SRK recommends continuing the drilling and sampling campaign in the aquifers within the A3 claim area, focusing on collecting specific yield values and brine sampling. SRK recommends rapid brine release capacity samples for porosity tests in Lower, Intermediate, and Lower Halite and Silt and Salt units (if possible), and pumping tests in the unconsolidated deposits unit. Also, SRK recommends conducting a sample collection campaign from 100 to 150 m in all areas (A1, A2, and A3). The QP is of the opinion that, with consideration of the recommendations and opportunities outlined below, any issues relating to all applicable technical and economic factors likely to influence the prospect of economic extraction can be resolved with further work.

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12 Mineral Reserve Estimates

This section describes the key assumptions, parameters, and methods used to simulate the movement of lithium-rich brines in Salar de Atacama in the process of their extraction, which is utilized to develop the reserve estimate.

12.1 Key Assumptions, Parameters, and Methods Used

12.1.1 Numerical Groundwater Model

A geologically based, 3D, numerical groundwater-flow and solute transport model were developed to evaluate the extractability of lithium-rich brine from Salar de Atacama. The model construction is based on an analysis of historical hydrogeologic data conducted by Albemarle and SRK. A 3D geologic model developed by Albemarle and reviewed by SRK (local and regional models), described in Section 11.1, provides the framework of hydrogeologic units used in the numerical model.

The sequence of modeling activities consists of calibration, transition, and prediction simulations. The time period of each model is described below:

- Calibration: November 1997 to August 2023 (data available for model calibration)
- Prediction: September 2023 to September 2041 (used for the reserve estimate)

The prediction model includes the transition, which is the period of time with measured data between the end of data available for calibration and the beginning of the reserve simulation (September 2023 to June 2024). The numerical groundwater flow and transport models were developed using the finite-difference code MODFLOW-UGS with the transport module (Panday et al., 2013) via the Groundwater Vistas graphical user interface 8.30 Build 215 (Environmental Simulations, Inc. (ESI), 2020). The model was calibrated to available historical water level and lithium, calcium, and sulfate concentration data. The calibrated model was used to evaluate different production wellfield pumping regimes.

12.1.2 Model Domain and Grid

The model domain includes the nucleus and marginal zone of Salar de Atacama, including halite units and volcanic and clastic deposits in an area of 2,427.6 km^2 with 802,585 active cells and 16 layers. Model lateral cell sizes of 50 m x 50 m, 100 m x 100 m, 200 m x 200 m, and 400 m x 400 m were implemented. Smaller cells are mainly used in productive areas, while bigger cells are mainly located in the northern and eastern areas away from operative sectors. Model layers vary in thickness. The first nine layers have greater refinement, with an average thickness close to 5 m, with increased thickness for deeper zones. Upper layers contain more-detailed data, which allows for a better vertical discretization. The layers had been adjusted to follow the hydrogeological units (HU) geometry defined in the conceptual model allowing a minimum layer thickness of 2 m and a maximum thickness of 242 m. Model grid and layering was developed to ensure proper representation of the HU within the numerical model and a detailed simulation of the pumping well effect within the Albemarle production areas. Based on a client's request, for environmental purposes, a further refining sector was also included around monitoring EWP wells, east to the production area. Figure 12-1 shows an oblique 3D view of the model.

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Hydrogeological basement (UH-14)
Upper Halite (UH-1)
Delta del rio San Pedro (UH-12)
Transition zone (UH-6)
Modern gravels (UH-8)
Old gravels (UH-10)
Alluvial deposits (UH-7)
North (Y)
SQM
ALB
Silts, clays, halite and gypsum (UH-2)
Volcanosedimentary (UH-4)
Intermediate Halite (UH-3)
Lower Halite (UH-5)
Old gravels (UH-10)
Ignimbrite (UH-9)
Regional Clays (UH-13)
East (X)

Source: SRK, 2024

Figure 12-1: Oblique 3D View of Numerical Groundwater Model

12.1.3 Flow Boundary Conditions

There are three primary natural groundwater inflow processes at Salar de Atacama: recharge by direct precipitation, indirect recharge on catchments surrounding the Salar, and infiltration from lagoon/ stream systems. There are two primary natural groundwater outflow processes: groundwater discharges from the Salar at lower elevations via ET and to surface water bodies (lagoons). Figure 12-2 presents a schematic of the key boundary condition types. Points on this figure represent locations where lateral inflow and lagoon recharge were simulated; the points are labeled according to the recharge source. Color-shaded areas represent the precipitation-derived recharge areas and rates for the steady-state simulation.

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Northern Boundary
Sub-Basin 6
Infiltration Soncor Lagoon (Cola Pez)
1.72e-05 m/day
2.26e-05 m/day
Infiltration Soncor Lagoon (DSur)
Sub-Basin 15
Sub-Basin 7
Quelana
Sub-Basin 13
1.03e-05 m/day
7.59e-06 m/day
Sub-Basin 12
1.58e-05 m/day
Sub-Basin 11a
Infiltration Peine Lagoon
Sub-Basin 8
Sub-Basin 11b
Sub-Basin 10b
La Punta - La Brava
4.79e-06 m/day
4.06e-06 m/day
Sub-Basin 11
Sub-Basin 10b Cone
Sub-Basin 9
Sub-Basin 10b South
Legend
Infiltration grom Lagoons
Lateral Recharge from sub-basins
Surface water (Drain Boundary Conditions)
9.99e-09 Direct Precipitation in m/day (within colored zones)
0 5 10 Km
N

Source: SGA, 2015a, and SRK, 2024
Note: Lateral inflow locations simulated by injection wells are shown in different colors per sub-basin.

Figure 12-2: Zones of Direct Recharge and Lateral Groundwater Inflow

Recharge

Direct recharge and lateral recharge location and rates were assumed from previous hydrogeological studies presented to the environmental agencies of Chile (SGA, 2015a and 2019) and from the third update of the Salar de Atacama groundwater model for the RCA 21/2016 (VAI, 2023). Direct recharge was simulated in the uppermost active layer as a transient boundary condition, at a monthly temporal resolution. Lateral groundwater recharge was simulated as a transient boundary condition as injection

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wells in layers 1 through 16, depending on the lateral recharge location. Minor adjustments were made in the fluxes reported from Sub-Basins 10 and 11 to represent in more details the lateral recharge from Cordon de Lila. Figure 12-2 shows the distribution of direct recharge and the injection wells used for the lateral recharge simulation. Table 12-1 presents the infiltration rates and lateral inflows used for natural groundwater flow conditions (no pumping).

Table 12-1: Recharge Rates and Lateral Inflows Under Natural Conditions

Recharge Component	Number of Simulated Injection Wells[1]	Total Inflow (L/s)	
Sub-Basin 6	19	200	
Sub-Basin 7	41	425	
Sub-Basin 8	14	41	
Sub-Basin 9	22	348	
Sub-Basin 10a Cone	3	31	611
Sub-Basin 10a South	7	580	
Sub-Basin 10b	6	5	
Sub-Basin 11	6	85.6	
Sub-Basin 11a	1	0.4	86.8
Sub-Basin 11b	1	0.7	
Sub-Basin 12	18	10	
Sub-Basin 13	8	92	
Sub-Basin 15	7	7	
Northern boundary	54	684	
Infiltration Peine Lagoon[2]	6	9.1	
Infiltration Soncor Lagoon (Cola Pez)	9	25	25
Infiltration Soncor Lagoon (DSur)	9	0	
Recharge from precipitation		315	
Total	231	2,858.8	

Sources: VAI, 2023, Albemarle, 2023, and SRK, 2024
[1]Recharge lateral inflows are simulated by injection wells.
[2]Adopted value for Peine Lagoon was extracted directly from environmental numerical model (VAI, 2023).

ET

ET rates and spatial distribution were initially assumed from the previous environmental model (VAI, 2023) and modified during the calibration process. ET rates varied on a monthly basis, and ET was applied from the topographic surface to an extinction depth ranging from 1 to 2 m below the ground surface according to the conceptual model. Conservatively, lithium mass was removed with ET to avoid artificial accumulation of lithium at the ground surface in the model and over-estimation of lithium availability. Figure 12-3 shows the spatial distribution of maximum ET rates in the model.

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550000
560000
570000
580000
590000
600000
7420000
7410000
7400000
7390000
7380000
7370000
N
2,75e-03 m/day
2,68e-03 m/day
3,59e-03 m/day
2,00e-04 m/day
3,07e-03 m/day
4,04e-03 m/day
1,00e-04 m/day
2,90e-03 m/day
2,83e-03 m/day
3,67e-03 m/day
4,59e-03 m/day
3,60e-03 m/day
3,00e-04 m/day
2,98e-03 m/day
3,00e-03 m/day
2,72e-03 m/day
4,10e-03 m/day
4,00e-03 m/day
2,75e-03 m/day
4,35e-03 m/day
7370000
7360000
550000
560000
570000
580000
590000
600000
0
5
10
Km



Source: VAI, 2023, modified by SRK, 2024
Note: Values represent average evaporation rates for natural conditions (no pumping).

Figure 12-3: Zones of Simulated Maximum ET Rate

Lagoon/Stream Systems

Four lagoon/stream networks are identified in Salar de Atacama: Soncor, Aguas de Quelana, Peine, and La Punta – La Brava (Figure 12-2). Soncor and Peine lagoons include infiltration from the surface water corresponding to 25 and 11 L/s, respectively (SGA, 2015a, SGA, 2019, and VAI, 2023). Surface water is not thought to infiltrate from the Aguas de Quelana and La Punta – La Brava lagoons.

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The lagoon/stream networks are simulated as drain cells. Groundwater discharge rates into the lagoon/stream networks were simulated using the conceptual water balance model (Table 12-2).

Table 12-2: Conceptual Rates of Groundwater Discharges into the Lagoon/Stream Systems

Lagoon/Stream System	Flow (L/s)
Soncor	76
Aguas de Quelana	172
Peine	79
La Punta – La Brava	113

Source: SGA, 2016

Infiltration from the Soncor and Peine lagoons into groundwater were simulated as injection wells in the top layer of the model. Lagoon and stream areas are not assigned as an evaporation zone since water evaporating through those cells is controlled by the drain cells. Figure 12-2 shows the locations of groundwater discharge zones to lagoons and infiltration from the lagoons.

Pumping Wells and Artificial Recharge

Simulation of the historical brine extraction and pumping from Albemarle's and SQM's freshwater wells is based on the construction details and historical flow rates presented in Albemarle's and SQM's environmental reports (SQM, 2023b, and www.sqmsenlinea.com). The Albemarle total monthly brine pumping rate varies from 23.3 to 544.7 L/s. Pumping from the deep pumping wells started in August 2018 and varied from 0.23 to 153.8 L/s. Meanwhile, SQM's monthly pumping rates range from 288.1 to 2781.5 L/s. Sections 12.1.3 and 12.1.4 provide details of the pumping rates in time for calibration and prediction.

SQM brine injection was reported at monthly rates up to 384 L/s (SQM, 2023b, and www.sqmsenlinea.com). These values were simulated as injection wells in four locations within the SQM property in layers 1 through 8 of the model.

Albemarle estimates that loss from operational ponds and stockpiles is up to 5% of the total brine pumping rate as leakage to the groundwater system (0.6 to 25.6 L/s). In addition, some ponds have been adjusted with no leakage as part of the calibration process. Figure 12-4 shows locations of pumping wells in Salar de Atacama (historical pumping). Figure 12-4 also shows the locations of artificial injection wells used to simulate leakage from the Albemarle ponds.

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SRK Consulting (U.S.), Inc. SEC Technical Report Summary – Salar de Atacama Page 132 SalardeAtacama_SECUpdate_Report_USPR001976_Rev02.docx February 2025 Source: SRK, 2024 Note: SQM pumping wells are represented by Equivalent Pumping Points (EPP), which represent the equivalent pumping rate from the production wells located in a 1 km x 1 km square. Source: SRK, 2024 Figure 12-4: Location of Pumping Wells and Artificial Recharge Zones (Historical) Solute-Transport Boundary Conditions The following lithium concentration values were assumed in the recharge boundary conditions for the solute-transport simulations: • Lateral recharge from sub-basins (freshwater): 3 to 10 mg/L Li, 113 to 130 mg/L Ca, and 350 mg/L SO4 • Flows from the north boundary: 1,000 mg/L Li, 350 mg/L Ca, and 19,000 mg/L SO4 • Infiltration from the Soncor and Peine lagoons/stream systems: 700 and 320 mg/L Li, respectively, 1,000 mg/L Ca, and 3,500 mg/L SO4 The concentration values mentioned above are constant in time and are based on the hydrochemistry database presented in the environmental reports (SGA, 2019, and SQM, 2020) and in “Hydrogeochemical fluxes and processes contributing to the formation of lithium-enriched brines in a hyper-arid continental basin” (Munk et al., 2018). Other assumptions for solute transport boundary conditions are as follows: • Reinjected brines in SQM have concentrations of 1,000 mg/L Li, 10,640 mg/L Ca, and 266 mg/L SO4. Higher lithium grades are expected in SQM reinjection brines; however, SRK Consulting (U.S.), Inc. SEC Technical Report Summary – Salar de Atacama Page 133 SalardeAtacama_SECUpdate_Report_USPR001976_Rev02.docx February 2025 1,000 mg/L was chosen as a minimum value to limit the artificial lithium available for the predicted Albemarle production. • Seepage from Albemarle operational ponds has concentrations with annual averages ranging between 6,534 to 11,325 mg/L Li; 5,536 to 8,778 mg/L Ca; and 3,869 to 7,695 mg/L SO4. The adopted values correspond to the measured concentration operational records provided by Albemarle for this study. • Flows from the southern boundary condition are assumed with 500 mg/L Li, 3,000 mg/L Ca, and 2,000 mg/L SO4 using conservative values based on an initial condition interpolation explained in the next section. • The effect of the direct recharge on the lithium concentration in the Salar is negligible. • Evapotranspiration removes lithium from the model (analogous to chemical precipitation). Figure 12-5 shows the distribution of solute-transport boundary conditions. SRK Consulting (U.S.), Inc. SEC Technical Report Summary – Salar de Atacama Page 134 SalardeAtacama_SECUpdate_Report_USPR001976_Rev02.docx February 2025 Source: SRK, 2024 Note: Colors in Albemarle ponds are proportional to the leakage concentration. Figure 12-5: Solute-Transport Boundary Conditions 12.1.4 Hydraulic and Solute Transport Properties The hydrogeologic units specified in the model were derived from the conceptual hydrogeologic model developed using the Leapfrog Geo software and are described in Section 11.1. Aquifer parameters of hydraulic conductivity, specific yield, and specific storage, in addition to the transport parameter of effective porosity, are specified by HU in the model. SRK Consulting (U.S.), Inc. SEC Technical Report Summary – Salar de Atacama Page 135 SalardeAtacama_SECUpdate_Report_USPR001976_Rev02.docx February 2025 Horizontal hydraulic conductivity (Kh) values used in the model were derived from historical information from Albemarle, SQM, and CORFO presented in the 2023 SEC report (SRK, 2023) and as a result of the calibration processes. Table 12-3 shows a summary of hydraulic conductivity values measured per aquifer unit. Table 12-3 also presents the final values defined at the end of the calibration process (calibrated values).

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Table 12-3: Hydraulic Conductivity Values Used in the Numerical Model Compared with Measured Data

Hydrogeological Unit (UH)[7]	Description	Measured (m/d)				Calibrated (m/d)		
		Number of Tests	Minimum	Maximum	Median[1]	Minimum	Maximum	Median[1]
UH-1E	Upper Halite East	79	0.216	10,000	100	2.9	9,109.3	1,323
UH-1W	Upper Halite West	26	0.4	500	3	0.3[2]	3,118.4[3]	182
UH-2	Silts, Clays, Halite, and Gypsum	14	0.096	5.456	0.895	0.096	0.096	0.096
UH-3	Intermediate Halite	72	0.002	100	0.55	0.02	0.1	0.1
UH-4	Volcano-Sedimentary	35	0.1	188	1.949	0.5	50	50
UH-5	Lower Halite	6	0.0004	0.737	0.073	0.1	0.1	0.1
UH-6	Transition Zone	63	0.001	558	3	1	50	1
UH-7	Alluvial Deposits	4	0.288	5.18	0.708	5	5	5
UH-8	Modern Gravels	16	1.19	115	14.05	0.01[4]	100	10
UH-9	Ignimbrite	5	0.163	0.467	0.21	0.467	0.467	0.467
UH-10	Old Gravels	3	10	25.6	10.79	0.1[5]	25	10
UH-11	El Tambo Formation		0.000086	0.086	-	20[6]	20[6]	20
UH-12	Delta del Rio San Pedro	6	0.00008	0.0004	0.0002	7[6]	7[6]	7
UH-13	Regional Clays		0.000001	0.00001	-	0.00001	0.00001	0.00001

Source: SRK, 2024

[1]Median is the value in the middle of a set of measurements (also called 50th percentile); it was only used as a reference value (not used as a calibration target).

[2]The minimum value between Halita E and Halita W is considered.

[3]Although the maximum conceptual value is 500 m/d (UH-1W), during the calibration process it was necessary to increase the K value (close to 3,000 m/d) in the western sector (SQM) to achieve the required flow rates without encountering cell drying problems and numerical instability.

[4]A zone of lower K (0.01 m/d) is added in the northeast border of the model from layer 4. Also, a zone of lower K (0.1 m/d) is added as it is considered a transition towards Intermediate Halita in Cordón de Lila sector.

[5]A zone of lower K (0.1 m/d) is added to allow the inflow at the eastern edge from the upper layers.

[6]The calibrated value from the SRK (2022) model is maintained.

[7]The hydrogeological basement (UH-14) was not simulated because it was considered a no-flow boundary

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Specific yields were also available in the historical records mentioned in Section 7. Specific yields used in the model were derived from those values and adjusted during the calibration process. Table 12-4 shows these models. No specific storage (Ss) values were measured in Salar de Atacama. Ss values used in the model were derived from the QP's experience in similar deposits and as a result of the calibration process.

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Table 12-4: Specific Yield and Effective Porosity Values Used in the Numerical Model Compared with Measured Data

Hydrogeological Unit (UH)	Description of Hydrogeological Unit	Measured Number of Tests	Sy					Simulated Ss (1/m)		Simulated Effective Porosity	
			Measured			Simulated					
			Minimum	Maximum	Average	Minimum	Maximum	Minimum	Maximum	Minimum	Maximum
UH-1	Upper Halite East	9	0.001	0.55	0.09	0.08	0.08	1.00E-06	1.00E-06	0.08	0.08
	Upper Halite West					0.08	0.08	1.00E-06	1.00E-06	0.08	0.08
UH-3	Intermediate Halite	25	0.004	0.269	0.07	0.05	0.05	1.00E-06	1.00E-06	0.05	0.05
UH-5	Lower Halite	4	0.001	0.32	0.08	0.05	0.05	1.00E-06	1.00E-06	0.05	0.05
UH-6	Transition Zone	-	-	-	-	0.08	0.1	1.00E-06	1.00E-06	0.08	0.1
UH-7	Alluvial Deposits	10	0.001	0.2	0.05	0.1	0.1	1.00E-06	1.00E-06	0.1	0.1
UH-8	Modern Gravels					0.03	0.2	1.00E-06	1.00E-06	0.03	0.2
UH-4	Volcano-Sedimentary	36	0.001	0.558	0.16	0.08	0.1	1.00E-06	1.00E-06	0.08	0.1
UH-9	Ignimbrite					0.1	0.1	1.00E-06	1.00E-06	0.1	0.1
UH-10	Old Gravels					0.1	0.1	1.00E-06	1.00E-06	0.1	0.1
UH-11	El Tambo Formation					0.03	0.03	1.00E-06	1.00E-06	0.03	0.03
UH-2	Silts, Clays, Halite, and Gypsum	19	0.003	0.554	0.11	0.01	0.01	1.00E-06	1.00E-06	0.01	0.01
UH-12	Delta del Rio San Pedro					0.08	0.08	1.00E-06	1.00E-06	0.08	0.08
UH-13	Regional Clays					0.03	0.03	1.00E-06	1.00E-06	0.03	0.03

Source: SRK, 2024
Note: Specific yield measured values over 0.6 have been discarded.

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Simulated K in most cases ranges between measured maximum and minimum. It should be noted that the calibration period represents a large hydraulic stress in the groundwater system. The numerical model was able to reproduce this stress by using the simulated hydraulic parameters presented in Table 12-3 and Table 12-4. On the other hand, measured values from pumping and packer tests produce a significantly smaller hydraulic stress and do not necessarily represent the long-term K and specific yield values.

The groundwater model did not simulate density-driven groundwater flow. Therefore, a low-K zone (K = 0.01 m/d) was implemented in the model at the known freshwater/saltwater interface at the margin of the Salar to reduce mixing of lateral freshwater inflows with salt water, according to the conceptual model.

Solute transport properties have no measured values in Salar de Atacama. Dispersion (transversal, longitudinal, and vertical), diffusion, and effective porosity were assumed based on the QP's experience in similar deposits and the calibration process. Table 12-5 present a summary of the simulated solute transport properties. Dispersion and diffusion coefficients were uniformly assigned in the groundwater model.

Table 12-5: Simulated Other Solute Transport Properties

Transport Parameter		Value	Units
Dispersion Coefficient	Longitudinal	50	m
	Transverse	5	m
	Vertical	0.5	m

Source: SRK, 2024

12.1.5 Model Calibration

Pre-Development Conditions

Lithium mining activities occurred before 1997; however, there are no reliable data of pumping rates, water levels, or lithium concentration for that period. The pre-development model simulates equilibrium conditions before 1997 considering natural groundwater flow conditions only (no pumping). Even though this steady-state model represents a starting point for the calibration process and does not represent a target of calibration by itself, the conceptual hydrologic fluxes in Salar de Atacama (VAI, 2023) were used as calibration targets in this model. Table 12-6 shows the conceptual and simulated fluxes for the pre-pumping natural conditions. Regarding inflows, some minor discrepancies are observed in surface recharge in the nucleus (5.9%), which may be associated with the area difference considered for the calculations. However, the total discrepancy in recharge is neglectable (0.5%). In terms of discharge (such as evaporation and outflows), a total discrepancy close to 5.3% is observed, meaning the model tends to underestimate the system's discharge.

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Table 12-6: Simulated Hydrologic Fluxes for Steady-State Conditions

Zone	Inflows (L/s)					Outflow (L/s)		
	Conceptual Hydrologic Balance[1]		Simulated[2]		Discrepancy (%)	Total Conceptual Hydrologic Balance[1]	Simulated[2] Total	Discrepancy (%)
	Groundwater	Stream/ Lagoon	Groundwater	Stream/ Lagoon				
Subbasins Reporting to Marginal Zone[3] and Intermedial Marginal Zone[4]	1,625	98	1,625	97	0.1	1,866	1,773	5.0
Nucleus[5]		263		249	5.3	1,150	1,082	5.9
Lateral Recharge from West[6]	207		206		0.5			
Lateral Recharge from North	682		684		-0.3			
Total	2,875		2,861		0.5	3,016	2,855	5.3

Sources: VAI, 2023, and SRK, 2024
Note: Figure 12-2 shows the location of the sub-basins in the zones, and Table 12-1 describes the sub-basins.
[1]VAI, 2023 (shows an imbalance between inputs and outputs)
[2]SRK, 2024
[3]This includes sub-basins 6, 7, 8, 9, and 10a.
[4]Infiltration from Soncor Lagoon is included (25 L/s (VAI, 2023)).
[5]Infiltration from Peine Lagoon is included (9 L/s (VAI, 2023)).
[6]This includes sub-basins 10b, 11, 12, 13, and 15.

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The 3D distribution of lithium concentrations in the model domain (as initial conditions for the transient calibration simulation) were calculated from interpolation of available concentration data. Geochemical data at the Albemarle property were not available prior to 1999. Moreover, most monitoring locations only had continuous lithium concentration data from recent years. To achieve a Salar-wide distribution of lithium outside the Albemarle claims, a few data points in the shallow subsurface were available from Kunasz and Bell (1979), and several wells from SQM (SQM, 2020) had data from 2011.

Samples from 2011, 1999, and 1979 show good correlation between them, showing small variation in lithium concentration. For the western area of Albemarle property (in Chepica Peninsula), data from recent years were included considering information from 2018, 2019, and 2020. These data were included to show the different concentration between the upper and lower system, which has been exploited in the last few years. A total of 241, 234, and 252 concentration values were used for interpolating the lithium, calcium, and sulfate distribution, respectively. The lithium values were interpolated in 3D space using a kriging technique via Leapfrog software, considering different interpolations between the upper and lower system. Final lithium distribution for initial concentration conditions was chosen based on the calibration results. Similar procedures were used for calcium and sulfate initial concentrations.

Simulated Historical Operations

The transient calibration model of historical lithium mining activities was simulated from November 1997 through August 2023. Historical brine levels, lithium concentration, and achieved pumping rates served as calibration targets.

Groundwater levels from 177 monitoring wells across the entire Salar de Atacama were used for water level calibration, with a total of 66,440 individual water level measurements during the transient calibration period. Only nine of these monitoring wells have their screen below 50 m; these monitoring wells have been classified as deep monitoring wells. The water level measurements were obtained from an Albemarle historical database included in the Third Update of the Groundwater Flow Model in the Salar de Atacama (VAI, 2023), an Albemarle operational database (Albemarle, 2023), and an SQM environmental report (SQM, 2022).

Brine lithium concentrations were available for 169 locations, with a total number of 7,945 individual concentration measurements during the transient calibration period. The earliest available concentration data were from January 1999. Lithium concentration data were obtained from the 2021 reserves flow model (SRK, 2022) and updated with Albemarle's historical database (Albemarle, 2023).

Historical brine pumping from 123 wells and nine trenches on the Albemarle property were available, as well as data from 270 equivalent pumping points (EPP) on the SQM property, as established in the Update of the Núcleo Hydrogeological Numerical Model (SQM, 2023b). Freshwater withdrawal data from Albemarle (three wells) and SQM (five wells) were also available through August 2023. Figure 12-6 provides a timeline of historical Albemarle and SQM pumping rates, along with SQM brine injection rates (four locations).

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3,000
2,500
2,000
1,500
1,000
500
0
Pumping Rate (L/s)
Albemarle Brine Pumping
Albemarle Freshwater Pumping
Albemarle Pond Leakage
SQM Brine Pumping
SQM Freshwater Pumping
SQM Injection
1997 1998 1999 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023

Source: SRK, 2024

Figure 12-6: Pumping Rates Used for Transient Calibration

Figure 12-7 presents the comparison between observed and simulated water levels at the year 2023 (average data in form of a quality line) (i.e., at the end of the transient calibration period). Table 12-7 lists calibration statistics for this period. A notable statistic is the scaled root mean square error (RMSE) of 5.76%. An RMSE statistic below 10% is generally considered as adequate calibration. Figure 12-8 includes several representative hydrographs showing observed and simulated water levels over time. The top 12 hydrographs are from monitoring locations on the Albemarle property, while the bottom three are from other locations in the Salar. Overall, in the QP's opinion, simulated water levels replicate observed water levels well.

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Observed vs Simulated at Average 2023
Simulated Water Level (m amsl)
Observed Water Level (m amsl)
Albemarle Property
Salar East of Alb. Property
Salar North of Alb. Property
Salar North of SQM
Salar West
Sediments East
SQM Property
Transition North / East
Transition South/East of Alb. Property
Observed vs Simulated at Average 2023 (Albermarle Property)
A1
A2
A3
Legend
Residual Direction
Negative Residual
Positive Residual
SQM Area
Albemarle Area
Numerical Groundwater Model Boundary
Absolute Value of Water Level Residual (m)
0 - 1
1 - 2
2 - 3
3 - 4
4 - 6
6 - 9

Source: SRK, 2024
Note: The left image shows a comparison of simulated and observed water levels, and right image shows the residual map (residual = observed-simulated).

Figure 12-7: Comparison of Simulated and Observed Water Levels in 2023 (Average Data)

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Table 12-7: Statistics of Transient Model Calibration to Observed Water Levels, 2023 (Average)

Statistical Measure	Definition	Formula	Value
Number of observations	Number of calibration targets used to guide calibration	n	162
Residual mean[1] (m)	Arithmetic mean of head residuals	$\bar{R} = \frac{1}{n}\sum_{i=1}^{n} R_i$	0.49
Absolute residual mean (m)	Arithmetic mean of the absolute value of head residuals	$\overline{\lvert R \rvert} = \frac{1}{n}\sum_{i=1}^{n} \lvert R_i \rvert$	1.08
RMSE (m)	Square root of the mean of squared residuals (representing the standard deviation of residual dataset)	$\sqrt{\frac{1}{n}\sum_{i=1}^{n} R_i^2}$	1.72
Minimum residual (m)	Minimum value of all residuals in the dataset	$(H_{obs})_{min}$	-4.82
Maximum residual (m)	Maximum value of all residuals in the dataset	$(H_{obs})_{max}$	8.86
Range in observations (m)	Difference between highest and lowest observed values	$(H_{obs})_{max} - (H_{obs})_{min}$	29.85
Scaled RMSE (%)	RMSE normalized to the range in observations	$\frac{RMSE}{(H_{obs})_{max} - (H_{obs})_{min}}$	5.76

Source: SRK, 2024
[1]Where R is the residual (observed minus simulated)

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CL-10
CL-12
CL-13
CL-6
CL-26
CL-18
CL-17
CL-34
CL-11
S-1
S-3
PN-11
Hydraulic Head (m)
2301
2299
2297
2295
2293
2291
2289
2287
2285
Observed
Simulated


SOPM-2
ZAR-C-S
SAMPLE-4
Hydraulic Head (m)
2301
2299
2297
2295
2293
2291
2289
2287
2285
Observed
Simulated
Monitoring Location Properties:
Albemarle Property, Upper Halite
Albemarle Property, Volcanics
SQM Property, Upper Halite
Salar South-West, Upper Halite

Source: SRK, 2024

Figure 12-8: Water Level Comparison Hydrographs in Select Wells

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Table 12-8 presents the overall groundwater budget for the end of the transient simulation. The overall water balance error is 0.03% for the transient calibration period, which support a valid solution for the numerical simulation.

Table 12-8: Water Balance at End of Transient Calibration (August 2023)

Flow Component	Flow Rate (L/s)
Inflow to groundwater system	
Recharge	
Lateral	2,381
Direct precipitation	-
Lagoon	83
Artificial injection/recharge	
SQM injection	234
Albemarle pond leakage	17
Groundwater storage release	603
Total	3,318
Outflow from groundwater system	
ET	1,207
Surface water outflow	45
Pumping	
Albemarle freshwater extraction	6
Albemarle brine extraction	326
SQM freshwater extraction	115
SQM brine extraction	1,423
Lagoon	-
Groundwater storage replenishment	194
Total	3,317
Percent difference	0.03%

Source: SRK, 2024

Figure 12-9A presents calibration to lithium concentrations for 2023, with datapoints grouped by the monitoring location according to Albemarle's productive properties (A1 and A2). Figure 12-9B shows circle sizes corresponding to average operational pumping rates in 2023 at each location (smallest circle sizes indicate monitoring wells without pumping). Table 12-9 provides a statistical summary for this calibration. Overall, the model tends to slightly underpredict lithium concentrations on the Albemarle property for 2023, which suggests a conservative starting point for the predictive simulations.

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A
Observed vs Simulated at Average 2023
Simulated Lithium Concentration (mg/L)
Obervated Lithium Concentration (mg/L)
0
1000
2000
3000
4000
5000
6000
7000
A1
A2
B
Observed vs Simulated at Average 2023



Simulated Lithium Concentration (mg/L)
Obervated Lithium Concentration (mg/L)
A1
A2
0
1000
2000
3000
4000
5000
6000
7000

Source: SRK, 2024
A: Calibration targets on Albemarle's property
B: Targets on Albemarle's property. Circle size shows 2023 averages. A-weighted by historical operational pumping rate.

Figure 12-9: Observed versus Simulated Lithium Concentrations

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Table 12-9: Statistics of Transient Model Calibration to Lithium Concentrations, 2023 Average

Statistical Measure	Definition	Formula	Value
Number of observations	Number of calibration targets used to guide calibration	n	73
Residual mean[1] (mg/L)	Arithmetic mean of head residuals	$\overline{R} = \frac{1}{n}\sum_{i=1}^{n} R_i$	249.4
Absolute residual mean (mg/L)	Arithmetic mean of the absolute value of head residuals	$\overline{\|R\|} = \frac{1}{n}\sum_{i=1}^{n} \|R_i\|$	145.6
RMSE (mg/L)	Square root of the mean of squared residuals (representing the standard deviation of residual dataset)	$\sqrt{\frac{1}{n}\sum_{i=1}^{n} R_i^2}$	696.8
Minimum residual (mg/L)	Minimum value of all residuals in the dataset	$(H_{obs})_{min}$	-1,676.4
Maximum residual (mg/L)	Maximum value of all residuals in the dataset	$(H_{obs})_{max}$	2,264.2
Range in observations (mg/L)	Difference between highest and lowest observed values	$(H_{obs})_{max} - (H_{obs})_{min}$	4,749.9
Scaled RMSE (%)	RMSE normalized to the range in observations	$\frac{RMSE}{(H_{obs})_{max} - (H_{obs})_{min}}$	14.7%

Source: SRK, 2024
[1]Where R is the residual (observed minus simulated)

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Figure 12-10A shows simulated cumulative mass of historically extracted lithium by Albemarle compared to known calculated produced mass from two water quality databases provided to SRK, showing that simulated value follows the historic accumulated mass. Figure 12-10B shows another measure of the calibration, where average lithium concentration in the extracted brine is compared in both historical and simulated. The model tends to overpredict concentrations in the beginning of the simulation, when overall pumping rates are low, and underpredicts average concentrations starting in 2014. This underestimation is interpreted to reflect a conservative starting point for the predictive simulations. Figure 12-10C presents the calibration of the sulfate/calcium ratio, where the simulated and measured curves show a high correlation.

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A
Cumulative Li Mass Extraction
Cumulative Extraction (kg)
Chemistry_dt Cumulative Mass
Brinechem Cumulative Mass
Simulated
B
Average Extracted Li Concentration
Average Li Conc. (mg/L)
Average Brinechem Concentration (mg/L)
Simulated
C
SO4/Ca Ratio
Ratio (-)
SO4/Ca Brinechem
SO4/Ca Simulated

Source: SRK, 2024
Note: Brinechem is the primary hydrochemical database prepared by Albemarle. Chemistry_dt is the alternative hydrochemical database prepared by Albemarle

Figure 12-10: Comparison of Measured and Simulated A) Cumulative Lithium Mass Extraction, B) Average Lithium Concentration, and C) Sulfate/Calcium Ratio

Table 12-10 shows the average lithium mass transfer rates in the calibration period. As expected, pumping wells represent the main loss of lithium mass from groundwater (199,784 kilograms per day

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(kg/d)), followed by evaporation or chemical precipitation (118,296 kg/d). Sources of lithium gains in groundwater mainly come from groundwater storage, with the artificial injection and natural lateral recharge contributing to a minor degree.

Table 12-10: Average Lithium Mass Transfer Rate for Calibration Period

Component	Mass Rate (kg/d)
Lithium gain in groundwater	
Boundary recharge and artificial recharge (Albemarle ponds and SQM Injection)	91,894
Storage release	322,503
Total gain	414,397
Lithium loss in groundwater	
Pumping wells	199,784
Surface water (drain cells)	3,669
Plant uptake and chemical precipitation	118,296
Storage replenishment	92,647
Total loss	414,396
Percent difference	0.0002%

Source: SRK, 2024

Calibration of the model to mass extracted by the production wellfield annually and comparison of simulated to observed lithium concentration versus cumulative production pumping are both reasonable. Calibration of the model to the mass extraction rate at August of 2023 and to the sulfate/ calcium ratio also look reasonable. It is SRK's opinion that the numerical model adequately represents the historical and current wellfield production of lithium from the basin and can be used for future production plans to support a reserve estimate.

12.1.6 Predictive Simulations

Predictive simulations include the period from September 2023 to September 2024 (where measured values are available) and a production plan period from October 2023 to September 2041.

Projected Albemarle brine pumping includes up to 76 active wells from September 2023 to September 2024, with an average monthly pumping rate during this period of up to 26 L/s (CL-1). The total monthly brine pumping rate varies from 380.9 to 599.4 L/s between September 2023 and September 2024. During the predictive period (October 2024 to September 2041), 44 to 56 monthly active production wells were modeled to sustain an annual brine pumping rate of 369 L/s based on Albemarle's production plan (Albemarle, 2024a). The pumping rate corresponds to an annual average of 291.5 L/s in extraction area A1 and an annual average of 77.5 L/s in extraction area A2. The total maximum monthly pumping reaches up to 382 L/s, while the minimum monthly pumping is 308 L/s. Note that Albemarle's pumping plan considered a reduction from the maximum legal pumping rate (442 L/s) due to environmental restrictions, as explained in Section 17.1.3. Section 13 provides details of well locations and screen intervals.

Projected SQM brine pumping rates were used in the predictive model starting in September 2023 and are scheduled to terminate at the end of December 2030 (SQM, 2022). Projected SQM brine pumping includes 270 EPPs (with 149 active EPPs) with pumping rates of up to 71 L/s for a given location. The total monthly brine pumping rate varies from 958 to 1,556 L/s for the entire system (SQM, 2023b). As of the date of this report, SQM is conducting studies to evaluate the possibility of extending the operational period of its extraction wells. This report only considers production up to December 2030.

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SRK Consulting (U.S.), Inc. SEC Technical Report Summary – Salar de Atacama Page 152 SalardeAtacama_SECUpdate_Report_USPR001976_Rev02.docx February 2025 Figure 12-11 shows brine pumping rates for the Albemarle and SQM properties, and Figure 12-12 shows well locations. Seepage from the Albemarle processing ponds and direct brine injections at the SQM property were not included in the base case predictive simulation. Indirect brine injections at the SQM property were considered with values from 312.8 to 388.3 L/s (SQM, 2022). Source: SRK, 2024 Note: SQM pumping rate in this figure does not consider brine injections. Figure 12-11: Simulated Brine Total Planned Pumping Rates for the Albemarle and SQM Properties SRK Consulting (U.S.), Inc. SEC Technical Report Summary – Salar de Atacama Page 153 SalardeAtacama_SECUpdate_Report_USPR001976_Rev02.docx February 2025 Source: SRK, 2024 Figure 12-12: Location of the Pumping Wells at the Albemarle and SQM Properties Used for Predictive Simulations SRK Consulting (U.S.), Inc. SEC Technical Report Summary – Salar de Atacama Page 154 SalardeAtacama_SECUpdate_Report_USPR001976_Rev02.docx February 2025 Albemarle’s projected freshwater withdrawals were assumed to cease, given the settlement negotiations regarding the environmental damage lawsuit filed by the Chilean State Defense Council in 2022. However, for a conservative predictive scenario, Albemarle’s projected freshwater withdrawals were assumed to remain constant throughout the predictive simulations (18.9 L/s). SQM’s projected freshwater withdrawals correspond to a fixed monthly flow rate of 120.0 L/s. Table 12-11 lists projected freshwater pumping rates. Table 12-11: Simulated Predictive Freshwater Withdrawals Owner Projected Pumping Rate (L/s) Albemarle 18.9 SQM 120.0 Source: SRK, 2024 Table 12-12 presents a summary of groundwater inflows and outflows at the end of the transient calibration, the end of SQM’s brine pumping, and the end of Albemarle’s pumping. Recharge inputs to the groundwater system and evapotranspiration outputs vary among the time snapshots because they represent different months of the year. The increase in evapotranspiration from August 2030 to September 2041 can be attributed to the recovery of water levels in the Salar and along its margins. The water balance error averages 0.05% for the predictive model period. Figure 12-13 shows all the components of the water balance in the calibration and predictive periods. Table 12-12: Groundwater Balance Summary (L/s) Flow Component End of Transient Calibration (August 2023) End of SQM Extraction (December 2030) End of Albemarle Extraction (September 2041) Inflows to groundwater system Recharge Lateral 2,381 2,344 2,291 Direct precipitation - - - Infiltration from lagunas 83 - 53 Artificial injection/infiltration SQM injection 234 136 - Albemarle pond leakage 17 - - Groundwater storage release 603 539 103 Total 3,318 3,018 2,446 Outflows from groundwater system ET 1,207 1,530 1670 Surface water outflow 45 37 56 Lagoon - 5 - Pumping Albemarle freshwater 6 13 13 Albemarle brine 326 380 381 SQM freshwater 115 100 - SQM brine 1,423 928 - Groundwater storage replenishment 194 24 330 Total 3,317 3,017 2450 Percent difference 0.05% 0.02% -0.17% Source: SRK, 2024 SRK Consulting (U.S.), Inc. SEC Technical Report Summary – Salar de Atacama Page 155 SalardeAtacama_SECUpdate_Report_USPR001976_Rev02.docx February 2025 Source: SRK, 2024 Figure 12-13: Components of Water Balance for All Simulated Periods

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Figure 12-14 shows lithium mass flux components throughout all simulated periods, and Figure 12-15 shows the distribution of the simulated lithium concentration. Solute transport simulation presents a percent difference lower than 0.01% during calibration and predictive model periods.


Lithium Gains in Groundwater
Transient Calibration
Prediction: Alb + SQM
Prediction: Alb Only
Lithium Mass Transfer Rate (Kg/day)
Groundwater Storage
Lateral Flows and Artificial Injections
Lithium Losses from Groundwater
Groundwater Storage
Drains
ET
Pumping Wells
Lithium Mass Balance Summary
Mass Balance Error (%)
Total In
Total Out
Lithium Mass Balance Error

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Source: SRK, 2024

Figure 12-14: Components of Lithium Mass Transfer Rate for All Simulated Periods


Initial Concentration (Layer 10)
August 2023 (Layer 10)
December 2030 (Layer 10)
September 2041 (Layer 10)
N
A1
A2
A3
10 5 0 Km
Legend
Albemarle Area
SQM Area
Numerical Groundwater Model Boundary
Simulated Lithium Concentration (mg/L)
1 - 500
500 - 1000
1000 - 1500
1500 - 2000
2000 - 2500
2500 - 3000
3000 - 3500
3500 - 4000
4000 - 4500
4500 - 5000
5000 - 6000

Source: SRK, 2024
Note: Simulated concentrations are shown in layer 10 (approximately 50 m depth).

Figure 12-15: Simulated Lithium Concentration Map Over Time

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12.2 Mineral Reserves Estimates

The rate and volume of lithium projected to be extracted from the Project area was simulated using the predictive model using the hydrogeologic properties of the Salar combined with the wellfield operational design parameters. The predictive model output generated a brine production profile for the Salar based on the wellfield design assumptions, with a predicted annual average pumping of 368 L/s over a period of approximately 16 years (through September 2041). Albemarle's pumping plan considers 369 L/s as a maximum after 2024 to meet the regulatory limits for drawdown. The use of a 16-year period reflects the timing required to extract the full, authorized quota of lithium production. Given the approximately 2-year delay in timing from pumping to final production, this is also the last year that extraction from the Salar can be reasonably expected to still result in lithium produced by the January 1, 2044, expiration of Albemarle's production quota.

Figure 12-16 plots the predicted monthly and average extracted lithium concentrations and the predicted cumulative mass of lithium extracted from groundwater at Albemarle's property. Table 12-13 summarizes the annual-average lithium concentrations, mass lithium in extracted brine, annual-average pumping rates, and annual volumetric brine pumping. Section 13 discusses additional details on the wellfield design and pumping schedule.


Li concentration (mg/L)
3,000
2,500
2,000
1,500
1,000
500
0
Cumulative Li Mass Extraction (Tons)
600,000
500,000
400,000
300,000
200,000
100,000
0
2024 2025 2026 2027 2028 2029 2030 2031 2032 2033 2034 2035 2036 2037 2038 2039 2040 2041
Monthly Average Li Concentration
Cummulative Extracted Li Mass

Source: SRK, 2024
Note: Reserve estimate considers the model prediction values from July 2024 to September 2041.

Figure 12-16: Projected Wellfield Average Lithium Concentration

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Table 12-13: Predicted Lithium and Brine Extractions

Period	Li Mass (t)	Pumping Rate (L/s)	Pumping Volume (cubic meters (m^3))	Lithium Concentration (mg/L)
July to December 2024	17,258	416.0	6,560,064	2,631
2025	30,597	367.6	11,591,652	2,640
2026	29,812	367.6	11,592,598	2,572
2027	29,164	367.6	11,592,556	2,516
2028	28,636	367.6	11,624,712	2,463
2029	27,950	367.6	11,590,980	2,411
2030	27,365	367.6	11,590,321	2,361
2031	26,813	367.6	11,590,337	2,313
2032	26,152	367.6	11,624,362	2,250
2033	25,688	367.6	11,592,317	2,216
2034	25,246	367.7	11,593,576	2,178
2035	24,762	367.8	11,598,145	2,135
2036	24,403	367.8	11,631,908	2,098
2037	23,858	367.9	11,600,644	2,057
2038	23,523	367.9	11,601,185	2,028
2039	23,094	368.0	11,602,427	1,990
2040	22,867	368.0	11,635,826	1,965
September 2041	16,520	363.7	8,576,902	1,926
Total/average	453,708	370.9	200,790,511	2,260

Source: SRK, 2024

SRK cautions that this prediction is a forward-looking estimate, is subject to change depending on operating approach (e.g., pumping rate and well location/depth), environmental conditions (e.g., EWP), and has inherent geological uncertainty. The schedule includes summaries for observed pumping rates and lithium concentration from September 2023 through the end of June of 2024, as this production is required to support the first 24 months of production in the economic model. This brine is currently going through the evaporation process, is treated as work-in-process inventory, and is reported separately on the reserve table for clarity.

The seasonal concentration fluctuations on Figure 12-17 correspond to seasonal fluctuations in pumping rates. The predictive model simulates a decline of annual-average lithium concentrations from 2,552 mg/L in the last trimester of 2023 to 1,923 mg/L at the end of pumping (September 2041). Annual lithium mass extraction from groundwater is predicted to decline from 32,470 t in 2024 (first full year of pumping) to 22,315 t in 2041. The predicted cumulative lithium mass extraction, from September 2023 to September 2041, is 481,046 t. Figure 12-17 shows the projected annual mass of lithium extracted by production wellfield.

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35,000
30,000
25,000
20,000
15,000
10,000
5,000
0
Lithium Mass Extraction (Ton)
Jul - Dec 2024
2025
2026
2027
2028
2029
2030
2031
2032
2033
2034
2035
2036
2037
2038
2039
2040
Sept-2041

Source: SRK, 2024

Figure 12-17: Projected Annual Mass of Lithium Extracted by Production Wellfield

12.2.1 CoGs Estimates

Due to the extraction of lithium from the Salar (combined with inflows of low-lithium-grade brines), the concentration of lithium in brine pumped from the mineral resource decreases over time. While there is some ability to selectively extract areas of the mineral resource with higher grades by targeting the location of new extraction wells, the impact of dilution cannot be fully avoided. Therefore, as the brine concentration declines over time, the quantity of lithium production for the same pumping rate also declines. As lithium brine production operations have relatively high fixed costs, eventually the quantity of lithium contained in the extracted brine is not adequate to cover the cost of operating the business.

As discussed in Section 19, the economic model provides positive operating cashflow for the entire life of the reserve, so it is clear that the entirety of the reserve estimated herein is above the economic CoG (using the assumptions described in that section); this includes the use of a long-term price assumption for Li_2CO_3 of US$17,000/t (see Section 16 for discussion on the basis of this assumption).

While the pumping plan supporting this reserve estimate is above the economic CoG for the operation, for the purposes of disclosure and resource estimation, SRK calculated an approximate breakeven CoG for the operation. To calculate the breakeven CoG, SRK utilized the economic model and manually adjusted the input brine concentration downward until the after-tax cashflow hit a value of zero. This estimate effectively includes all operating costs in the business as well as sustaining capital with other inputs (such as lower process recovery with lower concentration) also being accounted for.

Based on this modeling exercise, SRK estimates that the breakeven CoG at the assumptions outlined in Section 19 (including the reserve price of US$17,000/t of Li_2CO_3) is approximately 1,073 mg/L Li (for comparison, the last year of pumping in the approximately 17-year LoM plan has a lithium concentration of 1,926 mg/L).

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12.2.2 Reserves Classification and Criteria

When estimating brine resources and reserves, different models are utilized to define those resources and reserves. The resource model presents a static, in situ measurement of potentially extractable brine volume, whereas the reserve model (i.e., the predictive model) presents a dynamic simulation of brine that can potentially be pumped through extraction wells. As such, the predictive model does not discriminate between brine derived from Inferred, Measured, or Indicated resources. Further, a brine resource is dynamic and is constantly influenced by water inflows (e.g., precipitation, groundwater inflows, pond leakage, etc.) and pumping activities, which cause varying levels of mixing and dilution. Therefore, direct conversion of Measured and Indicated classification to Proven and Probable reserves is not practical. As the direct conversion is not practical, in the QP's opinion, the most-defensible approach to classification of reserves (e.g., Proven versus Probable) is to utilize a time-dependent approach, as the QP has the highest confidence in the early years of the predictive model results, with a steady erosion of that confidence over time.

Therefore, in the QP's opinion, in the context of time-dependent risk, the production plan through the end of 2034 (approximately 10.5 years of pumping) is reasonably classified as a Proven reserve, with the remainder (6.75 years) of production classified as probable. Notably, this classification results in approximately 66% of the reserve being classified as Proven and 34% of the reserve being classified as Probable. Additionally, the reserve is bound by the terms of the quota and the quota's expiration date for production of January 1, 2044. For comparison, the Measured resource comprises approximately 56% of the total Measured and Indicated resource. In the QP's opinion, this classification is reasonable, as the overall geological and technical uncertainty for the Salar de Atacama resource and reserve are similar.

12.2.3 Summary Mineral Reserves

The estimation of mineral reserves herein has been completed in accordance with CFR 17, Part 229 (S-K 1300). Mineral reserves were estimated utilizing a Li_2CO_3 price of US$17,000/t of Li_2CO_3. Appropriate modifying factors have been applied as discussed throughout this report. The positive economic profile of the mineral reserve is supported by the economic modeling discussed in Section 19. Table 12-14 presents the Salar de Atacama mineral reserves as of June 30, 2024.

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Table 12-14: Salar de Atacama Mineral Reserves, Effective June 30, 2024

	Proven Reserve		Probable Reserve		Proven and Probable Reserve	
	Contained Li (kt)	Li Concentration (mg/L)	Contained Li (kt)	Li Concentration (mg/L)	Contained Li (kt)	Li Concentration (mg/L)
In situ	294.7	2,405	159.0	2,032	453.7	2,260
In process	23.3	2,853	0	0	23.3	2,853

Source: SRK, 2024

- In process reserves quantify the prior 24 months of pumping data and reflect the raw brine at the time of pumping. These reserves represent the first 24 months of feed to the lithium process plant in the economic model.
- Proven reserves have been estimated as the lithium mass pumped during Years 2024 H2 through 2034 of the proposed LoM plan.
- Probable reserves have been estimated as the lithium mass pumped from 2035 until the end of the proposed LoM plan (2041).
- Reserves are reported as lithium metal.
- This mineral reserve estimate was derived based on a production pumping plan truncated on September 30, 2041 (i.e., approximately 17.25 years). This plan was truncated to reflect the termination date of Albemarle's authorized brine extraction from the Salar.
- The estimated economic CoG for the Project is 1,073 mg/L Li, based on the assumptions discussed below. The truncated production pumping plan remained well above the economic CoG (i.e., the economic CoG did not result in a limiting factor to the estimation of the reserve):
  - The assumption used a technical grade Li_2CO_3 price of US$17,000/t CIF Asia.
  - Recovery factors for the Salar operation increase gradually over the span of 4 years from the current 40% to the proposed SYIP 60% recovery in 2027. After that point, evaporation pond recovery remains constant at 60%. An additional recovery factor of 80% Li is applied to the La Negra Li_2CO_3 plant.
  - An average annual brine pumping rate of 368 L/s is assumed to meet drawdown constraint consistent with activation of Albemarle's EWP.
  - Operating cost estimates are based on a combination of fixed brine extraction, G&A and plant costs, and variable costs associated with raw brine pumping rate or lithium production rate. Average LoM operating cost is calculated at approximately US$5,334/t CIF Asia.
  - Sustaining capital costs are included in the CoG calculation and average approximately US$110 million per year.
  - Royalties are included in the cut-off grade calculation and average approximately US$4,172/tonne of lithium carbonate produced.
- Mineral reserve tonnage, grade, and mass yield have been rounded to reflect the accuracy of the estimate, and numbers may not add due to rounding.
- SRK Consulting (U.S.), Inc. is responsible for the mineral reserves with an effective date of June 30, 2024.

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In the QP's opinion, key points of uncertainty associated with the modifying factors in this reserve estimate that could have a material impact on the reserve include the following:

- Resource dilution: The reserve estimate included in this report assumes that the Salar brine is replenished at its boundaries at certain rates and with certain chemical composition. Changes in the rate of inflows versus those assumed will impact the reserve. For example, an increase in the magnitude of lateral flows into the Salar could act to dilute the brine and reduce lithium concentrations in extraction wells, primarily in the southwest area of the Albemarle property. Figure 12-18 compares simulations with a decrease in the lithium concentration in the inflows from sub-catchment 11 (scenario 2). This scenario shows minimum changes in the predicted average lithium concentration and lithium mass (<1%).
- Initial lithium concentration: The current initial concentration was estimated based on the best historical data available by space distribution and date (up to 2020 sampling campaign) and the calibration process. To illustrate the effect of the initial lithium concentration on the predictions, the lithium distribution mentioned above was decreased by 10%. As a result, the average lithium concentration and the annual total mass decreased by 9% to 10%, respectively (Figure 12-18, scenario 3).
- Seepage from processing ponds: The predictive simulations did not consider potential seepage of concentrated brine from the processing pond. Such seepage may have two opposing effects: 1) loss of lithium mass between extraction from groundwater and production of Li_2CO_3 at the end of the concentration process, and 2) replenishing groundwater with lithium that could be captured by extraction wells. Figure 12-18 compares the annual-averaged lithium concentration in extracted brine between the base estimate (which does not include pond seepage) and a predictive simulation with pond seepage up to 5% of extracted brine (scenario 7). This example sensitivity simulation predicts that pond seepage would result in an average lithium concentration increase of approximately 10% in the lithium concentrations and annual total mass at the end of production compared to the base case.

- Freshwater/brine mixing: The numerical model implicitly simulated the density separation of lateral freshwater recharge and Salar brine by imposing a low-conductivity zone at the brine-freshwater interface. It is possible that lateral recharge of freshwater into the Salar may increase without this restriction, as the water table declines as a result of pumping and reducing the amount of freshwater lost to evaporation at the periphery of the Salar. Figure 12-18 compares the base case annual-averaged lithium in extracted brine with a scenario where the hydraulic conductivity at the freshwater/brine interface was increased by half an order of magnitude (scenario 4). This scenario resulted in no material change compared to the base case.
- Hydrogeological assumptions: Factors (such as specific yield, hydraulic conductivity, and dispersivity) play a key role in estimating the volume of brine available for extraction in the wellfield and the rate it can be extracted. Actual contacts between hydrogeological units may not be exactly as represented in the numerical model. These factors are variable through the Salar and are difficult to measure directly. Hydraulic conductivities and specific yields lower than assumed in the numerical model would result in reduced pumpability and reduced lithium mass extraction. Specific yields and porosities lower than assumed in the model would lead to faster migration of fresh/brackish water from the edges of the Salar and dilution of lithium concentrations in extraction wells. Figure 12-18 compares the base case estimate of annual-averaged extracted lithium with the following scenarios:

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- Scenario 5: To evaluate the importance of the Silt, Clay, and Salt unit (UH-2), the hydraulic conductivity is this unit was reduced by 50%. This scenario shows minimal changes in the average lithium concentration and the predicted total mass.
- Scenario 6: Dispersion coefficient values were reduced by 50% in the entire model domain. This scenario resulted in a decrease of <4% in the average lithium concentrations and annual total mass.
- Scenario 8: The Intermediate Halite unit (UH-3) was reduced from 5% to 2.5%. This scenario resulted in a reduction in lithium concentration and annual total mass of <1.6% at the end of production (compared to the base case).
- Scenario 9: The Volcano-Sedimentary unit (UH-4) was reduced from 10% to 7.5%. This scenario resulted in a reduction in lithium concentration and annual total mass of <2.1% at the end of production (compared to the base case).
- Scenario 10: The Volcano-Sedimentary unit (UH-4) was reduced from 10% to 7.5% and from 8% to 6% in different sensitive zones. This scenario resulted in a reduction in lithium concentration and annual total mass of <4.1% at the end of production (compared to the base case).

- Li_2CO_3 price: Although the pumping plan remains above the economic CoG discussed in Section 12.2.1, commodity prices can have significant volatility, which could result in a shortened reserve life.
- Change to SQM pumping plan: The numerical model makes certain assumptions regarding the SQM pumping plan (which terminates at the end of 2030). Overall, SQM has extracted (and is expected to extract) brines at greater rates than Albemarle. Enhanced pumping by SQM or lengthening of the pumping period may have two effects: 1) reduce available resource in the Salar, and 2) draw freshwater at greater rate from the periphery of the Salar (dilution effect). Conversely, reduced extraction by SQM would keep the resources available, reducing the dilution effect. Figure 12-18 compares the base case annual-averaged lithium in extracted brine with a scenario where the SQM pumping plan continues until September 2041. As a result, the average lithium concentration decreased by 2.4%, and the total mass decreased by 2.5% at the end of production for Albemarle's operations.(Figure 12-18, scenario 1).
- Process recovery: The ability to extract the full lithium production quota within the defined production period relies upon the ability to increase lithium recovery rates in the evaporation ponds from historic levels of approximately 40% to a target of approximately 60%. This increase will require updating the process flowsheet at the Salar to reduce lithium losses to precipitated salts. In the QP's opinion, the assumed recovery rates are reasonable; however, there remains uncertainty in the performance of the new process, and any material underperformance to these targets could limit Albemarle's ability to extract its full lithium quota prior to the expiration of the quota.
- Lithium production quota: The current production quota acts as a hard stop on the estimated reserve, both from a total production mass and time standpoint. The expiration date for production of this lithium is December 31, 2043. If raw brine grades, pumping rates, or process recoveries underperform forecasts and Albemarle cannot produce the full quota by 2043, this potential reserve will be lost (i.e., it cannot recover lost production in later years and cannot pump faster than the regulatory limit of 442 L/s to offset any underperformance). Conversely, with lithium grades well above economic cut-off and approximately 30% of the estimated mineral resource converting to reserve, the potential to negotiate an additional production

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quota with the government of Chile presents an opportunity to increase the current reserve, which is artificially constrained by the current quota. However, as referenced in the mineral title section (Section 3.2), CORFO has already granted an option to the "New Technologies Quota."

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Average Lithium Concentration (mg/L)
2,800
2,600
2,400
2,200
2,000
1,800
1,600
1,400
1,200
sept-dic 2023
2024
2025
2026
2027
2028
2029
2030
2031
2032
2033
2034
2035
2036
2037
2038
2039
2040
2041
Base Case
Scenario 1
Scenario 2
Scenario 3
Scenario 4
Scenario 5
Scenario 6
Scenario 7
Scenario 8
Scenario 9
Scenario 10



Annual Total Mass (Tons)
35,000
30,000
25,000
20,000
15,000
10,000
5,000
0
sept-dic 2023
2024
2025
2026
2027
2028
2029
2030
2031
2032
2033
2034
2035
2036
2037
2038
2039
2040
2041
Base Case
Scenario 1
Scenario 2
Scenario 3
Scenario 4
Scenario 5
Scenario 6
Scenario 7
Scenario 8
Scenario 9
Scenario 10

Base Case	Base Case model used for reserve estimate
Scenario 1	SQM production wells are active until the end of the Albemarle Operations
Scenario 2	Boundary Li concentrations in sub-catchment 11 were reduced by 50%, changed to 250 mg/L
Scenario 3	Initial lithium concentration decreased by 10%
Scenario 4	Higher hydraulic conductivity in the freshwater/saltwater interface (Zone 13): Kx = Ky = 0.05 m/day, Kz = 0.005 m
Scenario 5	Hydraulic conductivity values in the Silts, clays, halite and gypsum Unit (UH2) were reduced by 50%
Scenario 6	Dispersivity values decreased by 50%
Scenario 7	5% leakage from processing Albemarle ponds back to groundwater until the end of the Albemarle Operations
Scenario 8	Effective Porosity and Specific Yield in the Intermediate halite Unit were uniformly reduced by 50%, from 5% to 2.5%
Scenario 9	Effective Porosity and Specific Yield in the Volcanosedimentary Unit (Zone 22) were uniformly reduced from 10% to 7.5%
Scenario 10	Effective Porosity and Specific Yield in the Volcanosedimentary Unit were uniformly reduced in Zone 22, from 10% to 7.5% and in Zone 23, from 8% to 6%

Source: SRK, 2024
Note: The pumping plan with reduced flowrate starts in October 2024.

Figure 12-18: Comparison of Predicted Extracted Lithium Concentration between Base Case and Sensitivity Scenarios

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13 Mining Methods

The extraction method for the reserve is pumping of the raw brine from the aquifer utilizing a network of wells and trenches. This method of brine extraction has been used at Salar de Atacama since 1984. As discussed in detail in Section 14, the extracted brine is concentrated using solar energy in a series of evaporation ponds prior to final processing in the Li_2CO_3 production plant at La Negra.

The brine extraction equipment includes a number of submersible pumps installed inside the production wells whose diameter is variable (generally between 10 and 14 inches). The pumps extract a brine at a rate between 5 and 34 L/s.

Shallow wells generally have a depth between 25 and 50 m with no casing or screen. The well walls are stable and have low risk of collapse, which facilitates the entry of brine into the well, thus reducing load losses. In deep wells (which typically have a depth of around 90 m), casing, screen, and a seal is normally installed in the annular space of the upper part to a depth of about 25 to 40 m. A screen section is typically installed at the bottom well interval from around 50 to 90 m.

In RCA 21/2016, which authorized the rate of brine extraction to increase to 300 L/s (achieving the combined 442 L/s combined in areas A1 and A2), the position of pumping wells is not set to pre-determined coordinates. The reason that the coordinates are not fixed in advance is that as wells degrade from flow depletion, excessive dynamic levels, or operational problems, they are replaced and may be set at the same location or moved if desired to optimize pumping results.

For the deep wells, the provisional authorization to pump 120 L/s up to 200 m deep (which originally was to end in August 2023) has been eliminated by regulators. Therefore, there are no restrictions on the pumping rates on shallow versus deep wells were applied.

HDPE lines (typically 8 inches in diameter) from the pumping system feed the pre-concentrator ponds, which are large ponds that regulate the brine chemistry (calcium and sulfate). Another set of HDPE lines (generally 8 inches in diameter) move brine by pumping from the pre-concentration ponds to feed the five evaporation pond systems. The following elements can be found in the typical scheme of a pumping well:

- Pump
- Impulse pipe
- Valve
- Flow meter
- Split valve
- Backflow valve
- 8-inch HDPE pipe to the ponds

Additional equipment at the pump site includes a diesel generator, a pump control panel that monitors the pump's working frequency, perimeter fencing, and a telemetry system. Figure 13-1 and Figure 13-2 show the details of the pumping equipment.

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Source: GWI, 2019

Figure 13-1: Pumping Well Installation

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Lureye
NU 1202
PETROLEO
DIESEL
1000 LTS
www.lureye.cl

Source: GWI, 2019

Figure 13-2: Surface Pumping Equipment

Other equipment utilized at site to support mining operations is drilling and salt harvesting equipment. Drilling and installation of new production wells is completed by contractors, and Albemarle does not own this equipment. Approximately 250 people are assigned to the Salar operations, 100 of which are assigned directly to the processing operation.

13.1 Wellfield Design

58 to 75 production wells are modeled to support the simulated annual average brine pumping rate of 368 L/s from July 2024 to September 2041. The permit details extracting an annual average of 291.5 L/s in extraction area A1, and an annual average of 77.5 L/s in area A2. For reference, Figure 7-5 shows the A1 and A2 areas.

Table 13-1 shows the schedule of active production wells. Based on information provided by Albemarle, existing production wells require periodic replacement of approximately 10 wells per year (on average) for the current wellfield (approximately 75 wells in operation). For the purposes of this reserve estimate, SRK assumed replacement of eight wells for each full year of production with 58 pumping wells in operation (2024 as a half year assumes five wells). Figure 13-3 presents a map showing the predicted locations for the LoM production wells.

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Table 13-1: Wellfield Development Schedule

Period	Number of Wells					
	Active at Start of Period	Replacement	Removed	New	Total Drilled	Active at End of Year
July to December 2024	75	5	17	0	5	58
2025	58	8	0	0	8	58
2026	58	8	0	0	8	58
2027	58	8	0	0	8	58
2028	58	8	0	0	8	58
2029	58	8	0	0	8	58
2030	58	8	0	0	8	58
2031	58	8	0	0	8	58
2032	58	8	0	0	8	58
2033	58	8	0	0	8	58
2034	58	8	0	0	8	58
2035	58	8	0	0	8	58
2036	58	8	0	0	8	58
2037	58	8	0	0	8	58
2038	58	8	0	0	8	58
2039	58	8	0	0	8	58
2040	58	8	0	0	8	58
2041	58	8	0	0	8	58

Source: SRK, 2024

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N
CL-136
CL-209
CL-155
CL-179
CL-137
CL-208
CL-158
CL-151
CL-185
CL-184
CL-181
CL-9
CL-153
CL-207
CL-152
CL-134
CL-107
CL-167
CL-133
CL-19
CL-100
CL-154
CL-175
CL-150
CL-187
0 0,5 1 Km
CL-119
CL-116
CL-117
CL-106
CL-121
CL-114
CL-206
CL-82
CL-186
CL-120
CL-130
CL-127
CL-123
CL-126
CL-125
CL-122
CL-124
0 0,15 0,3 Km
555000
558000
561000
564000
567000
570000
573000
7389000
7386000
7383000
7380000
CL-188
CL-163
CL-45
CL-9
CL-202
CL-159
CL-92
CL-22
CL-162
CL-172
CL-205
CL-173
CL-204
CL-168
CL-112
CL-182
CL-23
CL-1
CL-113
CL-177
CL-201
CL-65
CL-97
CL-90
CL-203
Shallow
Pumping rate (L/s)
0 - 5
5 - 10
10 - 15
15 - 20
20 - 25
25 - 35
Deep
Pumping rate (L/s)
0 - 5
5 - 10
10 - 15
15 - 20
20 - 25
25 - 35
SQM Property
Albemarle Property
0 1,5 3 Km
CL-60
CL-80
CL-157
CL-101
CL-79
CL-78
CL-104
CL-59
CL-176
0 0,5 1 Km
CL-94
CL-91
CL-143
CL-142
CL-140
CL-149
0 0,15 0,3 Km

Source: SRK, 2024
Note Wells with screen intervals below 50 m in depth are considered deep wells.

Figure 13-3: Predicted LoM Well Location Map and Average Pumping Rate

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13.2 Production Schedule

75 well locations were used to simulate brine production at Salar de Atacama. Figure 13-4 shows the pumping schedule for the simulation. Production was maintained at 58 of the wells from 2025 to end of 2041.

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Albemarle Pumping Plan
CL-1
CL-100
CL-101
CL-104
CL-106
CL-107
CL-112
CL-113
CL-114
CL-116
CL-117
CL-119
CL-120
CL-121
CL-122
CL-123
CL-124
CL-125
CL-126
CL-127
CL-130
CL-133
CL-134
CL-136
CL-137
CL-140
CL-142
CL-143
CL-149
CL-150
CL-151
CL-152
CL-153
CL-154
CL-155
CL-157
CL-158
CL-159
CL-162
CL-163
CL-167
CL-168
CL-172
CL-173
CL-175
CL-176
CL-177
CL-179
CL-181
CL-182
CL-184


CL-185
CL-186
CL-187
CL-188
CL-19
CL-201
CL-202
CL-203
CL-204
CL-205
CL-206
CL-207
CL-208
CL-209
CL-22
CL-23
CL-45
CL-59
CL-60
CL-65
CL-78
CL-79
CL-80
CL-82
CL-9
CL-90
CL-91
CL-92
CL-94
CL-97
01-2023
01-2024
12-2024
12-2025
12-2026
12-2027
12-2028
12-2029
12-2030
12-2031
12-2032
12-2033
12-2034
12-2035
12-2036
12-2037
12-2038
12-2039
12-2040
12-2041

Source: SRK, 2024

Figure 13-4: Production Wells' **Operation Schedule**

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Pumping rates per well range from being turned off with no flow up to 34 L/s; 24 wells pump above 10 L/s. The yearly average total pumping rate simulated for the combined wellfield is 368 L/s. Maximum pumping occurs from September to April (up to 382 L/s), and minimum pumping in June (308 L/s). Figure 13-5 shows the pumped volume per year.


Lithium Concentration (mg/L)
3,500
3,000
2,500
2,000
1,500
1,000
500
0
Lithium Volume Pumped (1,000 x m³)
14,000
12,000
10,000
8,000
6,000
4,000
2,000
0
Jul - Dec 2024
2025
2026
2027
2028
2029
2030
2031
2032
2033
2034
2035
2036
2037
2038
2039
2040
2041
Lithium Volume Pumped
Lithium Concentration

Source: SRK, 2024

Figure 13-5: Pumped Volume and Predicted Lithium Concentration

Factors (such as mining dilution and recovery) are implicitly captured by the predictive numerical model. Reporting these factors is not practical due to the disconnect between the static resource model and the dynamic predictive model utilized for reserve estimation, as well as other factors (such as mixing of brine during production).

Simulated pumped volume generates a drawdown of <9 m in the pumping wells, includes simulated drawdown in the model cells, and accounts for corrections due to cell size and estimated well efficiency. Considering the minimum screen bottom in the shallow wells is around 25 m and that it could be deepened up to 200 m, there is a sufficient saturated thickness to support the planned pumping rate. The open drains in operation (with total bottom around 10 m in depth) must be deepened in the next 5 years to maintain their pumpability.

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14 Processing and Recovery Methods

Albemarle's operations in Chile are in two separate areas: Salar de Atacama and La Negra. The Salar de Atacama operation extracts lithium brines from groundwater wells. These brines are discharged to solar evaporation ponds to concentrate the lithium brine, which is then transferred to the La Negra plant by tanker truck for processing. The La Negra plant refines and purifies the lithium brines, producing both technical and battery-grade Li_2CO_3. Albemarle has also historically produced a lithium chloride product, although it does not forecast this production in the future.

At the Salar, the lithium chloride brine concentration process is carried out by solar evaporation in concentration ponds and the SYIP processing facility. The objective of the process is to obtain a concentrated lithium chloride brine of around 6% Li, which is transported to the La Negra chemical plant for further processing. Figure 14-1 presents a basic flowsheet for the Salar. As seen on this figure, beyond the concentration of lithium, there is also a potash plant for byproduct potash production and bischofite and lithium-carnallite processing plants for additional lithium recovery. Albemarle also harvests halite and bischofite salts as byproduct production for third-party sales.

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0,2-0,27%Li
0,27-0,6%Li
0,6-1,2%Li
1,2-3,3%Li
3,3-5,8%Li
5,8-6,0%Li
SO4 well brine
Ca well brine
Halite
Sylvinite
Carnallite
Bischofite
Li-Carnallite
Reservoir
LAN
Neutral well brine
Pond #
PC-15-14-13
12-11-10
9-8-7
6-5-4
3-2-1
Stockpile NaCl + CaSO4·2H2O
Stockpile KCl + NaCl
Stockpile MgCl2·KCl·6H2O
Stockpile MgCl2·6H2O
Stockpile MgCl2·LiCl·7H2O
M1
M2
Bischofite Plant
Li Carnallite Plant
Potash Plant
Saturated Brine (90% K)
Stockpile MgCl2·6H2O
0,8-1,0 %Li
3,2-3,5 %Li
Brines
Salts
Recycled brines
Wet Con KCl
Bischofite
Li-Carnallite
6-5-4
3-2-1

Source: Albemarle, 2024

Figure 14-1: Salar Process Flowsheet

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The La Negra plant receives the concentrated brine from the Salar. The brine is further processed with several purification steps followed by the conversion of lithium from lithium chloride to Li_2CO_3. Figure 14-2 presents a basic flowsheet for the La Negra process.


Purification Plants
Crystallization
Milling, Packaging and dispatch
Solvent Extraction
Precipitation
Boron removal
Magnesium and Calcium removal
SX 1
SX 2
SX 3
Concentrated Brine
Raffinate Brine
Two Step
One Step
One Step 2
Purified Brine
Purified Brine
LAN 1 (train 1-3)
LAN 2 (train 4)
LAN 3 (train 5-6)
Fines Plants (1 – 3)
Fines Plants (3.5 - 4)
Fines Plants (5-6)
Li2CO3 Dispatch
Water recovery
Boron Removal (from Tail water)
Thermal Evaporator
SAS Plant

Source: Albemarle, 2024

Figure 14-2: La Negra Process Flowsheet

14.1 Salar de Atacama Processing

The process of concentrating the raw brine pumped from the aquifer to the concentrated brine shipped to La Negra is made possible by the favorable weather conditions of Salar de Atacama and the high solubility of the lithium in this type of brine. The area's evaporation rate is 1,270 to 1,780 mm/y (50 to 70 inches per year) with very little rainfall most years (10 to 30 millimeters (mm)), with heavy storms on rare occasions. The solar radiation in the area is high, the relative humidity is as low as 5%, and moderately intense winds rise in the afternoons. The process consists of evaporating water from the brine utilizing solar energy, resulting in a fractional crystallization of salts and the progressive increase in the lithium concentration in the brine until reaching the final stage. Figure 14-3 shows typical evaporation ponds.

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Source: SRK, 2024

Figure 14-3: Evaporation Ponds

14.1.1 Solar Evaporation

93 evaporation ponds are installed at the Salar operation (75 for primary evaporation, six pre-concentrator ponds, and 12 associated with the new SYIP). The primary evaporation ponds are arranged in parallel systems of 15 ponds each. Each system contains three ponds for each of five fractional precipitation stages of evaporation, as shown on Figure 14-4. Five systems (1 to 5) are installed in parallel to make up the 75 primary evaporation ponds. A system of six pre-concentration ponds is installed prior to the primary evaporation system that accepts the brine from the wells and then feeds each of the five primary evaporation systems. Two systems (E and F) of six ponds each associated with the SYIP make up the final 12 ponds of the Salar operation.


Water
Water
Water
Water
Water
Brine from Salar with 0.20% Li
Stage 1
Stage 2
Stage 3
Stage 4
Stage 5
Concentrated Brine 6% Li
Halite
NaCl + CaSO4*2H2O
Sylvinite
NaCl+KCl
Carnalite
KCl*MgCl*6*H2O
Bischofite
MgCl2*6H2O
Li Carnalite
MgCl*LiCl*7H2O

Source: Albemarle, 2019b

Figure 14-4: Lithium Brine Evaporation Stages

As the brine progresses through the pond system, sequential evaporation and precipitation removes unwanted deleterious elements and byproducts. The evaporation sequence essentially follows a

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process of increasing brine concentration from approximately 0.2% Li in the raw brine to 4.3% Li in a series of solar ponds with only limited formation of complex lithium-bearing salts (i.e., limited loss of lithium, with most of the losses to bischofite) through precipitation, as shown in Stages 1 through 4 on Figure 14-4. During concentration from 4.3% Li to the final target of around 6% Li (Stage 5), a lithium-carnallite salt forms and precipitates. Lithium-rich brines entrained in the bischofite harvest (Stage 4) are fed to the new bischofite processing plant installed as part of the SYIP, where a portion of the entrained lithium-rich brine is recovered through washing and dissolution with a natural brine. When commissioning and start-up are complete, a portion of the lithium sulfate precipitate from Stage 5 (lithium-carnallite precipitation) will be recovered through washing and dissolution with a natural brine in the lithium-carnallite processing plant installed as part of the SYIP. The brines containing recovered lithium from the bischofite and lithium-carnallite plants are returned to the solar evaporation ponds through Systems E and F as part of the Stages 4 and 5 evaporation process, as illustrated on Figure 14-1.

During the course of solar evaporation, almost all of the sodium and potassium are precipitated, and about 95% of the magnesium is precipitated. By concentrating up to 6% of lithium, saturation of all salts is achieved, and the brine behaves like a molten salt of lithium carnallite and bischofite. The 6% Li brine is loaded into trucks and transported to La Negra.

Over the past few years, expansion to 10.43 km^2 (1,043 ha) of solar ponds has been completed to support a brine input flow of 442 L/s (with a target of >80,000 t/y LCE production) when incorporating the SYIP. The flow rate is reduced in the plan due to implementation of the EWP, but the facility is constructed and able to support full flow should the EWP restrictions be lifted. The brine concentration process takes 18 to 24 months and is characterized by changing brine colors as the concentration of the desired salts increases and byproducts drop out and are harvested (Figure 14-5). Salts that will not be processed for muriate of potash (MOP) are stacked as waste near the ponds.

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Pond Pre-Concentrator #2
Pond System C
Pond Pre-Concentrator #5
Pond Pre-Concentrator #4
Chepica Camp
SYIP
Pond System A & B
Pond´s 9E -10E
Pond system E-F (SYIP)
Administration/Shops/Warehouse
Power Plant
Salt Storage (Multiple locations)
Potassium Chloride Plant
Airstrip
Pond Pre-Concentrator #3
Pond´s 9F -10F
Pond Pre-Concentrator #6
Pond System D
Pond Pre-Concentrator #1
Pond System #1

Source: Albemarle, 2024

Figure 14-5: Aerial View of ALB Evaporation Ponds

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One of the key features of the concentration strategy at the Salar is the calcium-to-sulfate ratio in the brine that is processed in the ponds. The Salar de Atacama brine is generally sulfate-rich, although it has areas that are calcium-rich. To limit losses of lithium during the concentration process, a blend of these calcium- and sulfate-rich brines must be maintained. By blending the calcium-rich brine with the sulfate-rich brine, an initial precipitate of gypsum is formed, removing much of the calcium and reducing the sulfate to a level that prevents significant losses of lithium to sylvinite as $KLiSO_4$. Going forward, based on the LoM pumping plan, SRK predicts this balance of calcium-rich to sulfate-rich brine will not be maintained. This pumping plan shows a lack of calcium-rich brine starting in 2025; however, the actual sulfate-to-calcium ratio in recent years has been lower than the predicted plan, and Albemarle has been able to maintain an appropriate calcium concentration by adjusting operating wells while still maintaining the pumping flowrate and high lithium concentrations. Based on this prediction and Albemarle's ability to historically maintain calcium concentrations, SRK assumes a liming plant will be required at the start of 2031 (construction in 2030) to add calcium to the system to offset this reduction in calcium content in the blended brine feeding the evaporation ponds; however, this requirement could be mitigated by optimizing the pumping plan for the next several years instead of keeping it fixed. SRK notes that despite the pumping plan showing a liming plant requirement in 2025, installation of the liming plant has been deferred 10 years based on Albemarle's recent performance. Given the extended time until this assumed liming plant is required (i.e., 5 years), Albemarle has yet to complete the metallurgical test work supporting this addition and the use of lime versus other alternatives (e.g., calcium chloride ($CaCl_2$)) has not been set as a final decision. However, given that the use of lime to reduce sulfate content in lithium brine operations is standard technology (in use at Albemarle's Silver Peak operation as well as Orocobre's Olaroz operation), in SRK's opinion, this approach presents limited risk to future Salar de Atacama operations and this reserve estimate. Further, the assumptions have been used to delay the liming plant requirement for 5 years, and it may be possible to further delay the need to add calcium to the system with further evaluation (to date, this has not been a priority given it is still a longer-term issue).

<u>Potash Production</u>

The potash precipitated as sylvinite and carnallite is harvested from the ponds to produce MOP. The production of potash from the potash plant has historically averaged around 136,000 t/y. The production capacity was authorized environmentally through resolutions issued by the Regional Environment Commission of the Second Region. Potash is not included in this reserve estimate or the Project economics, and therefore the potash plant is not described herein.

14.1.2 SYIP

As part of Albemarle's strategy to expand lithium production rates from the current level of around 70,000 t/y LCE to the targeted level of >80,000 t/y LCE, Albemarle is targeting reducing lithium losses in evaporation ponds from current recovery. Albemarle refers to this strategy as the SYIP. In 2017 in support of this effort, one strategy targeted recovering lithium from bischofite salts, and the second strategy targeted recovering additional lithium from the lithium-carnallite salts. Both options utilized a similar strategy, including crushing/milling of the harvested salts before vat leaching with a dilute brine to recover a portion of the entrained lithium while limiting dissolution of the contained magnesium. Figure 14-6 presents the design layout, and Figure 14-7 presents a picture of the completed facility. Section 10 presents summary information on the metallurgical test work completed to support this Project, but the expectation is that the SYIP will increase Salar lithium recovery up to a target of around 60%.

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Source: Albemarle, 2019b

Figure 14-6: SYIP Facility Layout Design

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Source: Albemarle, 2024

Figure 14-7: SYIP Completed Facility

The SYIP construction activities are complete. Ramp-up of the bischofite plant started in late 2023, and incorporation of the lithium-carnallite plant is scheduled in late 2024. The facility is on track to be fully operational in 2025. Recovery ramp-up is assumed to occur through 2027.

Preliminary recovery data from the bischofite portion of the SYIP suggests that approximately 84% of the lithium contained within the bischofite salts being fed to the SYIP has been recovered and returned to the evaporation ponds in solution at an average concentration of approximately 0.8% Li. Considering that solution must continue through the evaporation ponds to reach a final concentration of approximately 6%, it is too early in the process to determine the overall impact to Salar recovery. Additionally, the lithium-carnallite portion of the SYIP is expected contribute additional lithium recovery when it is ramped up to full production. Due to the early nature of the operation, recovery enhancement assumptions have not changed from the previous report and remain conservative based on previous test work.

14.2 La Negra Plant

The last stages of brine purification and the conversion stage to Li_2CO_3 are carried out at the La Negra plant. Lithium chloride and both technical and battery grade Li_2CO_3 have been historically produced at La Negra. Going forward, Albemarle does not plan to produce lithium chloride and will limit future production to technical- and battery grade Li_2CO_3.

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There are currently three process trains in production: La Negra 1 (LAN 1), La Negra 2 (LAN 2), and La Negra 3 (LAN 3), which have a designed production capacity of approximately 84,000 t/y LCE. All three production trains utilize a similar flowsheet, as illustrated on Figure 14-2. The plant is expected to continue ramping up through 2025 as brine production limitations are de-bottlenecked and the increased recovery from the SYIP implementation is realized in the brine feeding the La Negra plant.

The primary process steps that occur at La Negra include boron removal with solvent extraction, brine purification (impurity removal) through chemical precipitation, lithium carbonate precipitation (carbonation) utilizing chemical precipitation, thermal evaporation for water, and additional lithium recovery and final washing/drying/packaging (Figure 14-8).

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HCl
Solvent
Extractant
H2SO4
Quicklime
Water
A2
A3
A4
A5
A6
A7
HCl
Flocculant
Soda ash
H2SO4
Quicklime
Water
NaOH
A9
A10
A11
A12
A13
A14
A15
H2SO4
Soda ash
Water
A17
A18
A19
B1
Li2CO3 BG
A1
Concentrated
brine
Solvent extraction
A8
Refined brine
Brine purification
A16
Purified brine
Carbonation
B2
Li2CO3 TG
B3
B4
B5
A20
Mother liquor
Tail water
Mg(OH)2 & CaCO3
Mother liquor purge
A22
Water
TPs &
stockpile
A21
Recovered
lithium
Thermal Evaporator
A23
HCl
B6
Salts

Source: Albemarle, 2024

Figure 14-8: La Negra Flowsheet

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Table 14-1 presents the mass balance for La Negra associated with Figure 14-8.

Table 14-1: La Negra Mass Balance

Process	Figure 14-8 Reference	Annual Mass Flow (t)
Concentrated brine for solvent extraction (SX)	A1	342,133
Hydrochloric acid (HCl) for SX	A2	4,248
Solvent	A3	102
Extractant	A4	290
Sulfuric acid (H_2SO_4) for SX	A5	741
Quicklime for SX	A6	2,787
Water for SX	A7	28,743
Refined brine, SX product	A8	339,683
HCl for purification	A9	2,224
Flocculant	A10	30
Soda ash for purification	A11	22,341
H_2SO_4 for purification	A12	686
Quicklime for purification	A13	18,540
Water for purification	A14	404,259
50% sodium hydroxide (NaOH)	A15	919
Purified brine, purification product	A16	1,928,993
H_2SO_4 for carbonation	A17	712
Soda ash for carbonation	A18	164,119
Water for carbonation	A19	593,707
Mother liquor	A20	2,466,356
Lithium recovered from thermal evaporator	A21	29,888
Water, thermal evaporator product	A22	596,806
HCl for thermal evaporator	A23	22,679
Battery grade lithium carbonate	B1	82,140
Technical grade lithium carbonate	B2	2,023
Tail water from SX	B3	312,795
Magnesium hydroxide ($Mg(OH)_2$) and calcium carbonate ($CaCO_3$) from purification	B4	48,500
Mother liquor purge	B5	133,765
Salts from thermal evaporation	B6	232,626

Source: Albemarle, 2024

14.2.1 Boron Removal

The concentrated brine from the Salar is received at La Negra with a nominal concentration of 0.8% by weight of boron. Boron is considered a contaminant and this boron content needs to be reduced to a value <10 parts per million (ppm). This boron removal stage is completed utilizing a SX process (Figure 14-9).

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SX 1
SX 2
SX 3
Solvent extraction stage
Salar Brine
Refined Brine
HCL Tank
Organic
Water
Mixer SX1
Mixer SX2
Mixer SX3
Water
Organic
Organic Tank
Organic
Refined Brine
HCL Tanks
Salar Brine Tanks
Well water tank
Tail water tank
Tail water pond
Refined Brine Tanks

Source: Albemarle, 2024

Figure 14-9: Boron Removal Scheme by SX

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The concentrated brine is acidified using HCl. The acidified brine is mixed with an organic solution of an extractant and a solvent in mixing tanks that maximize the contact between the phases, where the boron is selectively extracted from the aqueous phase of the brine. After the stirring time between the aqueous and organic phases (both immiscible with each other), they are separated in a settler tank.

The purified brine obtained from the settlers goes to the next stage of brine purification. The organic is treated with extraction water in a stripping unit to remove the boron. The low boron organic stream is reused in the extraction stage, with a solvent and extractant make up to compensate for the organic and carryover losses. The wastewater is collected in evaporation ponds.

14.2.2 Calcium and Magnesium Removal

The refined brine obtained in the SX stage must be processed to eliminate the remaining impurities, which are mainly magnesium and calcium. These impurities are removed from the brine through chemical precipitation, settling, and filtration (Figure 14-10).

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OS 1
Mg reactor
Ca reactor
Floculant
Clarifier
Filtrate Tank
Polish filter (x2)
Clarified brine Tank
Ionic exchanger columns (x3)
Underflow solids tank
Drum filter (x2)
Waste
Purified Brine Tanks
Purification stage
Refined Brine
Purified Brine
Soda Ash Solution
Reagent
Mother liquor
OS 2
Refined Brine Tanks
Soda Ash Solution tanks
Mother Liquor tanks
Mg reactor
Ca reactor
Floculant
Clarifier
Filtrate Tank
Polish filter (x2)
Clarified brine Tank
Ionic exchanger columns (x3)
Underflow solids tank
Larox Filter
Waste
Purified Brine Tanks
TS
1st stage reactor
1st stage reactor
1st stage reactor
1st stage reactor
Drum filters feed tank
Drum filter (x2)
Filtrate brine tank
2nd stage reactor (x2)
Reagent
Clarifier (x2)
Press filter overflow
Press filter undeflow
Purified Brine Tanks
Waste

Source: Albemarle, 2024

Figure 14-10: Scheme Removal of Calcium and Magnesium by Precipitation with Calcium Oxide and Sodium Carbonate

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The La Negra processing facility implements two different purification steps using similar technology with slightly different applications. In the one-step process, the refined brine from the boron SX enters the magnesium reactor, where it is mixed with lime in a stirred tank to precipitate magnesium as magnesium hydroxide. Then, the suspension is pumped to the calcium reactor, which is also stirred, where it is mixed with a recirculating solution from the carbonation process (mother liquor) and a sodium carbonate solution to precipitate calcium carbonate. The resulting pulp is sent to a clarifier, and the underflow is filtered to recover the lithium chloride solution that feeds the Li_2CO_3 plant. The overflow goes directly to a finishing filter to remove fine solids. The purified brine is sent to storage tanks for later use. The filtered cake is disposed of as a solid residue. La Negra has two one-step processes in operation.

In the two-step process, the refined brine from the boron SX enters one of four calcium reactors, where it is mixed with a sodium carbonate solution to precipitate calcium carbonate. The solution from the reactors is stored in a drum filters feed tank before being fed to a series of drum filters to remove the precipitated calcium carbonate. The brine filtrate from the filters is fed to the second stage reactors, where it is mixed with reagent in a stirred tank to precipitate magnesium as magnesium hydroxide. The resulting pulp is sent to a clarifier. The underflow is filtered to recover the lithium chloride solution that feeds the Li_2CO_3 plant. The overflow goes directly to a finishing filter to remove fine solids. The purified brine is sent to storage tanks for later use. The filtered cake is disposed of as a solid residue. La Negra has a single two-step process in operation.

14.2.3 Li_2CO_3 Precipitation (Carbonation) and Packaging

With the boron, calcium, and magnesium impurities removed, the brine is ready for the carbonation process, which is utilized to produce Li_2CO_3. The purified brine is divided into a series of trains, each having three stirred reactors in series, where the purified brine reacts with sodium carbonate in solution. Each reactor train has a fourth tank at the end that serve as homogenizers, from which the slurry is sent to a solid-liquid separation system utilizing hydrocyclones/filters or centrifuges before drying (Figure 14-11).

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LAN 1
Soda Ash Solution tanks
Purified Brine Tanks
Heat Exchanger
RTT #1
RTT #2
RTT #3
Reactor train (x3)
Sump (x3)
Hydrocyclone battery
Clarifier (x3)
TK-ML
Purification stage
Water recovery
Purge
Belt filter (x2)
Dryer (x2)
Li_2CO_3
water
TK-WF
Convertion stage
Purified Brine
Water
Soda Ash Solution
Weak filtrate
Mother liquor
LAN 2
Soda Ash Solution tanks
Heat Exchanger
RTT #1
RTT #2
RTT #3
Reactor train
Clarifier
1st stage Centrifuge (x5)
Reslurry Tank
2nd stage Centrifuge (x2)
water
Dryer
TK-ML
TK-WF
Purification stage
Water recovery
Purge
Li_2CO_3
LAN 3
Purified Brine Tanks
Heat Exchanger
RTT #1
RTT #2
RTT #3
Reactor train (x2)
Clarifier
Slurry Tank
TK-LM
1st stage Centrifuge (x3)
Reslurry Tank
TK-WF
2nd stage Centrifuge (x4)
water
Dryer
Purification stage
Water recovery
Purge
Li_2CO_3

Source: Albemarle, 2024

Figure 14-11: Method of Obtaining Li_2CO_3 by Precipitation with Sodium Carbonate

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Subsequently, the dry product is stored in silos and distributed in the dry area for the manufacture and packaging of the different product formats for both technical and battery grade.

14.2.4 Thermal Evaporation

The thermal evaporation portion of the process uses heat to remove sodium chloride salts, recover and reuse water, and recover additional lithium from mother liquor, as illustrated on Figure 14-12.


Thermal Evaporator
HCl – Cloridic Acid
Vapor
Salts
Mother Liquor
Condensate
NaOH
Decarbonator
Vent to Atm
MAKE UP STEAM
Crystallizer Fans 1 & 2
Vapor to Decarbonator
Buffering Tanks (x2)
NaoH
Seal Water and Condensate Return
Seal Water and Condensate Return
Crystallizer
Salts
Heater
Conturbex Centrifuge
Preheater
Recirculation Pump
Mother liquor
Acidification Tank (x2)
HCL
Condensate Tank
Centrate Tank
Lithium Recovery

Source: Albemarle, 2024

Figure 14-12: Method of Thermal Evaporation for Lithium and Water Recovery

Mother liquor collected from the carbonation stages retains a recoverable amount of lithium that is concentrated and returned to the process through the thermal evaporation process at La Negra. Mother liquor is mixed with HCl to acidify the solution and reduce carbonate ions into carbon dioxide (CO_2) before being pumped through a preheater and decarbonator, where the CO_2 is removed from the solution. After the CO_2 is removed, NaOH is added to buffer the solution and increase the pH before being fed into the thermal evaporator crystallizer. Using recovered heat, the crystallizer evaporates water from the mother liquor solution to a super-saturated point such that NaCl crystallizes. A recirculating stream of concentrated mother liquor solution is pumped from the bottom of the crystallizer through a centrifuge to remove the solid NaCl and into a centrate tank. From the centrate tank, a portion of the solution is returned to the brine purification step (calcium and magnesium removal) to recover the entrained lithium, while the other portion is returned to the crystallizer to mix with the incoming mother liquor and continue the NaCl removal. Solid NaCl from the centrifuge is removed to the tailings and waste storage piles.

Water evaporated through the crystallizer is recirculated to the crystallizer heater to heat the incoming mother liquor. The heat transfer process condenses water vapor from steam and is stored in a condensate tank before being used as a preheat solution and being returned to the process.

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14.3 DLE

With the activation of the EWP and the required reduction in pumping rate, Albemarle is researching the use of DLE at the Salar to extract lithium and reinject the resultant spent brine into the Salar such that the groundwater aquifer levels will increase, or at a minimum maintain the current levels. Considering the novelty of DLE, its limited implementation at a commercial scale, and the early-stage investigation for Albemarle, no consideration has been included in the reserve or cost estimates included herein. Albemarle intends to disclose its intentions with regard to DLE implementation at Salar de Atacama when the level and results of the study are sufficient to potentially impact the processing of lithium from the Salar.

14.4 Process Design Parameters

One of the key limiting factors for Albemarle is the permitted brine extraction rate. Historically, the brine extraction permit allowed for an annual average of 142 L/s. In October 2016, a quarterly increase of 60 L/s began until the new annual average of 442 L/s was reached, which was the extraction rate until activation of the EWP. Activation of the EWP required a reduction in pumping rate to an average equal to or less than 369 L/s. The pumping plan simulation estimated an average flow rate of 368 L/s that is used in the pumping plan going forward. There is a risk that further reductions in pumping rate may be required, and Albemarle is working on mitigation and alternative processing applications to maintain and ultimately increase the pumping rate again in the future. The development of those applications are not sufficiently developed for discussion or inclusion in the plan, so the average rate of 368 L/s is used in this LoM plan. At this pumping rate, for a 365-day year, approximately 11.6 million m^3 are extracted from the aquifer annually, equivalent to an average of 138 kt LCE with an average lithium concentration of 0.22%.

Historically, the recovery of lithium in the Salar has been around 50%, although this has ranged from 40% to closer to 55%. For the purposes of this reserve estimate, SRK assumed the current recovery rate of 40% will be maintained through the first half of 2024. In the second half of 2024, SRK assumed the two salt treatment plants associated with the SYIP will come into operation and forecasts an incremental increase in the lithium recovery rate each year until it reaches 60% in 2027. Albemarle has previously added a process to drain the bischofite salts which was expected to improve short-term recovery beyond historic performance. However, insufficient data were available to quantify the performance increase before the bischofite processing plant associated with the SYIP was started. Therefore, SRK maintained historic recovery levels as a conservative approach.

At La Negra, the current process recovery is approximately 80%, and SRK assumed that La Negra maintains this recovery rate. The production of Li_2CO_3 at La Negra is driven by the concentrated brine dispatched from the Salar. As noted above, the current combined LAN1, LAN2, and LAN3 production capacity is approximately 84,000 t/y LCE. Despite being on track to produce more than 70,000 t Li_2CO_3 in 2024, the reserve estimated production is modeled to decrease in 2025 before increasing again in 2026 through 2029. The 2025 decrease in production is directly attributed to the pumping rate decrease from the Salar between 2022 and 2023 and the assumed recovery of 40%, which is conservative and likely below what the operation will actually achieve. SRK forecasts that La Negra will not achieve full, targeted production at the plant's capacity of 84,000 t Li_2CO_3. Assuming the successful continued ramp up of the SYIP and realized recovery increases from the Salar after the modeled decrease in 2025, SRK estimates production from La Negra will increase to a maximum of

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74,500 t Li_2CO_3 in 2029. After 2029, production decreases steadily over the LoM due to decreasing lithium concentrations at the Salar and not as a result of plant capacity at La Negra.

14.4.1 Process Consumables

Table 14-2 provides key reagents and associated forecast consumption rates. Note that these reagents are all utilized at La Negra and can vary depending upon the final product mix produced. While some reagents are consumed at the Salar, these are all currently utilized in potash production (excluded from this reserve estimate). In the future, if lime addition is required at the Salar to maintain lithium recovery rates as assumed by SRK (see Section 14.1.1), additional lime will be required beyond that reported in the table. This assumed future lime consumption is variable and based on the forecast sulfate/calcium ratio.

Table 14-2: Current Process Consumables

Item	Consumption Rate
Soda ash	2.21 t per tonne LCE sold
Lime	0.25 t per tonne LCE sold
HCl	0.35 t per tonne LCE sold
Water	5.11 t per tonne LCE sold

Source: SRK, 2024

Other reagents/consumables utilized in the process include the following:

- Caustic soda
- Sulfuric acid
- Solvent
- Extractant
- Flocculants
- Diatomaceous earth
- Oxalic acid
- Barium chloride
- Carbon dioxide
- LiOH

Section 15.3 covers energy consumption. There are approximately 160 personnel at the Salar currently utilized in the process component of the operation, and there are approximately 480 personnel at La Negra.

14.5 SRK Opinion

It is SRK's opinion that the operating performance achieved from the existing processing facilities provides sufficient information to declare reserves. Recent additions, in particular the SYIP facilities at the Salar, should contribute to increased Salar recovery for which previous test work supported the recovery estimates. The duration of the SYIP operation is insufficient to determine operational recoveries, so previous test work assumptions have been used, which is consistent with previous analysis and reports.

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15 Infrastructure

The Project is a mature functioning operation with two separate sites that contain key facilities. Access is fully developed, with the majority accessible by paved major highways and local improved roadways on-site. A local air strip services the Salar operations. The Antofagasta airport is the nearest major commercial airport servicing the La Negra operation (the Calama airport is the closet major commercial airport to the Salar). The infrastructure is in place, operating, and provides all necessary support for ongoing operations as summarized in this report.

The Salar site contains the brine well fields, brine supply water pipelines to evaporation ponds, primary processing facilities to create a concentrated brine, a phosphate plant that creates a potassium chloride product, camps (including a new camp that is in place and functional with an expansion phase designed and approved if needed in the future), airfield, access and internal roads, substation and powerline connected to the local Chilean power system, backup and supplemental diesel power generation supply and power distribution system, water supply and distribution, shop and warehouse facilities, administrative offices, change houses, waste salt storage areas, fuel storage systems, security, and communications systems. The concentrated brine product is trucked approximately 260 km to the La Negra facility.

The La Negra plant purifies the lithium brine from the Salar Plant and converts the brine into Li_2CO_3 and LiCl. Facilities at the site include the trucked brine delivery system, boron removal plant, calcium and magnesium removal plant, Li_2CO_3 conversion plants, LiCl plant, evaporation sedimentation ponds, solid waste storage, product warehousing and shipping, administrative facilities, cafeterias, and an off-site area where raw materials are warehoused and combined as needed in the processing facilities. Power to the facility is provided by the regional power company via a 110-kV transmission line and distributed throughout the plant to load centers. Piped natural gas provides the energy for heating and steam needs at the facilities. The Project is security protected and has a full communication system installed.

Final products from the La Negra plant are delivered to clients by truck, rail, or through port facilities in the region.

15.1 Access, Roads, and Local Communities

15.1.1 Access

The Project is in north central Chile in the Antofagasta region. Primary access is from Antofagasta or Calama, the major cities in the region. The major plant facilities are at two separate sites. The refining plant site (La Negra) is closest to Antofagasta, near the small community of La Negra. Travel from Antofagasta to the La Negra refining plant site is approximately 20 km southeast on the major paved, four-lane, Chile Route 28. At La Negra, the Albemarle La Negra site is approximately 2 km north from the intersection of Route 28 on the multi-lane, paved, Chile Route 5 (the Pan-American Highway).

The distance from the La Negra plant to the source of the lithium brine at Salar de Atacama (where the Albemarle Salar facilities are located) is approximately 250 km to the east. Access from La Negra is north via Route 5 for approximately 75 km and then east on paved highway B-385 for approximately 175 km. The Albemarle Salar site is on the south-central area of Salar de Atacama.

Figure 15-1 shows the general location of the Project.

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SRK Consulting (U.S.), Inc. SEC Technical Report Summary – Salar de Atacama Page 196 SalardeAtacama_SECUpdate_Report_USPR001976_Rev02.docx February 2025 Source: SRK, 2020 Figure 15-1: General Project Major Facility Location 15.1.2 Airport Antofagasta has an international airport, but primary flights are national, and it is the primary airport for the region. The city of Calama (located approximately 190 km to the northwest of the Salar) has the closest commercial airport to the Salar and supports regional jet traffic. A smaller airport is located at the Salar for direct access. This air strip is located at the south end of the Salar facilities. The site air strip is for smaller jets and prop planes, is approximately 2,235 m in length, and has a clay surface. 15.1.3 Rail There is a rail owned and operated by Ferrocarril de Antofagasta a Bolivia (FCAB) about 80 km south of the Salar site at Pan de Azucar that connects to La Negra (approximately 170 km away). This rail was historically used to move concentrated brine. The rail is no longer used, as all brine is trucked directly to La Negra. The La Negra facility does not have access to the rail system at this time. 15.1.4 Port Facilities Port facilities primarily used include the Mejillones Port, Antofagasta Port, and Iquique Port. The Port of Mejillones (Port Angamos) is located approximately 103 km north of La Negra. This port is focused on general cargo and containers and has four berths and the capacity to receive ships over 366 m in length, with a maximum draft of 13.7 m. The port is the only port in northern Chile that can receive new Panamax vessels. Approximately 78% of the product is transported through this port due to the connectivity and access routes to the different shipping companies. Figure 15-2 shows the general location of the primary ports. SRK Consulting (U.S.), Inc. SEC Technical Report Summary – Salar de Atacama Page 197 SalardeAtacama_SECUpdate_Report_USPR001976_Rev02.docx February 2025 Source: Google Earth/SRK, 2024 Figure 15-2: Angamos Port/Antofagasta Port The Antofagasta Port is located in Antofagasta within 20 km of the La Negra plant. The medium-size coastal breakwater port has facilities for both container and bulk transport. The port can accommodate ships over 150 m in length. Approximately 20% of the product is transported through the port. A third port (Iquique Port) is in the Tarapacá region, approximately 448 km north of La Negra. The port provides shipping for approximately 2% of the product from the Project. Figure 15-3 shows more detailed photographs of the primary port facilities. SRK Consulting (U.S.), Inc. SEC Technical Report Summary – Salar de Atacama Page 198 SalardeAtacama_SECUpdate_Report_USPR001976_Rev02.docx February 2025 Source: Google Earth/SRK, 2024 Figure 15-3: Angamos Port/Antofagasta Port SRK Consulting (U.S.), Inc. SEC Technical Report Summary – Salar de Atacama Page 199 SalardeAtacama_SECUpdate_Report_USPR001976_Rev02.docx February 2025 15.1.5 Local Communities La Negra The majority (nearly 95%) of the approximately 560 employees who work at La Negra live in the city of Antofagasta and its suburbs. Antofagasta is the regional capital and major population center, with approximately 400,000 people living there. Employees are bussed approximately 25 km to the La Negra plant. Salar Personnel who work at the Salar Plant travel from around the region. Table 15-1 shows the regional communities, population, distance to the Salar Plant, and approximate number of employees in each community. Nearly 85% of the employees live in Antofagasta, San Pedro de Atacama, or Calama. There are 27 communities in the Other Communities category where employees reside, with one to four employees living in each community. Figure 15-4 shows the communities where most employees reside. Most employees travel to the site by company bus. Table 15-1: Regional Community Information for the Salar Plant City Number of Employees Population Distance to Salar Plant (km) Antofagasta 155 400,000 250 San Pedro de Atacama 61 11,000 130 Calama 42 170,000 190 Other communities in Antofagasta region 6 Varies Varies Other regions in Chile 107 Varies Varies Total 373 Source: SRK, 2020

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480000
520000
560000
600000
640000
680000
720000
7510000
7480000
7450000
7420000
7390000
7360000
Calama
CALAMA
San Pedro
RUTA 27 CH
RUTA-23 CH
BOLIVIA
Toconao
SIERRA GORDA
SAN PEDRO DE ATACAMA
Salar de Atacama
ARGENTINA
Peine
ANTOFAGASTA
0 10 20 40 km
N

Source: Albemarle, 2020a

Figure 15-4: Regional Communities Near the Salar

A company camp is located in Peine approximately 30 km east of the Salar Plant. The camp consists of 10 houses and 18 modules. The facilities have a capacity of 90 persons. There are also 34 single room modules. A company bus provides transportation from the camp to site and back.

A second camp known as the Chépica Camp is located approximately 2 km to the east of the Salar Plant. The camp has nine buildings with 311 rooms and can house approximately 400 people. A company bus provides transportation from the camp to the site and back.

Approximately 300 people are currently staying at the camp, with a total capacity of approximately 600 people.

Santiago

There are approximately an additional 50 people that work in the corporate offices in Santiago and support the production activities. Santiago is the capital of Chile and the major population center for the country, with a population of approximately 6.8 million in the metro area. Santiago is approximately 1,600 km south of the Salar Plant, traveling through Antofagasta.

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15.2 Facilities

15.2.1 Salar Plant

The Salar Plant located in the mining concession area consists of lithium-rich brine recovery wells, pipeline delivery system to the concentration/evaporation pond systems, and two leaching plants that create a concentrated brine product that is shipped by truck to La Negra for further processing. Additionally, a potassium processing and drying plant creates a co-product: potassium chloride (also commonly referred to as MOP).

Other site facilities include the salt harvest storage areas, fuel storage and fueling systems, electrical substation, electrical delivery and distribution systems, airfield, security guard house, warehouses, change room, dining room, administrative office building, maintenance facilities, operations building, SYIP facilities, and laboratory. Figure 15-5 shows the Salar Plant layout.

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N
W
E
S
Pond Pre-Concentrator #4
Chepica Camp
Pond System
A & B
Pond Pre-Concentrator #2
SYIP
Pond System C
Pond Pre-
Concentrator #5
Pond ´s 9E -10E
Pond system E-F (SYIP)
Administration/Shops/Warehou
se
Power Plant
Salt Storage (Multiple locations)
Potassium Chloride Plant
Airstrip
Pond Pre-Concentrator
#3
Pond ´s 9F -10F
Pond Pre-Concentrator #6
Pond System D
Pond Pre-
Concentrator #1
Pond System #1

Source: Albemarle, 2024

Figure 15-5: Salar Plant Facilities

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15.2.2 La Negra Plant

The La Negra plant purifies the lithium brine from the Salar Plant and converts the brine into Li_2CO_3 and LiCl. Facilities at the site include the boron removal plant, calcium and magnesium removal plant, Li_2CO_3 conversion plants, lithium chloride plant, evaporation sedimentation ponds, and an off-site area where raw materials are warehoused and combined as needed in the processing facilities. Figure 15-6 shows the La Negra plant facilities.

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Tailings Pond 1
Tailings Pond 5
Tailings Pond 2
Tailings Pond 3
Tailings Pond 4 (rebuilt)
Stockpile 1
Stockpile 0
Highway 5
Google Earth
Chloride Plant
Ca & Mg Removal
Boron Removal Plant
La Negra Plant 1
La Negra Plant 2
La Negra Plant 3
"Off-site" Area
Highway 5
Google Earth
1000 ft

Source: SRK, 2020

Figure 15-6: La Negra Plant Facilities

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LiCl Conversion Plant

The LiCl conversion plant consists of a three-level building, service buildings, control room, and supporting equipment buildings. Inside the main building is a system of four reactors with scrubber, a press filter, storage ponds, a distiller and four cooling towers, a crystallizer, a centrifuge, a rotary dryer, and a cooler.

Calcium and Magnesium Removal Plant

The calcium and magnesium removal plant has four reactors for the treatment of calcium and magnesium. In addition, the plant has a clarifier and solid-liquid separation equipment.

Boron Removal Plant

The plant consists of a multilevel process tower, service buildings, control room, maintenance shop, and other minor facilities.

Li_2CO_3 Conversion Plants

The carbonate conversion plant consists of six reactor trains and a serial homogenization reactor, referred to as LAN 1, LAN 2, and LAN 3. For LAN 1, there is a hydrocyclone plus a filter press, and for LAN 2 and LAN 3, there are centrifuges. The plants also include rotary-type drying systems.

Evaporation-Sedimentation Ponds

Five ponds are located on-site for storage of industrial waste (three evaporation and two sedimentation). The ponds cover a total area of 60 ha.

Off-Site Area

The off-site area includes liquid storage ponds, reverse osmosis plant, and preparation reactors.

Dry Area

The dry area of the process facility includes grinding systems, compactors, granulators, and storage silos.

Support Facilities

The support facilities include administrative buildings, cafeterias, container yard, water reservoirs, access roads, smaller sheds, maintenance workshops, and other support facilities.

15.3 Energy

15.3.1 Power

Salar Area

Power is supplied to the Salar Plant area via a 35-km, 23-kV power line to a site substation, both managed by ENGIE (the power supply company). A 13.8-kV distribution line supplies power from the main substation to electrical room SEL-001 that feeds the loads on-site.

There is backup generation available from a central diesel fueled generation plant that previously provided site power prior to installation of the ENGIE powerline. The generating plant is 2.4 megawatts (MW). The generation plan is made up of three Caterpillar C-18 generator sets rated at 508 kilowatts (kW) each and one Caterpillar C-32 with a capacity of 880 kW.

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Approximately 1.7 MW of distributed generation is used on the site, with 70 separate small generators used for the individual well pumps. The individual generator sets range from 16 to 63 kW in size. The largest number of units are either 16 or 24 kW. Finally, there are two 421-kW generator sets located at the Chépica Camp site, bringing the total installed generating capacity (including backup generation) to approximately 4.9 MW.

The primary electricity consumption is in the potassium plant and the SYIP plant, which uses nearly 93% of the total electricity on-site. Annual consumption for the last 2 years averaged just over 8.6 million kilowatt hours (kWh) per year, with projections to around 14.9 million kWh in 2025. Table 15-2 shows the percentage use by load center.

Table 15-2: Salar Plant Electricity Consumption by Load Center

Primary Loads	Percent of Total (%)
Potash plant	49
SYIP	44
Power house	1
Peine	3
Leaching #1 and #3	3
Total	100%

Source: Albemarle, 2024

La Negra

Power is available from the 110-kilovolt-ampere (kVA) Norte Grande Interconnected System (SING) network. Local diesel generation is available as a backup system for critical systems. The total installed load on-site is approximately 30 megavolt-amperes (MVA). Table 15-3 shows the primary loads.

Table 15-3: La Negra Primary Electrical Loads

Primary Loads	Installed Capacity (MVA)
Evaporator terminal	6.50
LAN 3, PF 5.1, PF 5.2, PF 6.1	4.50
LAN 1, two step, PF 3, PF 3.5, central laboratory	4.50
LAN 2, PF 4	4.00
One step 2	2.00
One step, SAS wetting system	2.00
SAS phase thickening/dilution, SX3, north tank farm, brine unloading	2.00
Chloride plant, SX1	1.50
Sodium plant, SX 2	1.00
Cafeteria, administrative offices, contractor facilities, training room, project offices, investigation laboratory	0.50
Truck shop, north guard shack, north dining room	0.15
Water treatment plant	0.075
Hazardous waste storage	0.075
Plant SAS 2	0.63
Corporate building 2	0.05
Cafeteria 2 and new contractor patio	0.50
Total	29.98

Source: Albemarle, 2024

15.3.2 Natural Gas

Salar Plant

The Salar Plant does not use natural gas or propane.

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La Negra Plant

The primary source for processing and heating at La Negra is natural gas. The gas is supplied by pipeline. The primary use is for drying and water heating/steam generation. Table 15-4 summarizes the primary loads.

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Table 15-4: Primary Natural Gas Loads

Location	Equipment	Make	Energy (MBtu/h)		Gas Pressure	Units	Natural Gas Consumption		
			Minimum	Maximum			Minimum	Maximum	Units
Chloride Plant	Direct dryer	Cleaver Brooks	2,041	20,412	200	psi	17	18	Nm^3/h
	Boiler	Maxon	750	1,600			21	45	m^3/h
Plant 1	Hurst water boiler	John Zink Co.	12,320	12,600			349	357	m^3/h
	Terminco Thermopack oil fluid heater	Fulton	0	800			23	28	m^3/h
	Direct dryer 1	S/I	0	7,931				57	m^3/h
	Direct dryer 2	Etchegoyen	0	3,470				25	m^3/h
Plant 2	Water heater	North American	0	46,200	125	psi	330	1308	US gph
	Indirect heater	Cleaver Brooks	3,999	4,000				113	m^3/h
Plant 3/4	Indirect heater	Stelter & Brinck	2,650	11,400	11	psi	71	306	Nm^3/h
Total			21,760	108,413					

Source: Albemarle (modified by SRK), 2020
m3/h: Cubic meters per hour
MBtu/h: Thousand British thermal units per hour
Nm3/h: Normal cubic meters per hour
psi: Pounds per square inch
US gph: United States gallons per hour

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Propane is not used at the La Negra plant, but it is available as a backup fuel source from Antofagasta by tanker truck.

15.3.3 Fuel

Salar Plant

The Salar Plant has fuel storage on-site, including three diesel tanks that are and 64,000, 40,000, and 28,000 L. Diesel is supplied at a rate of 175,000 to 210,000 L per week. Two gasoline tanks with a capacity of 1,000 L each are used for fuel storage on-site and are refilled every 3 to 4 months as needed. Fuel is supplied by a regional supplier. The fuel is delivered to site by over-the-road tanker trucks from Antofagasta.

La Negra Plant

The La Negra site has a 20 m^3 diesel tank and several smaller tanks for backup during power outages.

15.4 Water and Pipelines

Albemarle has water rights granted by the General Water Directorate (Dirección General de Aguas) (DGA) for those wells and spring water where fresh water is extracted, which is used as industrial water for the process. The water rights correspond to the water sources located in Tilopozo (8.5 L/s), Tucucaro (10 L/s), and Peine (5 L/s), with a total right to extract 23.5 L/s (of which the Tilopozo spring water and Tucucaro well are currently authorized, for a total of 16.9 L/s). Water from the Peine well is provided by a 6-inch HDPE pipe to the Peine camp 20,000 m^3 covered storage pond. The Tilopozo spring water discharges into an 8-inch pipe that reports to a 2,000 m^3 post-processing thickening pond. The Tucucaro well feeds a 6-inch pipe that also discharges to the same post-processing thickening pond. It should be noted that no groundwater rights are required for brine extraction wells, as this corresponds to the extraction of a mineral resource. Note that the use of these water rights (up to June 30, 2024) were being discussed in the settlement negotiations regarding the State Defense Council environmental lawsuit.

In La Negra, there are two wells that have water rights granted by the DGA for the extraction of 13 L/s. Well 1 North is permitted at 6 L/s, and Well 2 South is permitted at 7 L/s. Additional water can be supplied by a local water system.

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16 Market Studies

Albemarle retained Fastmarkets to provide them with support in developing reserve price estimates for their lithium business for public reporting purposes. This section covers Albemarle's brine operations and summarizes data from the preliminary market study, as applicable to the estimate of mineral reserves. Although Fastmarkets understands that Albemarle has the ability to produce multiple lithium chemicals at their brine operations, Fastmarkets has limited the market analysis to the primary product (battery grade Li_2CO_3).

The preliminary market study and summary detail contained herein present a forward-looking price forecast for applicable lithium products; this includes forward-looking assumptions around supply and demand. Fastmarkets notes that as with any forward-looking assumptions, the eventual future outcome may deviate significantly from the forward-looking assumptions. The preliminary market study is in accordance with the S-K 1300 requirement for a prefeasibility-level study.

Finally, Fastmarkets also notes that there are secondary products produced from several of the operations. For example, Salar de Atacama produces potash. However, while the potash sales do provide an economic benefit to Albemarle, Fastmarkets' understanding of this product is that its contribution to the revenues for this operation are limited compared to lithium. Therefore, Albemarle has not tasked Fastmarkets with including a market study for this product or any other byproduct from the operations under the rationale this revenue is not material, and a market study is not justified.

16.1 Lithium Market Summary

A summary of the lithium market has been provided to offer context on developments and the basis for Fastmarkets' assessment of price.

Historically, the dominant use of lithium was in ceramics, glasses, and greases; this has been shifting over the last decade as demand for portable energy storage grew. The increasing need for rechargeable batteries in portable consumer devices, such as mobile phones and laptop computers, and lately in EV, saw the share of lithium consumption in batteries rise sharply. Accounting for 40.1% in 2016, battery demand has expanded at 36.6% compound average growth rate (CAGR) each year between 2016 and 2023 and is now responsible for 85.0% of all lithium consumed.

Besides EVs and other electrically powered vehicles (eMobility), lithium-ion batteries (LIB) are starting to find increasing use in ESSs; this is a minor sector for now but is expected to grow quickly to overcome issues like fungibility in renewable energy systems.

As EVs become the established mainstream methods of transport (helped in no small part by government incentives on EVs and forthcoming bans on vehicles with combustion engines), demand for lithium is forecast to rise to several multiples of historic levels.

16.1.1 Lithium Demand

In recent years, the lithium industry has gone through an evolution. The ceramic and glass sectors have lost their dominant position to the growth in mobile electronics and most recently to EVs.

The first mass market car with a hybrid petrol-electric drivetrain was the Toyota Prius, which debuted at the end of 1997; these used batteries based on nickel metal hydride technology and did not require lithium. Commercial, fully electric, LIB-powered vehicles arrived in 2008 with the Tesla Roadster and the Mitsubishi i-MiEV in July 2009. Take up was initially slow. Then, as charging infrastructure was

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built out as more models were developed and as ranges extended, EV sales accelerated. Demand from the eMobility sector, which includes all electrically powered vehicles, has been the driver of overall lithium demand growth in recent years. Fastmarkets estimates that in 2023, total lithium demand was 785,376 t LCE, of which the share for EVs was 68.9%.

Electrically powered vehicles have exhibited exceptional growth over the past decade. Fastmarkets believes that demand for EVs will continue to accelerate in the next decade as they become increasingly affordable and a greater range of models enter the market. Legislation will also force the transition in the mid-term. Additionally, commercial fleet electrification is expected to advance as governments and businesses seek to develop green domestic transportation networks. Figure 16-1 shows EV sales and penetration rates.


120,000
105,000
90,000
75,000
60,000
45,000
30,000
15,000
-
60.0%
50.0%
40.0%
30.0%
20.0%
10.0%
0.0%
2017
2018
2019
2020
2021
2022
2023
2024
2025
2026
2027
2028
2029
2030
2031
2032
2033
2034
Non-electric vehicles
BEV
PHEV
EV Penetration (RHS)

Note: Rates are shown in thousands of vehicles and percentage.

Figure 16-1: EV Sales and Penetration Rates

Further out, the BEV segment will come to dominate the EV sector, as both residential and commercial transport in developed markets increasingly shifts to BEVs and away from hybrids and as developing markets benefit from the deflating BEV prices. The resurgence in popularity of plug-in hybrid electric vehicles (PHEV) in the U.S. and China gives it a longer potential sales period, where its high CAGR rate is driven by its current low sales base.

On the back of EV adoption, lithium demand forecasts are extremely strong. Governments are pursuing zero-carbon agendas, local municipalities are introducing emission charges that accelerate the uptake of EVs, and charging infrastructure in many countries is becoming ubiquitous. The demand picture is augmented by the roll-out of distributed, renewable energy generation, which is greatly benefitted by the need to attach ESSs to smooth over periods when generation is low. Figure 16-2 shows lithium demand in key sectors.

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3,500
3,000
2,500
2,000
1,500
1,000
500
-
2021
2022
2023
2024
2025
2026
2027
2028
2029
2030
2031
2032
2033
2034
BEV
PHEV
Other eMobility
ESS

Note: Values are in thousands of LCE tonnes.

Figure 16-2: Lithium Demand in Key Sectors

Looking forward, Fastmarkets expects demand from eMobility (especially BEVs) to continue to drive lithium demand growth. While traditional and other areas will all continue to add to lithium demand, the significance of the EV sector for the lithium supply-demand balance requires deeper discussion.

However, alternative technologies or societal developments could see different lithium demand. For example, households may choose to share cars instead of owning them. The advent of autonomous vehicles could see the rise of transport as a service, where ride hailing and car sharing become the norms, especially in denser populated areas; this would reduce the global vehicle population. Energy storage and power trains are also developing, with hydrogen fuel cells or sodium-ion batteries, likely contenders for some share of the market.

Demand for lithium from the eMobility sector has continued to increase steadily despite increasingly negative sentiment within the last year. In 2023, 14 million EVs were sold; this is expected to reach 17.5 million in 2024 and increase to almost 24 million in 2025. The continued increase in EV demand and supportive policy should give confidence to car makers, charging infrastructure companies, and vehicle servicing companies that EVs are here to stay, and so some of the last doubts about the viability of owning an EV will be expelled.

Despite recent macroeconomic weakness and negative factors (like ongoing military conflicts), BEV sales growth remains robust but is being more heavily supported by PHEV sales in China and the U.S. than in previous years.

Alongside car-buyers' growing preferences for EVs, looming bans on pure-internal combustion engine (ICE) and then hybrid vehicles are seeing auto makers and their supplies investing heavily to expand EV supply chains. Several auto makers have signaled that they will stop producing ICE vehicles altogether. These items are two clear signals that the future of the auto industry is EVs.

While it has been shown that over the life of a vehicle, EVs are cheaper to run than ICE, the initial cost can be prohibitive. For higher-end vehicles, this cost is manageable in the context of the overall vehicle

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cost. However, for entry level and smaller vehicles, the cost of the battery pack remains a hurdle to BEVs being competitive with ICE cars. General consensus is that US$100/kWh at the pack level is the rough global benchmark for BEVs to reach price parity with ICE vehicles.

Although there are concerns about availability of raw materials and charging infrastructure and the initial cost, in Fastmarkets' opinion, many of these barriers are being eroded.

Besides the cost of EVs relative to ICEs, range anxiety will continue to dissuade the uptake of BEV, particularly in markets where vehicle use is necessary for travel. This anxiety will only diminish as battery ranges increase, charging times diminish, and charging infrastructure improves. Instead, where range anxiety is an issue, PHEV sales will partly compensate.

Fastmarkets expects near- to mid-term growth in the EV market to remain robust. The biggest near-term threats are macroeconomic in nature, rather than EV specific. Fastmarkets' macroeconomic forecast expects the global economy to exhibit somewhat slower growth in 2024 to 2025. The key drivers for this deceleration are high interest rates, a low rate of investment, and slowing Chinese economic growth. The U.S. economic performance continues to outperform Europe because U.S. consumers are more resistant to higher interest rates. The share of consumer spending in the regional economy is significantly greater in the U.S. than in Europe, where the slowdown of industries and investment (along with decelerating Chinese demand) hurt purchasing activity more. The Chinese economy is experiencing slower growth in 2024 than in the rebound year of 2023 but is still growing at a comparably significant rate; however, it is returning to the path of slower growth.

Such an economic outlook will dampen the outlook for new vehicle sales, but while Fastmarkets expects total vehicle sales to be negatively impacted, the bulk of this will be focused on ICEs. EVs, with their reduced running costs and lower duties in some areas, are seen as a way of cutting costs and as being more futureproof. With some original equipment manufacturers cutting the costs of their EVs to grow (or even maintain) market share, EVs are looking more attractive than ICEs.

With government-imposed targets and legislation banning the sale of ICE vehicles, strong growth in EV uptake is expected once the immediate economic challenges are overcome; this, though, does not discount risks to EV uptake: alternative fuels, different battery types, or a shift in car ownership would all reduce EV or LIB demand.

Overall, Fastmarkets' forecast is for EV sales to reach 50 million by 2034; at 56% of global sales, this is an impressive ramp up, but also highlights the room for further growth.

16.1.2 Lithium Supply

Up until 2016, global lithium production was dominated by two deposits: Greenbushes (Australia, hard rock) and the Salar de Atacama (Chile, brine), the latter having two commercial operators (Albemarle and SQM). Livent (formerly FMC Corp) was the third main producer in South America with an operation in Argentina (Salar del Hombre Muerto). Tianqi Lithium and Ganfeng Lithium were the two main Chinese lithium players, growing domestically and overseas, with Tianqi buying a 51% stake in Greenbushes and Ganfeng Lithium developing lithium mining and production facilities in China, as well as investing in mines and brine operations in Australia and South America. In 2016, global lithium supply was about 187,000 t LCE.

Supply increased at a CAGR of 28% between 2016 and 2023 in response to the positive demand outlook from the nascent EV industry. Most of this growth was fueled by Australia, Chile, and China.

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The supply response overshot demand, forcing some producers to place operations on care and maintenance (C&M) between 2018 and 2020. Supply decreased by 7,000 t in 2020 due to production cuts, lower demand, and COVID-19 concerns.

Supply recovered in 2021, increasing by 37% year-on-year and reaching 538,000 t LCE, thanks to post-pandemic stimulus measures and an increasingly positive long-term demand outlook; this resulted in a 437% price increase from the start of the year, which incentivized supply expansions. The strong growth has continued, with supply increasing by 42% and 37% year-on-year in 2022 and 2023, respectively.

In 2023, supply from brine contributed 39%, or about 407,000 t of total LCE supply in 2023. Hard rock contributed 60%, of which spodumene contributed 49%, or about 514,000 t of LCE. Lepidolite contributed 12%, or about 122,000 t of LCE.

In 2023, 94% of global lithium supply came from just four countries: Australia, Chile, Argentina, and China. The remainder of supply came from Zimbabwe, Brazil, Canada, the U.S., and South Africa. Production came from 53 operations, of which 16 were brine, 22 were spodumene, 13 were lepidolite, and two were petalite.

Fastmarkets expects spodumene production to maintain market share because of expansions and new mines in Australia coming online, as well as the emergence of Africa as an important lithium mining region. In 2034, Fastmarkets expects spodumene resources to contribute about 1.36 million tonnes (Mt) LCE (or 48% of total supply) at the expense of brine's share, which Fastmarkets forecasts to drop to 35% (or 1.01 Mt LCE). The successful implementation of DLE technology could also materially affect production from brine resources.

Fastmarkets expects Eastern Asia (China) to be the largest single producer globally in 2034, accounting for 30% of supply, followed by South America with 28% and Australia and New Zealand at 25%.

Expansion in China will cause lepidolite's share of production to increase marginally to 13% (or 361,000 t LCE) in 2034. There is potential upside to other clay minerals supply given the vast resources in the U.S. and the willingness of the Chinese government to expand domestic production.

Supply is adapting in tandem and outpacing demand in the near term. Global mine supply in 2023 was 1,042,869 t LCE. Based on Fastmarkets' view of global lithium projects in development, mine supply is forecast to increase from 1,304,617 in 2024 to 2,854,357 in 2034 (a CAGR of 8%).

This potential growth in supply is restricted to projects that are brownfield expansions of existing projects or greenfield projects that Fastmarkets believes likely to reach production. Such projects are at an advanced stage of development, perhaps with operating demonstration plants and sufficient financing to begin construction. Speculative projects, which are yet to secure funding or have not commissioned a feasibility project, for example, have been excluded until they can demonstrate that there is a reasonable chance that they will progress to their nameplate capacity. Figure 16-3 shows the forecast mine supply.

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3,500
3,000
2,500
2,000
1,500
1,000
500
0
2023
2024f
2025f
2026f
2027f
2028f
2029f
2030f
2031f
2032f
2033f
2034f
Australia
Chile
China
Argentina
USA
Canada
Mali
Others

Note: Values are in thousands of LCE tonnes.

Figure 16-3: Forecast Mine Supply

Within the lithium industry, Fastmarkets has witnessed a stream of new development projects and expansions (incentivized by the high price regime during 2022 and early 2023 and backed by government policy and fiscal).

Supply additions from restarts, expansions, and greenfield projects started in 2023 and have led to rapid supply increases, particularly in China. What caught the market by surprise was the speed at which China's producers responded to the 2021 to 2022 supply tightness. China rapidly developed its domestic lepidolite assets and imported direct shipped ore (DSO) from central Africa. The combination of the planned increases and the more-rapid Chinese response has created an oversupply situation.

The current situation is that some new supply is still being ramped up, while at the same time some high-cost production is being cut. Most of the recent supply restraint has so far come from non-Chinese producers; Fastmarkets expects that trend to continue but is starting to see increasing production restraint in China.

The net result is that there are no nearby concerns about supply shortages, although bouts of restocking could lead to short-term periods of tightness. Over the longer term, there is no room for complacency. Chinese production seems less prone to suffering delays, as shown with the ramp-up of domestic lepidolite and African spodumene projects. But in most cases, new capacity experiences start-up delays (such as issues with gaining permits, as well as labor, know-how, and equipment shortages).

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16.1.3 Lithium Supply-Demand Balance

At current spot lithium salt and spodumene prices, the industry is moving fairly deep into the cost curve; this has been an unwelcome development for miners and processors, particularly ex-Chinese and those looking to bring new projects online.

It is not only weak prices, but also the weaker demand outlook that is causing a broad-based review, with some entities along the supply chain scaling back production and/or rethinking investment plans. Even some low-cost producers have made significant changes, which shows how difficult it must be for those higher-up the cost curve.

The change in investment plans by non-Chinese participants means China's market dominance is set to continue and perhaps expand at the expense on non-Chinese participants; this will have ramifications for those wanting to build supply chains that avoid China.

Fastmarkets expects the emerging trend of reducing capital expenditure and cost reduction through efficiency improvements, changes to strategy, placing capacity on C&M, and delaying or stopping expansion plans to make future supply responses harder. These risks exacerbate future forecast deficits, especially given that the whole market will be much larger, requiring a bigger effort from producers to bring meaningful supply additions online.

However, the low-price situation is not putting off all investors, with some new large-scale projects being pushed forward as new, well-established investors enter the arena, such as Rio Tinto and ExxonMobil. These projects should help tackle the projected future deficits.

The supply restraint and investment cuts taking place now mean that Fastmarkets forecasts the market to swing back into a deficit in 2027. Low prices now delaying many new projects means there is greater risk that supply will fall short of demand in the last few years of the decade and into the early 2030s. Larger deficits from 2032 will be primarily due to less visibility in project development but also the impact of a low-price environment over the next few years not incentivizing the necessary project development to service these forecast deficits. Fastmarkets' supply forecast is based on current visibility on what producers are planning. As it will be impossible to have year-after-year of deficits, producers' plans will change, and how that unfolds will ultimately determine how tight, or not, the market ends up being.

Supply is still growing despite the low-price environment and some production restraint; this has coincided with a period of weaker-than-expected demand growth. Ironically, the industry is still growing healthily; Fastmarkets expects demand growth from EVs to average 25% over the next few years, but this is slower than >40% growth in demand from EVs the market was used to in the early post-COVID years. The high prices in 2021 to 2022 triggered a massive producer response, with some new supply still being ramped up, while at the same time some high-cost production is being cut, mainly by non-Chinese producers.

The combination of weaker-than-expected demand at a time when supply is still rising means the market is likely to be in a supply surplus until 2026. The supply restraint and investment cuts now mean that Fastmarkets forecasts the market to swing back into a deficit earlier than previously expected, with tightness to reappear in 2027 rather than 2028; this could change relatively easily should demand exceed expectations and supply expansion disappoint to the downside. For example, the forecast surplus in 2026 of about 72,000 t LCE is only about 4% of forecast demand in that year. With low prices delaying many new projects, it now means there is greater risk that supply will fall short

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of demand in the last few years of the decade and into the early 2030s. Figure 16-4 shows the lithium supply-demand balance.


Total apparent demand
Balance
Total supply
4,000
3,500
3,000
2,500
2,000
1,500
1,000
500
0
-500
2022
2023
2024f
2025f
2026f
2027f
2028f
2029f
2030f
2031f
2032f
2033f
2034f

Source: Fastmarkets
Note: Values are in thousands of LCE tonnes.

Figure 16-4: Lithium Supply-Demand Balance

16.1.4 Lithium Prices

Lithium prices reacted negatively to the supply increases that started in 2017, with spot prices for battery grade Li_2CO_3, CIF CJK falling from a peak of US$20/kg in early 2018 to a low of US$6.75/kg in the second half of 2020.

Demand recovery and the tightness in supply led to rapid price gains in 2021 and 2022. Spodumene prices peaked in November/December 2022 at more than US$8,000/t, and LiOH and Li_2CO_3 peaked at US$85/kg and US$81/kg, respectively. During this period of surging prices, companies along the supply chain built up inventory to protect themselves from further price rises. The cathode active material (CAM) manufacturers were particularly aggressive at building inventory; this behavior was not just about protecting against rising prices: they were also seeing strong demand for batteries as EV sales were expanding rapidly, and, therefore, they needed higher inventories to cope with potentially another strong year of growth in 2023, which ultimately turned out not to be the case.

Prices decreased from the 2022 peak due to a significant producer response, exacerbated by the fast-tracking of lepidolite production in China and the shipping of DSO material from Africa, aggressive destocking, and weaker-than-expected demand. Spodumene prices fell to US$4,850/t by the end of March 2023 (almost a 40% decline in 3 months). Purchasing strategies did not react quickly enough to the price drop in the early part of 2023, which saw companies continue to purchase material while their sales were falling, and as a result further inventory accumulated. As is common in falling markets, consumers (if they cannot hedge their inventory) tend to destock, which hits demand even harder and thus creates a downward spiral in prices and demand. By the end of 2023, spodumene and Li_2CO_3 prices had fallen by more than 85% and 80%, respectively, since the start of the year.

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The price rebound in 2024 was limited, with Li_2CO_3 prices after the lunar new year reaching US$14.25/kg, compared with a low of US$13.20/kg in March. Since then, prices have been on a downward trend, reaching US$10.61 in September (a fall of 30% since January 2024). The limited rebound and the fact that prices have dropped further to below US$11.00/kg highlight just how weak the market has become. Despite the significant falls, prices are still well above the US$6.75/kg low of 2020.

Fastmarkets is now waiting to see how much further prices need to fall to produce enough production cuts to rebalance the market. Figure 16-5 shows lithium battery material prices.


90
80
70
60
50
40
30
20
10
0
Mar 2018
Sep 2018
Mar 2019
Sep 2019
Mar 2020
Sep 2020
Mar 2021
Sep 2021
Mar 2022
Sep 2022
Mar 2023
Sep 2023
Mar 2024
Sep 2024
Lithium carbonate
Lithium hydroxide

Source: Fastmarkets
Note: Battery grade, spot, CIF CJK, in US$/kg

Figure 16-5: Lithium Battery Material Prices

Fastmarkets' forecast is for hydroxide and carbonate prices to average US$13.00 this year and then drop to US$11.50 to US$12.00 in 2025. As these are annual average prices, this could lead to prices below US$10/kg in 2025. Fastmarkets does not expect prices to fall to levels of the last trough in 2020, mainly for the following three reasons: first, China is still exhibiting relatively strong EV growth, whereas in 2020, EV sales were weak on 2019's subsidy cuts and due to the fallout from COVID; second, inflation has had a big impact on the mining sector over the past few years; and third, ESS is now a major part of the demand growth story.

Fastmarkets forecasts that hydroxide and carbonate prices will average US$22.50/kg and US$22.70/kg, respectively, between 2024 and 2034.

For the purposes of the reserve estimate, Fastmarkets has provided price forecasts out to 2034 for the most utilized market price benchmarks; these are the battery grade carbonate and hydroxide, CIF CJK. Fastmarkets recognizes that Albemarle's current operations are expected to continue for at least

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another 20 years, but due to a lack of visibility and the recent significant changes in the market, prices beyond 2034 are unusually opaque for an industrial commodity.

Post-2034, the continued growth of demand for lithium from EVs and ESS will require a lithium price that continues to incentivize new supply additions, leading to more-balanced markets. The lithium price will need to exceed the production cost for new projects and provide an adequate rate of return on investment to justify development, though this will be helped by an established and accepted EV market, which will support the long-term lithium demand.

Fastmarkets has provided a base, high, and low case price forecast to give an indication of the range of which prices could sit, depending on reasonable assumptions around potential impacts to the base case market balance.

In the base case, Fastmarkets expects prices to be underpinned by the market balance, and given the time it takes for most western producers to bring on new supply, the forecast deficits mean the market is likely to get tighter again towards the end of the decade and to remain tight. As the market gets bigger, the number of new projects needed to keep up with steady growth also increases, which is likely to be a challenge for producers.

The high-case scenario could pan out either if the growth in supply is slower than expected or if demand growth is faster. The former could happen if project development outside of China and Africa continues to suffer from delays because of the low price and if DLE technology takes longer to be commercially available. The latter could happen if the adoption of EVs reaccelerates or if demand for ESS grows faster. However, these would probably lift prices only in the short- and mid-terms, as additional supply capacity would be incentivized and so bring prices back to more-sustainable levels.

The spread between the base case and high-price scenario widens towards 2034, where Fastmarkets has reduced visibility on supply. Fastmarkets believes that prices above US$50/kg would be unsustainable over the long term, especially since more of the market is priced basis market prices and cheaper EVs are needed for mass market adoption.

The low-case scenario could unfold if higher-cost supply remains price inelastic; this is most likely to involve Chinese producers. Alternatively, or possibly in tandem, low prices would be expected if a global recession unfolded. A further downside risk would result from a sharp drop-off in EV sales (e.g., consumers choosing to stick with petrol cars). A breakthrough alternative battery technology could also undermine lithium demand or boost it. A major geopolitical event involving China would also be a huge concern for this market.

Between 2033 and 2043, Fastmarkets expects LiOH and Li_2CO_3 to be at a price parity and average US$27/kg over the period.

Fastmarkets recommends that a real price of US$17.65/kg for Li_2CO_3 battery grade cif CJK and/or $17.00 for technical grade Li_2CO_3 CIF CJK should be utilized by Albemarle for reserve estimation. Recommended prices are on the lower end of Fastmarkets' low-case scenario.

Figure 16-6 presents these long-term prices and scenarios, where 2024 has been assumed to be constant for clearer visualization.

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Lithium hydroxide
Lithium carbonate
Reserve estimate value
80
70
60
50
40
30
20
10
0
$ per kg
High
Low case
2018
2019
2020
2021
2022
2023
2024f
2025f
2026f
2027f
2028f
2029f
2030f
2031f
2032f
2033f
2034f
2035f
2036f
2037f
2038f
2039f
2040f
2041f
2042f
2043f

Note: Battery grade, spot, CIF CJK, in US$/kg, real (2024)

Figure 16-6: Lithium Battery Materials Long-Term Forecast Scenarios

16.2 Product Sales

Table 16-1 and Table 16-2 provide specifications for the technical- and battery grade Li_2CO_3 produced at La Negra.

Table 16-1: Technical grade Li_2CO_3 Specifications

Chemical	Specification	
Li_2CO_3	Minimum	99.00%
Cl	Maximum	0.015%
K	Maximum	0.001%
Na	Maximum	0.084%
Mg	Maximum	0.007%
SO_4	Maximum	0.054%
Iron(III) oxide (Fe_2O_3)	Maximum	0.003%
Ca	Maximum	0.016%
Insoluble matter	Maximum	0.017%
Loss at 550°C	Maximum	0.744%

Source: Albemarle, 2025

Table 16-2: Battery grade Li_2CO_3 Specifications

Chemical	Specification	
Li_2CO_3	Minimum	99.30%
Cl	Maximum	0.015%
K	Maximum	0.001%
Na	Maximum	0.065%
Mg	Maximum	0.007%
SO_4	Maximum	0.050%
Magnetic impurity	Maximum	0.5 ppm
Ca	Maximum	0.016%
Particle size	50% particle size maximum	5.0 microns

Source: Albemarle, 2025

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Table 16-3 presents historic production rates for each of these products, with brine sourced from Salar de Atacama as processed at the La Negra facility.

Table 16-3: Historic La Negra Annual Production Rates

	2015	2016	2017	2018	2019	2020	2021	2022	2023	2024
Technical-grade Li_2CO_3 (t/y)	10,945	10,581	9,822	8,628	5,658	6,829	5,514	10,189	5,515	6,874
Battery-grade Li_2CO_3 (t/y)	13,323	16,573	20,324	27,998	32,874	35,256	35,895	43,419	49,775	64,283
Technical-grade LiCl (t/y)	2,143	1,900	3,209	3,821	1,824	-	-	-	-	-

Source: Albemarle, 2024
Note: 2015 to 2023 data reflect actual production, and 2024 production is an estimate.

Looking forward, Albemarle has recently significantly expanded its production facilities at the Salar, and La Negra 3 is operational and ramping-up. Table 16-4 provides the expected production capacities for each lithium chemical. The ability to run La Negra 3 at full capacity will be dependent on restrictions imposed by the EWP and Albemarle's ability to identify and implement sufficient mitigation plans. Based on current conditions and information available, production is not expected to reach maximum capacity at La Negra due to the restrictions incurred at the Salar.

Table 16-4: Current La Negra Production Capacity by Product

	Current Annual Capacity (t)
Technical grade Li_2CO_3	7,500
Battery grade Li_2CO_3	71,000
Technical grade LiCl	0

Source: Albemarle, 2024

To simplify the analysis for the purposes of this reserve estimate, SRK assumed that all lithium production from the combined Salar de Atacama/La Negra operation is sold as technical grade Li_2CO_3; this is the lowest value product forecast for production and adds a layer of conservatism to the reserve estimate. .

The three lithium products from the Salar de Atacama/La Negra operation are all marketable lithium chemicals that can be sold into the open market. However, Albemarle is an integrated chemical manufacturing company that operates multiple downstream lithium processing facilities. Therefore, a proportion of the production from the Salar de Atacama/La Negra operation is utilized to source product for Albemarle's downstream processing facilities. Table 16-5 presents a breakdown of the volume of Salar de Atacama/La Negra product that is consumed internally for further downstream processing versus sales to third parties.

Table 16-5: 2024 de Atacama Product Consumption

	LCE Production Consumed Internally (t)	LCE Production Sold to Third Parties (t)
Technical grade Li_2CO_3	1,309	7,147
Battery grade Li_2CO_3	2,997	59,714
Technical grade LiCl	0	0

Source: Albemarle 2024

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While a portion of the production may be consumed internally, for the purposes of this reserve estimate, SRK assumed that 100% of the production from the Salar de Atacama/La Negra operation is sold to third parties. Further, as noted above, although Salar de Atacama/La Negra can and do produce higher-value technical grade Li_2CO_3, SRK's assumption for the purpose of this reserve estimate is that all production is sold as the lower-value technical grade Li_2CO_3; this simplifies the assumptions for the estimate and does not materially impact the magnitude of the reserve estimated herein, as the reserve is contract constrained (see Section 16.3.1) and not economically constrained.

16.3 Contracts

As outlined above, the lithium chemicals produced from the Salar de Atacama/La Negra operations are either consumed internally for downstream value-add production or sold to third parties. These sales may be completed in spot transactions, or the chemicals may be utilized to satisfy sales contracts for lithium chemicals held at the consolidated corporate Albemarle level or its affiliates. These contracts are not generally specific to sourcing product from Salar de Atacama/La Negra, although product sourced from other operations would need to be certified to meet customer quality requirements. Therefore, these contracts are not included in this analysis of reserves at Salar de Atacama, and this analysis instead assumes a typical market price.

Salar de Atacama/La Negra sell all lithium products to its foreign related party Albemarle US Inc., where their sales and marketing teams provide instructions about specified locations where Chile should deliver the products. Extraction and sales of lithium and other products are regulated by contracts agreed with the CCHEN and CORFO. Section 16.3.1 summarizes these contracts.

SRK is not aware of any other material contracts for the Salar de Atacama/La Negra operation.

16.3.1 CCHEN and CORFO Agreements

Decree Law No. 2,886 (published on November 14, 1979, and effective January 1, 1979) reserved lithium extraction for the State of Chile. However, the concessions held by Albemarle for the purposes of producing lithium from Salar de Atacama were registered in 1977 and are therefore exempt from this law. Nonetheless, under Law No 16,319 (establishing CCHEN), lithium can only be mined by CCHEN or with prior authorization from CCHEN. Under this law, lithium producers are subject to a production quota that caps total production from the concessions, and Albemarle is subject to such a CCHEN production quota. CCHEN also limits the extraction rate of brine from Salar de Atacama.

In 2016, CCHEN increased the allocated pumping rate for Albemarle at Salar de Atacama from the prior 142 to 442 L/s. As part of the same agreement, the CCHEN production quota was increased from 200,000 t Li (as lithium metal), inclusive of historic production to 540,240 t Li (as lithium metal).

Further, CORFO was the original owner of the concessions in Salar de Atacama from which Albemarle's resources and reserves are derived. A predecessor of Albemarle (Foote Mineral Company) entered into an agreement with CORFO in August 1980 to establish production of lithium and other products from these concessions. From this original contract, Albemarle was limited to a total production quota of 200,000 t Li (as lithium metal) without an expiration date and was not required to pay royalties on lithium production. A 1987 agreement with CORFO establishing production of potassium byproduct salts includes a royalty on the production of this product equal to 3% of the sales price for potassium products. The 1980 agreement for lithium extraction was subsequently amended in 2016 to allow for an increase in the production quota of lithium from these concessions. This

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amendment increased the company's authorized lithium production quota by an additional 262,132 t Li (as lithium metal), of which 204,581 t LME remain (as of June 30, 2024). With approximately 105,455 t LME remaining from the original quota (as of June 30, 2024), the remaining amount from this additional quota results in a total remaining production quota of 310,036 t Li as lithium metal (1.65 Mt LCE). As the CORFO quota has less allowable lithium production than the CCHEN sales quota, SRK used the CORFO quota numbers as the limiting factor on this reserve estimate.

As part of the 2016 amendment to the CORFO agreement, Albemarle agreed to additional conditions around its production of lithium, including the following:

- A quota expiration of January 1, 2044 (i.e., any quota not utilized by this date will be forfeited)
- Albemarle agreed to invest in a third Li_2CO_3 plant in Chile with a production capacity of at least 20,000 to 24,000 t/y battery grade LCE no later than December 31, 2022. If this new battery grade production facility is not in production by December 31, 2022, the new quota will be reduced from 262,132 to 43,132 t LME. In addition, the quota will expire on December 31, 2035 (i.e., any quota not utilized by this date will be forfeited). Albemarle completed the new battery grade production facility (LAN 3) and met the requirements.
- Provides for an additional quota of 34,776 t (as lithium metal) to feed a LiOH plant with production capacity of at least 5,000 t/y should Albemarle construct a LiOH plant in Chile. Note that SRK has not assumed the development of a LiOH plant and therefore has not included this quota in its analysis.
- Establishes royalties or commissions paid to CORFO on every tonne of product sold from Salar de Atacama/La Negra according to the schedule presented in Table 16-6
- Commencing on January 1, 2017, and continuing for approximately 5 years (until 31,559 t LME are produced), Albemarle will pay a commission on the production still remaining under the original quota. Thereafter, Albemarle will no longer pay any commissions on the lithium produced at the original 24,000 Mt carbonate plant, allowing Albemarle to produce the then-remaining tonnes of the original quota on a commission-free basis as per the terms of the original agreement with CORFO.
- If Chile develops a local downstream industry that requires battery grade lithium salts, Albemarle agrees to allocate a portion of its production (up to 25%) of those salts for sale to those local downstream producers at a discounted price (relative to Albemarle's export sales price). To date, development of downstream industry has not occurred, and Albemarle is therefore not selling any production at this discounted rate. SRK has not assumed any future discounted sales associated with this clause in this TRS, as they are not aware of any planned or established downstream development.

- Albemarle will annually pay into a fund that will be used to develop research and development (R&D) to benefit Atacama, the country of Chile, and local industry. This payment is a fixed amount, inflated each year through the expiration of the quota at the end of 2043.
- Albemarle Limitada makes certain commitments to the local communities in Atacama to use in local development projects equal to 3.5% of sales from Chilean production.
- Prohibits the sale of products with low value-add (e.g., raw brine, concentrated brine, and/or refined brine in any degree of concentration)
- Royalty rates on potassium chloride will follow a sliding scale ranging from 3% to 20% of the sales price.

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- Royalty rates on magnesium chloride, bischofite, carnalites, silvenites, and halites are set at 10% of sales.

Table 16-6: CORFO Royalty/Commission Rates

Li_2CO_3		LiOH	
Price Range (US$/t)	Progressive Commission Rate (%)	Price Range (US$/t)	Progressive Commission Rate (%)
0 to 4,000	6.8%	0 to 4,000	6.8%
4,000 to 5,000	8.0%	4,000 to 5,000	8.0%
5,000 to 6,000	10.0%	5,000 to 6,000	10.0%
6,000 to 7,000	17.0%	6,000 to 9,000	17.0%
7,000 to 10,000	25.0%	9,000 to 11,000	25.0%
Over 10,000	40.0%	Over 11,000	40.0%

Source: CORFO, 2024

The royalty/commission rate agreed with CORFO on Albemarle's lithium production (Li_2CO_3 and other salts, excluding LiCl sales) from the combined Salar de Atacama/La Negra operation is calculated on the weighted average of third-party sales (i.e., royalty is calculated based on end-customer price). For the purposes of this reserve estimate, SRK utilized the US$17,000/t price for technical grade Li_2CO_3 forecast in Section 16.1.4 and applied the above royalty formula. Note that while the combined Salar de Atacama/La Negra operation has the capacity to produce approximately 84,000 t (considering LAN 1, LAN 2, and LAN 3), for the purpose of simplifying the reserve modeling, SRK assumed all production is technical grade product. Given Albemarle's production and that the reserve is limited by its production quota and not economic factors, in SRK's opinion, this simplification will not impact the estimation of reserves for the operation.

The 2024 amendment included some adjustments regarding the calculations of the CORFO royalty without changing the above rates and price ranges. The amendment also granted the option of the "New Technologies Quota" and the "Additional Quota", adjusted the preferential price scheme for Specialized Producers (those who develop in Chile added value products from Chilean lithium), and included new audits, among others.

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17 Environmental Studies, Permitting, and Plans, Negotiations, or Agreements with Local Individuals or Groups

This section discusses reasonably available information on environmental, permitting, and social or community factors related to the Salar de Atacama and La Negra operations. Where appropriate, recommendations for additional investigation(s), management actions, or expansion of existing baseline data collection programs are provided.

The section was developed through a desktop review and a site visit, including information provided by Albemarle, and meetings with relevant Albemarle environmental staff. A site visit was conducted to the Salar de Atacama and La Negra operations on August 26 and 27, 2024, respectively.

17.1 Environmental Studies

Baseline studies of environmental conditions, in both operational areas, have been developed since the first permitting efforts were undertaken: 1998 in La Negra and 2000 at Salar de Atacama. The latest environmental baseline studies at La Negra were for the Modification Project La Negra Plant Expansion Phase 3 in 2018, and the latest studies for Salar de Atacama include the environmental impact assessment (estudio de impacto Ambiental) (EIA) for modification and improvement solar evaporation system in 2016. With the ongoing monitoring programs in both locations, environmental studies (such as hydrogeology and biodiversity) are regularly updated.

17.1.1 General Background

La Negra is located in a normal desert climate, characterized by low relative humidity and large variability in daily temperatures. Average annual rainfall is <5 mm, and maximum daily rainfall is 48 mm on a return period of 100 years. Although precipitation is scarce, storm events of considerable magnitude can occur.

There are no perennial streams or drainages in the La Negra area. However, some intermittent or ephemeral drainages occur in the northern area where the process facilities are located. These ephemeral drainages typically only flow following extreme precipitation events.

Salar de Atacama is located in a Marginal High Desert climate. The rainfall regime corresponds to summer rains, and also cyclonic origin rains, although both cases are rare events. Due to the elevation, temperatures are generally colder, with nominal annual temperature fluctuations but larger daily low and high temperature ranges. Relative humidity is very low.

Average rainfall in Salar de Atacama is around 13 mm, with a maximum daily rainfall of 45 mm on the 100-year events. The Albemarle facilities are located entirely inside Salar de Atacama, with few to no discernable surface water drainages, as rainwater quickly infiltrates the highly permeable flat saline crust.

Vegetation and wildlife are scarce at La Negra. La Negra is located within an industrial area which is in saturation conditions for the daily and annual standard of inhalable particulate matter. Although there are no surface water courses, there is an aquifer that could be affected by surface water infiltration from the plant facilities. As such, a water quality monitoring program is in place. Air quality,

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hydrogeology, and water quality have been deemed as key environmental characteristics of the La Negra area and are carried forward for additional discussion below.

The Salar de Atacama basin presents a unique system due to the biodiversity associated with lake and wetland systems that depend on the hydrogeological conditions of the area. There are also indigenous areas and communities in the sector. As such, the key environmental issues at Salar de Atacama include biodiversity, hydrogeology, and socioeconomics, which have been carried forward for additional discussion below.

No cultural inventories of relevance have been registered within the areas of disturbance for either La Negra or Salar de Atacama.

17.1.2 La Negra

Air Quality

As the La Negra plant is located in an industrial area, there are several sources of air pollutant emissions. As noted above, the general area is in saturation conditions for inhalable particulate matter in relation with the Chilean primary daily and annual standards.

For the projects that have been submitted for environmental evaluation at La Negra, the concentrations of inhalable (PM_{10}) and fine particulate matter (particulate matter of 2.5 microns ($PM_{2.5}$)) and combustion gases (CO_x, NO_x, and SO_x) have been modeled, and the conclusions indicate that emissions from the La Negra plant are not significant in relation to the other activities located within the industrial area. Emissions from the La Negra plant are related to vehicle traffic and emissions from fixed sources associated with the plant's processes.

Air quality is monitored at the existing Coviefi, La Negra, and Inacesa stations independent of Albemarle.

Hydrogeology and Water Quality

The La Negra area contains four major hydrogeological units that are composed of alluvial and fluvial deposits of varying ages and represent different types of aquifers. In the upper level, the aquifer is of the semi-confined type, and thick lithologies predominate in it with alternating levels of silts, clays, and saline layers. In the underlying unit, fines predominate in relation to the other units. In the base, the Old Gravel unit presents a high hydraulic conductivity since it is formed mainly by gravelly sands and sandy gravels, and its confinement is defined by the content of fines and the thickness of the superjacent unit in the sector. A lower sedimentary unit (corresponding to the Caleta Coloso Formation and with aquitard characteristics) outcrops mainly to the west of the fault zone and is not represented in the profiles. The aquifer system overlies a more-impermeable unit consisting of slightly fractured rocks of igneous origin belonging to La Negra Formation and Paleozoic granitic rocks.

As a commitment of the environmental approval resolutions, monthly monitoring of an extensive list of physical and chemical parameters was developed, along with piezometric levels in two wells. (Figure 17-1) The monitoring points are:

- La Negra well (Pozo 1), which corresponds to a groundwater exploitation well located at the La Negra plant, in compliance with the resolution of water extraction, RE N°354/1989 of the DGA

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- Inacesa monitoring well (Pozo 4), which is located in the plant of the same name of the cement company of the same name. The well has a large diameter and is a shallow well; it is in intermittent operation.
- Quebrada Carrizo, which corresponds to a surface water sampling location at the confluence of the Carrizo spring with the La Negra creek




356000
358000
360000
362000
364000
366000
368000
7380000
7377000
7374000
7371000
N
Quebrada Carrizo
Pozo 1 La Negra
Pozo 4 Inacesa
0 0.75 1.5 3 4.5 6
Km
Source: Esri, DigitalGlobe, GeoEye, Earthstar Geographics, CNES/Airbus DS, USDA, USGS, AeroGRID, IGN, and the GIS User Community

Source: Albemarle, 2024c. Informe de Seguimiento Ambiental. Monitoreo Mensual de Agua Subterránea y Superficial. Sector La Negra – Mayo 2024. (Environmental Monitoring Report. Monthly Ground Water Monitoring La Negra Area – May 2024)

Figure 17-1: La Negra Water Quality Monitoring Points

No anomalies or exceedances of Chilean regulations were identified. Notwithstanding this (and according to information provided by Albemarle and historical information), elevated concentrations of some parameters have been detected in the past, mainly in the Quebrada Carrizo monitoring point in La Negra Creek, where the groundwater and soils both contain elevated concentrations of several constituents (e.g., arsenic (As), boron, and lithium salts). It has not been established whether these concentrations are the result of Albemarle's operations, third parties' discharges, or natural sources.

An ecological risk report was prepared in February 2024 (Arcadis, 2024) in La Negra Creek with the objective of assessing the existence of ecological risk to biological receptors. The results of the study

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indicate that, in general, the concentrations of alkalinity, boron, calcium, chloride, strontium, lithium, magnesium, nitrate, sodium, and uranium in the surface water and soil of La Negra Creek are above the reference values for the protection of biotic resources. However, the analysis would not necessarily indicate the presence of risk of ecological effects, but rather the need to conduct further research or to evaluate the specific effects for species present in the study area.

17.1.3 Salar de Atacama

Hydrology-Hydrogeology

Salar de Atacama is located in an endorheic basin with elevations ranging between 2,300 and 6,200 masl, covering an area of approximately 17,300 km^2. The area of lowest elevation in the basin corresponds to the Salars (2,300 masl), which have an area of approximately 1,600 km^2. Around the core, there are wetlands and lagoons that cover an area of approximately 1,100 km^2. This area is known as the Marginal Zone. The lagoons are fed by limited surface runoff that reaches them through ephemeral surface drainages and groundwater springs.

There are areas of high sensitivity and ecological value in the Salar de Atacama basin and the area surrounding Albemarle's facilities. These areas are the lagoons located in the Salar's Marginal Zone. These lagoon systems mainly depend on the water contributions mostly coming from the aquifers, which are in turn recharged by the rainfall in the upper part of the basin. These sensitive areas include:

- La Punta-La Brava Lagoon System
- Peine Lagoon System
- Quelana Lagoon System
- Soncor Lagoon System

The Salar de Atacama brine is currently being exploited by two mining companies: SQM (at a rate of 1,700 L/s) and Albemarle (at a rate of 442 L/s). This exploitation lowers brine water levels in the Salar, which are measured in several monitoring locations. As expected, the brine level drawdown is greatest in those areas closest to the extraction wells (reaching several meters in some cases) and decreases as the monitoring points move away.

Freshwater in the basin is also exploited. The largest exploitations are linked to mining activity by companies like Minera Escondida (stopped in 2019) and Zaldívar in the Negrillar and Monturaqui aquifers in the south of the basin and SQM along the eastern edge. Albemarle's freshwater rights represent <1% of the water rights granted in the basin.

Because of the sensitivity of these hydrologic systems, the environmental analysis of the EIA modification and improvement solar evaporation system required the development of a conceptual and numerical hydrogeological model (SGA, 2015a) to evaluate both the direct effects of the Project's brine extraction as well as the cumulative effects with other operations in the area. The results of the modeling effort concluded that the EIA modification and improvement solar evaporation system would not have significant effects on the sensitive areas, even under a non-favorable scenario of reduced recharge over the next 25 years. The model presented in the EIA has been updated, being the last one dated March 2023 (Third Update of the Groundwater Flow Model in the Salar de Atacama RCA 21/2012 (VAI, 2023)).

In general, monitoring data of freshwater aquifer levels indicate that the levels in the system remain within their historical values, allowing for the seasonal fluctuations typical of the Marginal Zone due to

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the seasonal variation of the evaporation rate. However, as previously mentioned, there were two EWP activations from 2023 to 2024 that have implied reduction of the extraction of brine (20% of the approved flow). As a result of these activations of the EWP and the investigation on the causes triggering the EWP, Albemarle requested to the environmental authority the review Albemarle's environmental permit as well as SQM's environmental permit.

Biodiversity

Lagoons, wetlands, and saltwater ecosystems have developed in the lower part of the Salar de Atacama basin, particularly on the margins of the Salar. These ecosystems contain a high degree of biological diversity in relation to their surroundings. These systems are made up of interconnected lagoons that possess unique characteristics and properties.

The systems of La Punta-La Brava and Peine in the south and Aguas de Quelana and Soncor in the east (lagoon systems Soncor, Aguas de Quelana, Peine, La Punta, and La Brava) constitute singular areas, given their importance in reproductive terms, their richness, and proportion of species with conservation challenges, since inside these areas there occur species whose habitat requirements are restricted, presenting a high sensitivity to changes in the environment.

Currently, this area has three types of protection focused on preserving different components of each system. The first is focused on the protection of flamingos and includes the Soncor and Aguas de Quelana lagoon systems; it is established as the Los Flamencos National Reserve managed by the National Forestry Corporation (CONAF), created in 1990. The second is the site protected by the Convention on Wetlands (RAMSAR), which was incorporated in 1996 and corresponds to the area of Soncor, mainly because it is a nesting area for flamingos and migratory species. And finally, the third is Resolution No. 529 of the DGA of the Antofagasta region, which protects 17 wetlands within Salar de Atacama.

In Salar de Atacama, surfaces have been identified as having ecological elements and/or attributes, which could be negatively affected by any threat; these include:

- Presence of biological species in conservation category
- Presence of species with local and/or regional endemism
- Unique components
- Breeding areas of endangered species

Figure 17-2 shows the ecologically important areas according to these criteria. All of the areas associated with the lagoon systems and wetlands of Salar de Atacama are highly vulnerable, as they represent a significant number of sensitive and endemic species, with the presence of breeding areas for threatened species and the presence of sensitive elements, such as the wetlands.

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Legend
Sensitive components
Meadow
Nesting area - Phoenicopteridae
Species by Category
Heleobia atacamensis (Critically endangered)
Liolaemus fabiani (Endangered)
Phoenicopteridae (Vulnerable)
Chroicocephalus serranus (Vulnerable)
Ctenomys fulvus (Vulnerable)
Additional Information
Reference areas
Waterbody
(Wetlands inventory MMA-CEA, 2012)
Roads
Salar limits
Los Flamencos National Reserve Area
Meadows protected by the DGA
Soncor
Quelana
SQM
MOP
Albemarle
Peine
La Punta y La Brava
Tilopozo
B-355
B-379
Proyecto Modificaciones y Mejoramiento del Sistema
de Pozas de Evaporación Solar en el Salar de Atacama
Región de Antofagasta
Áreas de Importancia
Ecológica
Esquicio
Antofagasta
Océano Pacífico
Salar Atacama
Sector
Soncor
Sector
Quelana
Sector
La Punta
y La Brava
Sector
Peine
Sector
Tilopozo

Source: Albemarle, 2024c. Plan de Plan de Seguimiento Ambiental Biótico (Biological Monitoring Plan)

Figure 17-2: Sensitive Ecosystems in Salar de Atacama

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The ecosystems and organisms found in the various wetlands are dependent on the contribution of groundwater that was structured in the Salar de Atacama basin. Therefore, any extraction that generates significant fluctuations in that water supply (particularly in the freshwater-salt aquifer) has the potential to impact these ecosystems and overall biodiversity.

From the point of view of species in conservation status, the mentioned systems present a high degree of sensitivity due to the presence of threatened species (according to the regulations for the classification of wild species Supreme Decree Nº 29/2011 from the Environment Ministry). Such is the case of the aquatic snail Heleobia atacamensis (Critically Endangered), the Yanez's tree iguana (also known as Fabian’s lizard) Liolaemus fabiani (Endangered), the camelid Vicugna (Endangered), and eight species in the Vulnerable category (Lama guanicoe, Ctenomys fulvus, Vultur gryphus, Rhea pennata tarapacensis, Phoenicoparrus andinus, Phoenicopterus chilensis, Phoenicopterus jamesi, and Chroicocephalus serranus).

Albemarle has developed a functional ecological model of the area, from which it has defined a biological environmental monitoring plan. In the monitoring report available for review (winter 2023 to summer 2024), the state of the ecosystem was evaluated during the August 2023 to May 2024 period, considering vegetation, surface of lagoons, and phreatic levels. The results indicate that, in general terms, there is a maintenance of the ecological state, without variations that constitute significant changes, which could be framed in the cycles of historical variation of the Salar ecosystem.

In addition to the biological monitoring plan, a water monitoring plan and an EWP have also been implemented. The details of these plans are discussed in the environmental monitoring section.

Social Issues and Communities

Salar de Atacama is located in the Antofagasta Region, municipality of San Pedro de Atacama, southeast of the city of Calama. Albemarle’s facilities at Salar de Atacama are located within an Indigenous Development Area (ADI) called Atacama La Grande, which has a population belonging to the Atacameña ethnic group.

The economy of the indigenous population is mainly based on primary and secondary economic activities: cattle raising and agriculture (linked to the ancestral uses and customs of the Atacameña ethnic group), tourism, and handicrafts.

In the municipality of San Pedro de Atacama, the most representative organizations are the indigenous organizations, which have been articulated around the ancestral ayllus of the Atacama ethnicity. There are 25 indigenous communities with legal status in San Pedro de Atacama.

Another category of indigenous associativity is that of indigenous associations or groups, which bring together different individuals or communities from different territories to develop areas of common interest.

In general, and according to official surveys, the communities and people who live in the villages (identified as Atacameños) are below the poverty level or slightly above it. However, when making a detailed analysis of the situation in each locality, there is an important impact on the local economy produced by tourism (which provides direct resources in the villages) and, above all, by the mining activity, where the inhabitants of Toconao, Socaire, and Peine (mainly) work as employees.

The town of Peine is located 27 km from the Albemarle facilities and 108 km from the town of San Pedro de Atacama at the southern end of Salar de Atacama. Peine is a town that works as a residential site and as an agricultural production area.

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SRK Consulting (U.S.), Inc. SEC Technical Report Summary – Salar de Atacama Page 232 SalardeAtacama_SECUpdate_Report_USPR001976_Rev02.docx February 2025 The Salar de Atacama area is also a relevant sector for tourism and is part of the Zone of Tourist Interest (ZOIT) San Pedro de Atacama Area - El Tatio Geothermal Basin. Albemarle maintains agreements and relationships with the Council of Atacameños Peoples and 18 indigenous communities in the area. Considering the presence of indigenous communities in the area, the development projects (that are submitted into the environmental impact assessment system) may require the development of an Indigenous Consultation Process according to Chilean legislation and regulation. Known Environmental Issues Any requirement of a brine extraction greater than the one approved (442 L/s) has an uncertain approval success, considering the multi-user conditions in Salar de Atacama, the sensitivity of the ecosystem, and the synergistic impacts on this ecosystem which concern the environmental and water authorities. To prevent any unforeseen potential risk, the EWP could be activated because of the exceedance of an established threshold, which could result in the reduction of the amount of brine authorized for extraction. During 2023 until July 2024, there were two activations of the EWP that implied a reduction of 60 L/s (20%) in the brine exploitation. In 2022, Albemarle Limitada was sued for environmental damage by the Chilean State Defense Council (Consejo de Defensa del Estado), together with two other copper mining companies. The lawsuit sought to remedy an alleged damaged caused to a wetland area in Salar the Atacama caused by water extraction. However, this lawsuit does not jeopardize Albemarle's capacity to extract the lithium resources or reserves of Salar de Atacama. Up to June 2024, a settlement was being negotiated. In March 2022, the Superintendence of the Environment filed charges against Albemarle Limitada alleging non-compliance with conditions, standards, and measures established in the Environmental Qualification Resolution No. 21/2016. Albemarle filed a statement of defense against this accusation in April 2022, along with information that was requested by the authority. This process is still open, and on November 18, 2024, the Superintendence of Environment requested additional information to Albemarle. Neither litigation is expected to impact Albemarle’s capacity to extract the lithium resources or reserves of Salar de Atacama. In May 2024, Albemarle requested the environmental authority to review Albemarle’s and SQM’s environmental permits due to a report that has concluded that there is a variable evolving differently than was predicted. This procedure aims to determine measures to tackle any adverse effect in the environment due to the described evolution. As of the date of this report, the environmental authority has not made a decision on the admissibility of Ablemarle’s request. Environmental Management Planning The environmental management of the operations in La Negra and Salar de Atacama are developed according to their environmental commitments that have emerged from the projects evaluated and approved by the environmental authority (SEA) and supervised by the Environmental Superintendence (SMA). SRK Consulting (U.S.), Inc. SEC Technical Report Summary – Salar de Atacama Page 233 SalardeAtacama_SECUpdate_Report_USPR001976_Rev02.docx February 2025 Chilean environmental legislation does not consider additional environmental management plans, with the exception of hazardous waste management plans (required by the health authority) for operations that annually generate more than 12 t of hazardous industrial waste. According to each operation and their environmental commitments, the following are the management plans for La Negra and Salar de Atacama facilities: • La Negra: o Water quality monitoring plan o Emergency and contingency prevention plan o Hazardous waste management plan • Salar de Atacama: o Biodiversity monitoring plan o Environmental water monitoring plan o EWP o Emergency and contingency prevention plan o Hazardous waste management plan The following sections summarize the main environmental management issues for the La Negra and Salar de Atacama facilities. 17.1.4 Tailing Disposal Although Albemarle's operation does not have tailings per se, it does generate liquid waste at La Negra, which is managed as follows. The process at the La Negra plant (up to Phase 2) collects solid/liquid waste together (in a wet state) in the existing system of evaporation and sedimentation ponds. Phase 3 considers a waste disposal system that includes the segregation of liquid and solid waste. The solid waste is stored as low moisture solids (collection sites), and the liquid waste is treated as recovery waste to be recycled to the plant using the La Negra evaporation and sedimentation ponds system. The Li2CO3 plant generates liquid waste, mainly from the SX process. The operation incorporates technology to reuse the mother liquor and thus optimize the use of process water and in turn recover lithium. The water generated in the different stages of the process, including the solutions coming from the cleaning of equipment (HCl or H2SO4), is taken to the thermal evaporator and then returned to the process for reuse. The mother liquor is sent to the thermal evaporation plant or to the solar evaporation system. From the thermal system, a high-purity water stream (condensate) is recovered for recycling into the process. The byproducts of the thermal evaporation plant are NaCl (salt) and a weak LiCl brine stream that is recycled to the process. In the solar evaporation system, the water is evaporated by solar radiation, and the byproduct salt is precipitated and accumulated in ponds. The process of brine concentration by means of solar evaporation ponds generates the precipitation of waste salts that are extracted from the ponds and are currently accumulated in stockpiles (see the waste discussion). The evaporation/sedimentation ponds are lined with a low-permeability PVC geomembrane. The operation at La Negra has a system of trenches to monitor infiltration. In the event that infiltration is detected (either due to an increase in the piezometric level or changes in the chemical quality of the SRK Consulting (U.S.), Inc. SEC Technical Report Summary – Salar de Atacama Page 234 SalardeAtacama_SECUpdate_Report_USPR001976_Rev02.docx February 2025 water attributable to such infiltration), these are captured by the wells, and the relevant studies will be carried out. At the same time, the possible point of infiltration from the pond will be located to conduct repairs (as needed). 17.1.5 Waste Management La Negra Process Reagents The chemical reagents used at Salar de Atacama include HCl, methyl iso-butyl carbonyl (foaming agent), Crisamine (collector), and Cricell (depressant). These reagents are stored in warehouses authorized by the health service that comply with the conditions established in the legislation applicable to hazardous substances, where applicable. Fuels Salar de Atacama maintains a plant fuel supply (operated by an authorized outside company) that consists of a tank, which complies with the regulations for the storage of liquid fuels for self- consumption (Supreme Decree Nº 379/86 of the Ministry of Economy) and is authorized by the Superintendence of Fuels. Disposal of Non-Hazardous and Hazardous Waste Domestic solid waste is temporarily stored at a site authorized by the health service and transferred for final disposal outside the facilities to an authorized landfill in the region. Non-hazardous waste is segregated at its source and disposed of in a yard (salvage yard) authorized by the health service. From here, waste is disposed of in authorized locations or reused. Hazardous industrial waste (which includes mainly vehicle batteries, oil filters, rags contaminated with grease and oil, waste oils, paints, and contaminated personal protective equipment (PPE), among others) are temporarily disposed of in a warehouse authorized by the health service and then transported to authorized off-site disposal sites. Residual Salts The process of brine concentration by means of solar evaporation ponds generates the precipitation of waste salts that remain in the ponds. The process generates three types of solid salt wastes: • Calcium and magnesium carbonates and hydroxides from the brine purification stage • Calcium/sodium borates from the boron precipitation (removal) process • NaCl from the thermal evaporation system Salar de Atacama Process Reagents The chemical reagents used at Salar de Atacama include HCl, methyl iso-butyl carbonyl (foaming agent), Crisamine (collector), and Cricell (depressant). These chemicals are stored in warehouses authorized by the health service that comply with the conditions established in the legislation applicable to hazardous substances, where applicable. Fuels Salar de Atacama maintains a plant fuel supply (operated by an authorized outside company) that consists of a tank, which complies with the regulations for the storage of liquid fuels for self- SRK Consulting (U.S.), Inc. SEC Technical Report Summary – Salar de Atacama Page 235 SalardeAtacama_SECUpdate_Report_USPR001976_Rev02.docx February 2025 consumption (Supreme Decree Nº 379/86 of the Ministry of Economy) and is authorized by the Superintendence of Fuels. Disposal of Non-Hazardous and Hazardous Waste Domestic solid waste is temporarily stored on-site at a location authorized by the health service and later transferred off-site to an authorized landfill in the region for final disposal. Non-hazardous waste is segregated at its source and disposed of in a yard (salvage yard) authorized by the health service. From here, waste is disposed of in authorized locations or reused. Hazardous industrial waste (consisting of mainly vehicle batteries, oil filters, rags contaminated with grease and oil, used oils, paints, and contaminated PPE, among others) are temporarily stored in a warehouse authorized by the health service and then transported to authorized final disposal sites. Residual Salts At Salar de Atacama, brine is extracted from wells, and the brine concentration process is through solar evaporation ponds, where the precipitation of waste salts is generated. These waste salts are excavated from the ponds and deposited in stockpiles. As the LiCl solution is concentrated, different salts precipitate in each pond, among which include halite, bischofite, carnallite, and sylvite. The latter is entered into the potash plant to produce KCl and carnallite. Once the brine is concentrated at 6% Li, the brine is sent to the La Negra plant. 17.1.6 Water Management La Negra The industrial water used in the operation comes from water acquired from third parties and (to a lesser extent) from two existing wells at the facilities with water rights for up to 6 L/s for one and 7 L/s for the other. At La Negra, the brine from Salar de Atacama is purified for the extraction of lithium. All solutions are evaporated and/or recirculated to the process. Stormwater runoff, though infrequent, is managed through a series of diversion channels around the plant, ponds, and stockpiles areas. Salar de Atacama The freshwater used in the process at Salar de Atacama is extracted from spring water in Tilopozo and wells in Tucucaro and Peine, with a total water right granted by the DGA of 23.5 L/s. Currently, 16.9 L/s are being consumed in the process. It should be noted that this amount is considering that the EWP of the Aquifer Sector is not activated in its single phase, since in case of activation, only a maximum instantaneous flow of 10.9 L/s can be extracted as a sum of the points Veriente Pozo and Pozo Tucucaro. Albemarle exploits brine from Salar de Atacama by means of extraction wells, with an authorized exploitation extraction rate of 442 L/s. As noted above, the extraction of brine and freshwater by Albemarle and other companies in the basin has the potential to cause groundwater levels to drop, which could impact lagoon and wetland systems of high ecological value. Albemarle has an environmental water monitoring plan (EWMP), a biodiversity monitoring plan, and an EWP, oriented to follow up on critical variables and prevent unexpected effects on these systems that are being monitored. These plans are described in the monitoring section.

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17.1.7 Monitoring

La Negra

The monitoring at La Negra is related with the commitments from the main environmental approvals (RCA Nº46/1999 and RCA Nº 279/17). There is an eight-point monitoring program: seven for underground water and one for surface water. For RCA Nº46/1999, monitoring points are La Negra well, Well Nº4 of INACESA, and a spring in Carrizo drainage. Five new wells were added to the monitoring program with three of the five having already been implemented, with the objective of monitoring eventual infiltrations from the ponds. Table 17-1 presents the parameters measured at these monitoring points.

Table 17-1: La Negra Water Monitoring Parameters

Parameters	Number of Monitoring Points	Frequency
In situ parameters		
Water level	8	Monthly
pH (s.u.)		
EC		
Temperature[1]		
In laboratory		
pH[1]	8[1]	Monthly
EC		
TDS		
Density[1]		
Total alkalinity[1] (reported expressed as CO_3)		
Chlorine (Cl) dissolved		
SO_4 dissolved [1]		
Bicarbonate (HCO_3) dissolved		
Nitrate (NO_3) dissolved		
Ca total[1] and dissolved		
Na total[1] and dissolved		
Mg total[1] and dissolved		
K total[1] and dissolved		
Li total[1]		
B total[1]		
Sr total		
Fe total		
Iron(III)[1] (expressed as Fe_2O_3)		

Source: Albemarle, 2020c
[1]Parameters were measured for the sample points associated to RCA 46/1999.

Salar de Atacama

EWMP

At Salar de Atacama, an EWMP has been implemented that includes meteorological, hydrological, and hydrogeological data from the Salar de Atacama core, its eastern and southern edges, and the Marginal Zone, where the Soncor, Aguas de Quelana, Peine, and La Punta-La Brava lagoon systems are located. These data are used to update the numerical model developed to evaluate the behavior and cumulative effects of the different brine and freshwater extraction projects that coexist in the Salar de Atacama area.

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Monitoring is carried out in four sectors, determined according to their hydrological and hydrogeological characteristics:

- La Punta-La Brava areas
- Peine area
- North and east sides of Salar de Atacama
- Salar de Atacama area

Table 17-2 presents a summary of the environmental variables and parameters.

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Table 17-2: Salar de Atacama Environmental Monitoring Points

Environment Component	Environment Variable	Parameters	Number of Measurements	Frequency
Climate and meteorology	Meteorological variables	Daily precipitation (mm), atmospheric temperature (ºC), evaporation (mm), and atmospheric pressure (millibars (mbar))	1	Diary (continuous)
Hydrology	Surface covered by lagoons	Area of lagoon systems (m^2)	4	Biannual
	Limnimetric level of the lagoons	Water level (masl)	20	Monthly
	Surface flow rate	Flow rate (L/s)	6	Quarterly
Hydrogeology	Evapotranspiration	Evaporation rate (mm/day)	22	Quarterly
	Phreatic levels in brine and freshwater	Depth level (masl)	125	Monthly
	Saline interface position	Electrical conductivity (microsiemens per centimeter (µS/cm)) versus depth (masl)	13	Quarterly
	Brine and freshwater pumped flow	Brine flow rate (L/s)	74	Monthly
		Industrial water flow rate (L/s)	3	Monthly
Water quality	Chemical quality of surface and groundwater	Physical parameters in situ: pH, EC, temperature, TDS, and dissolved oxygen (DO) Laboratory physical-chemical parameters: pH, EC, TDS, and density Major elements: Cl, SO_4, HCO_3, NO_3, Ca, Mg, Na, and K Minor elements and dissolved traces: B, Li, Sr Minor elements and total traces: aluminum (Al), As, B, Fe, Li, silicon (Si), Sr	40	Quarterly

Source: Albemarle, 2020b; answers for internal audit by SRK

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The results database of the water environmental monitoring plan is submitted to the SMA on a quarterly basis, and a consolidated report is delivered annually. In addition, data on brine and freshwater extraction rates are reported online.

EWP

The operation has an EWP whose objective is to timely detect any deviation from baseline conditions. The plan includes status indicators and activation levels or thresholds at specific points, from which measures are activated to mitigate potential impacts.

The EWP is focused on the prevention and control drops in groundwater levels in Salar de Atacama (brine levels) in points located in front of the Peine and La Punta-La Brava lagoon systems, as well as in the areas that feed these systems located in the Marginal Zone. The plan also considers the adoption of preventive measures in relation to the activation of some of the phases foreseen by SQM's EWP in the brine level control points in the front of the Soncor and Aguas de Quelana systems, where the cumulative effects of the different existing extractions have to be evaluated if a threshold is exceeded. For this purpose, a specific tool to verify the cumulative effect has been defined to validate the overlapping effects on the levels of the basin, considering the extraction of all the operators in the basin.

The execution of the EWMP, together with the actions or preventive measures included in the EWP and the activation of the cumulative effect tool, are used to monitor and mitigate any groundwater level issues in the Salar de Atacama basin and, more importantly, any effect beyond that which has already been predicted through hydrogeological modeling strictly and decisively.

Biodiversity Environmental Monitoring Plan

The biodiversity environmental monitoring plan (PMB) aims at early detection of any changes in the ecological status in the area of influence of the operation as a result of local, regional, and/or global phenomena. The PMB includes monitoring in the following areas:

- La Punta and La Brava System, including La Punta and La Brava lagoons
- Peine System, including Salada, Saladita, and Interna lagoons
- Tilopozo System, formed by the Tilopozo wetlands
- The plan also includes two areas located in the north and east zones of Salar de Atacama for which lagoon surface areas and flora are monitored:
  - Soncor system, including Barros Negros and Chaxa lagoons
  - Quelana and Aguas de Quelana (both located in the Los Flamencos National Reserve)

Table 17-3 summarizes the parameters and frequency for each of the monitoring points in the PMB.

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SEC Technical Report Summary – Salar de Atacama Page 240 SalardeAtacama_SECUpdate_Report_USPR001976_Rev02.docx February 2025 Table 17-3: Salar de Atacama Biodiversity Monitoring Plan Component Sub-Component Frequency General Variables Number of Points Biota Terrestrial flora Biannual Species composition and coverage 31 Terrestrial vegetation Biannual/ annual Distribution and coverage of azonal vegetation 59 Wildlife Biannual Composition, richness, and abundance 25 Aquatic flora and fauna Biannual Composition, richness, and abundance 14 Microbial mats Biannual Characterization/presence of evaporites and microbialites 16 Soil Substrate Biannual Physics and chemistry 14 Sediment Biannual Physics and chemistry 14 Water Water quality Biannual Physics and chemistry 14 Lagoons Biannual Phreatic level lagoons 5 Lagoons Biannual Surface of water bodies - Source: Albemarle, 2020b (Respuestas para auditoría interna realizada por SRK Consulting) Monitoring is conducted on a semi-annual basis (winter and summer), except for active vegetation coverage (according to the normalized difference vegetation index (NDVI) index estimation), which is annual and must be done in post-rain periods, typically after the Altiplanic Winter. With respect to lagoon coverage, the surveys are carried out in the months of August (together with the winter field survey) and December (summer analysis). A report of each winter and summer survey and an annual report are sent to SMA. 17.1.8 Air Quality Based on atmospheric emissions studies conducted for various Albemarle projects, the contributions of the La Negra plant to the total emissions in the area are low in proportion to the other industrial activities. The environmental management measures to minimize air emissions from the operation at La Negra include: • Dust collectors in the equipment of Planta La Negra • Paving of access road (7 km) to the stockpile area • Installation of bischofite in interior roads • Waterproofing of salt collection sites and ponds • Transfer of residual salt in trucks • Transfer of the final product in airtight containers • Transfer of brine in watertight cistern trucks • Paving of 1,002 m of streets in the Project's area of influence An isokinetic measurement for PM10 is performed annually by means of the CH-5 method in at least five emission control equipment per year (four from the Li2CO3 recovery section and one from the soda ash preparation section), alternating until completing the 15-equipment measurement and continuing with the cycle. 17.1.9 Human Health and Safety Albemarle has an occupational health and safety management system. The framework of this system was taken from the system manual, applicable to the plant at Salar de Atacama. The Salar Plant has a safety department and a joint hygiene and safety committee in accordance with the regulations for mining and safety in Chile. Albemarle also has an integrated management policy for quality, SRK Consulting (U.S.), Inc. SEC Technical Report Summary – Salar de Atacama Page 241 SalardeAtacama_SECUpdate_Report_USPR001976_Rev02.docx February 2025 environment, safety, and occupational health and sustainability. The system includes an annual audit to verify compliance with the regulations associated with the relevant occupational health and safety regulations and includes the following preventive management tools: • Safety meetings • Inspections and planned observations • Safe work permit • Safe work analysis • Executive monthly report from the safety department • Hazard identification and risk assessment • Emergency plan Albemarle has an annual risk management program for its contractors and subcontractors, in which all elements of the management system are applied and monitored, including a program for the accreditation of contractors and subcontractors. 17.2 Project Permitting 17.2.1 Environmental Permits SCL began operating in Salar de Atacama in 1981 when there was no environmental legislation in Chile. It was not until 1998 that SCL’s projects were submitted to the Chilean environmental evaluation system with the facilities in La Negra and in 2000 for the facilities in Salar de Atacama. In 2012, SCL became Rockwood Lithium, which was acquired by Albemarle Corporation 3 years later (2015). The environmentally approved operation includes a brine extraction of 442 L/s, the production of 250,000 m3/y of brine concentrated in solar evaporation ponds with an approximate surface area of 1,043 ha, for a production of 94,000 t/y LCE. Brine extraction is authorized until 2041. Any modification of the production and/or extraction, or to any approved conditions, will require a new environmental permit. Table 17-4 presents the subsequent environmental approvals at La Negra and Salar de Atacama. The table also provides information about the instrument submitted to the Chilean Environmental Impact System (SEIA). According to Chilean legislation, an EIA is required to be submitted by the proponent for new projects or project modifications where significant environmental impacts are expected to occur and where specific measures for impact avoidance, mitigation, and/or compensation will need to be agreed upon. Alternatively, a DIA is required to be submitted by the proponent for projects or project modifications that are significant enough to warrant environmental review but which are not expected to result in significant environmental impacts, as these are defined legally. A relevance consultation (consulta de pertinencia) must be submitted when the project proponent has doubts or needs clarification on whether a project, activity, or modification must submit to the SEIA. SRK Consulting (U.S.), Inc. SEC Technical Report Summary – Salar de Atacama Page 242 SalardeAtacama_SECUpdate_Report_USPR001976_Rev02.docx February 2025 Table 17-4: Albemarle Projects in the Antofagasta Region with Environmental License Project Name Instrument Location Legal Approval Description LiCl plant EIA La Negra RCA N° 024/1998 Diversification of the product portfolio offered to the market through the production of anhydrous LiCl, with a production of 3,628 t/y LiCl LiCl plant modification DIA La Negra RCA N° 046/1999 Change of the raw materials (Li2CO3 and LiOH) that feed the LiCl plant to refined brine and purified Li2CO3 to reduce the consumption of both HCl and LiOH Construction of solar evaporation ponds DIA Salar de Atacama RCA N° 092/2000 Construction of 10 additional wells to the 17 already existing wells, comprising a total area of 680,000 m2. The Project will allow for an increase in brine production from 60,000 to 80,000 t/y due to the increase of brines treated because of the expansion of the well system, with a total extraction flow of 113 L/s distributed in 12 pumping wells. Monitoring commitments were established. Conversion to natural gas DIA La Negra RCA N° 200/2000 Change of the supply of the La Negra plant from diesel to natural gas by pipeline connection Modifications related to the monitoring of lake systems and the construction of solar evaporation ponds project Consulta de Pertinencia Salar de Atacama Extent Resolution Nº 165/2003 Resolves that the modifications related to the monitoring of lake systems and the construction of solar evaporation ponds project is not a change of consideration and does not require entering the EIA system Modification of the construction of solar evaporation ponds project DIA Salar de Atacama RCA N° 3132/2006 The 80,000 m3 brine production was not achieved, so three wells are added to complete two systems of 15 wells each, adding an area of 37 ha and additional brine extraction of 29 L/s, reaching a total of 142 L/s. Monitoring commitments were established. Modification and improvements of the operations of La Negra plant, Phase 1 DIA La Negra RCA N° 264/2008 Consider the regularization of the increase in the production capacity of the Li2CO3 plant from 45 to 53 million pounds/year and the construction of five sedimentation and evaporation ponds with a capacity of 1,330,000 m3 for the disposal of liquid and solid waste. Use new technologies for process automation. Construction and habilitation of a pre-concentrator pond Consulta de Pertinencia Salar de Atacama Extent Resolution Nº 373/2008 Resolves that the Project presented for the construction and habilitation of a pre-concentrator pond and modification of the construction of solar evaporation ponds and modification to the construction of evaporation ponds projects do not require entering the EIA system of the Regional Environmental Commission, Antofagasta Region Expansion of La Negra LiCl plant, Phase 2 DIA La Negra RCA N° 236/2012 Increase in the production capacity of the Li2CO3 plant from 53 million pounds per year authorized to reach 100 million pounds per year through the expansion and improvement of the processes of the La Negra plant. Recovery of lithium brine from the decanting ponds Consulta de Pertinencia Salar de Atacama Extent Resolution Nº 316/2012 Resolves that the submitted project recovery of lithium brine from the decanting ponds project does not constitute a change of consideration and does not require entering the EIA system Potash plant, Rockwood Litio Ltda. DIA Salar de Atacama RCA N° 0403/2013 Operation of the dryer and the construction and operation of a granulation plant, both of which will form part of the process to obtain the KCl product Removal of nitrate from LiCl brine, La Negra plant Consulta de Pertinencia La Negra Extent Resolution Nº 400/2013 Considers standardizing the removal of nitrate from LiCl brine by incorporating a second stage of SX from refined brine following the boron extraction process, using tributyl phosphate (TBP) as the extractant and a solvent (both of which are confined to a closed system) to be subsequently recirculated to the extraction process Research drilling in the southwest of Salar de Atacama Consulta de Pertinencia Salar de Atacama Extent Resolution Nº 614/2013 Drilling of research wells in the protected area, specifically in the aquifer that feeds the wetlands of the southern sector of Salar de Atacama Research drilling in the southern sector of the nucleus of Salar de Atacama Consulta de Pertinencia Salar de Atacama Extent Resolution Nº 422/2014 Resolves that the presented research drilling in the southern sector of the nucleus of the Salar de Atacama project does not constitute a change of consideration and should not enter the EIA system Research drilling in the Salar de Atacama core area Consulta de Pertinencia Salar de Atacama Extent Resolution Nº 673/2014 Drilling of research wells and observation wells or piezometers in the Salar de Atacama core area, in addition to the execution of pumping tests to determine the hydraulic properties of the medium Use of weak brine from Planta La Negra in process Planta el Salar process Consulta de Pertinencia Salar de Atacama and La Negra Extent Resolution Nº 673/2014 Re-use of 8,030 m3/m of the supernatant of the solution arranged in the evaporation pond of the La Negra plant towards the productive process of the Salar de Atacama Plant, to be reincorporated in the existing system of solar evaporation ponds. In this way, this brine is concentrated up to 6% Li, which will be sent to the La Negra plant to be used in the process. Modification and improvement of solar evaporation ponds system EIA Salar de Atacama RCA N° 021/2016 Considers the increase of the brine extraction flow rate to 300 L/s (for a total of 442 L/s), pumping of 16.9 L/s of water from the Tucucaro and Tilopozo wells, the construction of two well systems and four pre-concentration wells. The Project has a useful life of 25 years. Includes the construction of new solar evaporation surfaces. The Project considers increasing the current 326 ha by 510 ha, to reach a total area of 836 ha. Monitoring and an early monitoring plan were committed. The operation of this project started on September 28, 2016. Phase 3 La Negra plant expansion DIA La Negra and Salar de Atacama RCA N° 0279/2017 Increases the production capacity of the Li2CO3 Plant located in La Negra from 45,300 t/y to reach a production of 88,000 t/y of Li2CO3, maintaining the production capacity of 4,500 t/y LiCl (equivalent to 6,000 t/y LCE), thus achieving a total production of 94,000 t/y LCE. To achieve this increase in production, modifications are required in the La Negra and Salar de Atacama Plants. The changes in Salar de Atacama are a new pre-concentrator and a new system of evaporator wells, which will allow a production of 250,000 m3/y of concentrated lithium brine at 6% without modifying the amount of brine extraction authorized from Salar de Atacama (442 L/s). Twelve new salt collection sites, which will allow the precipitated salts of the current evaporation pool systems and the new evaporation pool system (System N° 5) to be disposed of. Optimizing efficiency and sustainability of lithium recovery at Salar de Atacama plant Consulta de Pertinencia Salar de Atacama Extent Resolution N° 052/2018 Introduces improvements in the process of obtaining concentrated brine through the bischofite and lithium carnallite treatment processes to improve efficiency in the recovery of lithium from 55% to approximately 67% Modifications to Phase 3 La Negra plant expansion Consulta de Pertinencia La Negra Extent Resolution N° 89/2018 Makes modifications in the Li2CO3 processing lines and related services with the aim of achieving the authorized processing capacity Exploration campaign for A2 area and the polygon southeast of Salar de Atacama Consulta de Pertinencia Salar de Atacama Extent Resolution N° 113/2018 Well drilling and pumping tests for exploration and geotechnical and hydrogeological knowledge of the surrounding areas of the exploitation areas Albemarle camp, Planta Salar de Atacama Consulta de Pertinencia Salar de Atacama Extent Resolution N° 158/2018 Installation of a new camp to serve a total population of 600 people in two phases Deepening of brine extraction wells in Salar de Atacama Consulta de Pertinencia Salar de Atacama Extent Resolution N° 947/2018 Pumping of 120 L/s of brine authorized in zone A1 up to a depth of 200 m for a period of 5 years Modification of the Phase 3 La Negra plant expansion project DIA La Negra RCA N° N° 077/2019 Incorporation of new equipment in La Negra for operational improvement and to reach the approved production; regularization and modification of the contour channel Expansion of the Salar de Atacama water monitoring network Consulta de Pertinencia Salar de Atacama Extent Resolution N° 323/2019 Construction of 16 boreholes to obtain information on freshwater-salt water levels to better understand the hydrogeological behavior in some sensitive sectors where there is insufficient information Deep well pumping letter Consulta de Pertinencia Salar de Atacama Exempt Resolution 2202299101134 Allows pumping 120 L/s up to 200 m deep from zone A1 until the end of the operation Reinjection pilot test in the Salar Consulta de Pertinencia Salar de Atacama Exempt Resolution 202302101102 Implement a pilot test of pumping and re-injection of 20 L/s of brine for a period of no more than 6 months in the core of Salar de Atacama (either gravity or pressure), outside the protected aquifer, and within zone A3 on Albemarle’s mining property. Source: Prepared by SRK based on information from Albemarle projects submitted into the Chilean Environmental Impact Assessment System, available at www.sea.gob.cl SRK Consulting (U.S.), Inc. SEC Technical Report Summary – Salar de Atacama Page 243 SalardeAtacama_SECUpdate_Report_USPR001976_Rev02.docx February 2025 Increased brine extraction over what has already been approved (442 L/s) is currently not being considered. Continued pumping of the deep wells was allowed for the LoM without the need for preparation or submittal of an EIA. To follow the compliance with applicable regulations and the obligations established in the environmental approvals of Albemarle's operations in Chile, a management platform (SIGEA) was implemented during 2020. 17.2.2 Operating Permits In addition to the main environmental permit, there are sectorial permits or operational permits that are required for construction and operation of new facilities or modification to approved facilities. These permits are granted by many different agencies, including the DGA, SERNAGEOMIN, and the Health Ministry (Ministerio de Salud). Both La Negra and Salar de Atacama have their main permits to operate. Table 17-5 shows the types of permits required for each area. There are some operational permits that have not yet been granted but are in process or their applicability is being discussed with the relevant authority. These permits are mainly related to new facilities or changes associated with Phase 3 of the operation.

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SEC Technical Report Summary – Salar de Atacama Page 244 SalardeAtacama_SECUpdate_Report_USPR001976_Rev02.docx February 2025 Table 17-5: Operational Permits for Albemarle’s La Negra and Salar de Atacama Facilities Facility/Activity Area Permit Issuing Authority Evaporation, sedimentation, and tailings ponds La Negra Disposal of industrial liquid waste Regional Ministry of Health Sedimentation ponds La Negra Disposal of industrial solid waste Regional Ministry of Health All industrial facilities La Negra and Salar de Atacama Industrial technical qualification Regional Ministry of Health Solid waste storage yards La Negra and Salar de Atacama Temporary disposal of non-hazardous waste: project and operation Regional Ministry of Health Hazardous waste warehouses La Negra and Salar de Atacama Temporary disposal of hazardous waste: project and operation Regional Ministry of Health All areas La Negra and Salar de Atacama Temporary disposal of domestic wastes: project and operation Regional Ministry of Health All areas La Negra and Salar de Atacama Hazardous waste management plan Regional Ministry of Health All areas La Negra and Salar de Atacama Potable water supply system: project and operation Regional Ministry of Health All areas: sewage treatment plants and sanitary septic system La Negra and Salar de Atacama Sewage system: project and operation Regional Ministry of Health Hazardous substances warehouse La Negra and Salar de Atacama Storage of hazardous substances Regional Ministry of Health Equipment washing area Salar de Atacama Liquid waste treatment system Regional Ministry of Health Casinos La Negra and Salar de Atacama Casino operation Regional Ministry of Health Transport of food for the casino La Negra and Salar de Atacama Sanitary authorization for vehicles transporting foods that require cold storage Regional Ministry of Health Discard salt Salar de Atacama Disposal of mining waste Regional Ministry of Health Ambulance La Negra and Salar de Atacama Sanitary transport Regional Ministry of Health Polyclinic La Negra and Salar de Atacama Sanitary authorization for medical procedure room Regional Ministry of Health Chloride, fourth train, and carbonate plants La Negra Boiler register Regional Ministry of Health Stockpiles of discarded salts La Negra and Salar de Atacama Waste dumps National Service of Geology and Mining All areas La Negra and Salar de Atacama Closure plans National Service of Geology and Mining Brine extraction Salar de Atacama Exploitation method National Service of Geology and Mining All plants La Negra Electrification plant National Service of Geology and Mining Sedimentation and evaporation ponds La Negra and Salar de Atacama Hydraulics works General Directorate of Water All buildings La Negra and Salar de Atacama Building permits Municipality All constructions Salar de Atacama Favorable report for construction (land use) Agricultural and Livestock Services and Ministry of Housing and Urbanism All buildings La Negra Final reception of works Municipality All areas La Negra and Salar de Atacama Limited telecommunications service permit Undersecretary of Communication All areas La Negra and Salar de Atacama Declaration of indoor installation of gas and liquid fuels Superintendence of Electricity and Fuels All areas La Negra and Salar de Atacama Internal electrical declaration Superintendence of Electricity and Fuels Main stack gas emission (natural gas (CO2, NOx, and SO2); wet air stack with particulate emissions La Negra Application for height certificate for buildings near an airport, airfield, heliport, or radio aid Ministry of Justice Densimeters La Negra Transport of radioactive material Chilean Nuclear Energy Commission Plant access La Negra Access to public road Directorate of Roads Linear infrastructure (lines, fences, and posts) La Negra and Salar de Atacama Use of easements Directorate of Roads Crossing line (23 kV) with aqueduct FCAB, crossing HDPE (tunnel liner) under FCAB; railway line crossing sewer line with aqueduct FCAB La Negra Interferences with railroads Ministry of Economy Source: Prepared by SRK based in the permit spreadsheet delivered to SRK by Albemarle (2020 and 2024) SRK Consulting (U.S.), Inc. SEC Technical Report Summary – Salar de Atacama Page 245 SalardeAtacama_SECUpdate_Report_USPR001976_Rev02.docx February 2025 17.2.3 Water Rights Albemarle has water rights granted by the DGA for those wells and spring water from which freshwater is extracted and used as industrial water for the process. The water rights correspond to spring water located in Tilopozo (8.5 L/s) and the wells located in Tucucaro (10 L/s) and Peine (5 L/s), with a total right to extract 23.5 L/s. The spring water Tilopozo and Tucucaro wells are the only water sources currently used for the plant (for a total of 16.9 L/s1). In La Negra, there are two wells that have water rights granted by the DGA for the extraction of 6 and 7 L/s. It should be noted that no groundwater rights are required for brine extraction wells as it corresponds to the extraction of a mineral resource. 17.3 Plans, Negotiations, or Agreements Albemarle maintains a social management plan, which is part of the guidelines, strategies, and corporate actions for community relations. Within the framework of these guidelines, Albemarle currently has formal agreements with their stakeholders. 17.3.1 La Negra In the La Negra area, Albemarle currently has formal agreements with the following stakeholders: • Teleton Foundation • University of Antofagasta • The Wonderful World of Silence Foundation (diving for children with different abilities) • Fotógrafo de Cerros, Cultural Foundation • Shared Value Program, Antofagasta Industrialists’ Association • PAR Cultural Corporation 17.3.2 Salar de Atacama In this area, since 2016, Albemarle has an agreement with the Council of Atacameño Peoples and with the 18 indigenous communities (Atacameñas) that make up the ADI; this is an agreement of cooperation, sustainability, and mutual benefit. Through this partnership agreement, Albemarle undertakes to deliver 3.5% of the sales of Li2CO3 and KCl produced at the Salar Plant and to establish joint work for monitoring and surveillance of Salar de Atacama's environmental resources. The financial governance of the agreement was updated in 2024. The agreements are predicated on constant dialogue through permanent working groups (meeting on a monthly basis), in which all the challenges, projects, and/or scopes of the same agreements are presented. These working groups are where Albemarle presents proposed projects and socially manages them with all the stakeholders. To date, 73 sessions of the permanent working group have been held with the Council of Atacameño Peoples and the 18 communities that comprise it. 1This value considers that the EWP of the Aquifer Sectro is not activated, since in case of activation, only a maximum instantaneous flow of 10.9 L/s can be extracted. SRK Consulting (U.S.), Inc. SEC Technical Report Summary – Salar de Atacama Page 246 SalardeAtacama_SECUpdate_Report_USPR001976_Rev02.docx February 2025 Albemarle and the Council of Atacameño Peoples signed an environmental protocol that includes participatory environmental monitoring, provision of environmental information, training, and financing of a hydrogeological monitoring network. Albemarle Chile currently has a community complaints and grievance mechanism. This mechanism applies to all operations in Chile. 17.4 Mine Reclamation and Closure 17.4.1 Closure Planning As mentioned in Section 17.3.2, Albemarle has a closure plan approved by SERNAGEOMIN in 2023 (Res. Ex. No. 865/2023). This closure plan includes all environmental projects approved to date, highlighting the incorporation of two projects with respect to the previous version of the closure plan (Res. Ex. No. 287/2019). As part of the closure plan, the LoM must be defined based on Probable and Proven reserves. However, in the approved closure plan, the LoM was determined based on the current environmental authorization, which has set the end of operation of the Salar Plant in 2041 and the La Negra plant in 2043. These dates are only defined for financial assurance purposes and do not define the date of definitive closure. The approved closure plan is developed considering all the facilities included in the environmentally approved projects until 2023. Table 17-6 and Table 17-7 show the facilities. Table 17-6: La Negra Plant Facilities Facility Characteristics Concentrated brine pond Concentrated brine pond at La Negra plant Processing plants Plants SX 1, SX2, and SX3, boron plant removal, wetting system, one step plants 1 and 2, two step plant, magnesium removal plant, LiCl plant, osmosis plant, TBP plant, LAN 1, LAN 2, and LAN 3 plants, thermal evaporation plant, TP-6 thermal evaporator pool, fines plant, and ash cellar Evaporation pools Evaporation and sedimentation pools Service infrastructure Warehouses (for materials, hazardous substances, finished products, etc.), offices, maintenance workshop, contractor's yard, laboratory, access gate, truck weighing unit, water and brine reservoirs, scrap yard, truck loading dock, casino, and exchange room Stockpiles North stockpiles and south stockpiles Source: Approved Mine Closure Plan (Res. Ex. No 845/2023) Table 17-7: Salar de Atacama Plant Facilities Facility Characteristics Extraction well system Extraction wells (83) Evaporation concentration pond system Pre-concentrator ponds (6 units), evaporation-concentration ponds, halite ponds, sylvinite ponds, potassium carnallite ponds, lithium carnallite ponds, bischofite ponds, and reservoirs Stockpiles Halite stockpiles, bischofite stockpiles, sylvinite stockpiles, potassium carnallite stockpiles, and potash stockpiles Process plants Potash plant, potassium carnallite plant, bischofite plant, leaching plants nos. 1, 2, and 3, and lithium carnallite plant Service infrastructure Powerhouse, transmission line (AT and MT), rescue yard, offices and administration, infirmary, casino, laboratory, rescue yard (RESPEL and RESNOPEL warehouses), PTAS plant, SYIP plant, fuel tank, new fuel tanks, and equipment maintenance area Source: Approved Closure Plan (Res. Ext. No 865/2023) SRK Consulting (U.S.), Inc. SEC Technical Report Summary – Salar de Atacama Page 247 SalardeAtacama_SECUpdate_Report_USPR001976_Rev02.docx February 2025 To define the closure measures described in the closure plan, a closure risk assessment was developed to ensure the physical and chemical stability of the remaining facilities after closure, which are added to the closure measures committed to in the environmental assessment of the projects under the EIA system. Standard activities were considered for the entire infrastructure. Among the closure measures included in the closure plan are: • Access closures • Signage installation • Closure of wells • Dismantling of facilities • Dismantling and removal of equipment • Dismantling of pipes and fittings • Concrete demolition • Dismantling of electrical equipment and poles • Profiling of the terrain • Monitoring • Waste removal and management Based on these closure measures, the closure execution schedule considered in the approved closure plan was estimated for the La Negra plant for a period of 2 years, while for the Salar de Atacama Plant it was estimated for a period of 5 years. This schedule considers that the closure activities of the La Negra plant will begin in June 2043, while the closure activities for the Salar de Atacama Plant will start in June 2041. Closure activities include monitoring activities at 227 points, associated with phreatic level, ET, and surface and groundwater quality, among others. The monitoring frequency varies from monthly to annual depending on the objective and will be carried out for a period of 5 years. Post-closure activities include maintenance activities (such as signage and access closures, among others), which are in perpetuity. To date, there is no internal closure plan for the La Negra or Salar de Atacama plants; therefore, no closure analysis has been developed or reviewed in terms of social transition, post-closure land use, stakeholder engagement, or mine closure provision. 17.4.2 Closure Cost Estimate Albemarle does not maintain an updated internal LoM cost estimate to track the closure cost to self- perform a closure for the site. The reviewed closure costs were prepared to comply with the financial assurance requirements of Chilean law. Table 17-8 presents WSP’s prepared closure cost estimate, which was based on the previous closure plan. It should be noted that the values presented correspond to the closure costs of the financial guarantees and do not necessarily reflect the actual closure costs.

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Table 17-8: La Negra and Salar de Atacama Closure Costs

Description	La Negra (US$)	Salar de Atacama (US$)	Total (US$)
Direct cost	4,580,116	33,223,239	37,803,354
Indirect cost	916,039	6,644,648	7,560,687
Contingency	824,431	5,980,179	6,804,610
Taxes*	1,200,903	8,711,148	9,912,051
Total	7,521,490	54,559,173	62,080,663

Source: Albemarle's closure plan approved in 2023
*Current mine closure Chilean regulations require taxes as part of financial assurances and is calculated as 19%.
Note: Closure costs are originally estimated in Unidades de Fomento (UF). The following conversions were considered: 1 UF = 37,964.08 CLP; 1 US$ = 945.29 CLP (reference values as of October 25, 2024).

As presented in Table 17-8, closure costs include direct and indirect costs, contingencies, and taxes. Contingencies are associated with the engineering level of the estimate. It is important to note that following the approval of the current closure plan, Albemarle has not submitted new projects to environmental assessment, so the closure costs presented in Table 17-8 are the most up-to-date.

The methodology considered for estimating closure costs is described below:

- Direct costs consider all costs related to the execution of closure activities and have been estimated as the product of material quantities and unit prices. According to what is indicated in the approved closure plan, the unit prices have been updated through quotes requested from local suppliers, while the volumes were estimated through field measurements and plans.
- Indirect costs were estimated considering administration, technical inspections, meals, cleaning equipment, transport, surveillance, and maintenance, among others. The costs are calculated as 20% of the total direct costs.
- Contingencies have been estimated based on the analysis range of all variables considered in the cost estimate. Contingencies are calculated as 15% of the sum of total direct and indirect costs. Meanwhile, material quantities were estimated from field measurements and drawings.

17.4.3 Performance or Reclamation Bonding

Mine closure regulations in Chile started in 2012 with the publication of Law No. 20,551 and initially marked a milestone in how mining companies in Chile approached mine closures. This law specifically requires that all mining companies proposing to begin, continue, or restart operations have an approved closure plan. The mine closure law also requires that closure plans be reviewed every 5 years, and if at any time a mine (a) obtains environmental approval for a new project that results in a significant modification to the configuration of the mine, or (b) obtains environmental approval for a new project that changes the closure phase of the mine, (c) after restarting its operation, (d) after completing the partial closure of a mine, and (e) at the request of SERNAGEOMIN.

Mining companies with extraction rates >10,000 t per month (mining companies with extraction <10,000 t per month are required to submit a simplified closure plan) must present closure plans including a detailed description of the mining facilities in their final configuration, an assessment of closure risks and closure activities, designs of those closure activities, closure costs, and a financial assurance estimate.

Financial assurances are intended to guarantee that the government will have full availability of the funds necessary to implement the approved closure plan in the event of bankruptcy or abandonment. These amounts must be determined as the NPV of the total cost of the mine closure plan, based on the estimate of closure costs, which assumes all facilities in their final configuration. Additionally, and

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considering that closure plans may be revised every 5 years, Law No. 20,551 requires that financial guarantees be determined for each operating year, beginning from the year of submittal of the closure plan until the last year of operation.

Albemarle has a closure plan in compliance with the mining closure law approved in 2023, with a flow of financial assurance estimate through until 2046 (Figure 17-3).

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70.000.000
60.000.000
50.000.000
40.000.000
30.000.000
20.000.000
10.000.000
0
Monto (USD)
2016 2017 2018 2019 2020 2021 2022 2023 2024 2025 2026 2027 2028 2029 2030 2031 2032 2033 2034 2035 2036 2037 2038 2039 2040 2041 2042 2043 2044 2045 2046
Año
Valor presente cierre anual (US$)
Garantía a constituir anual (US$)

Source: Albemarle closure plan approved in 2023
Note: Bonding values approved originally stated in UF. Exchange rates considered are 1 UF = 37,964.08 CLP; 1 US$ = 945.29 CLP.

Figure 17-3: La Negra and Salar de Atacama Approved Financial Bonding Program

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As is shown on Figure 17-3, the mine closure law defines a period where the deposit of guarantees is less than the NPV of the total closure cost. This period ends in 2030, when the deposited financial guarantee will be equal to the NPV of the estimated total closure cost.

17.4.4 Limitations on the Cost Estimate

WSP (www.wsp.com) prepared the closure cost estimate. The estimate's purpose is to provide the Chilean government with an assessment of the mine site at closure and the form of collateralization. This type of estimate usually reflects the costs that the government agency responsible for closing the mine site would incur in the event that the owner fails to meet its obligations. If Albemarle (rather than the government) closes the mine site in accordance with its current mining plan and its current closure plan, the closure cost will likely be different than the cost estimate and collateralization approved by the government.

There are a number of costs that are typically included in the financial assurance estimate and that could only be incurred by the government, such as administration of government contracts. Other costs (such as those associated with head office, a number of human resource costs, taxes, fees, and other licensee-specific costs that are not included in the financial assurance cost estimate) could likely be incurred by Albemarle during site closure.

While Albemarle has complied with local closure requirements, to date, they have not developed an internal closure plan for the La Negra or Salar de Atacama plants that would detail specific activities and costs of closure; therefore, no closure analysis has been developed or reviewed in terms of social transition, post-closure land use, stakeholder engagement, or mine closure provision. Because Albemarle does not currently have an internal closure cost estimate other than financial assurance, SRK was unable to prepare a comparison between approved and internal closure costs. The actual cost may be higher or lower than the financial assurance estimate.

Fixed unit rates are used in the estimate for different activities, for which there is no documentation on the constitution of the mentioned unit rates; due to this, SRK cannot validate the unit rates used in the model or in the estimation of general closure costs.

Furthermore, because closure of the mine site is not expected until 2042/2043, the estimate of closure costs represents future costs based on current expectations of the condition of the site at this date. In all likelihood, site conditions at closure will be different than currently expected; therefore, the current estimate of closure costs is unlikely to reflect the actual closure costs that will be incurred in the future.

17.5 Plan Adequacy

In SRK's opinion, Albemarle's operations have adequate plans to address and follow-up on the most sensitive and relevant environmental issues, such as hydrogeological/biodiversity issues and those associated with the indigenous communities in the Salar de Atacama area.

In SRK's opinion, Albemarle adequately follows up on issues related to water quality in La Negra and fluctuations in the water table and potential effects on the sensitive ecosystems around Salar de Atacama, including analysis of possible cumulative effects given the multiplicity of actors that extract brine and freshwater in the area. The aim of the EWP is to promptly detect any deviation from what was indicated in the initial environmental assessment, preventing unforeseen impacts from occurring. In this context, the EWP has been complied with, with two activations during 2023 to 2024 that have implied reduction of the extraction of brine (20% of the approved). Salar de Atacama is a complex

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system and requires constant updating of management tools based on the results of the monitoring programs and attention to requirements or new tools that the authority may incorporate.

Albemarle maintains relations with the Council of Atacameños People and the 18 indigenous communities that comprises it, and in the QP's opinion, has a positive relationship. Any future development or modification of the current conditions of the operation will be subject to an Indigenous Consultation Process; therefore, it is of high importance to maintain this adequate management strategy with these communities.

Management of regulatory and environmental obligations are managed through a monitoring platform (SIGEA), which was implemented at the end of 2020.

17.6 Local Procurement

Regarding the hiring of local labor, Albemarle does not have formal commitments with any local authority; however, currently, 84% of Albemarle workers are from the Antofagasta region, and 26% of the workers of the Salar de Atacama area are from the indigenous nearby communities. Although there is no formal agreement, in the case of Salar de Atacama, every new job opening is promoted in the area and within the communities.

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18 Capital and Operating Costs

Salar de Atacama and La Negra are currently in operation, producing technical- and battery grade Li_2CO_3 and byproducts. Capital and operating costs are forecast as a normal course of operational planning, with a primary focus on short-term budgets (i.e., subsequent year) and mid-term plans (e.g., 10-year plan). The long-term (i.e., LoM) plans are not detailed, although operations do evaluate conceptual long-term performance. As there is not an official LoM budget (post 10-year plan) to rely upon to support estimation of reserves, SRK developed its own long-term operating forecast through modification of existing forecasts and cost models. SRK developed this forecast based on some of the forecast data utilized at the operation with adjustments made by SRK based on historic operating results and forward-looking modifications. These forecasts account for changes in production rates associated with expansion plans that are largely complete, and SRK utilized these adjustments, including modification, as appropriate.

Estimation of capital and operating costs is inherently a forward-looking exercise. These estimates rely upon a range of assumptions and forecasts that are subject to change depending upon macroeconomic conditions, operating strategy, and new data collected through future operations. For this report, capital and operating costs are estimated to a PFS level (as defined by S-K 1300) with a targeted accuracy of ±25%. However, this accuracy level is only applicable to the base case operating scenario and forward-looking assumptions outlined in this report. Therefore, changes in these forward-looking assumptions can result in capital and operating costs that deviate more than 25% from the costs forecast herein.

18.1 Capital Cost Estimates

Capital cost forecasts are estimated based on (i) a baseline level of sustaining CAPEX, in-line with historic expenditure levels, adjusted for changing production rates, alignment with forward looking forecasts from the operation, and (ii) strategic planning for major CAPEX.

In reviewing historical costs, there has been significant capital invested in expansion of operations at both the Salar and La Negra over the past 7 years. Associated with expanded production rates, general sustaining CAPEX has also increased. Looking forward, there are minor spends associated with debottlenecking the La Negra expansion project. At the Salar, the SYIP has been materially constructed. Costs to finalize and optimize the system are included in the estimate.

On a longer-term basis (as discussed in Section 14.1.1), due to a projected change in the calcium-to-sulfate ratio in the raw brine feed, SRK assumes that a liming system will need to be added in the future to manage this ratio and maintain current lithium recovery rates in the evaporation ponds. SRK's LoM pumping plan requires this plant to be operational by year end 2031. Therefore, SRK has assumed construction of this plant in 2030. As the need for this plant is still uncertain (i.e., further optimization of the pumping plan may better balance calcium and sulfate) and the timing is still several years away, there is no study supporting development of this plant. Therefore, SRK developed scoping-level costs based on benchmarking against recent estimated development costs for a similar plant in the region and escalated costs to current. SRK's cost estimate is US$27.1 million for this liming plant.

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For the estimate of replacement/rehabilitation of production wells, SRK assumed a typical cost of US$861,000 per well; at steady state, this results in approximately US$4.8 million per year in production well replacement costs.

SRK reviewed the Albemarle forward-looking 10-year forecast and then developed a life-of-project forecast based on the continuation of the operation. Based on Albemarle's mid-range forecasts, SRK has assumed a long-term average of approximately US$49.8 million per operating year in sustaining CAPEX at the Salar, inclusive of well replacement. Deducting the well replacement costs results in a non-well replacement average CAPEX of around US$42.9 million per year at the Salar. At La Negra, SRK has assumed an additional US$69.0 million per operating year based on mid-range forecasts.

Table 18-1 presents capital estimates for the next 7 years and the life of the reserve. Total capital costs over this period (July 2024 to December 2044) are estimated at US$2.2 billion in 2024 real dollars.

Table 18-1: Capital Cost Forecast ($M Real 2024)

Period	Total Sustaining CAPEX					Total CAPEX
	La Negra	Liming	Well Replacement/ Expansion	General Salar	Closure	
2024	28.7	-	4.3	15.0	-	48.0
2025	47.0	-	6.9	22.1	-	76.0
2026	81.9	-	6.9	45.9	-	134.7
2027	72.5	-	6.9	60.1	-	139.5
2028	69.6	-	6.9	48.0	-	124.5
2029	81.8	-	6.9	49.0	-	137.7
2030	116.2	27.1	6.9	47.3	-	197.5
Remaining LoM (2031 through 2044)	841.6	-	75.8	429.3	40.9	1,387.5
LoM total	1,339.2	27.1	121.4	716.7	40.9	2,245.4

Source: SRK, 2024
Note: 2024 CAPEX is only July through December.

18.2 Operating Cost Estimates

Operating costs are site specific (e.g., they do not include corporate overheads, although there are overheads for Albemarle Chile). Note that for internal reporting purposes, Albemarle allocates brine production costs to the year the brine is processed (i.e., an approximate 24 month delay from the actual cost being incurred).

SRK developed a cost model to reflect future production costs based on existing available cost models. To develop this cost forecast, SRK worked with site personnel (including reviewing unofficial forecasts) and developed a simplified operating cost model based on fixed and variable costs, adjusted for changes in operations, as appropriate. SRK notes that in some cases, the existing cost forecasts contained planned improvements or efficiency gains as a result of internal processes. In some cases, SRK has excluded the impact of these exercises, as the impact is not certain.

In evaluating the historic costs and discussing the cost profile with Albemarle, the majority of the Salar de Atacama/La Negra costs are fixed. However, there are material changes planned for the operation that may affect the cost basis for the operation. These changes include the following:

- La Negra III increased capacity (recently completed)
- Electrical grid connection for the Salar (recently completed)

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- SYIP at the Salar (recently completed)
- Pumping rate restrictions
- Water supply restrictions
- Brine, water, and waste transport optimization
- Likely long-term requirement to add a liming plant at the Salar

Fixed operating costs at the Salar and the La Negra facility are expected to average US$91.1 million and US$134.6 million per year, respectively. Beyond fixed costs, SRK also applied variable unit costs to a range of cost inputs, including the following:

- Raw materials:
    - Soda ash (modeled individually)
    - Lime (modeled individually)
    - HCl (modeled individually)
    - Shipping (modeled individually)

For key raw materials (including soda ash, lime, HCl and packaging) and shipping, SRK individually applied unit consumption based on expected rates. Actual and short-range forecast expenditures based on expected pricing and unit consumption rates were provided by Albemarle for soda ash, lime, HCl, and brine transport and packaging. Shipping costs are estimated utilizing freight indices. Table 18-2 presents unit consumption and costs for these items.

Table 18-2: Key Assumptions, Variable Cost Model

Item	Consumption Rate (t/t LCE)		Unit Cost (US$/t)	
	2024	2025+	2024	2025+
Soda ash	2.28	2.28	387.22	288.00
Lime	0.27	0.33	267.71	267.71
HCl	0.50	0.58	432.32	432.32
Shipping	1	1	126.00	126.00

Source: SRK, 2024
Note: The reported lime consumption is applicable to La Negra operations in the long term. With the assumed requirement to add liming at the Salar, the assumed consumption rate increases.

As seen in Table 18-2, soda ash is the most important component of these key variable costs. Albemarle provided the long-term price assumption for soda ash, but SRK also tested the sensitivity of the Project economics to soda ash consumption, as described in Section 18.

Based on this operating cost model, Figure 18-1 shows the total annual forecast operating costs for the Salar de Atacama/La Negra operations.

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Operating Cost (LOM)
Millions
US$
400
350
300
250
200
150
100
50
-
2024
2025
2026
2027
2028
2029
2030
2031
2032
2033
2034
2035
2036
2037
2038
2039
2040
2041
2042
2043
2044
2045
Salar Cost
Processing Cost
G&A and R&D Cost
Primary Reagent Cost
Shipping

Source: SRK, 2024
Note: 2024 costs reflect a partial year (July to December).

Figure 18-1: Total Forecast OPEX (Real 2024 Basis)

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19 Economic Analysis

As with the capital and operating cost forecasts, the economic analysis is inherently a forward-looking exercise. These estimates rely upon a range of assumptions and forecasts that are subject to change depending upon macroeconomic conditions, operating strategy, and new data collected through future operations.

SRK has not included the production of byproduct streams in this analysis. However, the operation does produce byproducts that have historically generated positive revenue, net of costs specific to production of those byproducts. As the byproducts are not included in the resource and reserve models, they are not included in the cashflow model.

19.1 General Description

SRK prepared a cashflow model to evaluate Salar de Atacama's reserves on a real, 2024-dollar basis. This model was prepared on an annual basis from the reserve effective date to the exhaustion of the reserves. This section presents the main assumptions used in the cashflow model and the resulting indicative economics. The model results are presented in US$ unless otherwise stated. All results presented in this section are on a 100% basis, reflective of Albemarle's ownership.

19.1.1 Basic Model Parameters

Key criteria used in the analysis are presented throughout this section. Table 19-1 summarizes the basic model parameters.

Table 19-1: Basic Model Parameters

Description	Value
TEM time zero start date	July 1, 2024
Pumping life (first year is a partial year)	18 years
Operational life (first year is a partial year)	20 years
Model life (first year is a partial year)	21 years
Discount rate	10%

Source: SRK, 2024

All cost incurred prior to the model start date are considered sunk costs. The potential impact of these costs on the economics of the operation are not evaluated; this includes contributions to depreciation and working capital, as these items are assumed to have a zero balance at model start. The operational life extends 2 years beyond the pumping life to allow for recovery of the lithium pumped to the ponds from the wellfield. Closure costs are incorporated at the end of the operational life. The selected discount rate is 10%, as provided by Albemarle.

19.1.2 External Factors

Pricing

Modeled prices are based on the prices developed in the Market Study section of this report. The prices are modeled as US$17,000/t Li_2CO_3 over the life of the operation. This price is a CIF Asia price, and shipping costs are applied separately within the model.

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Taxes and Royalties

As modeled, the operation is subject to a 27% federal income tax rate. All expended capital is modeled as subject to depreciation over an 8-year period. Depreciation occurs via straight-line method.

As the operation is located in Chile, it is also subject to a Chile specific mining tax at a rate of 5% of gross revenue, with deductions for operating costs and depreciations. The Chile specific mining tax is a variable percentage rate based upon operating margin. A rate of 5% was applied in this analysis as a result of the expected LoM margin.

The operation is subject to a CORFO royalty on lithium. The royalty is a progressive gross revenue royalty based on lithium price. Table 19-2 outlines the modeled royalty schedule. Other royalties (such as community payments) are included in the operating cost model assumptions.

Table 19-2: CORFO Royalty Scale

LCE Price (US$/t)	Royalty Rate (%)
0 to 4,000	6.8
4,000 to 5,000	8.0
5,000 to 6,000	10.0
6,000 to 7,000	17.0
7,000 to 10,000	25.0
Over 10,000	40.0

Source: CORFO, 2024

Working Capital

The assumptions used for working capital in this analysis are as follows:

- Accounts receivable (A/R): 30-day delay
- Accounts payable (A/P): 30-day delay
- Zero opening balance for A/R and A/P

19.1.3 Technical Factors

Pumping/Extraction Profile

SRK developed the modeled pumping profile. The details of this profile are presented previously in this report. Figure 19-1 presents the modeled profile. Note that 2024 and 2041 are partial years.

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Extraction
m3
Millions
14
12
10
8
6
4
2
-
3,000.00
2,500.00
2,000.00
1,500.00
1,000.00
500.00
-
Li Concentration (mg/L)
2024
2025
2026
2027
2028
2029
2030
2031
2032
2033
2034
2035
2036
2037
2038
2039
2040
2041
2042
2043
2044
2045
Volume Extracted
Li Concentration

Source: SRK, 2024
Note: Table 19-9 shows the tabular data.

Figure 19-1: Salar de Atacama Pumping Profile

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Table 19-3 presents a summary of the modeled life-of-operation pumping profile.

Table 19-3: Modeled Life of Operation Pumping Profile

Extraction Summary	Units	Value
Total brine pumped	Million m^3	200.8
Total contained lithium	t	453,706
Average lithium grade	mg/L	2,259.6
Annual average brine production	Million m^3	11.2
Annual average brine production	Acre feet	9,044

Source: SRK, 2024

Processing Profile

The processing profile is identical to the pumping profile. The material pumped is immediately fed to the processing circuit consisting of evaporation ponds and processing plant.

The production profile is the result of the application of processing logic to the processing profile within the economic model. The recovery curve is hardcoded for the beginning of the modeled operation to reflect actual performance. The recovery curve ramps from 40% to 58% over several years. After 2026, the Salar yield is governed by a recovery curve. Equation 1 shows the recovery curve that was applied to raw brine pumping profile to account for losses in the evaporation ponds.

$$\text{Lithium Pond Recovery} = -19.1880 * (\text{Li\%})^2 + 7.4721 * \text{Li\%} - 0.0746 \quad \text{Equation 1}$$

SRK assumed a fixed 60% recovery factor in the evaporation ponds in periods of high SO_4 ratios. An additional 80% fixed lithium recovery is applied to account for losses in the Li_2CO_3 plant.

Final lithium production in the model is delayed by 2 years from the date of pumping to allow for the brine to concentrate in the evaporation ponds. As a result, the production in the years immediately following the start of the model is based on historical pumping. Figure 19-2 and Figure 19-3 present the modeled processing and production profiles.

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Processing
Lithium (kg)
Thousands
35,000
30,000
25,000
20,000
15,000
10,000
5,000
-
90%
80%
70%
60%
50%
40%
30%
20%
10%
-
2024
2025
2026
2027
2028
2029
2030
2031
2032
2033
2034
2035
2036
2037
2038
2039
2040
2041
2042
2043
2044
2045
Lithium Pumped
Lithium Recovered
Salar Yield
Plant Yield

Source: SRK, 2024
Note: Table 19-9 shows the tabular data.

Figure 19-2: Modeled Processing Profile

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Production
80,000
70,000
60,000
50,000
40,000
30,000
20,000
10,000
-
LCE (tonnes)
8,000
7,000
6,000
5,000
4,000
3,000
2,000
1,000
-
C1 Cost (US$/t LCE)
2024 2025 2026 2027 2028 2029 2030 2031 2032 2033 2034 2035 2036 2037 2038 2039 2040 2041 2042 2043 2044 2045
LCE Produced
C1 Cost

Source: SRK, 2024
Note: Table 19-9 shows the tabular data.

Figure 19-3: Modeled Production Profile

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Table 19-4 presents a summary of the modeled life-of-operation profile.

Table 19-4: Life-of-Operation Processing Summary

LoM Processing	Units	Value
Lithium processed	t	453,708
Combined lithium recovery	%	52.09%
Li_2CO_3 produced	t	1,258,346
Annual average Li_2CO_3 produced	t	62,917

Source: SRK, 2024

Operating Costs

Operating costs are modeled in US$ and are categorized as Salar, processing, and shipping costs. No contingency amounts have been added to the operating costs within the model. Table 19-5 and Figure 19-4 present a summary of the operating costs over the life of the operation.

Table 19-5: Operating Cost Summary

LoM Operating Costs	Units	Value
Salar costs	US$ million	1,784
Processing costs	US$ million	3,946
Shipping and G&A costs	US$ million	982
Total operating costs	US$ million	6,712
Royalty costs	US$ million	5,250
Salar costs	US$/t Li_2CO_3	1,418
Processing costs	US$/t Li_2CO_3	3,136
Shipping and G&A costs	US$/t Li_2CO_3	781
LoM C1 cost	US$/t Li_2CO_3	5,334
Royalty costs	US$/t Li_2CO_3	4,172

Source: SRK, 2024
Note: C1 costs are direct costs, which include costs incurred in mining, processing, and G&A (including shipping) categories.

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Operating Cost (LOM)
US$
Millions
400
350
300
250
200
150
100
50
-
2024
2025
2026
2027
2028
2029
2030
2031
2032
2033
2034
2035
2036
2037
2038
2039
2040
2041
2042
2043
2044
2045
Salar Cost
Processing Cost
G&A and R&D Cost
Primary Reagent Cost
Shipping

Source: SRK, 2024
Note: Table 19-9 shows the tabular data.

Figure 19-4: Life-of-Operation Operating Cost Summary

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Figure 19-5 presents the contributions of the different operating cost segments over the life of the operation.


Operating Cost (LOM)
2%
27%
20%
12%
39%
Salar Cost
Processing Cost
G&A and R&D Cost
Primary Reagent Cost
Shipping

Source: SRK, 2024

Figure 19-5: Life-of-Operation Operating Cost Contributions

Salar Cost

The Salar cost consists of the operating costs incurred at the Salar operation. The cost is built up from detailed costs described previously in this document and modeled as a fixed cost within the model. However, SRK notes that the fixed cost component is scaled by pumping volumes but is not directly a variable cost.

Processing

Processing costs are operating costs incurred at the La Negra processing facility. These costs are modeled as fixed and variable costs within the model as discussed previously in this document. However, SRK notes that the fixed cost component is scaled by production volumes but is not directly a variable cost.

Table 19-6 outlines key variable cost components broken out separately.

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Table 19-6: Variable Processing Costs (2025 Onward)

Processing Costs	Units	Value
Soda ash consumption	t/t Li_2CO_3	2.28
Soda ash pricing	US$/t	288.0
Lime consumption	t/t Li_2CO_3	0.33
Lime pricing	US$/t	267.71
HCl consumption	t/t Li_2CO_3	0.58
HCl pricing	US$/t	432.32
Salar lime cost	US$/t	297.71

Source: SRK, 2024

Shipping and G&A

Shipping costs are variable and are captured at US$126.00/t LCE produced. G&A costs are developed from detailed costs and average roughly US$34 million per year when the operation is at full run rate.

Table 19-7 outlines the schedule of fixed-cost R&D payments to the Chilean government which are captured as an additional G&A cost.

Table 19-7: R&D Costs

Year	US$ Million
2024	11.67
2025	11.70
2026	11.74
2027	11.77
2028	11.80
2029	11.84
2030	11.88
2031	11.91
2032	11.95
2033	11.99
2034	12.02
2035	12.06
2036	12.10
2037	12.14
2038	12.18
2039	12.22
2040	12.27
2041	12.31
2042	12.35
2043	12.39

Source: Albemarle, 2024

Capital Costs

As Salar de Atacama is an existing operation, no initial capital has been modeled. Sustaining capital is modeled on an annual basis and is used in the model, as outlined in Section 18.1. Major projects associated with expansion or operational improvement include contingency, as noted in Section 18.1; other sustaining costs do not include contingency. Closure costs are modeled as sustaining capital and are captured as two payments: one in the final year of operations and one in the year after. Figure 19-6 presents the modeled sustaining capital profile.

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Capital Profile
US$
Millions
250
200
150
100
50
-
2,500
2,000
1,500
1,000
500
-
Millions
US$ (Cumulative)
2024
2025
2026
2027
2028
2029
2030
2031
2032
2033
2034
2035
2036
2037
2038
2039
2040
2041
2042
2043
2044
2045
La Negra Capex
General Wellfield Capital
Wellfield Replacement and New Wells
Closure
Liming
Cumulative Capital

Source: SRK, 2024
Note: Table 19-9 shows the tabular data.

Figure 19-6: Sustaining Capital Profile

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SRK Consulting (U.S.), Inc. SEC Technical Report Summary – Salar de Atacama Page 268 SalardeAtacama_SECUpdate_Report_USPR001976_Rev02.docx February 2025 19.2 Results The economic analysis metrics are prepared on annual after-tax basis in US$. Table 19-8 presents the results of the analysis. As modeled, at a Li2CO3 price of US$17,000/t, the NPV 10% of the forecast after-tax free cashflow is US$1,965 million. Note that because Salar de Atacama is in operation and is modeled on a go-forward basis from the date of the reserve, historic CAPEX is treated as sunk costs (i.e., not modeled) and therefore, IRR and payback period analysis are not relevant metrics. Table 19-8: Indicative Economic Results LoM Cashflow (Unfinanced) Units Value Total Revenue US$ million 21,391.9 Total OPEX US$ million (6,712.4) Royalties US$ million (5,249.8) Operating margin (excluding depreciation) US$ million 9,429.6 Operating margin ratio % 44% Taxes paid US$ million (2,497.4) Free cashflow US$ million 4,686.8 Before tax Free cashflow US$ million 7,184.3 NPV at 8% US$ million 3,620.0 NPV at 10% US$ million 3,148.7 NPV at 15% US$ million 2,322.0 After tax Free cashflow US$ million 4,686.8 NPV at 8% US$ million 2,277.9 NPV at 10% US$ million 1,965.2 NPV at 15% US$ million 4,686.8 Source: SRK, 2024 Table 19-9 and Figure 19-7 present the economic results and backup chart information within this section on an annual basis. SRK Consulting (U.S.), Inc. SEC Technical Report Summary – Salar de Atacama Page 269 SalardeAtacama_SECUpdate_Report_USPR001976_Rev02.docx February 2025 Table 19-9: Annual Cashflow US$ in millions Calendar Year 2024 2025 2026 2027 2028 2029 2030 2031 2032 2033 2034 2035 2036 2037 2038 2039 2040 2041 2042 2043 2044 2045 2046 2047 2048 Days in Period 184 365 365 365 366 365 365 365 366 365 365 365 366 365 365 365 366 365 365 365 366 365 365 365 366 Escalation Escalation Index 1.00 1.00 1.00 1.00 1.00 1.00 1.00 1.00 1.00 1.00 1.00 1.00 1.00 1.00 1.00 1.00 1.00 1.00 1.00 1.00 1.00 1.00 1.00 1.00 1.00 Project Cashflow (unfinanced) Total Revenue 21,391.9 587.4 1,028.4 1,032.5 1,152.2 1,252.2 1,267.2 1,244.3 1,214.5 1,189.0 1,165.0 1,136.3 1,116.2 1,096.9 1,075.9 1,060.3 1,036.6 1,022.1 1,003.4 993.6 717.8 - - - - - Operating Cost -6,712.4 (203.7) (345.9) (329.0) (343.5) (359.2) (363.6) (356.7) (357.9) (356.1) (354.2) (352.1) (350.6) (349.1) (347.6) (346.4) (344.9) (337.0) (317.2) (308.7) (289.1) - - - - - Working Capital Adjustment 0.0 (62.6) 6.5 (1.7) (8.6) (6.7) (1.1) 1.3 2.6 2.1 1.6 2.2 1.5 1.6 1.4 1.2 1.8 0.7 (0.2) 0.1 21.1 35.2 - - - - Royalty Cost -5,249.8 (144.2) (252.4) (253.4) (282.8) (307.3) (311.0) (305.4) (298.0) (291.8) (285.9) (278.9) (273.9) (269.2) (264.0) (260.2) (254.4) (250.8) (246.3) (243.8) (176.2) - - - - - Sustaining Capital -2,245.4 (48.0) (76.0) (134.7) (139.5) (124.5) (137.7) (197.5) (124.4) (132.7) (128.8) (121.9) (133.9) (129.4) (129.4) (129.4) (117.7) (100.0) (63.5) (28.3) (26.1) (21.8) - - - - Other Government Levies 0.0 - - - - - - - - - - - - - - - - - - - - - - - - - Tax Paid -2,497.4 (78.7) (139.2) (142.5) (161.6) (175.5) (173.0) (164.3) (149.2) (138.9) (130.4) (122.2) (118.3) (114.3) (109.5) (106.5) (103.9) (103.1) (105.9) (108.6) (52.0) - - - - - Project Net Cashflow 4,686.8 50.3 221.4 171.3 216.2 279.0 280.9 221.7 287.5 271.7 267.3 263.5 241.0 236.5 226.7 218.9 217.6 231.9 270.4 304.2 195.5 13.4 - - - - Cumulative Net Cashflow 50.3 271.7 443.0 659.2 938.2 1,219.1 1,440.8 1,728.2 1,999.9 2,267.2 2,530.7 2,771.6 3,008.2 3,234.9 3,453.8 3,671.5 3,903.4 4,173.7 4,477.9 4,673.4 4,686.8 4,686.8 4,686.8 4,686.8 4,686.8 Operating Cost (LOM) Fixed Salar Cost 1,783.7 54.2 98.9 81.2 81.2 88.4 92.0 92.0 92.0 92.0 92.0 92.0 92.0 92.0 92.0 92.0 92.0 92.0 92.0 92.0 92.0 - - - - - Fixed Processing Cost 2,623.0 66.4 133.1 133.2 136.5 139.2 139.6 134.9 134.7 134.6 134.4 134.3 134.2 134.1 133.9 133.9 133.7 133.6 133.5 133.5 132.0 - - - - - Fixed G&A and R&D Cost 823.8 38.5 46.1 46.5 49.8 49.1 48.5 47.9 47.1 46.7 46.2 45.7 45.3 44.7 44.4 43.9 43.7 36.5 17.7 17.8 17.8 - - - - - Primary Reagent Cost 1,323.3 40.4 60.2 60.4 67.4 73.3 74.1 72.8 75.1 74.1 73.0 71.7 70.9 70.2 69.3 68.8 67.8 67.2 66.5 58.1 42.0 - - - - - Shipping Cost 158.6 4.4 7.6 7.7 8.5 9.3 9.4 9.2 9.0 8.8 8.6 8.4 8.3 8.1 8.0 7.9 7.7 7.6 7.4 7.4 5.3 - - - - - Extraction Volume Extracted (m3 in millions) 200.8 6.6 11.6 11.6 11.6 11.6 11.6 11.6 11.6 11.6 11.6 11.6 11.6 11.6 11.6 11.6 11.6 11.6 8.6 - - - - - - - Li Concentration (mg/L) 2,260 2,631 2,640 2,572 2,516 2,463 2,411 2,361 2,313 2,250 2,216 2,178 2,135 2,098 2,057 2,028 1,990 1,965 1,926 - - - - - - - Processing Lithium Pumped (in thousands) 453,708 17,258 30,597 29,812 29,164 28,636 27,950 27,365 26,813 26,152 25,688 25,246 24,762 24,403 23,858 23,523 23,094 22,867 16,520 0 0 - - - - - Lithium Recovered (in thousands) 236,318 6,489 11,361 11,407 12,728 13,833 13,999 13,745 13,416 13,135 12,870 12,553 12,330 12,118 11,886 11,713 11,452 11,291 11,085 10,976 7,930 - - - - - Salar Yield 43% 52% 58% 60% 60% 60% 60% 60% 60% 60% 60% 60% 60% 60% 60% 60% 60% 60% - - - - - - - Plant Yield 80% 80% 80% 80% 80% 80% 80% 80% 80% 80% 80% 80% 80% 80% 80% 80% 80% 80% 80% 80% 80% - - - - Production LCE Produced (in thousands) 1,258 34.6 60.5 60.7 67.8 73.7 74.5 73.2 71.4 69.9 68.5 66.8 65.7 64.5 63.3 62.4 61.0 60.1 59.0 58.4 42.2 - - - - - C1 Cost ($/MT) (in thousands) 5.3 5.9 5.7 5.4 5.1 4.9 4.9 4.9 5.0 5.1 5.2 5.3 5.3 5.4 5.5 5.6 5.7 5.6 5.4 5.3 6.8 - - - - - Capital Profile La Negra Capex 1,339.2 28.7 47.0 81.9 72.5 69.6 81.8 116.2 70.0 78.5 78.5 65.0 80.0 75.5 75.5 75.5 75.5 75.5 56.6 28.3 7.1 - - - - - Growth Salar Yield - - - - - - - - - - - - - - - - - - - - - - - - - - Liming 27.1 - - - - - - 27.1 - - - - - - - - - - - - - - - - - - General Wellfield Capital 716.7 15.0 22.1 45.9 60.1 48.0 49.0 47.3 47.5 47.3 43.5 50.0 47.1 47.1 47.1 47.1 35.3 17.6 - - - - - - - - Wellfield Replacement and New Wells 121.4 4.3 6.9 6.9 6.9 6.9 6.9 6.9 6.9 6.9 6.9 6.9 6.9 6.9 6.9 6.9 6.9 6.9 6.9 - - - - - - - Closure 40.9 - - - - - - - - - - - - - - - - - - - 19.1 21.8 - - - - Cumulative Capital 48.0 124.0 258.7 398.2 522.6 660.3 857.8 982.2 1,114.9 1,243.7 1,365.6 1,499.5 1,629.0 1,758.4 1,887.9 2,005.5 2,105.6 2,169.1 2,197.4 2,223.5 2,245.4 2,245.4 2,245.4 2,245.4 2,245.4 Source: SRK, 2024 SRK Consulting (U.S.), Inc. SEC Technical Report Summary – Salar de Atacama Page 270 SalardeAtacama_SECUpdate_Report_USPR001976_Rev02.docx February 2025 Source: SRK, 2024 Note: Table 19-9 shows the tabular data. Figure 19-7: Annual Cashflow Summary SRK Consulting (U.S.), Inc. SEC Technical Report Summary – Salar de Atacama Page 271 SalardeAtacama_SECUpdate_Report_USPR001976_Rev02.docx February 2025 19.3 Sensitivity Analysis SRK performed a sensitivity analysis to evaluate the relative sensitivity of the operation’s NPV to a number of key parameters (Figure 19-8). This analysis was accomplished by flexing each parameter upwards and downwards by 10%. Within the constraints of this analysis, the operation appears to be most sensitive to plant recovery, commodity price, and lithium grade. Note that the limited upside potential of plant recovery and grades is the result of limiting plant production to a maximum of 84 kt/y of production in the processing facility. The lack of upside due to extracted volumes is due to limits on the ability of the operation to extract additional brine. Source: SRK, 2024 Figure 19-8: Relative Sensitivity Analysis SRK cautions that this sensitivity analysis is for comparative purposes only to show the relative importance of key model input assumptions. The 10% flex is not intended to reflect actual uncertainty for these inputs but instead is maintained as a constant value to maintain comparability. These parameters were flexed in isolation within the model and are assumed to be uncorrelated with one another, which may not be reflective of reality. Additionally, the amount of flex in the selected parameters may violate physical or environmental constraints present at the operation.

SRK Consulting (U.S.), Inc. SEC Technical Report Summary – Salar de Atacama Page 272 SalardeAtacama_SECUpdate_Report_USPR001976_Rev02.docx February 2025 20 Adjacent Properties 20.1 Adjacent Production SQM is the other major producer of lithium and potassium at Salar de Atacama (Figure 20-1). SQM produces potassium chloride, potassium sulfate, magnesium chloride salts, and lithium solutions that are then sent to SQM’s processing facilities at Salar del Carmen near Antofagasta. SRK Consulting (U.S.), Inc. SEC Technical Report Summary – Salar de Atacama Page 273 SalardeAtacama_SECUpdate_Report_USPR001976_Rev02.docx February 2025 Source: GWI, 2019 Note: The green polygon shows SQM’s pumping area, and the red polygon shows Albemarle’s pumping area. Figure 20-1: Authorized Brine Extraction Areas at Salar de Atacama SRK Consulting (U.S.), Inc. SEC Technical Report Summary – Salar de Atacama Page 274 SalardeAtacama_SECUpdate_Report_USPR001976_Rev02.docx February 2025 In 1993, SQM entered a lease agreement with CORFO, the governmental agency that owns the mineral rights in Salar de Atacama. The lease between CORFO and SQM will last until December 31, 2030, granting SQM exclusive rights to mineral resources beneath 140,000 hectares (ha) (28,054 mineral concessions) of Salar de Atacama. SQM is permitted to extract minerals from a subset of 81,920 ha (16,384 mineral concessions), corresponding to 59.5% of the total area of the leased land. The 140,000 ha of land leased by CORFO to SQM are referred to as the OMA concessions, a name devised by CORFO in 1977. SQM refers to the 81,920-ha subset where extraction can occur as the OMA Extracción (OMA Extraction) Area. The remaining 58,350 ha are termed the OMA Exploración (OMA Exploration) Area, where only mineral exploration can occur. The terms of the agreement established that CORFO will not allow any other entity aside from SQM to explore or exploit any mineral resource in the Indicated 140,000-ha area of Salar de Atacama (WSP, 2022). SQM's operational facilities in Salar de Atacama are located over the two currently authorized extraction areas (MOP and SOP). SQM’s production from Salar de Atacama is important to Albemarle in multiple ways. The brine resource in SQM’s operations is connected to Albemarle’s, which means pumping activities from SQM’s concessions impact brine characteristics and availability in Albemarle’s concessions. Further, the combined impact of SQM and Albemarle’s brine extraction on the overall Salar (as well as water extraction for other uses) is strictly monitored and evaluated for environmental and social purposes. The environmental permit (RCA N° 226/06), issued on October 19, 2006, by the regional environmental commission (Comisión Regional del Medio Ambiente or COREMA) authorized SQM to extract brines via pumping wells. That permit originally allowed SQM to increase the pumping of brine in stages up to 1,700 L/s, ending in 2030, when the lease contract of the OMA concessions with CORFO is set to expire. However, given the results of basin-wide monitoring, SQM has voluntarily agreed to a plan to reduce future pumping from the current rate of 1,166 to 822 L/s (as of 2027) during the remaining 7-year LoM. Considering the maximum net brine production rates authorized by the environmental permit and the voluntary reduction plan, a total of approximately 211 million m3 of brine, corresponding to 0.27 million t Li, is expected to be extracted from the SQM wells (SQM, 2023). 20.1.1 SQM Lithium Resources and Reserves The 20-F Report published by SQM for 2023 estimates mineral reserves of potassium and lithium in Salar de Atacama, considering modifying factors for converting mineral resources to mineral reserves, including production wellfield design and efficiency, pumping scheme, and recovery factors. The projected future brine extraction was simulated using a flow and solute transport model. Numerical modeling was supported by a detailed calibration process and hydrogeological, geological, and hydrochemical data within the exploitation concessions. SQM’s environmental permit (RCA N° 226/06) defines a maximum brine extraction until the end of the CORFO agreements (December 31, 2030). Considering the authorized maximum net brine production rates under RCA N° 226/06 and a voluntary pumping reduction plan announced by SQM from 1,166 to 822 L/s during the remaining 7-year LoM, a total of approximately 211 million m3 of brine will be extracted from the producing wells, corresponding to 0.27 Mt Li. Table 20-2 shows SQM’s estimates of lithium resources as of December 31, 2020 (which they also consider to be an adequate representation of December 31, 2023). SRK Consulting (U.S.), Inc. SEC Technical Report Summary – Salar de Atacama Page 275 SalardeAtacama_SECUpdate_Report_USPR001976_Rev02.docx February 2025 Table 20-1: SQM’s Summary of Lithium Resources, Exclusive of Reserves Lithium Resources Brine Volume (Million m3) Amount (Mt) Grades/Qualities (% by weight) CoG (% by weight) Measured 2,254 5.4 0.20 0.05 Indicated 1,435 2.8 0.16 0.05 Measured + Indicated 3,689 8.2 0.18 0.05 Inferred 1,624 2.6 0.13 0.05 Source: SQM, 2023 The quantity of mineral reserves is estimated on the basis of saleable products attributable to SQM (Table 20-2). Table 20-2: SQM’s Summary of Lithium Reserves Lithium Reserves Proven Mineral Reserves Probable Mineral Reserves Total Mineral Reserves Quantity (million m3) Grade (% Li by weight) Quantity (million m3) Grade (% Li by weight) Quantity (million m3) Grade (% Li by weight) Lithium-salts 104 0.20 107 0.20 211 0.20 Source: SQM, 2023 20.2 Water Rights of Other Companies Within the framework of the environmental evaluation of the Albemarle project modifications and improvement of the solar evaporation ponds system in the Salar de Atacama (approved by RCA No. 021/2016), an analysis of the water rights in the Salar de Atacama basin showed a total of 300 water use rights constituted within the basin, including underground and surface rights, with a total withdrawal rate of 5,107 L/s. Table 20-3 shows the average rates granted according to the nature of the water resource, where the primary exploitation of water rights comes from the underground resource (60%), leaving around 39% to the rights to use water of a superficial and current nature. Table 20-3: Flow Rates Granted According to the Nature of the Water Nature of Water Resource Total (L/s) Percent (%) Groundwater 3,075.7 60.2 Surface and current 1,972.0 38.6 Surface and detained 60.0 1.2 General total 5107.7 100 Source: SGA, 2015a Even given the vintage of the source documentation from which these rates were obtained, the relative proportions are not likely to have materially changed, with groundwater abstraction being the primary water rights uses. Authorized water rights for SQM and Albemarle remain unchanged. Figure 20-4 presents the flow data according to its supply source and its spatial distribution. It is observed that the main source that sustains the granted water use rights corresponds to the aquifer system around the town of San Pedro de Atacama, as well as the Eastern Edge of the Salar and the southern end of the basin. Regarding surface sources, the main rights are in the tributary rivers of the San Pedro and the Rio Vilama in the North sector of the basin. Other surface sources (such as streams and slopes) are mainly concentrated throughout the eastern fringe of the basin.

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Rio Incahuasi
Rio Putana
Rio Salado
Rio Grande
Rio Puritama
Rio Vilama
Rio San Pedro
San Pedro de Atacama
Toconao
Peine
1
2
3
4
5
6
7
8
9
10
10b
11
12
13
14
15
16
17
Legend
Populated areas
Concessioned Water Rights
Atacama Salar Basin
Watersheds
Hydric network
River
Streams/Slopes
0
12.5
25
50 Km
500000
550000
600000
650000
7500000
7450000
7400000
7350000
7300000

Supply source	Total	Percent
Slopes	112.2	2.2%
Streams	399.8	7.8%
Rivers/estuary	1520.0	29.8%
Aquifer	3075.7	60.2%
General total	**5107.7**	**100**

Source: SGA, 2015a

Figure 20-2: Spatial Distribution of Concessioned Water Rights in the Salar de Atacama Basin

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Granted water use rights are intended to be used in the following manner: 53 files correspond to mining use with a total of 2,315 L/s, 24 files correspond to irrigation with a total of 1,572 L/s, one file corresponds to industrial use with 8.5 L/s, 28 files correspond to other uses with 388.5 L/s, two files correspond to drinking/domestic use/sanitation with a total of 5.5 L/s, and 47 records do not present information regarding this item (blank). Table 20-4 shows this distribution of the flows granted in the Salar de Atacama basin according to the use of the waters.

Table 20-4: Concessioned Water Rights by Water Use

Water Use	Total (L/s)	Percent (%)
Domestic/public/sanitation	5.5	0.1
Industrial	8.5	0.2
Other	388.5	7.6
Agricultural	1,572.8	30.8
Mining	2,315.3	45.3
Not defined (blank)	817.1	16
General total	5,107.7	100

Source: SGA, 2015a

The companies Minera Escondida (MEL), Minera Zaldívar (CMZ), SQM, and Albemarle have rights to use water constituted in the brackish aquifer of the eastern and southern edge of the Salar. These data are reported to different authorities.

In the cases of MEL and CMZ and the extraction of water in the south of the basin, both companies have a collaboration agreement that allows MEL to access the extraction information carried out by CMZ. MEL concentrates this activity in the Monturaqui sector, and CMZ carries it out in the Negrillar sector. According to the information obtained from the DGA and after analyzing both the names of the applicants and the spatial location specified in the files, it was determined that the water use rights granted in total identified for both companies are close to 1,720 L/s.

SQM, for its part, has committed, as part of the Salar de Atacama Compliance Program, to gradually reduce the maximum brine extraction limit to 822 L/s as of 2027, slightly less than 50 percent of the authorized extraction of 1,166 L/s, and reduce the total industrial water flow to 120 L/s, equivalent to a reduction of 50 percent of the authorized flow. (SQM Annual Report 2023)

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21 Other Relevant Data and Information

SRK is not aware of other relevant data and information that are not included elsewhere in this report.

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22 Interpretation and Conclusions

22.1 Geology and Mineral Resources

The property is well known in terms of descriptive factors and ownership. Geology and mineralization are well understood through decades of active mining, and the new geological model has been improved with recent data. The status of exploration, development, and operations is advanced and active. Assuming that exploration and mining continue at Salar de Atacama in the way that they are currently being done, there are no additional recommendations at this time.

Lithium concentration data from the brine sampling exploration data set was regularized to equal lengths for constant sample support (compositing). Lithium grades were interpolated into a block model using OK and IDW3 methods. Results were validated visually and via various statistical comparisons, including visual validation and statistical comparisons with input data. The estimate was depleted for current production, categorized in a manner consistent with industry standards and statistical parameters. Mineral resources have been reported above a CoG supporting reasonable potential for economic extraction of the resource.

SRK reported a mineral resource estimation (resources are reported above 2,200 masl), which, in SRK's opinion, is appropriate for public disclosure and accounts for long-term considerations of mining viability. The mineral resource estimation could be improved with an additional infill program (drilling and brine sampling).

22.2 Mineral Reserves and Mining Method

Mining operations have been established at Salar de Atacama over its more than 35-year history of operation. Reserve estimates have been developed based on a predictive hydrogeological model that estimates brine production rates and associated lithium concentrations over time. In the QP's opinion, the mining methods and predictive approach for reserve development are appropriate for Salar de Atacama.

However, in the QP's opinion, there remains opportunity to further refine the production schedule. This optimization should focus on the balance between calcium and sulfate concentration in the production brine. Maintaining an optimum blend of calcium- and sulfate-rich brine improves process recovery in the evaporation ponds. SRK's current model suggests the optimum balance in these contaminants is lost in 2025 but has assumed Albemarle is able to maintain a reasonable ratio until 2031, when additional capital and operating cost expenditure associated with installation and operation of a liming plant is required. However, if additional calcium-rich brine can be sourced in the pumping plan, these assumed expenses could potentially be delayed or avoided altogether.

22.3 Metallurgy and Mineral Processing

In the QP's opinion, the long operating history and associated knowledge and information provide appropriate support for development of operating predictions for this reserve estimate. The notable deviation from historic practice is the implementation of the SYIP.

The SYIP has been constructed and is in the ramp-up phases of operation. Historic test work associated with this Project had gaps in sample representativity and support for projected mass balances. However, with the facility in operation, once the ramp-up and optimization are complete,

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SRK Consulting (U.S.), Inc. SEC Technical Report Summary – Salar de Atacama Page 280 SalardeAtacama_SECUpdate_Report_USPR001976_Rev02.docx February 2025 Albemarle will be able to quantify the overall impact to the Salar recovery. SRK recommends a rigorous sampling and monitoring program to assess and optimize the operation of the SYIP. Until the process is optimized and the impacts are realized through a full life cycle of the Salar evaporative cycle, in the QP’s opinion, the projected performance for the SYIP is reasonable and has not been changed since the previous report. SRK has assumed that a liming plant will be required starting in 2031 to offset a reduction in calcium- rich brine available for blending. If further optimization of the LoM pumping plan is not possible (i.e., the sulfate-to-calcium ratio cannot be reduced by alternative pumping strategy), Albemarle will need to add calcium to the evaporation pond system to avoid additional lithium losses in the ponds. Albemarle should start conceptual evaluation of this calcium addition (whether through liming as assumed by SRK or alternative options) so that if/when this plant is required, Albemarle will have an appropriate design developed for installation. Due to the reduced pumping rate imposed by the EWP, Albemarle has started to investigate alternative options to mitigate the impacts to surrounding water table levels, including DLE with solution re- injection. If this option is successful, Albemarle may be able to increase pumping rates to pre-EWP levels, resulting in an increase to the production from the Salar and full utilization of the La Negra processing facilities. The results of ongoing studies and the resulting impacts from potential alternative options are not sufficiently developed for discussion in this report. SRK recommends continuing investigation of alternatives. 22.4 Infrastructure The Project is a mature functioning operation with two separate sites that contain key facilities. The infrastructure is in place and operating and provides all necessary support for ongoing operations as summarized in this report. No significant risks associated with the Project are identified in this report. 22.5 Environmental, Permitting, Social, and Closure 22.5.1 Environmental Studies Baseline studies in both operational areas have been developed since the first environmental studies for permitting were submitted (1998 in La Negra and 2000 at Salar de Atacama). With the ongoing monitoring programs in both locations, environmental studies (such as hydrogeology and biodiversity) are regularly updated. The Salar de Atacama basin presents a unique system due to the biodiversity associated with lake and wetland systems that depend on the hydrogeological conditions of the area. There are also indigenous areas and communities in the sector. As such, the key environmental issues at Salar de Atacama include biodiversity, hydrogeology, and socioeconomics. La Negra is located within an industrial area which is in saturation conditions for the daily and annual standard of inhalable particulate matter (PM10). Although there are no surface water courses, there is an aquifer that could be affected by potential infiltrations from the plant facilities. As such, a water quality monitoring program is in place. Air quality, hydrogeology, and water quality have been deemed as key environmental characteristics of the La Negra area. SRK Consulting (U.S.), Inc. SEC Technical Report Summary – Salar de Atacama Page 281 SalardeAtacama_SECUpdate_Report_USPR001976_Rev02.docx February 2025 22.5.2 Environmental Management Planning Albemarle’s operations have adequate plans to address and follow-up on the most sensitive and relevant environmental issues, such as hydrogeological/biodiversity issues and those associated with the indigenous communities in the Salar de Atacama area. Compliance with the conditions established in the EWP is key in meeting the commitments established by Albemarle in Salar de Atacama. 22.5.3 Environmental Monitoring Albemarle adequately follows up on issues related to water quality in La Negra and fluctuations in the water table and potential effects on the sensitive ecosystems around Salar de Atacama, including analysis of possible cumulative effects given the multiplicity of actors that extract brine and freshwater in the area. The aim of the EWP is to promptly detect any deviation from what was indicated in the initial environmental assessment, preventing unforeseen impacts from occurring. In this context, the EWP has been complied with, with two activations during 2023 to 2024 that have implied reduction of the extraction of brine (20% of the approved flow). Salar de Atacama is a complex system and requires constant updating of management tools based on the results of the monitoring programs and also attention to requirements or new tools that the authority may incorporate. 22.5.4 Permitting Albemarle has the environmental permits for an operation with a brine extraction of 442 L/s, a production of 250,000 m3/y of brine concentrated in solar evaporation ponds with an approximate surface area of 1,043 ha, for a production of 94,000 t/y LCE. Brine exploitation is authorized until 2041. Albemarle’s total production is limited by the quotas agreed to with CORFO, which were increased in 2024 by 240,000 t LME if produced using new technologies (like DLE) and by an “Additional Quota” amount of 34,776 t LME that Albemarle may exploit in the event that a new battery grade lithium hydroxide plant is constructed or an existing lithium carbonate plant is expanded. Any modification of the production, extraction, and/or to any approved conditions will require a new environmental permit. 22.5.5 Closure Albemarle has also an approved closure plan (Res. Ex. N°865/2023), which includes all environmental projects approved up to date. This closure plan considers a LoM until 2041 for the Salar de Atacama operations and 2043 for La Negra. The closure cost has been estimated based on the approved closure plan. The total closure cost of the La Negra and Salar de Atacama plants is US$62.08 million, considering direct and indirect costs and contingencies. 22.6 Capital and Operating Costs The capital and operating costs for the Salar de Atacama operation have been developed based on actual Project costs and forecasts. In the QP’s opinion, the cost development is acceptable for declaration of mineral reserves. However, the operation itself lacks detailed life-of-operation planning and costing. As such, the forward-looking costs incorporated herein are inherently strongly correlated to current market conditions. Due to the recent volatility in lithium prices, the lithium production space SRK Consulting (U.S.), Inc. SEC Technical Report Summary – Salar de Atacama Page 282 SalardeAtacama_SECUpdate_Report_USPR001976_Rev02.docx February 2025 is evolving rapidly, and any forward-looking forecast based on such an environment carries increased risk. The QP strongly recommends continued development and refinement of a robust life-of-operation cost model. In addition to further refinement of the cost model, the QP also recommends that close watch be kept on the economic environment, with an eye toward continuous updates as the market environment continues to evolve. 22.7 Economic Analysis The Salar de Atacama operation is forecast to have a 20-year operational life, with the first modeled year of operation being a partial year to align with the effective date of the reserves. As modeled for this analysis, the operation is forecast to produce 62.9 kt of Li2CO3, on average, per year over its life. At a price of US$17,000/t Li2CO3, the NPV at 10% of the modeled after-tax cashflow is US$1,965 million. The operation is expected to generate positive cashflow during every full year in which it is pumping or processing brine on the schedule and at the costs and process outlined in this report, supporting the economic viability of the reserve under the assumptions evaluated. An economic sensitivity analysis indicates that the operation’s NPV is most sensitive to variations in commodity price, plant recovery, and lithium grade. SRK Consulting (U.S.), Inc. SEC Technical Report Summary – Salar de Atacama Page 283 SalardeAtacama_SECUpdate_Report_USPR001976_Rev02.docx February 2025 23 Recommendations 23.1 Recommended Work Programs 23.1.1 Geology, Resources, and Reserves • Phased re-logging of core holes: Albemarle re-logged drillholes within the concessions area based on experience, inherent knowledge, and available data, including logs, core photographs, etc. • Conduct a field campaign in the aquifers within the claim area A3, focused on collecting hydraulic testing, specific yields (through diamond drilling and core sampling), and brine samples. • The mineral resource have been reported above 2,200 masl, and SRK recommends collecting samples, including depths from 100 to 150 m in claim areas A1, A2, and A3. • Conduct a sample collection campaign in the western area of the Salar. The target is to identify the grade of dilution of lithium, calcium, and sulfate as results of the lateral recharge from southern sub-basins. • Update the groundwater numerical model with the new collected information (geology, hydrogeology, and brine concentration), recalibrate, and update the predictions. • Evaluate the opportunity to maintain a lower sulfate-to-calcium ratio in the raw brine feed to the evaporation ponds for a longer period of time (i.e., increase proportion of calcium-rich brine pumped), with a target of improving process recovery and delaying or removing the need to develop a liming plant. 23.1.2 Mineral Processing and Metallurgical Testing • In SRK’s opinion, while the assumptions for the SYIP are reasonable, there remain gaps in the supporting test data, including questions on representativity of samples and reliability of mass balances. Albemarle has constructed and started the SYIP facilities. SRK recommends a rigorous sampling and monitoring process to quantify the performance of the SYIP to support recovery and mass balance information with plant data to support future predictions. • Based on the LoM pumping plan developed by SRK, the sulfate-to-calcium ratio will reach a point in the future where sulfate cannot be adequately reduced, which will result in additional lithium losses in the evaporation ponds. To mitigate the potential for these losses, SRK has assumed the addition of a liming plant, available for operations in 2031, to add calcium to the system. While it may be possible to modify the pumping plan to delay or eliminate the need for this calcium addition, given that the currently projected requirement is approximately 5 years away, SRK recommends beginning conceptual studies for addition of this plant prior to transitioning to full characterization and development (if the production plan cannot be modified). • Activation of the EWP has resulted in reduced pumping rates and ultimately reduced reserves because of the CORFO quota time limitations to extract and produce lithium. SRK recommends continuing to investigate alternative extraction and processing methods that would allow for a return to previous pumping levels and to produce the maximum lithium allowed by the quota before the expiration date.

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23.1.3 Environmental/Closure

- Considering the operation and activation of the EWP in recent years, SRK recommends the inclusion of this information in the updates of the hydrogeological model developed by Albemarle every 2 years.
- SRK highly recommends developing an internal closure plan where other costs could be determined (such as head office costs, human resources costs, taxes, operator-specific costs, and social costs). Closure provision should also be determined in this document. SRK recommends following International Council on Mining and Metals (ICMM) guidelines developed for this purpose (ICMM, 2019).

23.2 Recommended Work Program Costs

Table 23-1 summarizes the costs for recommended work programs.

Table 23-1: Summary of Costs for Recommended Work

Discipline	Program Description	Cost (US$ Thousands)
Mineral resource estimates*	Infill drilling program, including brine and porosity sampling and QA/QC controls, in areas with poor coverage of information as well as below the mineral resource depth limit of 2,200 masl; brine sampling in existing drillholes; phased relogging of core holes	5,500 to 6,000
Mineral reserve estimates	Update numerical groundwater model with the 2024 production data and the additional data collected in the concession area A3; evaluate maintaining the sulfate to calcium ratio via an optimized pumping plan	150 to 200
Processing and recovery methods	Investigate alternative extraction and processing methods (like DLE) to reestablish pumping rates to pre-EWP levels. Implement a rigorous sampling and monitoring program to quantify the performance of the SYIP to support recovery and mass balance information with plant data to support future predictions. SRK recommends beginning conceptual studies for addition of this plant prior to transitioning to full characterization and development (if the production plan cannot be modified)	1,000 to 2,500
Infrastructure	No work programs are recommended, as this is a mature functioning Project with required infrastructure in place. Programs are already included in operating budget.	0
Cost model	Continued development and refinement of a cost model in light of changing Project parameters, technological developments, and a fluctuating price environment.	40
Closure	Prepare a detailed internal closure cost estimate that reflects the owner-performed cost of closure.	130
Total		6,800 to 8,900

Source: SRK, 2024
Note: Total numbers are rounded to reflect level of accuracy.
*2025 budget

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Estudio de Impacto Ambiental. MEL, 2018. Respuestas al informe consolidado de solicitud de aclaraciones, rectificaciones y/o ampliaciones al Estudio de Impacto Ambiental del “Proyecto Monturaqui.” Moraga, A., Chong, G., Fortt, M. A., and Henríquez, H., 1974, Estudio Geológico del Salar de Atacama. Provincia de Antofagasta: Boletín del Instituto de Investigaciones Geológicas N° 29, 56 p. Mpodozis, C., Arriagada, C., Sanhueza, F., Roperch, P., Cobbold, P., & Reich, M. (2005). Late Mesozoic to Paleogene stratigraphy of the Salar de Atacama Basin, Antofagasta, Northern Chile: Implications for the tectonic evolution of the Central Andes. Tectonophysics, 399(1-4), 125-154. Munk, L. A., Boutt, D. F., Corenthal, L., Huff, H. A., and Hynek, S. A., 2014. Paleoenvironmental records from newly recovered sediment cores at the southeast margin of the Salar de Atacama, Chile. In: Abstract PP23C-1408 Presented at 2014 Fall Meeting, AGU, San Francisco, Calif., 15–19 Dec. Munk, L. A., Boutt, D. F., Hynek, S. A., and Moran, B. J., 2018. “Hydrogeochemical fluxes and processes contributing to the formation of lithium-enriched brines in a hyper-arid continental basin.” Chemical Geology, Vol. 493, p. 37-57. SRK Consulting (U.S.), Inc. SEC Technical Report Summary – Salar de Atacama Page 289 SalardeAtacama_SECUpdate_Report_USPR001976_Rev02.docx February 2025 Niemeyer, H., 2013. Geología del área Cerro Lila-Peine, Región de Antofagasta. Servicio Nacional de Geología y Minería, Carta Geológica de Chile, Serie Geología Básica 147, 1 mapa escala 1:100.000. Santiago. Pananont, P., Mpodozis, C., and Brown, L. D., 2004. Cenozoic evolution of the northwestern Salar de Atacama Basin, northern Chile. Tectonics 23, 1–19. doi:10.1029/2003TC001595. Panday, Sorab, Langevin, C. D., Niswonger, R. G., Ibaraki, Motomu, and Hughes, J. D., 2013. MODFLOW–USG version 1: An unstructured grid version of MODFLOW for simulating groundwater flow and tightly coupled processes using a control volume finite-difference formulation: U.S. Geological Survey Techniques and Methods, book 6, chap. A45, 66 p., https://pubs.usgs.gov/tm/06/a45. Ramírez, C., and Gardeweg, M., 1982. Hoja Toconao, Región de Antofagasta. Carta Geológica de Chile. Servicio Nacional de Geología y Minería de Chile. 54 (p. 122). Reutter, K. J., Charrier, R., Gotze, H. J., Schurr, B., Wigger, P., Scheuber, E., and Belmonte-Pool, A., 2006. The Salar de Atacama Basin: A Subsiding Block Within the Western Edge of the Altiplano-Puna Plateau. Active Subduction Orogeny, Andes, pp. 303–325. Rissmann, C., Leybourne, M., Benn, C., and Christenson, B., 2015. The origin of solutes within the groundwaters of a high Andean aquifer. Chem. Geol. 396, 164–181. http://dx. doi.org/10.1016/j.chemgeo.2014.11.029. Rubilar, J., Martínez, F., and Bascuñán, S., 2017. Structure of the Cordillera de la Sal: A key tectonic element for the Oligocene-Neogene evolution of the Salar de Atacama basin, Central Andes, northern Chile. Journal of South American Earth Sciences 87, 200–210. doi:10.1016/j.jsames.2017.11.013. Salisbury, M. J., Jicha, B. R., de Silva, S. L., Singer, B. S., Jiménez, N. C., and Ort, M. H., 2011. 40Ar/39Ar chronostratigraphy of Altiplano-Puna volcanic complex ignimbrites reveals the development of a major magmatic province, Bulletin of the Geological Society of America, vol. 123, no. 5, pp. 821840. https://doi.org/10.1130/B30280.1. Schurr, B., and Rietbrock, A., 2004. Deep seismic structure of the Atacama basin, northern Chile. Geophysical Research Letters 31. doi:10.1029/2004GL019796. SGA Ambiental (SGA), 2015. Estudio Hidrogeológico y Modelo Numérico Sector Sur del Salar de Atacama. Prepared for Rockwood Lithium, December 2015. SGA, 2015a. Plan de Seguimiento Ambiental y Plan de Alerta Temprana de los Recursos Hídricos. Prepared for Rockwood Lithium, December 2015. SGA, 2016b. Declaración de Impacto Ambiental Proyecto Ampliación Planta La Negra – Fase 3. Prepared for Rockwood Lithium. Submitted to the Chilean Environmental Impact Assessment System. November 2016. Approved by RCA Nº279/16. Available online at: https://seia.sea.gob.cl/expediente/ expedientesEvaluacion.php?modo=ficha&id_expediente=2131946967. SGA, 2018. Declaración de Impacto Ambiental Modificación Proyecto Ampliación Planta La Negra – Fase 3. Submitted to the Chilean Environmental Impact Assessment System. June 2018. Approved by RCA Nº077/19. Available online at: https://seia.sea.gob.cl/expediente/expedientesEvaluacion.php? modo=ficha&id_expediente=2140672714. SGA, 2019. Primera Actualización Del Modelo De Flujo De Agua Subterránea En El Salar De Atacama Según Rca 21/2016. Prepared for Albermale, March 2019. SRK Consulting (U.S.), Inc. SEC Technical Report Summary – Salar de Atacama Page 290 SalardeAtacama_SECUpdate_Report_USPR001976_Rev02.docx February 2025 Sociedad Química y Minera de Chile S.A. (SQM), 2020. PROYECTO ACTUALIZACIÓN PLAN DE ALERTA TEMPRANA Y SEGUIMIENTO AMBIENTAL, SALAR DE ATACAMA. April 2020. SQM, 2022. Proyecto Plan de Reducción de Extracciones en el Salar de Atacama, Salar de Atacama, Región de Antofagasta, Enero 2022. SQM, 2023. FORM 20-F: United States Securities and Exchange Commission. Washington, D.C. 20549. Annual Report corresponding to section 13 or 15 (d) of the Securities Exchange Law of 1934. For the year ended December 31, 2023. SQM S.A. SQM, 2023b. Anexo 10-1 Actualización Modelo Numérico Hidrogeológico del Núcleo. Adenda Complementaria: EIA Plan de reducción de extracciones en el Salar de Atacama. September 2023.SQM, Idaea-CSIC, 2017. Cuarta actualización del Modelo Hidrogeológico del Salar de Atacama. Developed by CSIC for SQM, Sociedad Química y Minera de Chile. SRK Consulting (U.S.), Inc. (SRK), 2020. SEC Technical Report Summary, Prefeasibility Study, Salar de Atacama, Región II, Chile. Prepared for Albemarle. SRK, 2021. Documentation prepared or collected by SRK (photographs, images, and tables). SRK, 2022. Documentation prepared or collected by SRK (photographs, images, and tables). SRK, 2023. SEC Technical Report Summary Pre-Feasibility Salar de Atacama, Región II, Chile, 294 p. SRK, 2024. Documentation prepared or collected by SRK (photographs, images, and tables). Steinman, G. 1929. Geologie von Peru. Carl Winters Universitats-Buchhandlung. 448 pp. Suez, 2019. Informe de resultados de ensayos packer en pozos del Salar de Atacama. Prepared for Albemarle. VAI Groundwater Solutions (VAI), 2021. Complemento a la Segunda Actualización del modelo de Flujo de Agua Subterránea en el Salar de Atacama RCA 21/2016. Prepared for Albermale, Junio 2021. VAI, 2023. Tercera Actualización del Modelo de Flujo de Agua Subterránea en el Salar de Atacama RCA 21/2016. (Third Update of the Groundwater Flow Model in the Salar de Atacama RCA 21/2012. VAI Groundwater Solutions, 2023). Waterloo Hydrogeologic, 2016. AquiferTest Pro, An Easy-to-Use Pumping Test and Slug Test Data Analysis Package. Wealth Minerals, 2017. 43-101 Technical Report on the Atacama Lithium Project El Loa Province Region II Republic of Chile. Wellfield Services Ltda. (2019). Proyecto sísmico Salar de Atacama – 2d. Informe final de operaciones, noviembre 2018 - febrero 2019. Prepared for Albemarle. WSP, 2022. Plan de Cierre Temporal Parcial Planta Cloruro de Litio de Planta La Negra. Prepared for Albemarle. Zelandez, 2019. Procesamiento e interpretación de registros de resonancia magnética y rayos gama. Realizado para Albemarle Ltda. Unpublished. SRK Consulting (U.S.), Inc. SEC Technical Report Summary – Salar de Atacama Page 291 SalardeAtacama_SECUpdate_Report_USPR001976_Rev02.docx February 2025 25 Reliance on Information Provided by the Registrant The Consultant’s opinion contained herein is based on information provided to the Consultants by Albemarle throughout the course of the investigations. Table 25-1 will: • Identify the categories of information provided by the registrant. • Identify the particular portions of the TRS that were prepared in reliance on information provided by the registrant pursuant to Subpart 1302 (f)(1), and the extent of that reliance. • Disclose why the QP considers it reasonable to rely upon the registrant for any of the information specified in Subpart 1302 (f)(1).

SRK Consulting (U.S.), Inc.
SEC Technical Report Summary – Salar de Atacama Page 292

Table 25-1: Reliance on Information Provided by the Registrant

Category	Report Item/ Portion	Portion of TRS	Disclose Why the QP Considers It Reasonable to Rely upon the Registrant
Legal opinion	3.1 and 3.2	3	Albemarle has provided updates to the previous TRS that was a compilation of a document summarizing the legal access and rights associated with leased surface and mineral rights. Albemarle's legal representatives reviewed this documentation. The QP is not qualified to offer a legal perspective on Albemarle's surface and title rights but has accepted Albemarle's updates and had Albemarle's personnel review and confirm statements contained therein.
Discount rates	19.1.1	19 Economic Analysis	Albemarle provided discount rates based on a benchmarking of publicly available information for 54 lithium mining project studies. The median value of the benchmarking dataset is 10%. SRK typically applies discount rates to mining projects ranging from 5% to 12% dependent upon commodity. SRK views the selected 10% discount rate as appropriate for this analysis.
Tax rates and government royalties	19.1.2	19 Economic Analysis	SRK was provided with tax rates and government royalties for application within the model. These rates are in line with SRK's understanding of the tax regime at the Project location.
Exchange rate	18.1, 18.2 19.1.1, 19.1.2, and 19.1.4	19 Economic Analysis and 18 Operating and Capital Costs	Information was received from Albemarle in US$. As the operation is located in Chile, costs will be incurred in Chilean pesos. SRK has accepted the US$ basis from Albemarle; this should be modeled explicitly in future iterations.
Remaining quota	3.2	Property Description	Albemarle provided SRK with the authorized quota in lithium metal remaining as of June 30, 2024.
Material contracts	16.3	Contracts	Albemarle provided summary information regarding material contracts for disclosure. SRK does not have legal expertise to evaluate these contracts or their materiality and has relied upon Albemarle for this reason.

Source: SRK, 2024

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SRK Consulting (U.S.), Inc.
SEC Technical Report Summary – Salar de Atacama Page 293

Signature Page

This report titled "SEC Technical Report Summary, Prefeasibility Study, Salar de Atacama, Región II, Chile," with an effective date of June 30, 2024, was prepared and signed by:

SRK Consulting (U.S.) Inc. Signed SRK Consulting (U.S.) Inc.

Dated at Denver, Colorado
February 8, 2025

SalardeAtacama_SECUpdate_Report_USPR001976_Rev02.docx February 2025